The information in the prospectus supplement (as supplemented by this supplement) is not complete and may be changed.   The attached prospectus supplement (as supplemented by this supplement)  and prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Supplement, dated July 14, 2011
to
Prospectus Supplement, dated July 12, 2011 (subject to completion)
to
Prospectus, dated July 12, 2011

$1,547,500,000
Mercedes-Benz Auto Receivables Trust 2011-1
Issuing Entity

$495,000,000 ______% Class A-1 Asset Backed Notes
$469,000,000 Floating Rate Class A-2 Asset Backed Notes
$451,000,000 ______% Class A-3 Asset Backed Notes
$132,500,000 ______% Class A-4 Asset Backed Notes

Daimler Retail Receivables LLC Depositor	Mercedes-Benz Financial Services USA LLC Sponsor and Servicer

This supplement should be read in conjunction with the prospectus supplement, dated July 12, 2011 (subject to completion), and the prospectus, dated July 12, 2011.

This supplement does not contain complete information about the offering of the notes.  No one may use this supplement to offer and sell the notes unless it is accompanied by the prospectus supplement and prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Joint Bookrunners
RBS	Citi	SOCIETE GENERALE
Co-Managers

Credit Agricole Securities		RBC Capital Markets

Capitalized terms used and not defined in this supplement have the meanings assigned to them in the prospectus supplement or prospectus referenced above, as applicable.  The information in the prospectus supplement referenced above on the pages and in the sections identified below is hereby updated as follows:

  Front Cover Page:

    •  The total initial principal amount of the Notes indicated immediately above the Issuing Entity’s name is deleted in its entirety and replaced with $1,547,500,000.

    •  The initial principal amounts of the classes of Notes indicated immediately below the Issuing Entity’s name are deleted in their entirety and replaced with the following:

$495,000,000
$469,000,000
$451,000,000
$132,500,000

 Transaction Illustration:

The bottom box under “Transaction Illustration” on page S-4 is deleted in its entirety and replaced with the following:

Class A-1 Notes $495,000,000

Class A-2 Notes $469,000,000

Class A-3 Notes $451,000,000

Class A-4 Notes $132,500,000

 Summary:

    •  The column entitled “Aggregate Principal Amount” in the  table under “Summary—Terms of the Securities—The Notes”  on page S-5 is deleted in its entirety and replaced with the following:

Aggregate Principal Amount
$495,000,000
$469,000,000
$451,000,000
$132,500,000

•  The first sentence of the second paragraph under “Summary—Credit Enhancement—Overcollateralization” on page S-8 is deleted in its entirety and replaced with the following:

“The initial amount of overcollateralization will be $90,968,899.86 or approximately 5.55% of the adjusted pool balance as of the cutoff date.”

•  The third sentence of the second paragraph  under “Summary—Credit Enhancement—Overcollateralization” on page S-8  is deleted in its entirety and replaced with the following:

“The amount of target overcollateralization for each distribution date will be $108,958,181.84 or 6.65% of the adjusted pool balance as of the cutoff date.”

S-2

•  The third sentence of the first paragraph  under “Summary—Credit Enhancement—Reserve Fund” on page S-8 is deleted in its entirety and replaced with the following:

“The reserve fund will be fully funded on the closing date with a deposit by the depositor of an amount equal to $4,096,172.25 or 0.25% of the adjusted pool balance as of the cutoff date.”

•  The first sentence of the second paragraph  under “Summary—Credit Enhancement—Reserve Fund” on page S-8 is deleted in its entirety and replaced with the following:

“The amount required to be on deposit in the reserve fund on any distribution date will be $4,096,172.25 or 0.25% of the adjusted pool balance as of the cutoff date; provided, that the required amount may not be greater than the aggregate principal amount of the notes.”

•   The last sentence of the paragraph under “Summary—Statistical Information” on page S-11 is deleted in its entirety and replaced with the following:

“If the aggregate principal amount of the notes being issued by the issuing entity on the closing date is the amount set forth on the cover page of this prospectus supplement, the receivables sold to the issuing entity on the closing date will be the receivables in the statistical pool.”

 Risk Factors

•  The second to last sentence under “Risk Factors—The characteristics of the receivables in the statistical pool as of the cutoff date, set forth in this prospectus supplement may differ from the characteristics as of the cutoff date of the receivables sold to the issuing entity on the closing date” on page S-13 is deleted in its entirety and replaced with the following:

“If the aggregate principal amount of the notes being issued by the issuing entity on the closing date is the amount set forth on the cover page of this prospectus supplement, the receivables sold to the issuing entity on the closing date will be the receivables in the statistical pool.”

 The Issuing Entity

•  The table under “The Issuing Entity—Capitalization” on page S-19 is deleted in its entirety and replaced with the following:

Class A-1 Notes	$495,000,000
Class A-2 Notes	$469,000,000
Class A-3 Notes	$451,000,000
Class A-4 Notes	$132,500,000
Residual Interest (initial overcollateralization)(1)	$144,140,220.36
Total	$1,691,640,220.36
______________________
(1)           Includes initial Yield Supplement Overcollateralization Amount.

 The Receivables Pool

•  The last sentence under “The Receivables Pool—Statistical Information” on page S-20 is deleted in its entirety and replaced with the following:

“If the aggregate principal amount of the Notes being issued by the Issuing Entity on the Closing Date is the amount set forth on the cover page of this prospectus supplement, the Receivables sold to the Issuing Entity on the Closing Date will be the receivables in the statistical pool.

S-3

 Weighted Average Lives of the Notes

•  The ninth bullet under the fourth paragraph on page S-31 is deleted in its entirety and replaced with the following:

“the initial amount on deposit in the Reserve Fund is $4,096,172.25.”

•  The table under the sixth paragraph on page S-32 is deleted in its entirety and replaced with the following:

Pool	Aggregate Principal Balance	Weighted Average Contract Rate	Weighted Average Original Term to Maturity (in months)	Weighted Average Term to Maturity(1) (in months)
1	$7,627,605.13	2.754%	38	9
2	106,791,723.36	2.156%	38	21
3	244,081,086.39	2.243%	43	30
4	247,030,608.87	2.716%	61	43
5	354,664,630.27	2.886%	65	54
6	226,285,268.47	2.752%	66	63
7	3,312,388.91	6.633%	50	10
8	22,081,129.86	6.556%	56	20
9	70,624,674.00	6.508%	60	31
10	133,595,672.15	6.062%	64	43
11	237,327,626.64	5.609%	65	54
12	38,217,806.31	6.133%	67	63
	$1,691,640,220.36

              _________________
(1)	Based on the number of monthly payments remaining as of the Cutoff Date.

S-4

•  The table on page S-33 is deleted in its entirety and replaced with the following:

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-1 Notes					Class A-2 Notes
Distribution Date	0.50%	1.00%	1.30%	1.50%	2.00%	0.50%	1.00%	1.30%	1.50%	2.00%
Closing Date	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
August 2011	79.26	75.19	72.38	70.31	64.12	100.00	100.00	100.00	100.00	100.00
September 2011	69.11	63.16	59.06	56.04	47.04	100.00	100.00	100.00	100.00	100.00
October 2011	59.52	51.79	46.45	42.53	30.84	100.00	100.00	100.00	100.00	100.00
November 2011	50.45	41.04	34.55	29.78	15.62	100.00	100.00	100.00	100.00	100.00
December 2011	41.42	30.45	22.89	17.33	0.87	100.00	100.00	100.00	100.00	100.00
January 2012	32.45	20.01	11.46	5.17	0.00	100.00	100.00	100.00	100.00	85.85
February 2012	23.53	9.74	0.27	0.00	0.00	100.00	100.00	100.00	92.94	71.28
March 2012	14.67	0.00	0.00	0.00	0.00	100.00	99.61	88.72	80.72	57.21
April 2012	6.03	0.00	0.00	0.00	0.00	100.00	89.27	77.55	68.96	43.74
May 2012	0.00	0.00	0.00	0.00	0.00	97.36	79.15	66.68	57.54	30.75
June 2012	0.00	0.00	0.00	0.00	0.00	88.42	69.20	56.05	46.42	18.25
July 2012	0.00	0.00	0.00	0.00	0.00	79.53	59.42	45.66	35.60	6.22
August 2012	0.00	0.00	0.00	0.00	0.00	70.70	49.80	35.52	25.09	0.00
September 2012	0.00	0.00	0.00	0.00	0.00	61.93	40.35	25.63	14.88	0.00
October 2012	0.00	0.00	0.00	0.00	0.00	53.21	31.07	15.98	4.97	0.00
November 2012	0.00	0.00	0.00	0.00	0.00	44.56	21.96	6.58	0.00	0.00
December 2012	0.00	0.00	0.00	0.00	0.00	35.96	13.02	0.00	0.00	0.00
January 2013	0.00	0.00	0.00	0.00	0.00	27.42	4.25	0.00	0.00	0.00
February 2013	0.00	0.00	0.00	0.00	0.00	18.93	0.00	0.00	0.00	0.00
March 2013	0.00	0.00	0.00	0.00	0.00	10.73	0.00	0.00	0.00	0.00
April 2013	0.00	0.00	0.00	0.00	0.00	3.55	0.00	0.00	0.00	0.00
May 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
July 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
August 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
September 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
October 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
November 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
December 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
January 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
February 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
March 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
May 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
July 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
August 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
September 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
October 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
November 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
December 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
January 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
February 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
March 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
May 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life to Maturity (years)(1)	0.38	0.31	0.28	0.25	0.20	1.31	1.12	1.00	0.93	0.75
Weighted Average Life (years) to Call(1),(2)	0.38	0.31	0.28	0.25	0.20	1.31	1.12	1.00	0.93	0.75

____________________________

(1)
The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment on the Note by the number of years from the date of issuance of the Note to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the original principal amount of the Note.

(2)	Assumes that the Servicer exercises its Optional Purchase Right at its first opportunity.

S-5

•  The table on page S-34 is deleted in its entirety and replaced with the following:

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-3 Notes					Class A-4 Notes
Distribution Date	0.50%	1.00%	1.30%	1.50%	2.00%	0.50%	1.00%	1.30%	1.50%	2.00%
Closing Date	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
August 2011	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 2011	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 2011	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 2011	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 2011	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 2012	100.00	100.00	100.00	100.00	94.46	100.00	100.00	100.00	100.00	100.00
September 2012	100.00	100.00	100.00	100.00	83.05	100.00	100.00	100.00	100.00	100.00
October 2012	100.00	100.00	100.00	100.00	72.11	100.00	100.00	100.00	100.00	100.00
November 2012	100.00	100.00	100.00	95.19	61.64	100.00	100.00	100.00	100.00	100.00
December 2012	100.00	100.00	97.33	85.54	51.65	100.00	100.00	100.00	100.00	100.00
January 2013	100.00	100.00	88.08	76.20	42.13	100.00	100.00	100.00	100.00	100.00
February 2013	100.00	95.48	79.09	67.19	33.10	100.00	100.00	100.00	100.00	100.00
March 2013	100.00	86.90	70.49	58.59	24.54	100.00	100.00	100.00	100.00	100.00
April 2013	100.00	79.34	62.87	50.95	17.09	100.00	100.00	100.00	100.00	100.00
May 2013	96.28	71.92	55.47	43.57	10.00	100.00	100.00	100.00	100.00	100.00
June 2013	88.92	64.65	48.29	36.45	3.27	100.00	100.00	100.00	100.00	100.00
July 2013	81.61	57.54	41.33	29.62	0.00	100.00	100.00	100.00	100.00	89.54
August 2013	74.35	50.58	34.59	23.05	0.00	100.00	100.00	100.00	100.00	69.20
September 2013	67.15	43.77	28.07	16.76	0.00	100.00	100.00	100.00	100.00	50.14
October 2013	59.99	37.12	21.78	10.74	0.00	100.00	100.00	100.00	100.00	32.37
November 2013	52.90	30.62	15.72	5.01	0.00	100.00	100.00	100.00	100.00	15.89
December 2013	45.85	24.28	9.88	0.00	0.00	100.00	100.00	100.00	98.48	0.00
January 2014	40.42	19.29	5.23	0.00	0.00	100.00	100.00	100.00	83.55	0.00
February 2014	35.47	14.73	0.94	0.00	0.00	100.00	100.00	100.00	69.62	0.00
March 2014	30.55	10.27	0.00	0.00	0.00	100.00	100.00	89.10	56.34	0.00
April 2014	25.67	5.92	0.00	0.00	0.00	100.00	100.00	75.54	43.71	0.00
May 2014	20.83	1.67	0.00	0.00	0.00	100.00	100.00	62.51	31.73	0.00
June 2014	16.02	0.00	0.00	0.00	0.00	100.00	91.61	50.02	20.40	0.00
July 2014	11.25	0.00	0.00	0.00	0.00	100.00	77.91	38.06	9.73	0.00
August 2014	6.52	0.00	0.00	0.00	0.00	100.00	64.57	26.64	0.00	0.00
September 2014	1.83	0.00	0.00	0.00	0.00	100.00	51.62	15.77	0.00	0.00
October 2014	0.00	0.00	0.00	0.00	0.00	90.41	39.05	5.45	0.00	0.00
November 2014	0.00	0.00	0.00	0.00	0.00	74.71	26.85	0.00	0.00	0.00
December 2014	0.00	0.00	0.00	0.00	0.00	59.14	15.05	0.00	0.00	0.00
January 2015	0.00	0.00	0.00	0.00	0.00	43.71	3.63	0.00	0.00	0.00
February 2015	0.00	0.00	0.00	0.00	0.00	33.84	0.00	0.00	0.00	0.00
March 2015	0.00	0.00	0.00	0.00	0.00	24.06	0.00	0.00	0.00	0.00
April 2015	0.00	0.00	0.00	0.00	0.00	14.35	0.00	0.00	0.00	0.00
May 2015	0.00	0.00	0.00	0.00	0.00	4.72	0.00	0.00	0.00	0.00
June 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life to Maturity (years)(1)	2.45	2.15	1.95	1.82	1.48	3.52	3.21	2.96	2.75	2.20
Weighted Average Life (years) to Call(1),(2)	2.45	2.15	1.95	1.82	1.48	3.46	3.14	2.88	2.70	2.16

____________________________

(1)
The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment on the Note by the number of years from the date of issuance of the Note to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the original principal amount of the Note.

(2)	Assumes that the Servicer exercises its Optional Purchase Right at its first opportunity.

S-6

 Credit Enhancement

•  The third sentence of the first paragraph under “Description of the Notes—Credit Enhancement—Overcollateralization” on page S-41 is deleted in its entirety and replaced with the following:

“The initial amount of overcollateralization will be $90,968,899.86 or approximately 5.55% of the Cutoff Date Adjusted Pool Balance.”

 Underwriting

•  The table under the first paragraph on page S-52 is deleted in its entirety and replaced with the following:

Underwriters of the Notes	Principal Amount of Class A-1 Notes		Principal Amount of Class A-2 Notes		Principal Amount of Class A-3 Notes		Principal Amount of Class A-4 Notes
RBS Securities Inc.	$		$		$		$
Citigroup Global Markets Inc.
SG Americas Securities, LLC
Credit Agricole Securities (USA) Inc.
RBC Capital Markets, LLC
Total		$495,000,000		$469,000,000		$451,000,000		$132,500,000

 Glossary of Terms

•  The definition of “Class A-1 Notes” on page S-55 is deleted in its entirety and replaced with the following:

““Class A-1 Notes” means the $495,000,000 aggregate principal amount of the Issuing Entity’s Class A-1 ______% Asset Backed Notes.”

•  The definition of “Class A-2 Notes” on page S-55 is deleted in its entirety and replaced with the following:

““Class A-2 Notes” means the $469,000,000 aggregate principal amount of the Issuing Entity’s Class A-2 Floating Rate Asset Backed Notes.”

•  The definition of “Class A-3 Notes” on page S-55 is deleted in its entirety and replaced with the following:

““Class A-3 Notes” means the $451,000,000 aggregate principal amount of the Issuing Entity’s Class A-3 ______% Asset Backed Notes.”

•  The definition of “Class A-4 Notes” on page S-55 is deleted in its entirety and replaced with the following:

““Class A-4 Notes” means the $132,500,000 aggregate principal amount of the Issuing Entity’s Class A-4 ______% Asset Backed Notes.”

•   The table under the second paragraph of the definition of “Yield Supplement Overcollateralization Amount” on page S-60  is deleted in its entirety and replaced with the following:

S-7

Distribution Date	Yield Supplement Overcollateralization Amount
Closing Date	$53,171,320.50
August 2011	$48,703,161.01
September 2011	$46,549,590.13
October 2011	$44,450,158.46
November 2011	$42,405,152.20
December 2011	$40,414,787.34
January 2012	$38,479,294.70
February 2012	$36,598,914.80
March 2012	$34,773,867.02
April 2012	$33,004,366.53
May 2012	$31,290,576.40
June 2012	$29,632,599.34
July 2012	$28,030,460.10
August 2012	$26,484,262.94
September 2012	$24,994,020.39
October 2012	$23,559,468.46
November 2012	$22,180,141.36
December 2012	$20,855,808.92
January 2013	$19,586,342.51
February 2013	$18,371,437.35
March 2013	$17,210,724.33
April 2013	$16,103,823.29
May 2013	$15,050,435.20
June 2013	$14,049,098.31
July 2013	$13,097,420.31
August 2013	$12,192,834.30
September 2013	$11,333,045.92
October 2013	$10,515,900.92
November 2013	$9,739,762.10
December 2013	$9,003,558.54
January 2014	$8,306,141.85
February 2014	$7,646,188.25
March 2014	$7,022,106.60
April 2014	$6,432,601.43
May 2014	$5,876,499.82
June 2014	$5,352,294.87
July 2014	$4,858,643.06
August 2014	$4,394,885.02
September 2014	$3,960,540.73
October 2014	$3,555,150.83
November 2014	$3,178,342.99
December 2014	$2,829,494.45
January 2015	$2,507,345.71
February 2015	$2,210,192.73
March 2015	$1,936,684.53
April 2015	$1,685,735.22
May 2015	$1,456,434.58
June 2015	$1,248,091.85
July 2015	$1,060,004.74
August 2015	$891,514.37
September 2015	$741,879.32
October 2015	$610,199.15
November 2015	$495,291.17
December 2015	$395,743.51
January 2016	$309,823.71
February 2016	$236,347.27
March 2016	$174,622.94
April 2016	$123,792.74
May 2016	$83,174.30
June 2016	$52,257.05
July 2016	$30,100.63
August 2016	$15,347.54
September 2016	$6,338.98
October 2016	$1,599.53
November 2016	$4.13
December 2016	$2.78
January 2017	$1.79
February 2017	$1.08
March 2017	$0.54
April 2017	$0.18
May 2017	$0.00

S-8

Back Cover Page

•  The total initial principal amount of the Notes indicated on the back cover page is deleted in its entirety and replaced with $1,547,500,000.

•  The initial principal amounts of the classes of Notes indicated on the back cover page are deleted in their entirety and replaced with the following:

$495,000,000 ______%  Class A-1 Asset Backed Notes
$469,000,000 Floating Rate Class A-2 Asset Backed Notes
$451,000,000 ______%  Class A-3 Asset Backed Notes
$132,500,000 ______%  Class A-4 Asset Backed Notes

S-9

The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the attached prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS SUPPLEMENT, DATED JULY 12, 2011

PROSPECTUS SUPPLEMENT
(To Prospectus dated July 12, 2011)

$1,250,000,000
Mercedes-Benz Auto Receivables Trust 2011-1
Issuing Entity

$400,000,000 ______% Class A-1 Asset Backed Notes
$379,000,000 Floating Rate Class A-2 Asset Backed Notes
$364,000,000 ______% Class A-3 Asset Backed Notes
$107,000,000 ______% Class A-4 Asset Backed Notes

Daimler Retail Receivables LLC Depositor	Mercedes-Benz Financial Services USA LLC Sponsor and Servicer

The underwriters are offering the following classes of Notes pursuant to this prospectus supplement:

	Price to Public		Underwriting Discounts and Commissions		Net Proceeds to the Depositor(1)
Class A-1 Asset Backed Notes	$_________	(___%)	$_________	(___%)	$_________	(___%)
Class A-2 Asset Backed Notes	$_________	(___%)	$_________	(___%)	$_________	(___%)
Class A-3 Asset Backed Notes	$_________	(___%)	$_________	(___%)	$_________	(___%)
Class A-4 Asset Backed Notes	$_________	(___%)	$_________	(___%)	$_________	(___%)
Total	$_________		$_________		$_________

(1)               The net proceeds to the Depositor exclude expenses, estimated at $_______.

The price of the Notes will also include accrued interest, if any, from the date of initial issuance.  Distributions on the Notes will generally be made monthly on the 15th day of each month or, if not a business day, on the next business day, beginning August 15, 2011.  The main sources for payment of the Notes are a pool of motor vehicle receivables, certain payments under the receivables and monies on deposit in a reserve fund as described herein.  Credit enhancement will consist of overcollateralization, excess interest collections on the receivables and a reserve fund.

The Notes will represent obligations of the Issuing Entity only and will not represent obligations of Daimler Retail Receivables LLC, Mercedes-Benz Financial Services USA LLC or any of their respective affiliates.

Consider carefully the Risk Factors beginning on page S-13 of this prospectus supplement and on page 8 of the prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Delivery of the Notes, in book-entry form only, will be made through The Depository Trust Company against payment in immediately available funds, on or about July 20, 2011.

Joint Bookrunners
RBS	Citi	SOCIETE GENERALE
Co-Managers

Credit Agricole Securities		RBC Capital Markets

The date of this Prospectus Supplement is  July   , 2011.

Reading These Documents

We provide information on the Notes in two documents that offer varying levels of detail:

Prospectus—provides general information, some of which may not apply to the Notes.

Prospectus Supplement—provides a summary of the specific terms of the Notes.

We suggest you read this prospectus supplement and the prospectus in their entirety.  The prospectus supplement pages begin with “S-”.

We include cross-references to sections in these documents where you can find further related discussions.  Refer to the Table of Contents in this prospectus supplement and in the prospectus to locate the referenced sections.

You should rely only on information on the Notes provided in this prospectus supplement and the prospectus.  Neither we nor the underwriters have authorized anyone to provide you with different information.  We and the underwriters are making offers to sell the Notes only in places where offers and sales are permitted.

Capitalized terms used in this prospectus supplement are defined in the Glossary of Terms beginning on page S-54 of this prospectus supplement and the Glossary of Terms beginning on page 83 of the prospectus.

Transaction Illustration

MBFS USA
(Sponsor and Servicer)
Certificates (1)(2)
Daimler Retail Receivables LLC
(Depositor)
Mercedes-Benz Auto Receivables Trust 2011-1
(Issuing Entity)
U.S. Bank National Association
(Indenture Trustee)
Wilmington Trust Company
(Owner Trustee)
Class A-1 Notes $400,000,000
Class A-2 Notes $379,000,000
Class A-3 Notes $364,000,000
Class A-4 Notes $107,000,000

(1) The certificates do not have a principal balance.

(2) Not being offered by this prospectus supplement.

Summary

This summary describes the main terms of the offering of the notes.  This summary does not contain all of the information that may be important to you.  To fully understand the terms of the offering of the notes, you will need to read both this prospectus supplement and the prospectus in their entirety.

Principal Parties

Issuing Entity

Mercedes-Benz Auto Receivables Trust 2011-1 will be governed by an amended and restated trust agreement, dated as of June 1, 2011, between the depositor and the owner trustee.  The issuing entity will issue the notes and the certificates to the depositor as consideration for the transfer by the depositor to the issuing entity of a pool of receivables consisting of motor vehicle installment sales contracts and installment loans that the depositor purchased from Mercedes-Benz Financial Services USA LLC.  The issuing entity will rely upon collections on the receivables and the funds on deposit in certain accounts to make payments on the notes.  The issuing entity will be solely liable for the payment of the notes.

The notes will be obligations of the issuing entity secured by the assets of the issuing entity.  The notes will not represent obligations of Daimler Retail Receivables LLC, Mercedes-Benz Financial Services USA LLC or any of their respective affiliates.

Sponsor, Servicer and Administrator

Mercedes-Benz Financial Services USA LLC

Depositor

Daimler Retail Receivables LLC, a wholly owned subsidiary of Mercedes-Benz Financial Services USA LLC.

Owner Trustee

Wilmington Trust Company will act as owner trustee of the issuing entity.

Indenture Trustee

U.S. Bank National Association will act as indenture trustee with respect to the notes.

Terms of the Securities

The Notes

The following classes of notes, sometimes referred to herein as the class A notes, are being offered pursuant to this prospectus supplement:

Note Class	Aggregate Principal Amount	Interest Rate Per Annum	Final Scheduled Distribution Date
A-1	$400,000,000	______%	July 16, 2012
A-2	$379,000,000	One- Month LIBOR plus __%	November 15, 2013
A-3	$364,000,000	______%	March 16, 2015
A-4	$107,000,000	______%	December 15, 2017

The notes will bear interest at the rates set forth above and interest will be calculated in the manner described below under “Interest Accrual”.

The notes will be issued in book-entry form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

The Certificates

The issuing entity will issue Mercedes-Benz Auto Receivables Trust 2011-1 certificates to the depositor.  The certificates are not being offered by this prospectus supplement.  The certificates will not have a principal balance and will not bear interest.  All distributions in respect of the certificates will be subordinated to payments on the notes.

Important Dates

Cutoff Date

The cutoff date with respect to the receivables transferred to the issuing entity on the closing date will be the close of business on May 31, 2011.

Unless otherwise indicated, the statistical information presented in this prospectus supplement is presented as of the cutoff date.

Closing Date

The closing date will be on or about July 20, 2011.

Distribution Dates

The 15th day of each month (or, if the 15th day is not a business day, the next succeeding business day).  The first distribution date will be August 15, 2011.

Record Dates

On each distribution date, the issuing entity will make payments to the holders of the notes as of the related record date.  The record date will be the business day immediately preceding such distribution date or, if the notes have been issued in fully registered, certificated form, the last business day of the preceding month.

Interest Rates

The issuing entity will pay interest on each class of notes at the respective fixed or floating per annum  rate specified above under “Terms of the Securities—The Notes”.  The Class A-1 notes, Class A-3 notes and Class A-4 notes will be “fixed rate notes” and the Class A-2 notes will be “floating rate notes”.

Interest Accrual

Class A-1 Notes and Class A-2 Notes

“Actual/360”, accrued from and including the prior distribution date (or from and including the closing date, in the case of the first distribution date) to but excluding the current distribution date.

Class A-3 Notes and Class A-4 Notes

“30/360”, accrued from and including the 15th day of the prior calendar month (or from and including the closing date, in the case of the first distribution date) to but excluding the 15th day of the current calendar month (assuming each month has 30 days).

Interest Payments

On each distribution date, to the extent that funds are available, the noteholders of each class will receive accrued interest at the interest rate for that class.  Interest payments on each class of notes will have the same priority.  Interest accrued but not paid on any distribution date will be due on the immediately succeeding distribution date, together with, to the extent permitted by applicable law, interest on that unpaid interest at the related interest rate.

If the notes are accelerated following the occurrence of an event of default under the indenture, trustees’ fees and expenses will be payable in an unlimited amount prior to the payment of interest on the notes as described under “Description of the Notes—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default”.

For a more detailed description of the payment of interest, see “Description of the Notes—Payments of Interest” and “—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default”.

Principal Payments

On each distribution date, from the amounts allocated to the holders of the notes to pay principal described in clauses (4) and (6) under “Priority of Distributions”, the issuing entity will pay principal of the notes in the following order of priority:

(1)	to the class A-1 notes until they have been paid in full;

(2)	to the class A-2 notes until they have been paid in full;

(3)	to the class A-3 notes until they have been paid in full; and

(4)	to the class A-4 notes until they have been paid in full.

If a distribution date is a final scheduled distribution date for one or more classes of notes, as specified above under “Terms of the Securities—The Notes”, all principal and interest with respect to such class of notes will be payable in full (if not previously paid).

If the notes are accelerated following the occurrence of an event of default under the indenture, the issuing entity will pay principal of the notes in the following order of priority:

(1)	to the class A-1 notes until they have been paid in full; and

(2)	to the class A-2 notes, the class A-3 notes and the class A-4 notes, pro rata, until all classes of notes have been paid in full.

For a more detailed description of the payment of principal, see “Description of the Notes—Payments of Principal”, “—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default”, “Application of Available Funds” and

“Description of the Indenture—Rights Upon Event of Default”.

Priority of Distributions

On each distribution date prior to the occurrence of an event of default under the indenture and acceleration of the maturity of the notes, from available collections received on or in respect of the receivables during the related collection period and, with respect to the distributions described in clauses (1) through (4), amounts available for withdrawal from the reserve fund, the issuing entity will distribute the following amounts in the following order of priority:

(1)	the servicing fee for the related collection period plus any overdue servicing fees for one or more prior collection periods plus an amount equal to any nonrecoverable advances to the servicer;

(2)
if not previously paid, the fees, expenses and indemnified amounts of the trustees for the related collection period plus any overdue fees, expenses or indemnified amounts for one or more prior collection periods will be paid to the trustees pro rata; provided, however, that such fees, expenses and indemnified amounts may not exceed, in the aggregate, $100,000 per annum;

(3)	the interest distributable amount for the class A notes, ratably to the holders of the class A notes;

(4)
principal of the class A notes in an amount equal to the excess, if any, of (a) the aggregate principal amount of the class A notes (before giving effect to any payments made to the holders of the class A notes on that distribution date) over (b) the adjusted pool balance (which equals the aggregate principal balance of the receivables as of the last day of the related collection period, less the yield supplement overcollateralization amount, described under “Credit Enhancement—Overcollateralization”), to the holders of the class A notes;

(5)	the amount, if any, necessary to fund the reserve fund up to the required amount, into the reserve fund;

(6)
principal of the class A notes in an amount equal to (i) the excess, if any, of (a) the aggregate principal amount of the class A notes (before giving effect to any payments made to the holders of the class A notes on that distribution date) over (b) the adjusted pool balance minus the target overcollateralization amount, described under “Credit Enhancement—Overcollateralization”, less (ii) any amounts allocated to pay principal as described in clause (4), to the holders of the notes;

(7)
if a successor servicer has replaced Mercedes-Benz Financial Services USA LLC as servicer, any unpaid transition expenses due in respect of the transfer of servicing and any additional servicing fees for the related collection period to the successor servicer;

(8)	any fees, expenses and indemnified amounts due to the trustees, pro rata, that have not been paid as described in clause (2); and

(9)	any remaining amounts to the certificateholders.

For purposes of these distributions, on any distribution date the principal amount of a class of notes will be calculated as of the immediately preceding distribution date after giving effect to all payments made on such preceding distribution date, or, in the case of the first distribution date, as of the closing date.

All amounts distributed in respect of principal of the notes will be paid in the manner and priority described under “Principal Payments”.

In addition, if the sum of the amounts on deposit in the collection account and the reserve fund on any distribution date equals or exceeds the aggregate principal amount of the notes, accrued and unpaid interest thereon and certain amounts due to the servicer and the trustees, all such amounts will be applied up to the amounts necessary to retire the notes and pay all amounts due to the servicer and the trustees.

If the notes are accelerated following the occurrence of an event of default under the indenture, the issuing entity will pay principal of and interest on the notes and fees of the trustees and the servicer as described under “Description of the Notes—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default”.

For a more detailed description of the priority of distributions and the allocation of funds on each distribution date, see “Description of the Notes” and “Application of Available Funds—Priority of Distributions”.

Credit Enhancement

Credit enhancement for the notes generally will include the following:

Overcollateralization

Overcollateralization represents the amount by which the aggregate principal balance of the receivables minus the yield supplement overcollateralization amount exceeds the aggregate principal amount of the notes.  Overcollateralization will be available to absorb losses on the receivables that are not otherwise covered by excess collections on or in respect of the receivables, if any.

The initial amount of overcollateralization will be $73,446,114.74 (based upon an initial adjusted pool balance of $1,323,446,114.74, which is subject to upward or downward revision based on the size of the final pool of receivables), or approximately 5.55% of the adjusted pool balance as of the cutoff date.  The application of funds as described in clause (6) of “Priority of Distributions” is designed to increase over time the amount of overcollateralization as of any distribution date to a target amount.  The amount of target overcollateralization for each distribution date will be $88,009,166.63 (based upon an initial adjusted pool balance of $1,323,446,114.74, which is subject to upward or downward revision based on the size of the final pool of receivables), or 6.65% of the adjusted pool balance as of the cutoff date.

The amount of target overcollateralization will be attained by paying an amount of principal on the notes on the first several distribution dates after the closing date that is greater than the principal of the receivables paid by obligors during that time.

Yield Supplement Overcollateralization Amount

For a substantial number of receivables, the contract rate minus the 1.00% annual servicing fee rate will be less than the weighted average interest rate on the notes on each distribution date.  The yield supplement overcollateralization amount for each distribution date will approximate the present value of the amount by which future scheduled payments on receivables with contract rates below a specified rate are less than future payments would be on those receivables if their contract rates were equal to the specified rate.  The specified rate will be set by the depositor at a level that will result in an amount of excess spread sufficient to obtain the required ratings on the notes.  Applying the yield supplement overcollateralization amount to the pool balance will have the effect of supplementing interest collections on receivables with low contract rates with principal collections.  The yield supplement overcollateralization amount will not be included as part of, and will therefore be in addition to, the overcollateralization amount.

For a more detailed description of the use of the yield supplement overcollateralization amount as credit enhancement for the notes, see “Description of the Notes—Credit Enhancement—Yield Supplement Overcollateralization Amount”.

Excess Spread

Excess spread will generally equal (1) the sum of interest collections on the receivables during the related collection period plus principal collections attributable to the reduction in the yield supplement overcollateralization amount from the prior distribution date minus (2) the sum of fees and expenses of the issuing entity, including the servicing fee, nonrecoverable advances, fees and expenses of the trustees and interest payments on the notes, and the amount, if any, required to be deposited into the reserve fund so that the reserve fund is fully funded.  Any excess spread will be applied on each distribution date to make payments of principal amounts on the notes to the extent necessary to reach the targeted amount of overcollateralization.

For a more detailed description of the use of excess spread as credit enhancement for the notes, see “Description of the Notes—Credit Enhancement—Excess Collections”.

Reserve Fund

On the closing date, the servicer will establish, in the name of the indenture trustee, a reserve fund into which certain amounts on the closing date and certain excess collections on or in respect of the receivables will be deposited.  The reserve fund will afford noteholders limited protection against losses on the receivables.  The reserve fund will be fully funded on the closing date with a deposit by the depositor of an amount equal to $3,308,615.29 (based upon an initial adjusted pool balance of $1,323,446,114.74, which is subject to upward or downward revision based on the size of the final pool of receivables), or 0.25% of the adjusted pool balance as of the cutoff date.

The amount required to be on deposit in the reserve fund on any distribution date will be $3,308,615.29 (based upon an initial adjusted pool balance of $1,323,446,114.74, which is subject to upward or downward revision based on the size of the final pool of receivables), or 0.25% of the adjusted pool balance as of the cutoff date; provided, that the required amount may not be greater than the aggregate principal amount of the notes.

On each distribution date, the indenture trustee will deposit in the reserve fund, from amounts collected on or in respect of the receivables during the related collection period that are not used on that distribution date to make required payments to the servicer, the trustees and the noteholders, the amount, if any, by which (i) the amount required to be on deposit in the reserve fund on that distribution date exceeds (ii) the amount on deposit in the reserve fund on that distribution date.

Amounts on deposit in the reserve fund will be available to, among other things, (i) pay shortfalls in interest and certain principal payments required to be paid on the notes and (ii) reduce the principal amount of a class of notes to zero on or after its final scheduled distribution date.

On each distribution date, the indenture trustee will withdraw (or cause to be withdrawn) funds from the reserve fund, up to the amount on deposit therein, to the extent needed to make the following payments:

(1)	to the servicer, the servicing fee for the related collection period plus any overdue servicing fees for one or more prior collection periods plus an amount equal to any nonrecoverable advances;

(2)
to the trustees, all fees, expenses and indemnified amounts for the related collection period plus any overdue fees, expenses or indemnified amounts for one or more prior collection periods, so long as no event of default has occurred and is continuing under the indenture, in an amount not to exceed $100,000 per annum;

(3)
to the noteholders, monthly interest and the amounts allocated to pay principal described in clause (4) under “Priority of Distributions”, if any, required to be paid on the notes on that distribution date plus any overdue monthly interest due to any class of notes for the previous distribution date; and

(4)	to the noteholders, principal payments required to reduce the principal amount of a class of notes to zero on or after its final scheduled distribution date.

For a more detailed description of the deposits to and withdrawals from the reserve fund, see “Description of the Notes—Credit Enhancement—Reserve Fund”.

The various forms of credit enhancement described herein are intended to reduce the risk of payment default by the issuing entity.  Available collections and certain funds available from credit enhancement will be applied in accordance with the priority set forth in “Application of Available Funds—Priority of Distributions” or following the occurrence of an event of default, set forth in “Description of the Notes—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default”.  To the extent available collections and certain funds available from credit enhancement are insufficient to make all such distributions, such collections and amounts would be applied to the items having the then highest priority of distribution, in which case items having lower priority of distribution may not be paid, either in whole or in part.

Optional Purchase of Receivables

The servicer will have the option to purchase the receivables on any distribution date following the last day of a collection period as of which the aggregate principal balance of the receivables is 10% or less of the aggregate principal balance of the receivables as of the cutoff date.  The purchase price will equal the aggregate principal balance of the receivables plus accrued and unpaid interest thereon; provided, however, that the purchase price must equal or exceed the aggregate principal amount of the notes, accrued and unpaid interest thereon and amounts due to the servicer and the trustees.  The issuing entity will apply the payment of such purchase price to the payment of the notes in full and to pay amounts due to the servicer and the trustees.

It is expected that at the time this purchase option becomes available to the servicer only the class A-4 notes will be outstanding.

For a more detailed description of this optional purchase right, see “Description of the Receivables Transfer and Servicing Agreements—Optional Purchase of Receivables”.

Events of Default

The events of default under the indenture will consist of the following:

•	a default in the payment of interest on any note for five or more days;

•	a default in the payment of the principal of any note on the related final scheduled distribution date;

•
a default in the observance or performance of any other material covenant or agreement of the issuing entity made in the indenture and such default not having been cured for a period of 60 days after written notice thereof has been given to the issuing entity by the depositor or the indenture trustee or to the issuing entity, the depositor and the indenture trustee by the holders of notes evidencing not less than 25% of the aggregate principal amount of the notes;

•
any representation or warranty made by the issuing entity in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in any material adverse respect as of the time made and such incorrectness not having been cured for a period of 30 days after written notice thereof has been given to the issuing entity by the depositor or the indenture trustee or to the issuing entity, the depositor and the indenture trustee by the holders of notes evidencing not less than 25% of the aggregate principal amount of the notes; and

•	certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity or its property as specified in the indenture.

For a more detailed description of the events of default under the indenture, see “The Indenture” in this prospectus supplement and in the prospectus.

Property of the Issuing Entity

General

The property of the issuing entity will include the following:

•
a pool of simple interest motor vehicle installment sales contracts and installment loans purchased by Mercedes-Benz Financial Services USA LLC from motor vehicle dealers in the ordinary course of business in connection with the sale of new and pre-owned Mercedes-Benz and smart automobiles or originated by Mercedes-Benz Financial Services USA LLC in the ordinary course of business in connection with the purchase by a lessee of a leased Mercedes-Benz or smart automobile and constituting tangible chattel paper;

•	amounts received after the cutoff date on or in respect of the receivables transferred to the issuing entity on the closing date;

•	security interests in the vehicles financed under the receivables;

•	any proceeds from claims on insurance policies relating to the financed vehicles or the related obligors;

•	the receivable files;

•	funds on deposit in the collection account, the note payment account and the reserve fund;

•
all rights under the receivables purchase agreement with Mercedes-Benz Financial Services USA LLC, including the right to cause Mercedes-Benz Financial Services USA LLC to repurchase from the depositor receivables affected materially and adversely by breaches of its representations and warranties made in the receivables purchase agreement;

•
all rights under the sale and servicing agreement, including the right to cause the servicer to purchase receivables affected materially and adversely by breaches of the representations and warranties of Mercedes-Benz Financial Services USA LLC or certain servicing covenants of the servicer made in the sale and servicing agreement; and

•	any and all proceeds relating to the above.

The aggregate principal balance of the receivables in the statistical pool as of the cutoff date was $1,691,640,220.36.  The composition of the receivables in the statistical pool as of the cutoff date was as follows:

Number of Receivables:	62,088
Average Principal Balance:	$27,245.85
Average Original Principal Balance:	$36,752.64
Weighted Average Contract Rate:	3.62%
Contract Rate (Range):	0.99% to 16.90%
Weighted Average Original Term:	59.17 months
Original Term (Range):	12 months to 72 months
Weighted Average Remaining Term(1):	45.89 months
Remaining Term (Range)(1):	2 months to 71 months
Weighted Average FICO®(2)(3) Score:	761
FICO® Scores (Range)(3):	651 to 884

(1)	Based on the number of monthly payments remaining.
(2)	FICO® is a registered trademark of Fair Isaac & Co.
(3)	The FICO® score with respect to any receivable with co-obligors is the higher of each obligor’s FICO® score at the time of application.

For a more detailed description of the receivables, see “The Receivables Pool”.

Statistical Information

The statistical information in this prospectus supplement is based on the receivables in a statistical pool as of the cutoff date.  The actual pool of receivables sold to the issuing entity on the closing date will be selected from the statistical pool.  The statistical characteristics of the receivables sold to the issuing entity on the closing date may vary somewhat from the characteristics of the receivables in the statistical pool described in this prospectus supplement, although we do not expect the characteristics, as of the cutoff date, of the receivables sold to the issuing entity on the closing date to vary materially from the characteristics, as of the cutoff date, of the receivables in the statistical pool.  If the aggregate principal amount of the notes being issued by the issuing entity on the closing date is the amount set forth on the cover page of this prospectus supplement, the aggregate principal balance as of the cutoff date of the receivables sold to the issuing entity on the closing date will be approximately $1,366,394,368.16.

Servicing and Servicer Compensation

Mercedes-Benz Financial Services USA LLC’s responsibilities as servicer will include, among other things, collection of payments, realization on the receivables and the financed vehicles, selling or otherwise disposing of delinquent or defaulted receivables and monitoring the performance of the receivables.  In return for its services, the issuing entity will be required to pay the servicer a servicing fee on each distribution date for the related collection period equal to the product of 1/12 of 1.00% (or 1/6 of 1.00% in the case of the first distribution date) and the aggregate principal balance of the receivables as of the first day of the related collection period (or as of the cutoff date in the case of the first distribution date).

The servicer will have the right to delegate any or all of its servicing duties to any of its affiliates or other third parties; provided, however, that it will remain obligated and liable for servicing the receivables as if it alone were servicing the receivables.

Ratings

The sponsor expects that the notes will receive credit ratings from two nationally recognized statistical rating organizations hired by the sponsor to rate the notes.  A rating is not a recommendation to purchase, hold or sell the related notes, inasmuch as a rating does not comment as to market price or suitability for a particular investor. A rating agency rating the notes may, in its discretion, lower or withdraw its rating in the future as to any class of notes. None of the sponsor, the depositor, the indenture trustee, the owner trustee or any of their affiliates will be required to monitor any changes to the ratings on the notes.

Tax Status

Opinions of Counsel

In the opinion of Sidley Austin llp, for federal income tax purposes the notes will be characterized as debt if held by persons other than the beneficial owner of the equity in the issuing entity, and the issuing entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

Investor Representations

If you purchase notes, you agree by your purchase that you will treat the notes as indebtedness for federal income tax purposes.

For a more detailed description of the tax consequences of acquiring, holding and disposing of notes, see “Material Federal Income Tax Consequences” in this prospectus supplement and in the prospectus.

ERISA Considerations

The notes may generally be purchased by or with plan assets of employee benefit and other benefit plans and individual retirement accounts, subject to the considerations discussed under “Certain ERISA Considerations” in this prospectus supplement and the prospectus.  Each investing employee benefit or other benefit plan subject to ERISA, and each person investing on behalf of or with plan assets of such a plan, will be deemed to make certain representations.

For a more detailed description of certain ERISA considerations applicable to a purchase of the notes, see “ERISA Considerations” in this prospectus supplement and in the prospectus.

Eligibility for Purchase by Money Market Funds

On the closing date, the class A-1 notes will be eligible securities for purchase by money market funds under paragraph (a)(12) of Rule 2a-7 under the Investment Company Act of 1940, as amended.  Rule 2a-7 includes additional criteria for investments by money market funds, some of which have recently been amended, including additional requirements relating to portfolio maturity, liquidity and risk diversification. A money market fund purchasing class A-1 notes should consult its counsel before making a purchase.

Risk Factors

You should consider the following risk factors (and the factors under “Risk Factors” in the prospectus) in deciding whether to purchase any of the notes.  The following risk factors and those in the prospectus describe the principal risk factors of an investment in the notes.

Losses on the receivables may be affected disproportionately because of geographic concentration of receivables in California and Texas

As of the cutoff date, the servicer’s records indicate that 21.35% and 10.82% of the aggregate principal balance of the receivables in the statistical pool are related to obligors with mailing addresses in California and Texas, respectively.  As of that date, no other state accounted for more than 10.00% of the aggregate principal balance of the receivables in the statistical pool.  If California or Texas experiences adverse economic changes, such as an increase in the unemployment rate, an increase in interest rates or an increase in the rate of inflation, obligors in those states may be unable to make timely payments on their receivables and you may experience payment delays or losses on your notes.  We cannot predict whether adverse economic changes or other adverse events will occur or to what extent those events would affect the receivables or repayment of your notes.

The characteristics of the
receivables in the statistical
pool as of the cutoff date, set
forth in this prospectus
supplement may differ from
the characteristics as of the
cutoff date of the receivables
sold to the issuing entity on the
closing date

This prospectus supplement describes the characteristics of receivables in a statistical pool as of the cutoff date. The receivables actually sold to the issuing entity on the closing date may have statistical characteristics that vary somewhat from the characteristics of the receivables in the statistical pool described in this prospectus supplement.  We do not expect the statistical characteristics, as of the cutoff date, of the receivables sold to the issuing entity on the closing date to vary materially from the characteristics, as of the cutoff date, of the receivables in the statistical pool described in this prospectus supplement, and each receivable must satisfy the eligibility criteria specified in the transaction documents.  If the aggregate principal amount of the notes being issued by the issuing entity on the closing date is the amount set forth on the cover page of this prospectus supplement, the aggregate principal balance as of the cutoff date of the receivables sold to the issuing entity on the closing date will be approximately $1,366,394,368.16.  If you purchase a note, you must not assume that the statistical characteristics of the actual pool of receivables sold to the issuing entity on the closing date will be identical or nearly identical to the characteristics of the receivables in the statistical pool disclosed in this prospectus supplement.

Payment priorities increase risk of loss or delay in payment to certain classes of notes	Classes of notes that receive principal payments before other classes will be repaid more rapidly than the other classes.  In addition, because the principal of each class of notes generally will be paid sequentially, classes of notes that have higher numerical class designations generally are expected to be outstanding longer and therefore will be exposed to the risk of losses on the receivables during periods after other classes of notes have been receiving most or all amounts payable on their notes, and after which a disproportionate amount of credit enhancement may have been applied and not replenished.

If an event of default under the indenture has occurred and the notes have been accelerated, note principal payments and amounts that would otherwise be payable to the holders of the certificates will be paid first to the class A-1 notes until they have been paid in full, then pro rata to the other classes of notes based upon the outstanding principal amount of each such class.  As a result, in relation to the class A-1 notes, the yields of the class A-2 notes, the class A-3 notes and the class A-4 notes will be relatively more sensitive to losses on the receivables and the timing of such losses.  If the actual rate and amount of losses exceeds historical levels, and if the available credit enhancement is insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated and you could suffer a loss.

For more information on interest and principal payments, see “Description of the Notes—Payments of Interest” and “—Payments of Principal”.

Prepayments, potential losses and changes in the order of priority of distributions following an indenture event of default could adversely affect your investment

If the notes have been accelerated following the occurrence of an event of default under the indenture, principal will then be paid first to the class A-1 notes until they have been paid in full and then pro rata to the other classes of class A notes based upon the outstanding principal amount of each such class.

If the maturity dates of the notes have been accelerated following the occurrence of an event of default arising from a payment default, the indenture trustee may, or acting at the direction of the holders of 51% of the aggregate principal amount of the notes, shall, sell the receivables and prepay the notes.  In addition, the Indenture Trustee may sell the receivables and prepay the notes if (i) it obtains the consent of the holders of 100% of the aggregate principal amount of notes, (ii) it obtains the consent of the holders of 51% of the aggregate principal amount of the notes to such sale and the proceeds of such sale are sufficient to cover all outstanding principal and interest on the notes or (iii) the indenture trustee determines that the future collections on the receivables would be insufficient to make payments on the notes and obtains the consent of the holders of 66⅔% of the aggregate principal amount of the notes to the sale.  If the maturity dates of the notes have been accelerated following a default in the payment of any interest on any note, or a default in the payment of the principal of any note on its final scheduled distribution date, the indenture trustee may, or acting at the direction of the holders of 51% of the aggregate principal amount of notes, shall, sell the receivables and prepay the notes.  If principal is repaid to any holder of notes earlier than expected, such holder may not be able to reinvest the prepaid amount at a rate of return that is equal to or greater than the rate of return on such holder’s notes.  A holder of notes also may not be paid the full principal amount of such holder’s notes if the assets of the issuing entity are insufficient to pay the principal amount of such holder’s notes.

For more information on events of default, the rights of the noteholders following the occurrence of an event of default and payments after an acceleration of the notes following the occurrence of an event of default, see “The Indenture—Events of Default” in the prospectus and “Description of the Indenture—Rights Upon Event of Default” and “Description of the Notes—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default” in this prospectus supplement.

Excessive prepayments and defaults on receivables with higher annual percentage rates may adversely impact your notes

Interest collections that are in excess of the required interest payments on the notes and required servicing fees could be used to cover realized losses on defaulted receivables.  Interest collections depend among other things on the annual percentage rate of a receivable.  The receivables pool includes receivables which have a range of annual percentage rates.  Excessive prepayments and defaults on the receivables with relatively higher annual percentage rates and/or an increase in the floating rate payable on the Class A-2 notes above the fixed rate received on the receivables may adversely impact your notes by reducing such available interest collections in the future.

Because the issuing entity will issue floating rate notes but will not enter into any interest rate swaps, you may suffer a loss on your notes if interest rates rise

The receivables owned by the issuing entity bear interest at a fixed rate while the Class A-2 notes will bear interest at a floating rate based on One-Month LIBOR plus the applicable spread. Even though the issuing entity will issue floating rate notes, it will not enter into any interest rate swaps or other derivative transactions in connection with the issuance of the notes.

The issuing entity will make payments on the Class A-2 notes out of available funds. Therefore, increases in One-Month LIBOR would require a greater proportion of available funds to be used to pay interest on the Class A-2 notes, and would thereby result in reduced amounts being available for distribution to holders of all fixed rate classes of notes.  Any such reduction will diminish the amount of excess spread that would otherwise be available as credit enhancement for all classes of notes.

In addition, if the floating rate payable by the issuing entity on the Class A-2 notes is substantially greater than the fixed rate received on the receivables, the issuing entity may not have sufficient funds to make payments on the notes. If the issuing entity does not have sufficient funds, you may experience delays or reductions in the interest and principal payments on your notes.

Adverse economic conditions in the United States could adversely affect the market value of your notes

Recently, the United States has experienced a period of economic slowdown and a recession, and the continuing effects of this downturn, including economic uncertainty, a slowing pace of recovery or a renewed downturn, may adversely affect the performance and market value of your notes.  Continued high unemployment, decreased home values and lack of availability of credit may lead to increased default rates.  Periods of continued or increasing economic weakness may be accompanied by decreased consumer demand for automobiles and declining values of automobiles securing outstanding automobile loan contracts, which weakens collateral coverage and increases the amount of a loss in the event of default.  Significant increases in the inventory of pre-owned automobiles during periods of economic weakness and recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales.

Any of these events could cause delinquencies and losses with respect to automobile loans generally to increase.  These increases may be related to the weakness in the residential housing market where increasing numbers of individuals have defaulted on their residential mortgage loans.  If economic conditions worsen, or fail to improve at a sufficient pace, delinquencies and losses on the receivables could increase, which could result in losses on your notes.

Federal financial regulatory reform could have an adverse impact on the sponsor, the depositor or the issuing entity

The Dodd–Frank Wall Street Reform and Consumer Protection Act (Pub.L.  111-203) was signed into law on July 21, 2010.  Among other things, the legislation provides for enhanced regulation of financial institutions and non-bank financial companies, derivatives and asset-backed securities offerings and enhanced oversight of credit rating agencies.  Many of the regulations required to be adopted under the Dodd-Frank Act still remain to be finalized.  It is not clear what the final form of such regulations will be, how they will be implemented, or the extent to which the issuing entity, the depositor or the servicer will be affected, or whether or when any additional legislation will be enacted.  No assurance can be given that the new standards will not have an adverse impact on the marketability of asset-backed securities such as the notes, the servicing of the receivables, MBFS USA’s securitization program or the regulation or supervision of MBFS USA.  In addition, when the regulations become effective, your notes, which will not be subject to the requirements included in the legislation, may be less marketable than those that are offered in compliance with the legislation.

The Dodd-Frank Act also creates a liquidation framework under which the Federal Deposit Insurance Corporation, or FDIC, may be appointed as receiver following a “systemic risk determination” by the Secretary of Treasury (in consultation with the President) for the resolution of certain nonbank financial companies and other entities, defined as “covered financial companies”, and commonly referred to as “systemically important entities”, in the event such a company is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and also for the resolution of certain of their subsidiaries.  With respect to the new liquidation framework for systemically important entities, no assurances can be given that such framework would not apply to the sponsor or its subsidiaries, including the issuing entity and the depositor, although the expectation embedded in the Dodd-Frank Act is that the framework will be invoked only very rarely. Recent guidance from the FDIC indicates that such new framework will in certain cases be exercised in a manner consistent with the existing bankruptcy laws, which is the insolvency regime which would otherwise apply to the sponsor, the depositor and the issuing entity. However, the provisions of the new framework provide the FDIC with certain powers not possessed by a trustee in bankruptcy under existing bankruptcy laws.  Under some applications of these and other provisions of the new framework, payments on the notes could be reduced, delayed or otherwise negatively impacted.

Ratings of the notes are limited and may be reduced or withdrawn

The sponsor has hired two rating agencies and will pay them a fee to assign ratings on the notes. The sponsor has not hired any other nationally recognized statistical rating organization, or “NRSRO,” to assign ratings on the notes and is not aware that any other NRSRO has assigned ratings on the notes. However, under recently effective SEC rules, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each qualified NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the notes.

An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned on or after the date of this prospectus supplement. NRSROs, including the hired rating agencies, have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. Investors in the notes should consult with their legal counsel regarding the effect of the issuance of a rating by a nonhired NRSRO that is lower than the ratings assigned by the hired rating agencies. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

None of the sponsor, the depositor, the servicer, the administrator, the indenture trustee, the owner trustee or any of their affiliates will be required to monitor any changes to the ratings on the notes. Potential investors in the notes are urged to make their own evaluation of the creditworthiness of the receivables and the credit enhancement on the notes, and not to rely solely on the ratings on the notes. Additionally, we note that it may be perceived that a rating agency has a conflict of interest where, as is the industry standard and the case with the ratings of the notes, the sponsor pays the fee charged by the rating agency for its rating services.

Financial market disruptions and a lack of liquidity in the secondary market could adversely affect the market value of your notes and/or limit your ability to resell your notes
Recent and continuing events in the global financial markets, including the failure, acquisition or government seizure of several major financial institutions, the establishment of government initiatives such as the government bailout programs for financial institutions and assistance programs designed to increase credit availability, support economic activity and facilitate renewed consumer lending, problems related to subprime mortgages and other financial assets, the devaluation of various assets in secondary markets, the forced sale of asset-backed and other securities as a result of the deleveraging of structured investment vehicles, hedge funds, financial institutions and other entities and the lowering of ratings on certain asset-backed securities, have caused, or may cause, a significant reduction in liquidity in the secondary market for asset-backed securities, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

The Issuing Entity

Limited Purpose and Limited Assets

The Depositor formed Mercedes-Benz Auto Receivables Trust 2011-1, a Delaware statutory trust, on March 17, 2010.  The Issuing Entity will not engage in any activity other than:

•	acquiring, holding and managing the assets of the Issuing Entity, including the Receivables, and the proceeds of those assets;

•	issuing the Notes and Certificates;

•
using (or permitting the Depositor to use) the proceeds of the sale of the Notes to (i) fund the Reserve Fund, (ii) pay the organizational, start-up and transactional expenses of the Issuing Entity and (iii) pay the balance to the Depositor;

•	paying interest on and principal of the Notes to the Noteholders and any excess collections to the Certificateholders; and

•	engaging in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

If the various protections provided to the Noteholders by overcollateralization, the Reserve Fund and excess spread are insufficient, the Issuing Entity will have to rely solely upon payments by obligors under the Receivables and the proceeds from the repossession and sale of Financed Vehicles that secure Defaulted Receivables to make payments on the Notes.  In connection with the exercise of remedies in relation to Defaulted Receivables, various factors, such as the Issuing Entity not having perfected security interests in the Financed Vehicles in all states or state and federal laws protecting defaulting consumers from repossession of their vehicles, may affect the Servicer’s ability to repossess and sell the collateral securing such Defaulted Receivables, and thus may reduce the proceeds which the Issuing Entity can distribute to Noteholders.  See “Material Legal Issues Relating to the Receivables” in the prospectus.

The Issuing Entity’s principal offices are in care of Wilmington Trust Company, as Owner Trustee, at 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Trust Administration.  The Issuing Entity’s fiscal year ends on December 31.

Capitalization

The following table illustrates the expected capitalization of the Issuing Entity as of the Closing Date, as if the issuance and sale of the Notes had taken place on such date:

Class A-1 Notes	$400,000,000.00
Class A-2 Notes	$379,000,000.00
Class A-3 Notes	$364,000,000.00
Class A-4 Notes	$107,000,000.00
Residual Interest (initial overcollateralization)(1)	$116,394,368.16
Total	$1,366,394,368.16

(1)	Includes initial Yield Supplement Overcollateralization Amount.

The Issuing Entity will not issue any debt other than the Notes or issue any securities other than the Notes and the Certificates, except that the Depositor may exchange all or a portion of the Certificates for additional notes or certificates issued by the Issuing Entity upon certain conditions, as described in the Prospectus under “Description of the Receivables Transfer and Servicing Agreements—Residual Interest; Issuance of Additional Securities”.

The Owner Trustee

Wilmington Trust Company will be the Owner Trustee under the Trust Agreement.  Wilmington Trust Company is a Delaware trust company incorporated in 1903. On July 1, 2011, Wilmington Trust Company filed an amended charter which changed its status from a Delaware banking corporation to a Delaware trust company.  The issuing entity owner trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. Since 1998, Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving auto receivables.

On May 16, 2011, after receiving all required shareholder and regulatory approvals, Wilmington Trust Corporation, the parent of Wilmington Trust Company, through a merger, became a wholly- owned subsidiary of M&T Bank Corporation (“M&T”), a New York corporation.

Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB. Other than the above three paragraphs, Wilmington Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

The Receivables Pool

General

The Issuing Entity will own a pool of Receivables consisting of motor vehicle installment sales contracts and installment loans purchased by MBFS USA from Dealers in connection with the sale of new and pre-owned Mercedes-Benz and smart automobiles or originated by MBFS USA in connection with the purchase by lessees of leased Mercedes-Benz and smart automobiles, and secured by security interests in the automobiles financed by those contracts or loans.  The automobiles financed by Receivables will include Mercedes-Benz passenger cars, crossovers and sport utility vehicles, and smart fortwo microcars.  MBFS USA will sell the Receivables to the Depositor on the Closing Date pursuant to the Receivables Purchase Agreement.  The Depositor will transfer the Receivables to the Issuing Entity on the Closing Date pursuant to the Sale and Servicing Agreement.  The property of the Issuing Entity will include, among other things, payments on the Receivables that are made after the Cutoff Date.  No expenses incurred in connection with the selection and acquisition of the Receivables are payable from the proceeds of the issuance of the Notes.  All of the Receivables constitute tangible chattel paper and none of the Receivables are in electronic format.

Statistical Information in this Prospectus Supplement

The statistical information in this prospectus supplement is based on the receivables in a statistical pool as of the Cutoff Date.  The actual pool of Receivables sold to the Issuing Entity on the Closing Date will be selected from the statistical pool.  The statistical characteristics of the Receivables sold to the Issuing Entity on the Closing Date may vary somewhat from the characteristics of the receivables in the statistical pool described in this prospectus supplement, although we do not expect the characteristics, as of the Cutoff Date, of the Receivables sold to the Issuing Entity on the Closing Date to vary materially from the characteristics of the receivables in the statistical pool as of the Cutoff Date.  If the aggregate principal amount of the Notes being issued by the Issuing Entity on the Closing Date is the amount set forth on the cover page of this prospectus supplement, the aggregate principal balance as of the Cutoff Date of the Receivables sold to the Issuing Entity on the Closing Date will be approximately $1,366,394,368.16.

Selection of Receivables

General.  The Receivables to be transferred to the Issuing Entity on the Closing Date will be selected from MBFS USA’s portfolio for inclusion in the pool by several criteria, some of which are set forth in the prospectus under “The Receivables Pools”.  These criteria include the requirement that each Receivable:

•	was originated in the United States of America;

•	is secured by a new or pre-owned Mercedes-Benz passenger car, crossover or sport utility vehicle or a smart fortwo microcar;

•	as of the Cutoff Date, had a remaining principal balance of not more than $198,798.14 and not less than $2,011.78;

•
had an original term to maturity of not more than 72 months and not less than 12 months and, as of the Cutoff Date, a remaining term to maturity (based on number of remaining monthly payments) of not more than 71 months and not less than 2 months;

•	provides for the allocation of payments to interest and principal based on the simple interest method;

•	has a Contract Rate of at least 0.99% and not more than 16.90%;

•
provides for level scheduled monthly payments that fully amortize the amount financed over its original term to maturity (except that the period between the contract date and the first payment date may be less than or greater than one month and except for the first and last payments, which may be minimally different from the level payments);

•	as of the Cutoff Date, is not delinquent by more than 30 days;

•	as of the Cutoff Date, is not secured by a Financed Vehicle that has been repossessed;

•	as of the Cutoff Date, does not relate to an obligor who is the subject of a bankruptcy proceeding;

•	is evidenced by only one original contract; and

•	was not selected using selection procedures believed by MBFS USA to be adverse to the Noteholders.

Additional Information.  The receivables in the statistical pool have loan-to-value ratios ranging between 25.01% and 150.00% and a weighted average loan-to-value ratio of 98.87%.  The loan-to-value ratio for receivables relating to new vehicles is calculated as the original receivable principal amount divided by the manufacturer’s suggested retail price at the time of origination.  The loan-to-value ratio for receivables relating to pre-owned vehicles is calculated as the original receivable principal amount divided by the retail book value at the time of origination as set forth in the then-current edition of the Manheim Market Report.  Such calculation for vehicles financed through MBFS’ Certified Pre-Owned Program is conservative because it does not take into consideration the dollar amounts invested in such pre-owned vehicles, which increase the market value of such vehicles. Certified Pre-Owned Programs require that pre-owned vehicles be inspected by Mercedes-Benz dealers and pass a 155-point vehicle inspection.  The weighted average loan-to-value ratio is dollar weighted based upon the original receivable principal.

The Servicer considers a receivable delinquent when an obligor fails to make 90% of a contractual payment by the due date.  The period of delinquency is based on the number of days payments are contractually past due.   As of the Cutoff Date, no Receivable will have been delinquent for more than 30 days, and no Receivable will have ever been delinquent for more than 30 days more than once or will have ever been delinquent for more than 60 days.  As of the Cutoff Date, 755 receivables in the statistical pool or, based on Cutoff Date Statistical Pool Balance, 1.13% of the receivables in the statistical pool, have been delinquent between 31 and 60 days once.

Historical Delinquency Status	Number of Receivables	Percentage of Total Number of Receivables	Aggregate Outstanding Principal Balance	Percentage of Cutoff Date Statistical Pool Balance
Delinquent no more than once for 31-60 days(1)	755	1.22%	$19,102,124.78	1.13%
Delinquent no more than once for 31-60 days but never for 61 days or more	0	0.00	0	0.00
Delinquent at least once for 61 days or more	0	0.00	0	0.00
No history of delinquency	61,333	98.78	1,672,538,095.58	98.87
Total	62,088	100.00%	$1,691,640,220.36	100.00%

(1)	Delinquent no more than once for 31-60 days represent accounts that were delinquent once but never exceeded 60 days past due.

As of the Cutoff Date, 296 receivables in the statistical pool or, based on the Cutoff Date Statistical Pool Balance, 0.45% of the receivables in the statistical pool, have been extended once and no Receivable has been extended more than once.  As of the Cutoff Date, none of the Receivables will have been deferred, modified or been subject of a work out.

Number of Extensions	Number of Receivables	Percentage of Total Number of Receivables	Aggregate Outstanding Principal Balance	Percentage of Cutoff Date Statistical Pool Balance
0	61,792	99.52%	$1,684,075,264.77	99.55%
1	296	0.48	7,564,955.59	0.45
Total	62,088	100.00%	$1,691,640,220.36	100.00%

Characteristics of the Receivables

The following tables set forth information with respect to the receivables in the statistical pool as of the close of business as of the Cutoff Date.  The percentages below are calculated based on the outstanding Principal Balance of the receivables in the statistical pool on the Cutoff Date.

Composition of the Receivables in the Statistical Pool

as of the Cutoff Date

	Pre-Owned Financed Vehicles	New Financed Vehicles	Total
Aggregate Principal Balance	$769,743,169.76	$921,897,050.60	$1,691,640,220.36
Percentage of Cutoff Date Statistical Pool Balance	45.50%	54.50%	100.00%
Number of Receivables	32,409	29,679	62,088
Percentage of Receivables	52.20%	47.80%	100.00%
Average Principal Balance	$23,750.91	$31,062.27	$27,245.85
Average Original Balance	$31,169.42	$42,849.42	$36,752.64
Weighted Average Contract Rate	4.12%	3.19%	3.62%
Contract Rate (Range)	0.99% to 16.50%	0.99% to 16.90%	0.99% to 16.90%
Weighted Average Original Term	59.20 months	59.15 months	59.17 months
Original Term (Range)	12 months to 72 months	12 months to 72 months	12 months to 72 months
Weighted Average Remaining Term(1)	47.02 months	44.95 months	45.89 months
Remaining Term (Range)(1)	2 months to 71 months	3 months to 71 months	2 months to 71 months
Weighted Average FICO© Score(2)	755.30	766.27	761.28
Range of FICO© Scores(2)	651 to 884	651 to 883	651 to 884

(1)	Based on the number of monthly payments remaining as of the Cutoff Date.
(2)	The FICO® score with respect to any receivable with co-obligors is the higher of each obligor’s FICO® score at the time of application.

All receivables in the statistical pool were assigned a FICO®1 score.  A FICO® score is a measurement determined by Fair Isaac Corporation using information collected by the major credit bureaus to assess credit risk.  Data from an independent credit reporting agency, such as a FICO® score, is one of several factors that may be used by MBFS USA in its credit scoring system to assess the credit risk associated with each applicant.  See “The Sponsor and Servicer—Underwriting” in the prospectus.  FICO® scores are intended to show the likelihood that an individual might default on a debt based on past credit history.  An individual’s credit history may not reliably predict his or her future creditworthiness.  Additionally, the reliability of the credit scoring the FICO® scores provide is limited by the accuracy of the data contained within the credit bureau files.  Accordingly, FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the Receivables.

Distribution of the Receivables in the Statistical Pool by FICO® Score
as of the Cutoff Date

FICO Score	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Statistical Pool Balance(1)
650 – 699	9,470	15.25%	$273,244,851.70	16.15%
700 – 749	16,555	26.66	464,217,735.11	27.44
750 – 799	16,265	26.20	445,611,317.58	26.34
800 – 849	17,405	28.03	451,278,707.90	26.68
850 – 899	2,393	3.85	57,287,608.07	3.39
Total	62,088	100.00%	$1,691,640,220.36	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

1 FICO® is a federally registered service mark of Fair Isaac Corporation.

Distribution of the Receivables in the Statistical Pool by Original Term to Maturity
as of the Cutoff Date

Original Term Range	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Statistical Pool Balance(1)
12 months	4	0.01%	$71,403.43	0.00%
13 months to 24 months	288	0.46	4,568,810.18	0.27
25 months to 36 months	11,498	18.52	269,179,362.91	15.91
37 months to 48 months	4,953	7.98	112,840,226.47	6.67
49 months to 60 months	10,375	16.71	231,522,541.21	13.69
61 months to 72 months	34,970	56.32	1,073,457,876.16	63.46
Total	62,088	100.00%	$1,691,640,220.36	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables in the Statistical Pool by Remaining Term to Maturity
as of the Cutoff Date(1)

Remaining Term Range	Number of Receivables	Percentage of Total Number of Receivables(2)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Statistical Pool Balance(2)
1 months to 12 months	1,599	2.58%	$10,939,994.04	0.65%
13 months to 24 months	7,183	11.57	128,872,853.22	7.62
25 months to 36 months	13,306	21.43	314,705,760.39	18.60
37 months to 48 months	14,651	23.60	380,626,281.02	22.50
49 months to 60 months	18,262	29.41	591,992,256.91	35.00
61 months to 72 months	7,087	11.41	264,503,074.78	15.64
Total	62,088	100.00%	$1,691,640,220.36	100.00%

(1)	Based on the number of monthly payments remaining as of the Cutoff Date.
(2)	Percentages may not add to 100.00% due to rounding.

 Distribution of the Receivables in the Statistical Pool by State of Obligor Mailing Address
as of the Cutoff Date

Obligor Mailing Address	Number of Receivables	Percentage of Total Number of Receivables(2)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Statistical Pool Balance(2)
California	13,365	21.53%	$361,217,796.46	21.35%
Texas	6,308	10.16	183,100,935.71	10.82
Florida	6,055	9.75	162,572,907.60	9.61
New York	4,060	6.54	115,671,459.35	6.84
New Jersey	3,341	5.38	90,545,915.69	5.35
Pennsylvania	2,716	4.37	69,424,160.75	4.10
Illinois	2,382	3.84	67,128,893.97	3.97
Georgia	2,241	3.61	60,141,725.13	3.56
Maryland	1,589	2.56	47,957,749.52	2.83
Virginia	1,642	2.64	47,651,000.05	2.82
North Carolina	1,669	2.69	44,134,915.19	2.61
Massachusetts	1,359	2.19	38,229,027.09	2.26
Connecticut	1,290	2.08	30,547,892.71	1.81
Ohio	1,202	1.94	30,394,003.10	1.80
Louisiana	1,014	1.63	28,314,752.47	1.67
Michigan	926	1.49	24,111,415.21	1.43
Arizona	789	1.27	22,669,151.18	1.34
South Carolina	844	1.36	21,520,877.64	1.27
Tennessee	769	1.24	20,990,922.06	1.24
Washington	671	1.08	18,204,105.21	1.08
Alabama	683	1.10	17,690,927.63	1.05
Colorado	666	1.07	17,384,147.60	1.03
Nevada	460	0.74	13,845,929.90	0.82
Minnesota	540	0.87	13,629,152.01	0.81
Missouri	506	0.81	12,533,826.82	0.74
Oklahoma	464	0.75	12,352,214.22	0.73
Kentucky	421	0.68	10,793,883.25	0.64
Indiana	409	0.66	10,793,090.79	0.64
Mississippi	382	0.62	10,143,985.48	0.60
Arkansas	306	0.49	8,530,376.18	0.50
Hawaii	346	0.56	8,471,124.29	0.50
Wisconsin	312	0.50	7,953,194.12	0.47
Oregon	293	0.47	7,682,567.54	0.45
Kansas	270	0.43	7,203,544.93	0.43
West Virginia	186	0.30	5,185,804.45	0.31
New Hampshire	210	0.34	5,124,189.92	0.30
Rhode Island	193	0.31	4,848,120.88	0.29
Utah	140	0.23	4,542,038.39	0.27
Delaware	166	0.27	4,385,563.91	0.26
District of Columbia	147	0.24	4,194,234.05	0.25
Iowa	156	0.25	3,977,689.36	0.24
Other(1)	600	0.97	15,845,008.55	0.94
Total	62,088	100.00%	$1,691,640,220.36	100.00%

(1)	Each state included in the “Other” category accounted for less than 0.20% of the Cutoff Date Statistical Pool Balance.
(2)	Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables in the Statistical Pool by Financed Vehicle Model Year
as of the Cutoff Date

Model Year	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Statistical Pool Balance(1)
2002	24	0.04%	$176,501.38	0.01%
2003	136	0.22	1,058,944.74	0.06
2004	758	1.22	7,631,603.26	0.45
2005	1,623	2.61	21,120,544.44	1.25
2006	4,687	7.55	76,415,133.01	4.52
2007	10,546	16.99	245,500,604.27	14.51
2008	15,379	24.77	415,827,032.40	24.58
2009	6,520	10.50	165,487,339.38	9.78
2010	15,249	24.56	473,582,146.03	28.00
2011	7,166	11.54	284,840,371.45	16.84
Total	62,088	100.00%	$1,691,640,220.36	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables in the Statistical Pool by Contract Rate
as of the Cutoff Date

Contract Rate Range	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Statistical Pool Balance(1)
0.01% to 1.00%	374	0.60%	$8,369,550.77	0.49%
1.01% to 2.00%	20,340	32.76	549,401,568.70	32.48
2.01% to 3.00%	13,513	21.76	388,192,835.23	22.95
3.01% to 4.00%	8,426	13.57	240,516,967.79	14.22
4.01% to 5.00%	9,670	15.57	264,659,002.75	15.65
5.01% to 6.00%	3,001	4.83	73,448,425.82	4.34
6.01% to 7.00%	2,718	4.38	72,468,083.24	4.28
7.01% to 8.00%	2,224	3.58	53,515,237.24	3.16
8.01% to 9.00%	1,235	1.99	28,104,096.44	1.66
9.01% to 10.00%	293	0.47	6,371,064.89	0.38
10.01% to 11.00%	116	0.19	2,645,423.76	0.16
11.01% to 12.00%	86	0.14	2,298,024.39	0.14
12.01% to 13.00%	40	0.06	626,660.70	0.04
13.01% to 14.00%	21	0.03	437,518.03	0.03
14.01% to 15.00%	18	0.03	328,083.27	0.02
15.01% to 16.00%	6	0.01	119,813.38	0.01
16.01% to 17.00%	7	0.01	137,863.96	0.01
Total	62,088	100.00%	$1,691,640,220.36	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables in the Statistical Pool by Original Principal Balance
as of the Cutoff Date

Original Principal Balance	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Statistical Pool Balance(1)
$0.01 to $10,000.00	160	0.26%	$974,921.15	0.06%
$10,000.01 to $20,000.00	6,651	10.71	78,034,367.66	4.61
$20,000.01 to $30,000.00	16,174	26.05	301,834,770.95	17.84
$30,000.01 to $40,000.00	19,489	31.39	513,681,925.55	30.37
$40,000.01 to $50,000.00	9,708	15.64	320,833,147.39	18.97
$50,000.01 to $60,000.00	5,058	8.15	201,058,876.44	11.89
$60,000.01 to $70,000.00	2,411	3.88	114,928,164.36	6.79
$70,000.01 to $80,000.00	1,016	1.64	55,212,593.44	3.26
$80,000.01 to $90,000.00	530	0.85	32,484,700.09	1.92
$90,000.01 to $100,000.00	344	0.55	23,785,269.44	1.41
$100,000.01 to $110,000.00	242	0.39	18,877,117.85	1.12
$110,000.01 to $120,000.00	137	0.22	11,543,823.13	0.68
$120,000.01 to $130,000.00	67	0.11	6,502,116.88	0.38
$130,000.01 to $140,000.00	34	0.05	3,692,396.54	0.22
$140,000.01 to $150,000.00	22	0.04	2,340,499.82	0.14
$150,000.01 to $160,000.00	16	0.03	1,981,547.39	0.12
$160,000.01 to $170,000.00	10	0.02	1,422,375.11	0.08
$170,000.01 to $180,000.00	8	0.01	913,396.02	0.05
$180,000.01 to $190,000.00	1	0.00	64,970.27	0.00
$190,000.01 to $200,000.00	3	0.00	346,379.40	0.02
$200,000.01 to $210,000.00	4	0.01	650,920.26	0.04
$210,000.01 to $220,000.00	1	0.00	181,842.93	0.01
$230,000.01 to $240,000.00	1	0.00	128,117.65	0.01
$260,000.01 to $270,000.00	1	0.00	165,980.64	0.01
Total	62,088	100.00%	$1,691,640,220.36	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables in the Statistical Pool by Model
as of the Cutoff Date

Model Type	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Statistical Pool Balance(1)
E Class	17,649	28.43%	$464,668,296.14	27.47%
C Class	16,020	25.80	350,695,942.34	20.73
ML Class	7,978	12.85	228,227,000.16	13.49
GL Class	4,298	6.92	164,423,650.81	9.72
GLK Class	5,680	9.15	153,379,513.89	9.07
S Class	3,186	5.13	144,340,633.71	8.53
CLK Class	2,683	4.32	59,818,695.97	3.54
R Class	1,548	2.49	37,593,534.03	2.22
SL Class	566	0.91	25,735,566.64	1.52
CLS Class	563	0.91	20,390,732.46	1.21
SLK Class	497	0.80	12,507,642.92	0.74
SMART FORTWO	1,139	1.83	11,932,126.14	0.71
CL Class	158	0.25	10,018,226.19	0.59
G Class	123	0.20	7,908,658.96	0.47
Total	62,088	100.00%	$1,691,640,220.36	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables in the Statistical Pool by Remaining Principal Balance
as of the Cutoff Date

Remaining Principal Balance	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Statistical Pool Balance(1)
$0.01 to $10,000.00	4,040	6.51%	$28,837,797.53	1.70%
$10,000.01 to $20,000.00	15,828	25.49	243,480,426.62	14.39
$20,000.01 to $30,000.00	20,706	33.35	519,958,772.11	30.74
$30,000.01 to $40,000.00	12,915	20.80	441,731,991.64	26.11
$40,000.01 to $50,000.00	4,750	7.65	210,393,892.62	12.44
$50,000.01 to $60,000.00	2,118	3.41	114,851,679.66	6.79
$60,000.01 to $70,000.00	838	1.35	53,829,953.83	3.18
$70,000.01 to $80,000.00	418	0.67	31,108,307.71	1.84
$80,000.01 to $90,000.00	175	0.28	14,743,583.73	0.87
$90,000.01 to $100,000.00	128	0.21	12,088,124.01	0.71
$100,000.01 to $110,000.00	65	0.10	6,789,465.70	0.40
$110,000.01 to $120,000.00	43	0.07	4,926,038.40	0.29
$120,000.01 to $130,000.00	26	0.04	3,228,325.89	0.19
$130,000.01 to $140,000.00	14	0.02	1,889,699.99	0.11
$140,000.01 to $150,000.00	10	0.02	1,445,929.01	0.09
$150,000.01 to $160,000.00	6	0.01	932,024.34	0.06
$160,000.01 to $170,000.00	3	0.00	491,270.40	0.03
$170,000.01 to $180,000.00	2	0.00	352,042.09	0.02
$180,000.01 to $190,000.00	2	0.00	362,096.94	0.02
$190,000.01 to $200,000.00	1	0.00	198,798.14	0.01
Total	62,088	100.00%	$1,691,640,220.36	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Static Pool Data

MBFS USA is the present-day successor to a portion of the Mercedes-Benz Financial Services operations of DaimlerChrysler Financial Services Americas LLC and was created on March 16, 2007 in connection with the sale of the Chrysler Group. MBFS USA created its own computerized data management system, independent of the DCFSA computer system which previously maintained delinquency, default and prepayment history information for the receivables portfolios of MBFS USA and its Mercedes-Benz Financial predecessors in interest, in April 2008.

MBFS USA has been the sponsor of two securitizations, which closed in September 2009 and in April 2010, securitizing receivables similar to the Receivables, and one passenger vehicle lease securitization.  None of these transactions has experienced any event of default or servicer default and MBFS USA has never taken any action out of the ordinary to prevent such an occurrence.  Neither MBFS USA nor the Issuing Entity can guarantee that there will not be any such events of default or servicer defaults in the future. For more information on the securitization programs of MBFS USA and its predecessors in interest, see “The Sponsor and Servicer—Overview” in the prospectus.

Prior to the April 2008 completion of the MBFS USA computer system, the portfolio management system receivable level data retention policy of MBFS USA and its Mercedes-Benz Financial predecessors in interest maintained yearly activity and year end details for seven years and month end details on a rolling 13 month basis.  In accordance with this data retention policy, MBFS USA only has year end receivable level information since 2004 and month end receivable level details since April 2008.  As a consequence, MBFS USA does not have delinquency and prepayment data on an individual receivable basis on a monthly basis prior to April 2008, and the estimated time and effort to attempt to reconstruct month end account level details for purposes of preparing static pool delinquency and prepayment information when only yearly activity is available is prohibitively expensive.

Therefore, MBFS USA can only present monthly static pool data for delinquencies and prepayments relating to motor vehicle installment sales contracts and installment loans for Mercedes-Benz vehicles since April 2008.

Static pool information is included as Appendix A and Appendix B to this prospectus supplement.  Appendix B contains static pool information about the pools of motor vehicle installment sales contracts and installment loans that were securitized in 2009 and 2010, consisting of summary information for the original characteristics of this pool as well as prepayment, delinquency and cumulative net credit losses.  Appendix A contains static pool information relating to vintage originations by year by MBFS USA and its Mercedes-Benz Financial Services predecessors in interest.  The vintage originations include substantially all motor vehicle installment sales contracts and installment loans originated or purchased by such entities to finance the retail purchase of Mercedes-Benz vehicles and, to a lesser extent, vehicles of other passenger car brands, during the relevant periods.  Historical static pool data relating to delinquencies and prepayments for the vintage pools are presented on an annual basis for 2006 and 2007 and from April 2008 on a monthly basis.  Static pool data relating to net credit losses for the vintage pools is presented on a monthly basis.  As set forth above, data for delinquencies and prepayments could not be obtained for periods more frequent than annual for the period prior to 2008 due to the conversion and retention of data by MBFS USA from its predecessors in interest.  In addition, in some cases, the origination and underwriting standards relevant to the prior securitized pool and the vintage pools included in Appendix A and Appendix B may differ somewhat from those used to originate the Receivables, because some of those pools were originated by MBFS USA’s predecessor entities.  We cannot assure you that the prepayment, loss or delinquency history of the Receivables sold to the Issuing Entity will be comparable to the historical prepayment, loss or delinquency experience of any of the prior securitized pools or vintage pools included in Appendix A and Appendix B.  In this regard, you should note how the characteristics of the receivables in those prior securitized pools or vintage pools differ from the characteristics of the Receivables.  Such differences, along with the varying economic conditions applicable to those prior securitized pools or vintage pools, may make it unlikely that the Receivables will perform in the same way that any of those pools has performed.

Weighted Average Lives of the Notes

The following information is given solely to illustrate the effect of prepayments of the Receivables on the weighted average lives of the Notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Receivables.

Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model.  The model used in this prospectus supplement, the Absolute Prepayment Model, or “ABS”, represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables.  ABS further assumes that all of the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full.  For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month.  ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets, including the Receivables.

The rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the Principal Balance of the Receivables.  For this reason, final distributions in respect of the Notes could occur significantly earlier than their respective Final Scheduled Distribution Dates.  The Noteholders will exclusively bear any reinvestment risk associated with early payment of their Notes.

The ABS Tables captioned “Percent of Initial Note Principal Amount at Various ABS Percentages” have been prepared on the basis of the following assumptions:

•	the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

•	each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days, commencing June 2011;

•	payments on the Notes are made on each Distribution Date (and each Distribution Date is assumed to be the 15th day of the applicable month);

•	the initial principal amount of each Class of Notes is as set forth on the cover page of this prospectus supplement;

•
the interest rate on the (i) Class A-1 Notes is 0.36608%, (ii) Class A-2 Notes is 0.335% (the interest rate on the Class A-2 Notes is assumed to be a fixed interest rate at such level for this purpose),  (iii) Class A-3 Notes is 1.12% and (iv) Class A-4 Notes is 1.61%;

•	the Class A-1 Notes and Class A-2 Notes accrue interest on an actual/360 basis and the Class A-3 Notes and the Class A-4 Notes accrue interest on a 30/360 basis;

•	the Notes are purchased on July 20, 2011;

•	no Event of Default occurs;

•	the initial amount on deposit in the Reserve Fund is $3,308,615.29.

•
the initial amount of overcollateralization is approximately 5.55% of the Cutoff Date Adjusted Pool Balance and the amount of overcollateralization increases over time to an amount equal to 6.65% of the Cutoff Date Adjusted Pool Balance; and

•
except as indicated in the ABS Tables, the Servicer exercises its Optional Purchase Right on the earliest Distribution Date on which it is permitted to do so, as described in this prospectus supplement.

The ABS Tables indicate the projected weighted average life of each class of Notes and set forth the percent of the initial principal amount of each class of Notes that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.

The ABS Tables also assume that the Receivables have been aggregated into hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on the aggregate Principal Balance of the Receivables in each pool, Contract Rate and remaining number of payments to maturity) will be such that each pool will be fully amortized by the end of its remaining number of payments to maturity.

Pool	Aggregate Principal Balance	Weighted Average Contract Rate	Weighted Average Original Term to Maturity (in months)	Weighted Average Term to Maturity(1) (in months)
1	$6,161,071.70	2.754%	38	9
2	86,259,245.68	2.156%	38	21
3	197,152,454.64	2.243%	43	30
4	199,534,882.57	2.716%	61	43
5	286,474,480.54	2.886%	65	54
6	182,778,177.48	2.752%	66	63
7	2,675,527.28	6.633%	50	10
8	17,835,666.90	6.556%	56	20
9	57,045,910.62	6.508%	60	31
10	107,909,691.34	6.062%	64	43
11	191,697,459.39	5.609%	65	54
12	30,869,800.02	6.133%	67	63
	$1,366,394,368.16

(1)	Based on the number of monthly payments remaining as of the Cutoff Date.

The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Tables.  The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS.  Moreover, the diverse terms of Receivables within each of the hypothetical pools could produce slower or faster principal payments than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the weighted average Contract Rates, weighted average original number of payments to maturity and weighted average remaining number of payments to maturity of the Receivables are as assumed.  Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average life of each class of Notes.

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-1 Notes					Class A-2 Notes
Distribution Date	0.50%	1.00%	1.30%	1.50%	2.00%	0.50%	1.00%	1.30%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2011	79.27	75.20	72.39	70.32	64.14	100.00	100.00	100.00	100.00	100.00
September 2011	69.12	63.18	59.08	56.06	47.06	100.00	100.00	100.00	100.00	100.00
October 2011	59.53	51.80	46.47	42.54	30.86	100.00	100.00	100.00	100.00	100.00
November 2011	50.46	41.05	34.57	29.81	15.65	100.00	100.00	100.00	100.00	100.00
December 2011	41.44	30.47	22.92	17.36	0.90	100.00	100.00	100.00	100.00	100.00
January 2012	32.47	20.04	11.49	5.21	0.00	100.00	100.00	100.00	100.00	85.89
February 2012	23.56	9.77	0.30	0.00	0.00	100.00	100.00	100.00	92.98	71.33
March 2012	14.70	0.00	0.00	0.00	0.00	100.00	99.65	88.76	80.77	57.26
April 2012	6.06	0.00	0.00	0.00	0.00	100.00	89.31	77.59	69.01	43.80
May 2012	0.00	0.00	0.00	0.00	0.00	97.40	79.20	66.73	57.59	30.82
June 2012	0.00	0.00	0.00	0.00	0.00	88.46	69.25	56.10	46.48	18.32
July 2012	0.00	0.00	0.00	0.00	0.00	79.58	59.47	45.72	35.67	6.30
August 2012	0.00	0.00	0.00	0.00	0.00	70.75	49.86	35.59	25.16	0.00
September 2012	0.00	0.00	0.00	0.00	0.00	61.98	40.41	25.70	14.95	0.00
October 2012	0.00	0.00	0.00	0.00	0.00	53.27	31.14	16.05	5.05	0.00
November 2012	0.00	0.00	0.00	0.00	0.00	44.62	22.03	6.66	0.00	0.00
December 2012	0.00	0.00	0.00	0.00	0.00	36.02	13.10	0.00	0.00	0.00
January 2013	0.00	0.00	0.00	0.00	0.00	27.48	4.33	0.00	0.00	0.00
February 2013	0.00	0.00	0.00	0.00	0.00	19.01	0.00	0.00	0.00	0.00
March 2013	0.00	0.00	0.00	0.00	0.00	10.80	0.00	0.00	0.00	0.00
April 2013	0.00	0.00	0.00	0.00	0.00	3.63	0.00	0.00	0.00	0.00
May 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
July 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
August 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
September 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
October 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
November 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
December 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
January 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
February 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
March 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
May 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
July 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
August 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
September 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
October 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
November 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
December 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
January 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
February 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
March 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
May 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life to Maturity (years)(1)	0.38	0.31	0.28	0.25	0.20	1.31	1.12	1.00	0.93	0.75
Weighted Average Life (years) to Call(1),(2)	0.38	0.31	0.28	0.25	0.20	1.31	1.12	1.00	0.93	0.75

(1)
The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment on the Note by the number of years from the date of issuance of the Note to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the original principal amount of the Note.

(2)	Assumes that the Servicer exercises its Optional Purchase Right at its first opportunity.

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-3 Notes					Class A-4 Notes
Distribution Date	0.50%	1.00%	1.30%	1.50%	2.00%	0.50%	1.00%	1.30%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2011	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 2011	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 2011	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 2011	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 2011	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 2012	100.00	100.00	100.00	100.00	94.54	100.00	100.00	100.00	100.00	100.00
September 2012	100.00	100.00	100.00	100.00	83.12	100.00	100.00	100.00	100.00	100.00
October 2012	100.00	100.00	100.00	100.00	72.17	100.00	100.00	100.00	100.00	100.00
November 2012	100.00	100.00	100.00	95.28	61.70	100.00	100.00	100.00	100.00	100.00
December 2012	100.00	100.00	97.41	85.61	51.70	100.00	100.00	100.00	100.00	100.00
January 2013	100.00	100.00	88.15	76.27	42.17	100.00	100.00	100.00	100.00	100.00
February 2013	100.00	95.57	79.16	67.25	33.13	100.00	100.00	100.00	100.00	100.00
March 2013	100.00	86.98	70.55	58.65	24.57	100.00	100.00	100.00	100.00	100.00
April 2013	100.00	79.41	62.93	50.99	17.11	100.00	100.00	100.00	100.00	100.00
May 2013	96.36	71.98	55.52	43.61	10.01	100.00	100.00	100.00	100.00	100.00
June 2013	89.00	64.71	48.33	36.49	3.28	100.00	100.00	100.00	100.00	100.00
July 2013	81.68	57.59	41.37	29.65	0.00	100.00	100.00	100.00	100.00	89.56
August 2013	74.42	50.62	34.62	23.07	0.00	100.00	100.00	100.00	100.00	69.21
September 2013	67.21	43.81	28.10	16.78	0.00	100.00	100.00	100.00	100.00	50.15
October 2013	60.05	37.15	21.80	10.76	0.00	100.00	100.00	100.00	100.00	32.37
November 2013	52.95	30.65	15.74	5.02	0.00	100.00	100.00	100.00	100.00	15.89
December 2013	45.90	24.31	9.90	0.00	0.00	100.00	100.00	100.00	98.51	0.00
January 2014	40.46	19.32	5.24	0.00	0.00	100.00	100.00	100.00	83.56	0.00
February 2014	35.50	14.75	0.95	0.00	0.00	100.00	100.00	100.00	69.64	0.00
March 2014	30.58	10.28	0.00	0.00	0.00	100.00	100.00	89.12	56.36	0.00
April 2014	25.70	5.93	0.00	0.00	0.00	100.00	100.00	75.56	43.72	0.00
May 2014	20.85	1.68	0.00	0.00	0.00	100.00	100.00	62.53	31.73	0.00
June 2014	16.04	0.00	0.00	0.00	0.00	100.00	91.63	50.03	20.40	0.00
July 2014	11.27	0.00	0.00	0.00	0.00	100.00	77.92	38.07	9.73	0.00
August 2014	6.54	0.00	0.00	0.00	0.00	100.00	64.59	26.65	0.00	0.00
September 2014	1.84	0.00	0.00	0.00	0.00	100.00	51.63	15.78	0.00	0.00
October 2014	0.00	0.00	0.00	0.00	0.00	90.43	39.06	5.45	0.00	0.00
November 2014	0.00	0.00	0.00	0.00	0.00	74.72	26.86	0.00	0.00	0.00
December 2014	0.00	0.00	0.00	0.00	0.00	59.15	15.05	0.00	0.00	0.00
January 2015	0.00	0.00	0.00	0.00	0.00	43.72	3.63	0.00	0.00	0.00
February 2015	0.00	0.00	0.00	0.00	0.00	33.85	0.00	0.00	0.00	0.00
March 2015	0.00	0.00	0.00	0.00	0.00	24.06	0.00	0.00	0.00	0.00
April 2015	0.00	0.00	0.00	0.00	0.00	14.35	0.00	0.00	0.00	0.00
May 2015	0.00	0.00	0.00	0.00	0.00	4.72	0.00	0.00	0.00	0.00
June 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life to Maturity (years)(1)	2.45	2.15	1.95	1.82	1.48	3.52	3.21	2.96	2.75	2.20
Weighted Average Life (years) to Call(1),(2)	2.45	2.15	1.95	1.82	1.48	3.46	3.14	2.88	2.70	2.16

(1)
The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment on the Note by the number of years from the date of issuance of the Note to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the original principal amount of the Note.

(2)	Assumes that the Servicer exercises its Optional Purchase Right at its first opportunity.

The foregoing ABS Tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Receivables which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction therewith.  The weighted average life of a Note is determined by multiplying the amount of each principal payment on the Note by the number of years from the Closing Date to the related Distribution Date, adding the results and dividing the sum by the initial principal amount of the Note.

MBFS USA

General

MBFS USA is the Sponsor.  MBFS USA purchases motor vehicle installment sales contracts and installment loans and directly originates installment sales contracts and installment loans to finance the purchase by lessees of Mercedes-Benz and smart automobiles.  Information regarding the origination and underwriting of motor vehicle installment sales contracts and installment loans by MBFS USA may be found under “The Sponsor and Servicer” in the prospectus.

The following table sets forth information regarding the growth of MBFS USA’s retail U.S. motor vehicle installment sales contract and installment loan portfolio since its formation in 2007, and for periods prior to its formation, by its Mercedes-Benz Financial Services predecessors in interest.

	For the Three Months Ended March 31,
	2011	2010
Number of motor vehicle installment sales contracts and installment loans acquired	16,780	21,039
Amount financed	$625,992,598	$784,331,366
Secured by new vehicles	$331,159,269	$430,869,626
Secured by pre-owned vehicles	$294,833,329	$353,461,740

	For the Year Ended December 31,
	2010	2009	2008	2007	2006
Number of motor vehicle installment sales contracts and installment loans acquired	74,388	87,068	75,180	45,406	49,127
Amount financed	$2,792,989,205	$3,186,670,690	$2,876,203,585	$1,671,459,605	$1,687,639,570
Secured by new vehicles	$1,427,720,462	$2,103,090,431	$1,649,710,613	$987,942,582	$976,695,168
Secured by pre-owned vehicles	$1,365,268,742	$1,083,580,258	$1,226,492,972	$683,517,023	$710,944,401

Securitization Program

MBFS USA has been the sponsor of two securitizations, which closed in September 2009 and April 2010, securitizing receivables similar to the Receivables, and one passenger vehicle lease securitization.  None of these transactions has experienced any event of default or servicer default and MBFS USA has never taken any action out of the ordinary to prevent such an occurrence.  Neither MBFS USA nor the Issuing Entity can guarantee that there will not be any such events of default or servicer defaults in the future.

Delinquency, Credit Loss and Recovery Information

Set forth below is delinquency and credit loss information relating to MBFS USA’s total portfolio of U.S. motor vehicle installment sales contracts and installment loans for the retail financing of new and pre-owned automobiles, including the Mercedes-Benz Financial Services portfolio for MBFS USA’s predecessors in interest.  The portfolio consists of contracts in all 50 states and the District of Columbia.

MBFS USA considers a receivable to be delinquent if at least 10% of any monthly payment is at least one day past due based on its contractual due date.  MBFS USA establishes an allowance for expected credit losses and deducts amounts reflecting losses against such allowance.  For credit loss terminations, MBFS USA charges the account balance against the allowance for credit losses when the motor vehicle installment contract becomes 120 days delinquent unless evidence exists of collectability that will resolve the delinquency, when a repossessed vehicle is sold at auction or when the account is determined to be uncollectible.

Delinquency Experience(1)

	For the Three Months Ended March 31,
	2011	2010
Number of receivables serviced	219,113	200,373
Period of delinquency
31 – 60 days	2,645	2,772
61 – 90 days	611	703
91 days or more	631	576
Total numbers of receivables delinquent	3,887	4,051
Delinquencies as a percentage of receivables outstanding	1.77%	2.02%

	As of December 31,
	2010	2009	2008	2007	2006
Number of receivables serviced	216,572	191,524	151,640	121,103	116,816
Period of delinquency
31 – 60 days	2,963	2,895	2,398	1,549	1,255
61 – 90 days	869	835	800	397	330
91 days or more	648	657	709	485	396
Total numbers of receivables delinquent	4,480	4,387	3,907	2,431	1,981
Delinquencies as a percentage of number of receivables outstanding	2.07%	2.29%	2.58%	2.01%	1.70%

(1)
The information includes retail installment sales contracts and installment loans for new and used automobiles including receivables that MBFS USA has sold to third parties but MBFS USA continues to service.

Loss Experience(1)
($000)

	For the Three Months Ended March 31,
	2011	2010
Principal balance of receivables serviced at end of period	$5,257,470	$5,202,557
Average during period(2)	5,282,064	5,138,603
Net charge-offs of receivables during period(3)	7,658	13,734
Recoveries of receivables charged off in current and prior periods(4)	2,650	3,285
Net losses	5,008	10,449
Net losses as a percentage of average receivables outstanding during period (annualized)	0.38%	0.81%

	For the Year Ended December 31,
	2010	2009	2008	2007	2006
Principal balance of receivables serviced at end of period	$5,330,513	$5,050,587	$3,910,060	$2,712,180	$3,018,310
Average during period(2)	5,294,261	4,515,792	3,340,760	2,754,650	2,998,870
Net charge-offs of receivables during period(3)	48,595	73,224	44,753	29,167	27,217
Recoveries of receivables charged off in current and prior periods(4)	12,127	9,012	4,590	5,355	6,619
Net losses	36,469	64,212	40,163	23,812	20,598
Net losses as a percentage of average receivables outstanding during period (annualized)	0.69%	1.42%	1.20%	0.86%	0.69%

(1)
The information includes retail installment sales contracts and installment loans for new and used automobiles including receivables that MBFS USA has sold to third parties but MBFS USA continues to service. All amounts and percentages are based on the principal balance of the receivables, which does not include unearned interest.

(2)	Annualized average of the loan balance is calculated for the period by dividing the total monthly amounts by the number of months in the period.
(3)
Net charge-offs represent the net principal balance of receivables determined to be uncollectible in the period from dispositions of related vehicles.  Net charge-offs include expenses associated with collection, repossession or disposition of the vehicle.

(4)	Recoveries generally include amounts received on receivables following the time at which the receivable is charged off. Recoveries are net of expenses associated with collection.

As the characteristics of the Receivables transferred to the Issuing Entity will be different from those of MBFS USA’s entire portfolio of receivables, no assurances can be given that the performance of these Receivables will be similar.

Affiliations and Related Transactions

The Depositor is an affiliate of MBFS USA, which acts as Sponsor, Servicer and Administrator, in that MBFS USA is the sole equity member of the Depositor.

Use of Proceeds

MBFS USA will sell the Receivables and certain related property to the Depositor.  The Depositor in turn will transfer the Receivables and related property to the Issuing Entity in exchange for the Notes and the Certificates.  The Depositor will use the net proceeds from the sale of the Notes to (1) purchase the Receivables from MBFS USA, (2) deposit an amount equal to the Reserve Fund Deposit into the Reserve Fund and (3) pay for certain expenses incurred in connection with the issuance and sale of the Notes.

No expenses incurred in connection with the selection and acquisition of the Receivables by the Depositor will be payable from the offering proceeds.

Description of the Notes

The Issuing Entity will issue the Notes under the Indenture.  We will file a copy of the Indenture with the SEC as an exhibit to a Current Report on Form 8-K.  The material terms of the Notes are summarized below.  This summary is not a complete description of all the provisions of the Notes.  This summary supplements, and should be read together with, the description of the general terms and provisions of the notes of any issuing entity and the related indenture set forth under “Certain Information Regarding the Securities” and “The Indenture” in the prospectus and the description of the Indenture set forth under “Description of the Indenture” in this prospectus supplement.

Note Registration

The Notes will be available for purchase in denominations of $1,000 and integral multiples of $1,000 in excess thereof.  The Notes will initially be issued only in book-entry form.  See “Certain Information Regarding the Securities—Book-Entry Registration” in the prospectus for a further discussion of the book-entry registration system.

Payments of Interest

Interest on the principal amounts of the Notes will accrue at the respective fixed or floating per annum  interest rates for the various classes of Notes and will be due on each Distribution Date to the Noteholders of record as of the related Record Date.  The Class A-1 Notes, the Class A-3 Notes and the Class A-4 Notes will be “fixed rate notes” and the Class A-2 Notes will be “floating rate notes”.

The Notes will bear interest at the following Interest Rates:

•	in the case of the Class A-1 Notes, ______% per annum;

•	in the case of the Class A-2 Notes, One-Month LIBOR plus __% per annum;

•	in the case of the Class A-3 Notes, ______% per annum; and

•	in the case of the Class A-4 Notes, ______% per annum.

Calculation of Interest.  Interest will accrue and will be calculated on the Notes as follows:

•
Actual/360.  Interest on the Class A-1 Notes and the Class A-2 Notes will accrue from and including the prior Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding the current Distribution Date.  The interest due on the Class A-1 Notes and the Class A-2 Notes, as applicable,  on each Distribution Date will be an amount equal to the product of:

•
the principal amount of that class of Notes as of the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date), after giving effect to all principal payments made with respect to that class of Notes on that preceding Distribution Date;

•	the Interest Rate applicable to that class of Notes; and

•
the actual number of days elapsed during the period from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to, but excluding, the current Distribution Date divided by 360.

•
30/360.  Interest on the Class A-3 Notes and the Class A-4 Notes will accrue from and including the 15th day of the prior calendar month (or from and including the Closing Date, in the case of the first Distribution Date) to but excluding the 15th day of the current calendar month (assuming each month has 30 days).  The interest due on the  Class A-3 Notes and the Class A-4 Notes, as applicable, on each Distribution Date will be an amount equal to the product of:

•
the principal amount of that class of Notes as of the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date), after giving effect to all principal payments made with respect to that class of Notes on that preceding Distribution Date;

•	the Interest Rate applicable to that class of Notes; and

•	30 (or 25 in the case of the first Distribution Date, assuming a Closing Date of July 20, 2011) divided by 360.

One-Month LIBOR.  The interest rate for the Class A-2 Notes for each Interest Period will be One-Month LIBOR for that Interest Period plus ___% per annum.  “One-Month LIBOR” for each Interest Period will be the rate for deposits in U.S. Dollars for a period of one month which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the preceding Distribution Date or, in the case of the initial Distribution Date, on the day that is two LIBOR Business Days prior to the Closing Date. If that rate does not appear on the Reuters Screen LIBOR01 Page—or any other page as may replace that page on that service, or if that service is no longer offered, any other service for displaying One-Month LIBOR or comparable rates as may be selected by the Indenture Trustee after consultation with the Depositor—then One-Month LIBOR will be the Reference Bank Rate.  The interest rate applicable to the Class A-2 Notes will in no event be higher than the maximum rate permitted by applicable law.

One-Month LIBOR will be determined by the Indenture Trustee, and will be available to each holder of Notes via the Indenture Trustee’s internet website at http://www.usbank.com/abs.

Unpaid Interest Accrues.  Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with interest on such amount at the Interest Rate applicable to that class (to the extent lawful).

Priority of Interest Payments.  The Issuing Entity will pay interest on the Notes on each Distribution Date with Available Funds in accordance with the priority set forth under “Application of Available Funds—Priority of Distributions”, with interest payments to holders of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes having the same priority.

If amounts available to make interest payments on a class of Notes are less than the full amount of interest due on that class of Notes on a Distribution Date, the related Noteholders will receive their ratable share of that amount, based on the aggregate amount of interest due on that date on each class of Notes.

An Event of Default will occur if the full amount of interest due on the Notes is not paid within five days of the related Distribution Date.  See “Description of the Indenture—Rights Upon Event of Default”.

Payments of Principal

Priority and Amount of Principal Payments.  On each Distribution Date, Noteholders will receive principal, to the extent funds are available, in an amount generally equal to the excess, if any, of:

•
the aggregate principal amount of the Notes as of the close of business on the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date), after giving effect to all payments made on that preceding Distribution Date; over

•	the Adjusted Pool Balance as of the last day of the related Collection Period, minus the Target Overcollateralization Amount.

On each Distribution Date, all Available Funds allocated to payments of principal of the Notes as described under “Application of Available Funds—Priority of Distributions” will be aggregated and will be paid out of the Note Payment Account in the following amounts and order of priority:

(1)	to the Class A-1 Notes until the Class A-1 Notes have been paid in full;

(2)	to the Class A-2 Notes until the Class A-2 Notes have been paid in full;

(3)	to the Class A-3 Notes until the Class A-3 Notes have been paid in full; and

(4)	to the Class A-4 Notes until the Class A-4 Notes have been paid in full.

These general rules are subject, however, to the following exceptions:

•	in no event will the principal paid in respect of a class of Notes exceed the unpaid principal amount of that class of Notes; and

•
if the Notes have been accelerated following the occurrence of an Event of Default, the Issuing Entity will distribute the funds allocated to the holders of the Notes to pay principal of the Notes, together with amounts that would otherwise be payable to the holders of the Certificates, as described under “—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default”.

All payments in respect of the Certificates will be subordinated to payments on the Notes.

Final Scheduled Distribution Dates.  The principal amount of any class of Notes, to the extent not previously paid, will be due on the Final Scheduled Distribution Date for that class.  The Final Scheduled Distribution Dates for the Notes are as follows:

•	July 16, 2012 for the Class A-1 Notes;

•	November 15, 2013 for the Class A-2 Notes;

•	March 16, 2015 for the Class A-3 Notes; and

•	December 15, 2017 for the Class A-4 Notes.

The date on which each class of Notes is paid in full is expected to be earlier than the Final Scheduled Distribution Date for that class and could be significantly earlier depending upon the rate at which the Principal Balances of the Receivables are paid.  See “Weighted Average Lives of the Notes” in this prospectus supplement and “Maturity and Prepayment Considerations” in the prospectus for a further discussion of Receivable prepayments.

Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default

Following the occurrence and during the continuation of an Event of Default that has resulted in an acceleration of the Notes, the priority of distributions will change to the following order of priority:

(1)	to the Servicer, any Servicing Fees (including any overdue Servicing Fees) due to it and any Nonrecoverable Advances;

(2)	to the Indenture Trustee and the Owner Trustee, the fees, expenses and indemnified amounts due to each of them, without limitation;

(3)	to the holders of the Class A Notes, the Interest Distributable Amount for the Class A Notes;

(4)	to the holders of the Class A-1 Notes, principal on the Class A-1 Notes until the Class A-1 Notes have been paid in full;

(5)	to the holders of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, pro rata, principal on those Notes until all classes of Class A Notes have been paid in full;

(6)
if any entity has replaced MBFS USA as Servicer, any unpaid transition expenses due in respect of a transfer of servicing and any Additional Servicing Fees for the related Collection Period will be paid to the successor Servicer; and

(7)	to the Certificateholders, any remaining amounts.

Credit Enhancement

Overcollateralization.  Overcollateralization represents the amount by which the Adjusted Pool Balance exceeds the aggregate principal amount of the Notes.  Overcollateralization will be available to absorb losses on the Receivables that are not otherwise covered by excess collections on or in respect of the Receivables, if any.  The initial amount of overcollateralization will be $73,446,114.74 (based upon an initial adjusted pool balance of $1,323,446,114.74, which is subject to upward or downward revision based on the size of the final pool of receivables), or approximately 5.55% of the Cutoff Date Adjusted Pool Balance.

The Issuing Entity will, to the extent of funds available on each Distribution Date pursuant to the priority of payments, maintain an overcollateralization amount equal to the Target Overcollateralization Amount.  To increase the amount of overcollateralization on any Distribution Date and reach the Target Overcollateralization Amount, the Issuing Entity will be required to make principal payments on the Notes greater than the principal of the Receivables paid by obligors during the related Collection Period.  The amount of this payment will be funded primarily from excess spread that is not otherwise used to make required payments on the Notes, make payment of expenses of the Issuing Entity or fund the Reserve Fund on the related Distribution Dates.

Yield Supplement Overcollateralization Amount.  Because a substantial number of Receivables have Contract Rates that are less than the sum of the weighted average interest rate on the Notes plus the 1.00% per annum Servicing Fee, the Receivables could generate less interest collections than the sum of the fees and expenses of the Issuing Entity, interest paid on the Notes and any required deposits to the Reserve Fund if payments on Receivables with low Contract Rates are not offset by payments on Receivables with high Contract Rates.  The Yield Supplement Overcollateralization Amount for each Distribution Date is set forth in the Glossary and will approximate the present value of the amount by which future scheduled payments on Receivables with Contract Rates less than a specified rate are less than future payments would be on such Receivables if their Contract Rates were at least equal to such specified rate.  The specified rate will be established by the Depositor at a level that will result in the amount of excess spread sufficient to obtain the required ratings of the Notes.  The Yield Supplement Overcollateralization Amount will have the effect of supplementing interest collections on Receivables with low Contract Rates with principal collections.

Excess Spread.  Excess spread for any Distribution Date generally will be the amount by which collections of interest on the Receivables during the related Collection Period, plus principal collections attributable to the reduction in the Yield Supplement Overcollateralization Amount for the prior Distribution Date, exceed the sum of the Servicing Fee, any Nonrecoverable Advances due to the Servicer, all amounts due to the Trustees, the Interest Distributable Amount for each class of Notes and any amount required to be deposited into the Reserve Fund so that the funds on deposit therein equal the Reserve Fund Required Amount.  Any excess spread will be applied on each Distribution Date, as a component of Available Funds, as described in clause (6) of “Application of Available Funds—Priority of Distributions” to increase over time the amount of overcollateralization as of any Distribution Date to the Target Overcollateralization Amount.  Generally, excess spread will also provide a source of funds to absorb any losses on the Receivables and reduce the likelihood of losses on the Notes.

Reserve Fund.  The Servicer will establish and maintain with the Indenture Trustee in the name of the Indenture Trustee the Reserve Fund into which certain amounts on the Closing Date and excess collections on or in respect of the Receivables will be deposited and from which amounts may be withdrawn to pay the Servicing Fees, any Nonrecoverable Advances due to the Servicer, all monies due to the Trustees up to the cap described herein and to make required payments on the Notes.

The Depositor will deposit the Reserve Fund Deposit in the Reserve Fund on the Closing Date.  On each Distribution Date, the Indenture Trustee will deposit, or cause to be deposited, in the Reserve Fund, from Available Collections during the related Collection Period that are not used on that Distribution Date to pay the Required Payment Amount, the amount, if any, by which the Reserve Fund Required Amount for that Distribution Date exceeds the amount on deposit in the Reserve Fund on that Distribution Date, after giving effect to all required withdrawals from the Reserve Fund on that Distribution Date.  The amounts on deposit in the Reserve Fund will be invested in Eligible Investments selected by the Servicer.  The Reserve Fund must be maintained as an Eligible Deposit Account.

On each Determination Date, the Servicer will determine the Reserve Fund Draw Amount, if any, for the related Distribution Date.  If the Reserve Fund Draw Amount for any Distribution Date is greater than zero, the Indenture Trustee will withdraw, or cause to be withdrawn, from the Reserve Fund, an amount equal to the lesser of the Reserve Fund Draw Amount and the amount on deposit in the Reserve Fund, and transfer the amount withdrawn to the Collection Account.  If the amount required to be withdrawn from the Reserve Fund to cover shortfalls in funds on deposit in the Collection Account exceeds the amount on deposit in the Reserve Fund, a temporary shortfall in the amounts distributed to the Noteholders could result.  In addition, depletion of the Reserve Fund ultimately could result in losses on your Notes.

If the sum of the amounts on deposit in the Collection Account and the Reserve Fund on any Distribution Date equals or exceeds the Note Balance, accrued and unpaid interest thereon and all amounts due to the Servicer and the Trustees, all such amounts will be applied up to the amounts necessary to retire the Notes and pay such amounts due.

After the payment in full, or the provision for such payment, of all accrued and unpaid interest on the Notes, the principal amount of the Notes and all amounts due to the Servicer and the Trustees, any funds remaining on deposit in the Reserve Fund will be paid to the Certificateholders.  See “Risk Factors—Amounts on deposit in any reserve fund will be limited and subject to depletion” in the prospectus.

Optional Purchase of Receivables

In order to avoid excessive administrative expense, the Servicer will be permitted, at its option and subject to applicable notice provisions, to purchase all remaining Receivables from the Issuing Entity on any Distribution Date if the Pool Balance as of the close of business on the last day of the related Collection Period is 10% or less of the Cutoff Date Pool Balance.  The exercise of this right will effect the early retirement of the Notes.  See “Description of the Receivables Transfer and Servicing Agreements—Optional Purchase of Receivables”, in this prospectus supplement and “Certain Information Regarding the Securities—Optional Redemption” in the prospectus.

The Indenture Trustee

U.S. Bank National Association, a national banking association, will be the Indenture Trustee, registrar and paying agent under the Indenture.  U.S. Bancorp, with total assets exceeding $311 billion as of March 31, 2011, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States.  As of March 31, 2011,

U.S. Bancorp served approximately 17 million customers, and operated over 3,000 branch offices in 25 states.  A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 49 domestic and three international cities.  The Indenture will be administered from U.S. Bank’s corporate trust office located at 209 S. LaSalle Street, Suite 300, Chicago, Illinois 60604.

On December 30, 2010, U.S. Bank purchased the domestic and European-based securitization trust administration businesses of Bank of America, National Association.  Following the closing of the acquisition, U.S. Bank succeeded to duties of the Bank of America affiliate serving as trustee or agent, as applicable, under each client agreement except with respect to those transactions that require additional steps to be taken to transfer the appointments in accordance with the terms of the governing instrument or agreement or applicable law.  Under the terms of the agreement, U.S. Bank Corporate Trust Services acquired approximately 2,150 active securitization and related transactions, which include custodial services with respect to more than 2.4 million residential mortgage files and 84,000 commercial mortgage files, and which include more than $1.1 trillion in underlying assets.

U.S. Bank has provided corporate trust services since 1924.  As of March 31, 2011, U.S. Bank was acting as trustee with respect to over 70,000 issuances of securities with an aggregate outstanding principal balance of over $2.8 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

As of March 31, 2011, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as indenture trustee, registrar and paying agent on 35 issuances of automobile receivables-backed securities with an outstanding aggregate principal balance of approximately $14,335,400,000.

The Indenture Trustee shall make each monthly report available to each holder of Notes via the Indenture Trustee’s internet website at http://www.usbank.com/abs.  Holders of Notes with questions may direct them to the Indenture Trustee’s bondholder services group at (800) 934-6802.

Holders of Notes that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk of the Indenture Trustee and requesting a paper copy.  The Indenture Trustee shall have the right to change the way the monthly reports are distributed in order to make such distribution more convenient and/or more accessible to the holders of Notes.  The Indenture Trustee shall provide timely and adequate notification to all above parties regarding any such changes.  The Indenture Trustee will not be liable for the dissemination of information in accordance with the Indenture or the Administration Agreement.

The Indenture Trustee will have various rights and duties with respect to the Notes.  See “Description of the Indenture” in this prospectus supplement and “The Trustees—The Indenture Trustee” and “The Indenture” in the prospectus for a further discussion of the rights and duties of the Indenture Trustee.  The Depositor, the Servicer and their respective affiliates may maintain normal commercial banking relations with the Indenture Trustee and its affiliates.

Application of Available Funds

Sources of Funds for Distributions

The funds available to the Issuing Entity to make payments on the Notes on each Distribution Date will come from Available Funds, which will be the only funds that will be used to make payments to Noteholders on each Distribution Date.  The calculation of the funds available to make payments on the Notes is set forth in the definition of Available Funds under “Glossary of Terms”.

The following chart shows the sources of Available Funds for each Distribution Date:

Receivables
Servicer
MBFS USA
Reserve Fund
Collections on the Receivables, including payments from the obligors, Net Liquidation Proceeds, Insurance Proceeds, Recoveries, Dealer Recourse and prepayments and investment earnings on amounts on deposit in the Collection Account, if applicable.
Amounts paid to purchase Receivables in respect of which certain servicing covenants have been breached, and advances made by the Servicer, if any.
Amounts paid to repurchase certain ineligible Receivables.
The Reserve Fund Draw Amount.
Available Collections.
Available Funds
to be paid in accordance with "—Priority of Distributions".

Priority of Distributions

On each Distribution Date, so long as the Notes have not been accelerated following the occurrence of an Event of Default, the Issuing Entity will apply Available Funds in the following amounts and order of priority:

(1)
to the Servicer, for the related Collection Period, the Servicing Fee (plus any overdue Servicing Fees for one or more prior Collection Periods) and any Nonrecoverable Advances for the related Collection Period;

(2)
to the Indenture Trustee and the Owner Trustee, pro rata, if not previously paid, the fees, expenses and indemnified amounts due to each of them for the related Collection Period plus any overdue fees, expenses and indemnified amounts of the Trustees for one or more prior Collection Periods; provided, however, that the aggregate amount to be paid to the Trustees for such fees, expenses and indemnified amounts pursuant to this clause shall not exceed $100,000 in any given calendar year;

(3)	to the Note Payment Account for the benefit of the holders of Notes, the Interest Distributable Amount, ratably, for each class of Notes;

(4)	to the Note Payment Account for the benefit of the holders of the Notes, as a payment of principal, the Priority Principal Distributable Amount, if any;

(5)
to the Reserve Fund, the excess, if any, of the Reserve Fund Required Amount for that Distribution Date over the amount then on deposit in the Reserve Fund, after giving effect to all required withdrawals from the Reserve Fund on that Distribution Date;

(6)	to the Note Payment Account for the benefit of the holders of the Notes, as a payment of principal, the Regular Principal Distributable Amount for that Distribution Date, if any;

(7)	to any successor Servicer, any unpaid transition expenses due in respect of a transfer of servicing and any Additional Servicing Fees for the related Collection Period;

(8)
to the Trustees pro rata, the fees, expenses and indemnified amounts due to each of them for the related Collection Period plus any overdue fees, expenses and indemnified amounts of the Trustees for the immediately preceding Collection Period, to the extent that they have not previously been paid as described in clause (2); and

(9)	to the Certificateholders, any amounts remaining after the foregoing distributions.

Each payment of principal referred to above shall be made in the priority set forth under “Description of the Notes—Payments of Principal—Priority and Amount of Principal Payments”.

 In addition, if the aggregate amount on deposit in the Collection Account and the Reserve Fund on any Distribution Date equals or exceeds the aggregate principal amount of the Notes, accrued and unpaid interest thereon and all amounts due to the Servicer and the Trustees, all such amounts will be applied up to the amount necessary to retire the Notes and pay such amounts due.

Recipient	Source of Payment	Fees and Expenses Payable
Servicer	Available Funds	The Servicing Fee as described below under “Description of the Receivables Transfer and Servicing Agreements–Servicing Compensation and Expenses”
Indenture Trustee	Available Funds	$5,000 per annum plus reasonable expenses(1)
Owner Trustee	Available Funds	$2,500 per annum plus reasonable expenses(1)

________________________________________
(1)
Consists of out-of-pocket expenses, disbursements and advances incurred or made by such party, including costs of collection, and indemnified amounts subject to, except as otherwise provided herein, an annual aggregate limit of $100,000.

Description of the Receivables Transfer and Servicing Agreements

We summarize below and under “Description of the Receivables Transfer and Servicing Agreements” in the prospectus the material terms of the Receivables Purchase Agreement and the Sale and Servicing Agreement.  We will file a copy of these agreements with the SEC as an exhibit to a Current Report on Form 8-K.  This summary is not a complete description of all of the provisions of the Receivables Purchase Agreement and the Sale and Servicing Agreement.  We refer you to those documents.  This summary supplements, and should be read together with, the description of the Receivables Purchase Agreement and the Sale and Servicing Agreement set forth under “Description of the Receivables Transfer and Servicing Agreements” in the prospectus.

MBFS USA will agree in the Receivables Purchase Agreement to repurchase from the Issuing Entity any Receivable as to which MBFS USA has breached a representation or warranty if that breach materially and adversely affects the interest of the Depositor, the Issuing Entity or any Noteholder in that Receivable and MBFS USA has not cured that breach on or before the last day of the Collection Period which includes the 30th day after the date on which MBFS USA becomes aware of, or receives written notice of, such breach.  MBFS USA will repurchase such Receivable as of the last day of such Collection Period by depositing an amount equal to the Purchase Amount into the Collection Account on the related Deposit Date.  The Depositor will assign to the Issuing Entity, pursuant to the Sale and Servicing Agreement, all of its rights under the Receivables Purchase Agreement, including its right to cause MBFS USA to repurchase Receivables as to which there has been a breach of a representation or warranty.  The repurchase obligation of MBFS USA under the Receivables Purchase Agreement, as assigned to the Issuing Entity under the Sale and Servicing Agreement, will constitute the sole remedy available to the Issuing Entity, the Noteholders, the Trustees and the Certificateholders for any uncured breach of a representation or warranty relating to the Receivables as contained in the Receivables Purchase Agreement.

Servicing the Receivables

The Servicer, pursuant to the Sale and Servicing Agreement, will service, manage, maintain custody of and collect amounts due under the Receivables.  The Servicer will make reasonable efforts to collect all payments due under the Receivables and will, consistent with the Sale and Servicing Agreement, follow the collection practices and procedures it follows with respect to comparable motor vehicle installment sales contracts and installment loans that it owns or services for itself or others.  The Servicer will continue to follow its normal collection practices and procedures to the extent necessary or advisable to realize upon any Defaulted Receivables.  The Servicer may sell the Financed Vehicle securing any Defaulted Receivable at a public or private sale or take any other action permitted by applicable law.

The Servicer may, in its sole discretion but consistent with its normal practices and procedures, extend the payment schedule applicable to any Receivable for credit-related reasons; provided, however, that if the extension of a payment schedule causes a Receivable to remain outstanding after the last day of the Collection Period preceding the Final Scheduled Distribution Date for the Class A-4 Notes, the Servicer will, pursuant to the Sale and Servicing Agreement, purchase that Receivable for an amount equal to the Purchase Amount as of the last day of the Collection Period which includes the 30th day after the date of discovery by or notice to the Servicer of such extension.  The purchase obligation of the Servicer under the Sale and Servicing Agreement will constitute the sole remedy available to the Issuing Entity, the Noteholders, the Trustees and the Certificateholders for any extension of a payment schedule that causes a Receivable to remain outstanding after the Collection Period preceding the Final Scheduled Distribution Date for the Class A-4 Notes.

Accounts

In addition to the accounts referred to under “Description of the Receivables Transfer and Servicing Agreements—Accounts” in the prospectus, the Servicer will establish the Reserve Fund for the benefit of the Noteholders, the Trustees and the Servicer.

Advances

The Servicer, at its option, may make Advances in respect of a Collection Period on the related Deposit Date only to the extent that the Servicer, in its sole discretion, determines that such Advance shall be recoverable.  The Servicer, however, shall not be obligated to make Advances.  The Servicer will recover Advances from (i) subsequent payments made by or on behalf of the related obligor, (ii) Net Liquidation Proceeds, Recoveries and payments in respect of Dealer Recourse and (iii) the Purchase Amount or, upon the Servicer’s determination that such Advance is a Nonrecoverable Advance, from Available Collections as described in clause (1) under “Application of Available Funds—Priority of Distributions”.

Servicing Compensation and Expenses

The Servicer will be entitled to receive the Servicing Fee on each Distribution Date.  The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from any prior Distribution Date, will be payable on each Distribution Date.  The Servicing Fee will be paid only to the extent of the funds deposited into the Collection Account with respect to the Collection Period relating to such Distribution Date, plus funds, if any, deposited into the Collection Account from the Reserve Fund.  The Servicer will also be entitled to retain as a supplemental servicing fee for each Collection Period, any late fee, prepayment fee and other administrative fees and expenses collected during the Collection Period.  See “Description of the Receivables Transfer and Servicing Agreements—Servicing Compensation and Expenses” in the prospectus.

Waiver of Past Events of Servicing Termination

The holders of Notes evidencing not less than 51% of the aggregate principal amount of the Notes may, on behalf of all Noteholders, waive any Event of Servicing Termination and its consequences, except a default in making any required deposits to or payments from the Collection Account, the Note Payment Account or the Reserve Fund in accordance with the Sale and Servicing Agreement.  No waiver of a default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement will impair the rights of the Noteholders with respect to any subsequent or other Event of Servicing Termination.  See “Description of the Receivables Transfer and Servicing Agreements—Waiver of Past Events of Servicing Termination” in the prospectus.

Optional Purchase of Receivables

In order to avoid excessive administrative expense, the Servicer will be permitted, at its option, to purchase all remaining Receivables from the Issuing Entity on any Distribution Date if the Pool Balance as of the close of business on the last day of the related Collection Period is 10% or less of the Cutoff Date Pool Balance.  The exercise of the Optional Purchase Right will effect the early retirement of the Notes.

The price to be paid by the Servicer in connection with the exercise of this option will equal the aggregate Purchase Amount of the Receivables; provided, however, that the purchase price paid by the Servicer for the remaining Receivables, together with amounts on deposit in the Reserve Fund and the Collection Account, must equal or exceed the Note Balance as of the purchase date, plus accrued but unpaid interest on each class of Notes at the related Interest Rate through the related Interest Period, plus all amounts due to the Servicer in respect of its servicing compensation, any unreimbursed Advances and all amounts owed to the Trustees.  The Servicer will notify the Trustees, the Depositor and the hired rating agencies of its intent to exercise its Optional Purchase Right not less than ten days prior to the related Distribution Date.  The exercise of the Optional Purchase Right will effect the early retirement of the Notes.  See “Description of the Receivables Transfer and Servicing Agreements—Termination” in the prospectus.

Deposits to the Collection Account

As of the Closing Date, the Servicer will deposit all collections received on or in respect of the Receivables during each Collection Period into the Collection Account within two Business Days after receipt and identification thereof.  See “Description of the Receivables Transfer and Servicing Agreements—Collections” in the prospectus.

So long as the Servicer is required to deposit collections on or in respect of the Receivables into the Collection Account within two Business Days after receipt and identification thereof, all net investment earnings on funds on deposit in the Collection Account will be retained in the Collection Account and available to be distributed to the Noteholders in accordance with “Application of Available Funds—Priority of Distributions”.  In the event that the Servicer is entitled to deposit collections on or in respect of the Receivables into the Collection Account on a monthly basis, any net investment earnings on collections will be retained by the Servicer.

To the extent necessary to make the required payments on any Distribution Date, on or before such Distribution Date, the Servicer will instruct the Indenture Trustee to withdraw and deposit (or cause to be withdrawn and deposited) into the Collection Account, the Reserve Fund Draw Amount from the Reserve Fund.

Servicer Will Provide Information to Indenture Trustee

On or before each Determination Date, the Servicer will provide the Indenture Trustee with certain information specified in the Sale and Servicing Agreement with respect to the related Distribution Date and the related Collection Period, including:

•	the aggregate amount of collections on the Receivables;

•	the aggregate amount of Defaulted Receivables;

•	the aggregate Purchase Amount of Receivables to be repurchased by the Depositor or to be purchased by the Servicer;

•	the Reserve Fund Draw Amount, if any;

•	the Reserve Fund Amount and the Reserve Fund Required Amount;

•	the aggregate amount to be distributed as principal and interest on the Notes;

•	the Priority Principal Distributable Amount, the Regular Principal Distributable Amount and the Interest Distributable Amount for each class of Class A Notes;

•
the Pool Balance and the Adjusted Pool Balance as of the last day of the related Collection Period, and the Yield Supplement Overcollateralization Amount for such Distribution Date and the amount by which such Adjusted Pool Balance will exceed the Note Balance after giving effect to all payments to be made on such Distribution Date;

•	the Nonrecoverable Advances, if any;

•	the Trustees’ fees and expenses and any other amounts payable to the Trustees on such Distribution Date; and

•	the Servicing Fee.

The Servicer will provide a monthly report containing the information specified above (and, at the option of the Servicer, any additional files containing the same information in an alternative format) to the Indenture Trustee.  The Indenture Trustee shall make each monthly report available to each holder of Notes via the Indenture Trustee’s internet website at http://www.usbank.com/abs.  See “Description of the Notes – The Indenture Trustee”.

The Servicer will also provide in the monthly report a factor which you can use to compute your portion of the principal amount outstanding of the Notes.  See “Note Factors and Trading Information” in the prospectus.

Description of the Trust Agreement

We summarize below and under “Description of the Transfer and Servicing Agreements” in the prospectus the material terms of the Trust Agreement.  We will file a copy of the Trust Agreement with the SEC as an exhibit to a Current Report on Form 8-K.  This summary is not a complete description of all of the provisions of the Trust Agreement.  We refer you to that document.  This summary supplements, and should be read together with, the description of the Trust Agreement set forth under “Description of the Receivables Transfer and Servicing Agreements” in the prospectus.

The Depositor formed the Issuing Entity pursuant to a trust agreement between the Depositor and the Owner Trustee that will be amended and restated by the Trust Agreement.  The Issuing Entity will, concurrently with the transfer of the Receivables to the Issuing Entity pursuant to the Sale and Servicing Agreement, issue the Certificates pursuant to the Trust Agreement.

Description of the Indenture

We summarize below and under “The Indenture” in the prospectus the material terms of the Indenture.  We will file a copy of the Indenture with the SEC as an exhibit to a Current Report on Form 8-K.  This summary is not a complete description of all of the provisions of the Indenture.  We refer you to that document.  This summary supplements, and should be read together with, the description of the Indenture set forth under “The Indenture” in the prospectus.

Rights Upon Event of Default

If the property of the Issuing Entity is sold following the occurrence of an Event of Default, the Indenture Trustee will apply or cause to be applied the proceeds of that sale first to pay all amounts due to the Indenture Trustee as compensation under the Indenture and then as Available Funds as described under “Description of the Notes—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default”.  See “The Indenture—Rights Upon Event of Default” in the prospectus.

If the property of the Issuing Entity is sold following the occurrence of an Event of Default and the proceeds of that sale are insufficient to pay in full the principal amount of and all accrued but unpaid interest on the Notes, the Indenture Trustee will withdraw or will cause to be withdrawn, available amounts from the Reserve Fund.

Legal Proceedings

There are no legal proceedings pending, or to the knowledge of the Sponsor, the Depositor, the Issuing Entity, the Indenture Trustee or the Owner Trustee, governmental proceedings contemplated, against the Sponsor, the Depositor, the Issuing Entity, the Indenture Trustee or the Owner Trustee, or of which any of their respective properties is subject, that is material to Noteholders and Certificateholders.

Material Federal Income Tax Consequences

In the opinion of Sidley Austin llp, counsel to the Depositor and federal tax counsel to the Issuing Entity, for federal income tax purposes, the Notes will be characterized as debt if held by persons other than the beneficial owner of the equity interest in the Issuing Entity, and the Issuing Entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.  See “Material Federal Income Tax Consequences” in the

prospectus.  For a discussion of possible alternative treatments of notes not properly characterized as debt, see “Material Federal Income Tax Consequences—Trusts Treated as Partnerships—Tax Consequences to Holders of the Notes—Possible Alternative Treatments of the Notes” and “—Tax Consequences to Holders of the Certificates” in the prospectus.

Certain ERISA Considerations

Subject to the requirements herein, the Notes may, in general, be purchased by, on behalf of or with “plan assets” of Plans.  Although we cannot assure you in this regard, the Notes should be treated as “debt” and not as “equity interests” for purposes of the Plan Assets Regulation because the Notes:

•
are expected to be treated as indebtedness under applicable local law and will, in the opinion of federal tax counsel to the Issuing Entity, be treated as debt, rather than equity, for federal income tax purposes (see “Material Federal Income Tax Consequences” in the prospectus); and

•	should not be deemed to have any “substantial equity features”.

See “Certain ERISA Considerations” in the prospectus.

The acquisition and holding of Notes of any class by or on behalf of a Plan could be considered to give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code if the Issuing Entity, the Owner Trustee, the Indenture Trustee, a holder of 50% or more of the equity interest in the Issuing Entity or any of their respective affiliates is or becomes a “party in interest” or a “disqualified person” (as defined in ERISA and the Internal Revenue Code, respectively) with respect to such Plan.

Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the Notes—for example, PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager”; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; and PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”.  In addition, the service provider exemption provided by Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code may apply to the purchase or holding of the Notes.  Each investor in a Note, by its acceptance of the Note or a beneficial interest therein, will be deemed to represent either that it is not a Plan (or any other benefit plan subject to Similar Law), and is not investing on behalf of or with plan assets of a Plan (or any other benefit plan subject to Similar Law), or that its acquisition and holding of the Note will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or a similar violation of any applicable Similar Law.

Because the Issuing Entity, the Depositor, the Servicer, the Trustees, the underwriters or any of their respective affiliates may receive certain benefits in connection with the sale of the Notes, the purchase of Notes using plan assets of a Plan over which any of such parties has investment authority may be deemed to be a violation of the prohibited transaction rules of ERISA or Section 4975 of the Internal Revenue Code for which no exemption may be available.  Accordingly, any investor considering a purchase of Notes using plan assets of a Plan should consult with its counsel if the Issuing Entity, the Depositor, the Servicer, either Trustee, any underwriter or any of their respective affiliates has investment authority or administrative discretion or provides advice for a direct or indirect fee with respect to such assets or is an employer maintaining or contributing to the Plan.  For additional information regarding treatment of the Notes under ERISA, see “Certain ERISA Considerations” in the prospectus.

The sale of Notes to a Plan or a plan subject to Similar Law is in no respect a representation by the Issuing Entity or any underwriter of the Notes that this investment meets all relevant legal requirements with respect to investments by Plans (or benefit plans subject to Similar Law) generally or any particular Plan (or any benefit plan subject to Similar Law), or that this investment is appropriate for Plans generally (or benefit plans subject to Similar Law) or any particular Plan (or any benefit plan subject to Similar Law).

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement, the Depositor has agreed to sell to each of the underwriters named below, for whom RBS Securities Inc., Citigroup Global Markets, Inc. and SG Americas Securities, LLC are acting as representatives, and each of those underwriters has severally agreed to purchase, the initial principal amounts of Notes set forth opposite its name below:

Underwriters of the Notes	Principal Amount of Class A-1 Notes		Principal Amount of Class A-2 Notes		Principal Amount of Class A-3 Notes		Principal Amount of Class A-4 Notes
RBS Securities Inc.	$		$		$		$
Citigroup Global Markets, Inc.
SG Americas Securities, LLC
Credit Agricole Securities (USA) Inc.
RBC Capital Markets, LLC
Total		$400,000,000		$379,000,000		$364,000,000		$107,000,000

The Depositor has been advised by the representatives of the underwriters that the underwriters propose initially to offer the Notes to the public at the applicable prices set forth on the cover page of this prospectus supplement.  After the initial public offering of the Notes, the public offering prices may change.

The underwriting discounts and commissions are set forth on the cover page of this prospectus supplement.  After the initial public offering of the Notes, these discounts and commissions may change.  The selling concessions that the underwriters may allow to certain dealers and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the principal amount of each class of Notes shall be as follows:

	Selling Concessions not to exceed	Reallowance not to exceed
Class A-1 Notes	____%	____%
Class A-2 Notes	____%	____%
Class A-3 Notes	____%	____%
Class A-4 Notes	____%	____%

The Notes are new issues of notes and there currently is no secondary market for the Notes.  The underwriters expect to make a secondary market for the Notes, but will not be obligated to do so.  We cannot assure you that a secondary market for the Notes will develop.  If a secondary market for the Notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your Notes.

In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with MBFS USA, the Servicer, the Depositor and their respective affiliates.  The Indenture Trustee or the Servicer may, from time to time, invest the funds in the Collection Account and the Reserve Fund in investments acquired from or issued by the underwriters or their affiliates.

MBFS USA and the Depositor have agreed to indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect thereof.

The closing of the sale of each class of Notes is conditioned on the closing of the sale of each other class of Notes.  The underwriting agreement provides that the obligation of the underwriters to pay for and accept delivery of the Notes is subject to, among other things, the receipt of certain legal opinions.

Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by such investor’s representative within the period during which there is an obligation to deliver a prospectus, the Depositor or the underwriter will promptly deliver, without charge, a paper copy of this prospectus supplement and the prospectus.

For additional information regarding the underwriting of your Notes, see “Plan of Distribution” in the prospectus.

Capital Requirements Directive.  None of MBFS USA, the Depositor, the Issuing Entity or the underwriters make any representation or agreement that it is undertaking or will have undertaken to comply with the requirements of Article 122a of the Capital Requirements Directive 2006/48/EC (as amended by Directive 2009/111/EC).   Investors are responsible for analyzing their own regulatory position and are advised to consult with their own advisors regarding the suitability of the Notes for investment compliance with the CRD.

Legal Opinions

Certain legal matters relating to the Notes, including certain federal income tax matters, have been passed upon for the Depositor by Sidley Austin llp, San Francisco, California.  Certain legal matters relating to the Issuing Entity have been passed upon for the Depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware.  Simpson Thacher & Bartlett LLP, New York, New York, will act as counsel for the underwriters.

Glossary of Terms

Additional defined terms used in this prospectus supplement are defined under “Glossary of Terms” in the prospectus.

“ABS” means the Absolute Prepayment Model which is used to measure prepayments on receivables and described under “Weighted Average Lives of the Notes”.

“ABS Tables” means the tables captioned “Percent of Initial Note Principal Amount at Various ABS Percentages”.

“Additional Servicing Fee” means, with respect to any Collection Period, the excess of the servicing fee of any successor Servicer for such Collection Period over the Servicing Fee for such Collection Period.

“Adjusted Pool Balance” means, as of any date, an amount equal to the Pool Balance minus the Yield Supplement Overcollateralization Amount for such date.

“Administration Agreement” means the Administration Agreement, dated as of June 1, 2011, among the Administrator, the Depositor, the Issuing Entity and the Indenture Trustee, as amended, supplemented or otherwise modified from time to time.

“Administrator” means MBFS USA, as administrator under the Administration Agreement, and its successors in such capacity.

“Advance” means, with respect to a Receivable and any Collection Period, payment by the Servicer of an amount equal to the amount, if any, by which 30 days of interest at a rate equal to the related Contract Rate on the Principal Balance of such Receivable as of the opening of business on the first day of such Collection Period exceeds the amount of interest actually received on such Receivable during such Collection Period.

 “Available Collections” means, for any Distribution Date, the sum of the following amounts with respect to the related Collection Period:

•	all obligor payments relating to interest and principal received by the Servicer with respect to the Receivables during the related Collection Period that were received after the Cutoff Date;

•
all Net Liquidation Proceeds, Insurance Proceeds (with respect to Receivables that are not Defaulted Receivables), Recoveries and Dealer Recourse payments received with respect to the Receivables during the Collection Period;

•	Advances made by the Servicer for the related Collection Period;

•	Net investment earnings on amounts on deposit in the Reserve Fund;

•
in the event that the Servicer is required to deposit collections received on or in respect of the Receivables into the Collection Account on a daily, rather than monthly, basis, net investment earnings on funds on deposit in the Collection Account;

•	the Purchase Amount of each Receivable that became a Purchased Receivable during the Collection Period; and

•
all prepayments received with respect to the Receivables during the Collection Period attributable to any refunded item included in the amount financed of a Receivable, including amounts received as a result of rebates of extended warranty contract costs and proceeds received under physical damage, theft, credit life and credit disability insurance policies;

provided, however, that Available Collections will exclude (1) all payments and proceeds (including Net Liquidation Proceeds and Recoveries) received with respect to any Purchased Receivable the Purchase Amount of which has been included in Available Collections for a prior Collection Period, and (2) payments received on any Receivable to the extent that the Servicer has previously made an unreimbursed Advance with respect to such Receivable and is entitled to reimbursement from such payments.

“Available Funds” means, for any Distribution Date, the sum of Available Collections and the Reserve Fund Draw Amount.

“Certificateholders” means holders of record of the Certificates.

“Certificates” means the Mercedes-Benz Auto Receivables Trust 2011-1 Certificates.

“Class A Notes” means, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class A-1 Notes” means the $400,000,000 aggregate principal amount of the Issuing Entity’s Class A-1 ______% Asset Backed Notes.

“Class A-2 Notes” means the $379,000,000 aggregate principal amount of the Issuing Entity’s Class A-2 Floating Rate Asset Backed Notes.

“Class A-3 Notes” means the $364,000,000 aggregate principal amount of the Issuing Entity’s Class A-3 ______% Asset Backed Notes.

“Class A-4 Notes” means the $107,000,000 aggregate principal amount of the Issuing Entity’s Class A-4 ______% Asset Backed Notes.

“Closing Date” means the date on which the Notes are initially issued, which is expected to be on or about July 20, 2011.

“Collection Account” means the account established by the Servicer in the name of the Indenture Trustee pursuant to the Sale and Servicing Agreement for the benefit of the Noteholders into which the Servicer will be required to deposit collections on the Receivables and other amounts.

“Collection Period” means, with respect to any Distribution Date, the calendar month preceding the calendar month in which such Distribution Date occurs, except that the first Collection Period will be the period from but excluding the Cutoff Date to and including July 31, 2011.

“Contract Rate” means, with respect to any Receivable, the annual percentage rate of interest stated in such Receivable.

“Cutoff Date” means the close of business on May 31, 2011, the date after which the Issuing Entity will be entitled to collections of principal and interest received on the Receivables.

“Cutoff Date Adjusted Pool Balance” means the Adjusted Pool Balance as of the Cutoff Date.

“Cutoff Date Pool Balance” means the Pool Balance as of the Cutoff Date.

“Cutoff Date Statistical  Pool Balance” means the Pool Balance of the receivables in the statistical pool as of the Cutoff Date.

“Dealer” means the dealer of motor vehicles who sold a Financed Vehicle and who originated and assigned the Receivable relating to such Financed Vehicle to MBFS USA under an existing agreement between such dealer and MBFS USA.

“Dealer Recourse” means, with respect to a Receivable, all recourse rights against the Dealer which originated the Receivable, and any successor to such Dealer.

“Defaulted Receivable” means a Receivable as to which any of the following has occurred:

•	any payment, or any part of any payment, due under the Receivable has become 120 days or more delinquent, whether or not the Servicer has repossessed the related Financed Vehicle; or

•	the Servicer has charged off any portion of the Principal Balance of the Receivable or has determined in accordance with its customary practices that the Receivable is uncollectible;

provided, however, that a Receivable will not become a Defaulted Receivable until the last day of the month during which one of these events first occurs; and, provided further, that any Receivable which MBFS USA or the Servicer has repurchased or purchased under the Receivables Purchase Agreement or the Sale and Servicing Agreement, as applicable, will not be deemed to be a Defaulted Receivable.

“Depositor” means Daimler Retail Receivables, in its capacity as Depositor under the Trust Agreement, and its successors in such capacity.

“Determination Date” means the second Business Day preceding each Distribution Date.

“Distribution Date” means the date on which the Issuing Entity will pay interest and principal on the Notes, which will be the 15th day of each month or, if any such day is not a Business Day, the next Business Day, commencing August 15, 2011.

“Final Scheduled Distribution Date” means, for each class of Notes, the related date set forth under “Description of the Notes—Payments of Principal—Final Scheduled Distribution Dates”.

“Financed Vehicles” means the new or pre-owned motor vehicles financed by the Receivables.

“HIRE Act” means the Hiring Incentives to Restore Employment (HIRE) Act of 2010, as amended.

“Indenture” means the Indenture, dated as of June 1, 2011, between the Issuing Entity and the Indenture Trustee, as amended, restated, supplemented or otherwise modified from time to time.

“Indenture Trustee” means U.S. Bank, as indenture trustee under the Indenture, and its successors in such capacity.

“Insurance Proceeds” means proceeds paid by any insurer under a comprehensive and collision or limited dual interest insurance relating to a Receivable, other than funds used for the repair of the related Financed Vehicle or otherwise released to the related obligor in accordance with normal servicing procedures, after reimbursement to the Servicer for expenses recoverable under the related insurance policy.

“Interest Carryover Shortfall Amount” means, with respect to any Distribution Date and a class of Notes, the excess, if any, of the Interest Distributable Amount for that class of Notes on the immediately preceding Distribution Date over the amount in respect of interest that is actually deposited in the Note Payment Account with respect to that class of Notes on that preceding Distribution Date, plus, to the extent permitted by applicable law, interest on the amount of interest due but not paid to holders of that class of Notes on that preceding Distribution Date at the applicable Interest Rate.

“Interest Distributable Amount” means, with respect to any Distribution Date and a class of Notes, the sum of the Monthly Interest Distributable Amount and the Interest Carryover Shortfall Amount for that class of Notes for that Distribution Date.

“Interest Period” means, with respect to any Distribution Date and the:

•
Class A-1 Notes and Class A-2 Notes, the period from, and including, the prior Distribution Date (or from, and including, the Closing Date with respect to the first Distribution Date) to, but excluding, the current Distribution Date; and

•
Class A-3 Notes and Class A-4 Notes, the period from, and including the 15th day of the prior calendar month (or from, and including, the Closing Date with respect to the first Distribution Date) to, but excluding, the 15th day of the current calendar month (assuming each month has 30 days).

“Interest Rate” means, with respect to any class of Notes, the interest rate for that class set forth under “Description of the Notes—Payments of Interest”.

“Issuing Entity” means Mercedes-Benz Auto Receivables Trust 2011-1, and its successors.

“LIBOR Business Day” means any day other than a Saturday, Sunday or any other day on which banks in London are required or authorized to be closed.

“MBFS USA” means Mercedes-Benz Financial Services USA LLC, formerly known as DCFS USA LLC.

“Monthly Interest Distributable Amount” means, with respect to any Distribution Date and any class of Notes, the interest due on that class of Notes for the related Interest Period calculated based on the Interest Rate for that Interest Period for that class of Notes and the principal amount of that class of Notes on the preceding Distribution Date after giving effect to all payments of principal to holders of that class of Notes on or prior to that Distribution Date, or, in the case of the first Distribution Date, on the original principal amount of that class of Notes as of the Closing Date.

“One-Month LIBOR” means, for the Class A-2 Notes, the rate for any Interest Period determined as  set forth under “Description of the Notes—Payments of Interest—One-Month LIBOR”.

“Net Liquidation Proceeds” means all amounts received by the Servicer, from whatever source (including Insurance Proceeds), with respect to any Defaulted Receivable during the Collection Period in which such Receivable became a Defaulted Receivable, minus the sum of:

•
expenses incurred by the Servicer in connection with the collection of such Defaulted Receivable and the repossession and disposition of the related Financed Vehicle (to the extent not previously reimbursed to the Servicer); and

•	all payments required by law to be remitted to the obligor.

“Nonrecoverable Advance” means an Advance which the Servicer determines is nonrecoverable from payments made on or in respect of the Receivable as to which such Advance was made.

“Non-United States Person” means a person other than a United States Person.

“Note Balance” means, at any time, the aggregate principal amount of all Notes Outstanding at such time.

“Note Payment Account” means the account established by the Servicer in the name of the Indenture Trustee pursuant to the Sale and Servicing Agreement for the benefit of the Noteholders.

“Noteholders” means holders of record of the Notes.

“Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Optional Purchase Right” means the Servicer’s right to purchase all remaining Receivables from the Issuing Entity on any Distribution Date following the last day of a Collection Period as of which the Pool Balance is equal to or less than 10% of the Cutoff Date Pool Balance.

“Outstanding” means, as of any Distribution Date, all Notes authenticated and delivered under the Indenture except:

•	Notes canceled by the Note registrar or delivered to the Note registrar for cancellation;

•
Notes or portions of the Notes of the payment for which money in the necessary amount has been deposited with the Indenture Trustee in trust for the Noteholders; provided, however, that if the Notes are to be redeemed, notice of such redemption must have been given pursuant to the Indenture or provision for such notice must have been made in a manner satisfactory to the Indenture Trustee; and

•
Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a protected purchaser; provided, however, that in determining whether the Noteholders of the requisite principal amount of the Notes Outstanding have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or under any other transaction document, Notes owned by the Issuing Entity, any other obligor upon the Notes, the Depositor, the Sponsor, the Servicer or any of their respective Affiliates shall be disregarded and deemed not to be Outstanding unless all of the Notes of the related Class or Classes are owned by the Issuing Entity, any other obligor upon the Notes, the Depositor, the Servicer or any of their respective Affiliates.

“Owner Trustee” means Wilmington Trust Company, acting not in its individual capacity but solely as owner trustee under the Trust Agreement, and its successors in such capacity.

“Pool Balance” means, as of any date, the aggregate Principal Balance of the Receivables.

“Principal Balance” means, with respect to any Receivable as of any date, the amount financed under such Receivable minus the sum of:

•	that portion of all scheduled payments actually received on or prior to such date allocable to principal using the simple interest method; and

•	any full or partial prepayment applied to reduce the unpaid principal balance of such Receivable;

provided, however, that the Principal Balance of a Defaulted Receivable will be zero as of the last day of the Collection Period during which it became a Defaulted Receivable and the Principal Balance of a Purchased Receivable will be zero as of the last day of the Collection Period during which it became a Purchased Receivable.

“Priority Principal Distributable Amount” means, with respect to any Distribution Date, the excess, if any, of the principal amount of the Class A Notes on that Distribution Date (before giving effect to any payments made to holders of the Notes on that Distribution Date) over the Adjusted Pool Balance as of the last day of the related Collection Period; provided, however, that, on and after the Final Scheduled Distribution Date for any class of Class A Notes, the Priority Principal Distributable Amount will not be less than the amount that is necessary to reduce the outstanding principal balance of that class of Class A Notes to zero.

“Purchase Amount” means the price at which the Servicer or MBFS USA must purchase a Receivable, which price equals the Principal Balance of such Receivable plus interest accrued but unpaid thereon at the related Contract Rate through the last day of the Collection Period of repurchase.

“Purchased Receivable” means a Receivable repurchased as of the last day of a Collection Period from the Issuing Entity by the Depositor or the Servicer because of a breach of a representation, warranty or servicing covenant under the Receivables Purchase Agreement or the Sale and Servicing Agreement, as applicable.

“Receivables” means the motor vehicle installment sales contracts and installment loans transferred by the Depositor to the Issuing Entity pursuant to the Sale and Servicing Agreement.

“Receivables Purchase Agreement” means the Receivables Purchase Agreement, dated as of June 1, 2011, between MBFS USA and the Depositor, as amended, supplemented or otherwise modified from time to time.

“Recoveries” means, with respect to any Collection Period following the Collection Period in which a Receivable became a Defaulted Receivable, all amounts received by the Servicer, from whatever source (including Insurance Proceeds) with respect to such Defaulted Receivable during such Collection Period, minus the sum of:

•
expenses incurred by the Servicer in connection with the collection of such Defaulted Receivable and the repossession and disposition of the related Financed Vehicle (to the extent not previously reimbursed to the Servicer); and

•	all payments required by law to be remitted to the obligor.

“Reference Bank Rate” means, for any Distribution Date, a rate determined on the basis of the rates at which deposits in U.S. dollars are offered by reference banks as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month, in amounts approximately equal to the then outstanding principal amount of the Class A-2 Notes. The reference banks will be four major banks that are engaged in transactions in the London interbank market, selected by the Indenture Trustee after consultation with the Depositor. The Indenture Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations, rounded upwards to the nearest one-sixteenth of one percent. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean, rounded upwards to the nearest one-sixteenth of one percent, of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Depositor, as of 11:00 a.m., New York City time, on that date to leading European banks for U.S. dollar deposits for a period of one month in amounts approximately equal to the then outstanding principal amount of the Class A-2 Notes. If no quotation can be obtained, then One-Month LIBOR will be the rate from the prior Distribution Date.

“Regular Principal Distributable Amount” means, with respect to any Distribution Date, an amount equal to the lesser of (i) the aggregate principal amount of the Notes on that Distribution Date (before giving effect to any payments made to holders of the Notes on that Distribution Date) and (ii) an amount equal to the amount, if any, by which the aggregate principal amount of the Notes on that Distribution Date (before giving effect to any payments made to holders of the Notes on that Distribution Date) exceeds the excess, if any, of the Adjusted Pool Balance as of the last day of the related Collection Period minus the Target Overcollateralization Amount, less any Priority Principal Distributable Amount.

“Required Payment Amount” means, for any Distribution Date, the aggregate amount to be applied on that Distribution Date in accordance with clauses (1) through (4) under “Application of Available Funds—Priority of Distributions”.

“Required Rate” means 5.10% per annum.

“Reserve Fund” means the account established and maintained by the Servicer in the name of the Indenture Trustee pursuant to the Sale and Servicing Agreement into which the Reserve Fund Deposit will be deposited and into which the Indenture Trustee will make the other deposits and withdrawals specified in this prospectus supplement.

“Reserve Fund Amount” means, for any Distribution Date, the amount on deposit in and available for withdrawal from the Reserve Fund after giving effect to all deposits to and withdrawals from the Reserve Fund on the preceding Distribution Date (or in the case of the first Distribution Date, the Closing Date).

“Reserve Fund Deposit” means an amount equal to 0.25% of the Cutoff Date Adjusted Pool Balance.

“Reserve Fund Draw Amount” means, for any Distribution Date, the lesser of:

•	the amount, if any, by which the Required Payment Amount for that Distribution Date exceeds the Available Collections for that Distribution Date; and

•	the Reserve Fund Amount for that Distribution Date;

provided, however, that, if on the last day of the related Collection Period the Pool Balance is zero, the Reserve Fund Draw Amount for that Distribution Date will equal the Reserve Fund Amount for that Distribution Date.

“Reserve Fund Required Amount” means, for (i) any Distribution Date on which the Note Balance is greater than $0, 0.25% of the Cutoff Date Adjusted Pool Balance, or (ii) if the Notes have been paid in full, $0; provided, however, that at all times the Reserve Fund Required Amount may not exceed the Note Balance.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement, dated as of June 1, 2011, among the Issuing Entity, the Depositor, MBFS USA and the Servicer, as amended, supplemented or otherwise modified from time to time.

“Servicer” means MBFS USA, in its capacity as servicer under the Sale and Servicing Agreement, and its successors in such capacity; provided that, to the extent MBFS USA appoints a subservicer to subservice the Receivables, except as otherwise indicated by the context, references to “Servicer” in this prospectus supplement will mean the Servicer or a subservicer, as the case may be.

“Servicing Fee” means a fee payable to the Servicer on each Distribution Date for the related Collection Period for servicing the Receivables which is equal to the product of 1/12 of 1.00% (1/6 of 1.00% in the case of the first Distribution Date) and the Pool Balance as of the first day of that Collection Period (or as of the Cutoff Date in the case of the first Distribution Date).

“Sponsor” means MBFS USA.

“Target Overcollateralization Amount” means, with respect to any Distribution Date 6.65% of the Cutoff Date Adjusted Pool Balance.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of June 1, 2010, between the Depositor and the Owner Trustee, as amended, restated supplemented or otherwise modified from time to time.

“Trustees” means the Indenture Trustee and the Owner Trustee.

“U.S. Bank” means U.S. Bank National Association.

“Yield Supplement Overcollateralization Amount” means, with respect to any Distribution Date and the related Collection Period (or any date during such Collection Period), an aggregate amount by which the Principal Balance as of the last day of such Collection Period of each Receivable (other than a Defaulted Receivable or a Purchased Receivable), exceeds the present value of each scheduled monthly payment of each such Receivable assuming the discount rate of such Receivable is the greater of the Required Rate or the related Contract Rate and all such monthly payments are made on the last day of each Collection Period and that each Collection Period has 30 days.

The Yield Supplement Overcollateralization Amount will be calculated as of the Cutoff Date for all future Distribution Dates and will not be recalculated to give effect to delays, defaults or prepayments.  The Yield Supplement Overcollateralization Amount for the Closing Date and each Distribution Date will be:

Distribution Date
Closing Date	$42,948,253.42
August 2011	$39,339,171.60
September 2011	$37,599,660.39
October 2011	$35,903,879.24
November 2011	$34,252,059.30

Distribution Date	Yield Supplement Overcollateralization Amount
December 2011	$32,644,375.05
January 2012	$31,081,012.93
February 2012	$29,562,167.21
March 2012	$28,088,015.10
April 2012	$26,658,730.39
May 2012	$25,274,444.80
June 2012	$23,935,241.29
July 2012	$22,641,139.86
August 2012	$21,392,224.72
September 2012	$20,188,505.97
October 2012	$19,029,770.41
November 2012	$17,915,641.80
December 2012	$16,845,934.20
January 2013	$15,820,543.74
February 2013	$14,839,224.22
March 2013	$13,901,677.50
April 2013	$13,007,596.53
May 2013	$12,156,739.74
June 2013	$11,347,926.45
July 2013	$10,579,224.31
August 2013	$9,848,559.95
September 2013	$9,154,080.12
October 2013	$8,494,044.78
November 2013	$7,867,131.51
December 2013	$7,272,475.28
January 2014	$6,709,148.50
February 2014	$6,176,081.91
March 2014	$5,671,990.29
April 2014	$5,195,827.26
May 2014	$4,746,645.40
June 2014	$4,323,227.53
July 2014	$3,924,488.45
August 2014	$3,549,895.58
September 2014	$3,199,061.18
October 2014	$2,871,614.19
November 2014	$2,567,253.91
December 2014	$2,285,477.28
January 2015	$2,025,266.96
February 2015	$1,785,246.57
March 2015	$1,564,324.85
April 2015	$1,361,624.70
May 2015	$1,176,410.91
June 2015	$1,008,125.52
July 2015	$856,201.27
August 2015	$720,105.97
September 2015	$599,240.74
October 2015	$492,878.25
November 2015	$400,063.24
December 2015	$319,655.27
January 2016	$250,254.97
February 2016	$190,905.59
March 2016	$141,048.78
April 2016	$99,991.53
May 2016	$67,182.67
June 2016	$42,209.76
July 2016	$24,313.29
August 2016	$12,396.72
September 2016	$5,120.20
October 2016	$1,291.99
November 2016	$3.34
December 2016	$2.25
January 2017	$1.45
February 2017	$0.87
March 2017	$0.44
April 2017	$0.15
May 2017	$0.00

ANNEX I

Global Clearance, Settlement and
Tax Documentation Procedures

The globally-offered securities to be issued from time to time will initially be available only in book-entry form.  Investors in the globally-offered securities may hold those securities through any of DTC, Clearstream or Euroclear.  The globally-offered securities will be tradable as home market instruments in both the European and United States domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding globally-offered securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice.

Secondary market trading between investors holding globally-offered securities through DTC will be conducted in accordance with the rules and procedures applicable to United States corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and organizations participating in DTC that hold offered securities will be affected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in such capacity, and as DTC participants.

See “Certain Information Regarding the Securities—Book-Entry Registration” in the prospectus for further information.

A beneficial owner of globally-offered securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by United States Persons (or, in the case of a Non-United States Person holding the securities through a partnership, such other rate as is applicable), unless each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and that beneficial owner takes steps to obtain one of the following exemptions or reduced tax rate:

Exemption for Non-United States Persons.  Non-United States Persons that are beneficial owners of the Notes and are individuals or entities treated as corporations for federal income tax purposes can generally obtain a complete exemption from the withholding tax by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  A Non-United States Person not described in the foregoing sentence that beneficially owns a note may be subject to more complex rules.

Exemption for Non-United States Persons with Effectively Connected Income.  Non-United States Persons, including non-United States corporations or banks with a United States branch, that are beneficial owners of the Notes and for which the related interest income is effectively connected with the conduct of a trade or business in the United States can obtain a complete exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholdings on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or Reduced Rate for Non-United States Persons Resident in Treaty Countries.  Non-United States Persons that for federal income tax purposes are individuals or entities treated as corporations that beneficially own the Notes and reside in a country that has a tax treaty with the United States may be able to obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  A Non-United States Person not described in the foregoing sentence that beneficially owns a Note may be subject to more complex rules.

A-I-1

Exemption for United States Persons.  United States Persons that are beneficial owners of the Notes can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

United States Federal Income Tax Reporting Procedure.  The beneficial owner of a globally-offered security files by submitting the appropriate form to the person through whom he holds, which person would be the clearing agency in the case of persons holding directly on the books of the clearing agency.  Form W-8ECI and Form W-8BEN are effective from the date the form is signed through the end of the third succeeding calendar year.  If the information on either Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of such change.  Form W-8BEN and Form W-8ECI may be filed by the beneficial owner of a security or its agent.

This summary does not deal with all aspects of United States federal income tax withholding that may be relevant to foreign holders of the globally-offered securities.  We suggest that you read “Material Federal Income Tax Consequences” in the prospectus for further information and consult your own tax advisors with respect to the tax consequences of holding or disposing of the globally-offered securities.  The information contained in this Annex I is an integral part of the prospectus supplement to which it is attached.

A-I-2

APPENDIX A

MBFS USA
Static Pool Information for Vintage Pools

Total New and Pre-Owned Vehicles combined
Monthly Cumulative Net Loss Rates
(as a Percentage of Original Principal Balance)
Through March 31, 2011

Month	2006 Portfolio	2007 Portfolio	2008 Portfolio	2009 Portfolio	2010 Portfolio
1	0.16%	0.17%	0.14%	0.07%	0.06%
2	0.18%	0.21%	0.21%	0.09%	0.06%
3	0.22%	0.26%	0.26%	0.11%	0.07%
4	0.25%	0.32%	0.32%	0.14%
5	0.28%	0.36%	0.37%	0.16%
6	0.31%	0.41%	0.45%	0.18%
7	0.36%	0.48%	0.54%	0.19%
8	0.42%	0.53%	0.63%	0.22%
9	0.46%	0.62%	0.72%	0.25%
10	0.52%	0.71%	0.78%	0.28%
11	0.57%	0.79%	0.86%	0.31%
12	0.62%	0.92%	0.92%	0.33%
13	0.68%	1.04%	0.97%	0.35%
14	0.71%	1.16%	1.03%	0.36%
15	0.74%	1.26%	1.09%	0.37%
16	0.78%	1.37%	1.15%
17	0.82%	1.44%	1.20%
18	0.86%	1.53%	1.27%
19	0.92%	1.63%	1.31%
20	0.98%	1.73%	1.35%
21	1.03%	1.85%	1.40%
22	1.11%	1.92%	1.45%
23	1.19%	1.98%	1.50%
24	1.26%	2.05%	1.54%
25	1.33%	2.11%	1.57%
26	1.40%	2.17%	1.60%
27	1.46%	2.22%	1.63%
28	1.51%	2.26%
29	1.56%	2.30%
30	1.62%	2.34%
31	1.66%	2.37%
32	1.70%	2.42%
33	1.75%	2.46%
34	1.78%	2.47%
35	1.80%	2.50%
36	1.84%	2.54%
37	1.86%	2.55%
38	1.87%	2.56%
39	1.88%	2.58%
40	1.89%
41	1.89%
42	1.90%
43	1.91%
44	1.91%
45	1.92%
46	1.93%
47	1.95%
48	1.96%
49	1.96%
50	1.97%
51	1.96%

New Vehicles Only
Monthly Cumulative Net Loss Rates
(as a Percentage of Original Principal Balance)
Through March 31, 2011

Month	2006 Portfolio	2007 Portfolio	2008 Portfolio	2009 Portfolio	2010 Portfolio

1	0.12%	0.14%	0.13%	0.05%	0.05%
2	0.13%	0.18%	0.17%	0.05%	0.04%
3	0.17%	0.23%	0.20%	0.06%	0.05%
4	0.19%	0.28%	0.25%	0.09%
5	0.21%	0.32%	0.29%	0.10%
6	0.22%	0.36%	0.35%	0.11%
7	0.27%	0.39%	0.43%	0.11%
8	0.33%	0.43%	0.52%	0.13%
9	0.36%	0.50%	0.61%	0.16%
10	0.43%	0.60%	0.65%	0.18%
11	0.48%	0.68%	0.72%	0.21%
12	0.52%	0.81%	0.78%	0.21%
13	0.57%	0.93%	0.81%	0.23%
14	0.59%	1.05%	0.86%	0.23%
15	0.62%	1.13%	0.92%	0.24%
16	0.65%	1.24%	0.98%
17	0.67%	1.32%	1.01%
18	0.69%	1.40%	1.05%
19	0.74%	1.51%	1.09%
20	0.79%	1.61%	1.12%
21	0.85%	1.73%	1.16%
22	0.93%	1.79%	1.22%
23	1.02%	1.86%	1.26%
24	1.10%	1.92%	1.29%
25	1.16%	1.96%	1.32%
26	1.23%	2.02%	1.34%
27	1.28%	2.06%	1.36%
28	1.32%	2.09%
29	1.38%	2.12%
30	1.42%	2.15%
31	1.48%	2.18%
32	1.51%	2.24%
33	1.55%	2.29%
34	1.58%	2.30%
35	1.60%	2.34%
36	1.63%	2.38%
37	1.63%	2.39%
38	1.65%	2.39%
39	1.66%	2.40%
40	1.66%
41	1.67%
42	1.68%
43	1.68%
44	1.70%
45	1.71%
46	1.71%
47	1.72%
48	1.73%
49	1.74%
50	1.74%
51	1.73%

Pre-Owned Vehicles Only
Monthly Cumulative Net Loss Rates
(as a Percentage of Original Principal Balance)
Through March 31, 2011

Month	2006 Portfolio	2007 Portfolio	2008 Portfolio	2009 Portfolio	2010 Portfolio

1	0.22%	0.22%	0.16%	0.11%	0.06%
2	0.26%	0.26%	0.26%	0.16%	0.07%
3	0.28%	0.31%	0.35%	0.20%	0.08%
4	0.32%	0.38%	0.41%	0.25%
5	0.38%	0.42%	0.48%	0.29%
6	0.44%	0.50%	0.58%	0.31%
7	0.48%	0.60%	0.69%	0.35%
8	0.55%	0.69%	0.77%	0.39%
9	0.59%	0.78%	0.87%	0.44%
10	0.64%	0.87%	0.97%	0.46%
11	0.69%	0.96%	1.04%	0.50%
12	0.76%	1.09%	1.12%	0.54%
13	0.82%	1.18%	1.19%	0.59%
14	0.88%	1.31%	1.25%	0.60%
15	0.92%	1.45%	1.31%	0.62%
16	0.96%	1.55%	1.39%
17	1.03%	1.63%	1.45%
18	1.10%	1.72%	1.55%
19	1.18%	1.80%	1.61%
20	1.23%	1.91%	1.66%
21	1.28%	2.02%	1.72%
22	1.36%	2.11%	1.77%
23	1.42%	2.17%	1.83%
24	1.48%	2.24%	1.88%
25	1.56%	2.32%	1.91%
26	1.63%	2.39%	1.94%
27	1.71%	2.46%	1.98%
28	1.77%	2.50%
29	1.82%	2.55%
30	1.88%	2.61%
31	1.92%	2.65%
32	1.98%	2.67%
33	2.02%	2.70%
34	2.06%	2.72%
35	2.08%	2.74%
36	2.13%	2.77%
37	2.16%	2.79%
38	2.17%	2.81%
39	2.18%	2.83%
40	2.20%
41	2.21%
42	2.21%
43	2.21%
44	2.21%
45	2.22%
46	2.24%
47	2.25%
48	2.26%
49	2.27%
50	2.28%
51	2.28%

MBFS USA
Mercedes-Benz Retail Portfolio
Composition of Original Pool of Receivables
Static Pool Data
Through March 31, 2011

		2006 Portfolio	2007 Portfolio	2008 Portfolio	2009 Portfolio	2010 Portfolio
Cutoff Date		12/31/2006	12/31/2007	12/31/2008	12/31/2009	12/31/2010
Aggregate Principal Balance		$1,687,639,570	$1,671,459,605	$2,876,203,585	$3,186,670,690	$2,792,989,205
Number of Receivables		49,127	45,406	75,180	87,068	74,388

Average Original Balance		$34,353	$36,811	$38,258	$36,600	$37,546
Range of Original Balances	(min)	$2,562	$2,903	$3,552	$4,430	$1,557
	(max)	$490,658	$539,428	$557,039	$457,387	$700,000

Weighted Average APR		6.26%	6.09%	5.10%	4.32%	3.71%

Weighted Average Original Term		53.7	60.7	62.5	60.7	56.8
Range of Original Term	(min)	12	11	12	12	6
	(max)	72	84	84	72	96

Weighted Average Remaining Term		48.5	56.0	58.0	56.2	52.0
Range of Remaining Term	(min)	1	1	1	1	1
	(max)	71	80	77	71	94

Top State Concentrations (percentage by principal balance)
California		23.0%	21.3%	22.7%	22.6%	21.9%
Texas		9.8%	12.3%	11.4%	10.0%	9.5%
Florida		10.9%	10.4%	10.1%	9.6%	8.9%
New York		5.6%	5.0%	5.8%	7.1%	7.4%
New Jersey		5.0%	4.7%	5.4%	6.0%	6.1%
Maryland		4.8%	4.3%	3.7%	3.9%	3.7%

Weighted Average FICO (Non-zero)		739	737	742	756	757

Percentage by Principal Balance of New/Pre-Owned Vehicles
New		58%	59%	57%	66%	51%
Pre-Owned		42%	41%	43%	34%	49%

MBFS USA
2006 Mercedes-Benz Retail Portfolio
Static Pool Data
Through March 31, 2011

Month	Date	Beginning Pool Balance	Ending Pool Balance	Pool Factor	31-60 Day Delinquent (# of accounts)	31-60 Day Delinquent ($)	61-90 Day Delinquent (# of accounts)	61-90 Day Delinquent ($)	91-120 Day Delinquent (# of accounts)	91-120 Day Delinquent ($)	Total Delinquent (# of accounts)	Total Delinquent ($)	Delinquent % of End Balance	Cumulative Net Losses ($)	Prepayment Speed (1 month ABS)

0	12/31/2006	1,687,639,570	1,311,857,018	77.73%	175	6,143,130	49	2,005,051	24	1,159,420	248	9,307,601	0.71%	2,160,412	2.06%
12	12/31/2007	1,311,857,018	787,261,760	46.65%	394	11,875,935	112	3,769,354	61	2,188,229	567	17,833,518	2.27%	10,539,412	1.52%
16	4/30/2008	787,261,760	643,052,731	38.10%	385	11,160,627	105	3,207,497	56	2,179,231	546	16,547,355	2.57%	13,114,732	1.51%
17	5/31/2008	643,052,731	609,860,334	36.14%	405	10,968,484	114	3,587,982	65	2,286,669	584	16,843,136	2.76%	13,811,337	1.59%
18	6/30/2008	609,860,334	577,761,894	34.23%	453	12,334,254	133	4,037,360	50	1,775,160	636	18,146,773	3.14%	14,534,935	1.54%
19	7/31/2008	577,761,894	545,692,013	32.33%	438	11,154,530	141	4,753,530	68	2,207,667	647	18,115,726	3.32%	15,595,831	1.60%
20	8/31/2008	545,692,013	517,201,945	30.65%	436	11,538,558	156	4,436,764	92	2,843,826	684	18,819,148	3.64%	16,518,617	1.40%
21	9/30/2008	517,201,945	487,482,241	28.89%	494	11,823,614	156	5,000,729	84	2,687,323	734	19,511,666	4.00%	17,463,348	1.55%
22	10/31/2008	487,482,241	458,596,898	27.17%	506	12,267,830	155	4,246,722	73	2,482,785	734	18,997,337	4.14%	18,726,523	1.52%
23	11/30/2008	458,596,898	434,623,973	25.75%	521	11,874,789	179	4,772,073	78	2,286,175	778	18,933,038	4.36%	20,031,610	1.17%
24	12/31/2008	434,623,973	406,973,613	24.11%	553	12,120,202	194	5,193,006	101	3,038,033	848	20,351,241	5.00%	21,296,668	1.53%
25	1/31/2009	406,973,613	381,675,013	22.62%	575	12,300,630	194	5,012,026	101	2,955,366	870	20,268,022	5.31%	22,483,935	1.40%
26	2/28/2009	381,675,013	357,939,326	21.21%	501	10,681,800	200	4,868,086	75	2,217,103	776	17,766,989	4.96%	23,589,462	1.33%
27	3/31/2009	357,939,326	332,644,457	19.71%	554	12,017,079	152	3,719,612	94	2,473,773	800	18,210,464	5.47%	24,656,338	1.52%
28	4/30/2009	332,644,457	309,555,914	18.34%	482	10,327,785	168	4,228,638	74	1,858,226	724	16,414,649	5.30%	25,537,961	1.49%
29	5/31/2009	309,555,914	289,584,454	17.16%	541	11,529,472	173	3,823,894	65	1,822,356	779	17,175,722	5.93%	26,408,220	1.33%
30	6/30/2009	289,584,454	269,166,357	15.95%	570	11,333,305	173	4,066,542	61	1,431,757	804	16,831,604	6.25%	27,281,094	1.49%
31	7/31/2009	269,166,357	250,571,302	14.85%	571	10,713,533	164	3,581,540	75	1,967,239	810	16,262,312	6.49%	28,067,143	1.46%
32	8/31/2009	250,571,302	234,396,297	13.89%	570	10,011,799	175	3,608,049	65	1,437,388	810	15,057,237	6.42%	28,757,091	1.35%
33	9/30/2009	234,396,297	219,004,137	12.98%	614	10,557,951	163	3,251,800	62	1,384,051	839	15,193,803	6.94%	29,521,680	1.35%
34	10/31/2009	219,004,137	204,334,383	12.11%	583	9,987,604	160	2,917,606	63	1,423,278	806	14,328,488	7.01%	30,062,596	1.34%
35	11/30/2009	204,334,383	190,775,574	11.30%	602	10,051,335	195	3,523,344	53	1,028,808	850	14,603,486	7.65%	30,442,305	1.28%
36	12/31/2009	190,775,574	177,452,718	10.51%	590	9,277,022	165	3,184,107	63	1,329,223	818	13,790,352	7.77%	31,022,648	1.31%
37	1/31/2010	177,452,718	165,010,493	9.78%	552	8,621,282	159	2,538,008	58	1,379,799	769	12,539,088	7.60%	31,338,837	1.28%
38	2/28/2010	165,010,493	152,855,002	9.06%	507	7,377,261	132	2,177,914	50	868,909	689	10,424,085	6.82%	31,545,507	1.27%
39	3/31/2010	152,855,002	139,376,901	8.26%	510	7,185,309	125	1,869,489	35	683,276	670	9,738,073	6.99%	31,704,860	1.47%
40	4/30/2010	139,376,901	128,178,542	7.60%	493	7,141,381	121	1,632,708	46	743,087	660	9,517,176	7.42%	31,831,908	1.29%
41	5/31/2010	128,178,542	117,814,688	6.98%	427	5,498,029	130	1,893,998	24	323,004	581	7,715,032	6.55%	31,975,463	1.25%
42	6/30/2010	117,814,688	107,365,932	6.36%	498	6,518,279	124	1,708,063	35	581,098	657	8,807,440	8.20%	32,131,216	1.32%
43	7/31/2010	107,365,932	97,880,529	5.80%	494	6,099,426	150	2,052,824	33	439,612	677	8,591,862	8.78%	32,168,086	1.24%
44	8/31/2010	97,880,529	88,495,359	5.24%	478	5,642,474	134	1,816,146	47	649,012	659	8,107,631	9.16%	32,298,997	1.29%
45	9/30/2010	88,495,359	79,957,362	4.74%	482	5,204,562	121	1,608,632	43	711,136	646	7,524,330	9.41%	32,477,764	1.22%
46	10/31/2010	79,957,362	71,878,117	4.26%	518	5,366,160	110	1,366,840	36	397,292	664	7,130,293	9.92%	32,637,440	1.20%
47	11/30/2010	71,878,117	63,499,718	3.76%	504	4,934,750	130	1,362,740	37	506,025	671	6,803,514	10.71%	32,852,823	1.33%
48	12/31/2010	63,499,718	55,919,601	3.31%	489	4,589,337	125	1,262,317	36	380,597	650	6,232,251	11.15%	33,010,124	1.24%
49	1/31/2011	55,919,601	48,675,390	2.88%	469	4,135,972	136	1,298,789	33	329,722	638	5,764,484	11.84%	33,118,696	1.27%
50	2/28/2011	48,675,390	42,188,116	2.50%	397	3,383,087	95	808,819	36	363,202	528	4,555,108	10.80%	33,173,992	1.22%
51	3/31/2011	42,188,116	35,568,674	2.11%	402	3,503,385	83	745,859	25	201,624	510	4,450,868	12.51%	33,104,171	1.34%

MBFS USA
2007 Mercedes-Benz Retail Portfolio
Static Pool Data
Through March 31, 2011

Month	Date	Beginning Pool Balance	Ending Pool Balance	Pool Factor	31-60 Day Delinquent (# of accounts)	31-60 Day Delinquent ($)	61-90 Day Delinquent (# of accounts)	61-90 Day Delinquent ($)	91-120 Day Delinquent (# of accounts)	91-120 Day Delinquent ($)	Total Delinquent (# of accounts)	Total Delinquent ($)	Delinquent % of End Balance	Cumulative Net Losses ($)	Prepayment Speed (1 month ABS)
0	12/31/2007	1,671,459,605	1,406,472,185	84.15%	242	8,774,714	64	3,080,816	31	1,804,731	337	13,660,261	0.97%	2,313,180	1.30%
4	4/30/2008	1,406,472,185	1,221,240,830	73.06%	328	12,258,149	83	3,347,760	43	2,063,749	454	17,669,657	1.45%	5,410,400	1.42%
5	5/31/2008	1,221,240,830	1,181,576,818	70.69%	368	15,643,643	109	4,505,778	45	1,953,690	522	22,103,111	1.87%	6,036,472	1.47%
6	6/30/2008	1,181,576,818	1,141,420,777	68.29%	391	14,031,844	121	6,396,722	55	2,408,314	567	22,836,879	2.00%	6,917,253	1.54%
7	7/31/2008	1,141,420,777	1,101,852,776	65.92%	410	15,208,443	122	5,035,698	63	3,966,684	595	24,210,826	2.20%	7,968,727	1.54%
8	8/31/2008	1,101,852,776	1,067,091,825	63.84%	437	15,714,999	143	5,779,002	76	3,434,426	656	24,928,426	2.34%	8,919,799	1.29%
9	9/30/2008	1,067,091,825	1,030,146,043	61.63%	487	17,096,509	144	5,861,433	89	3,982,398	720	26,940,340	2.62%	10,295,757	1.46%
10	10/31/2008	1,030,146,043	993,424,405	59.43%	473	15,841,636	146	5,760,870	83	4,123,218	702	25,725,723	2.59%	11,879,015	1.48%
11	11/30/2008	993,424,405	962,975,954	57.61%	507	16,185,756	156	5,681,431	98	4,378,632	761	26,245,819	2.73%	13,285,388	1.11%
12	12/31/2008	962,975,954	928,739,219	55.56%	554	17,882,955	181	6,936,858	90	3,397,440	825	28,217,253	3.04%	15,407,792	1.37%
13	1/31/2009	928,739,219	896,472,981	53.63%	615	19,860,124	205	7,198,592	108	4,661,131	928	31,719,846	3.54%	17,309,789	1.29%
14	2/28/2009	896,472,981	865,706,317	51.79%	512	17,172,392	203	7,288,360	105	4,016,403	820	28,477,155	3.29%	19,330,045	1.20%
15	3/31/2009	865,706,317	829,487,681	49.63%	575	18,312,816	179	5,998,408	99	4,048,939	853	28,360,162	3.42%	21,129,066	1.57%
16	4/30/2009	829,487,681	797,430,216	47.71%	547	17,331,792	212	7,249,271	82	3,648,184	841	28,229,248	3.54%	22,848,301	1.37%
17	5/31/2009	797,430,216	767,419,186	45.91%	606	18,287,860	204	7,629,598	92	3,531,105	902	29,448,563	3.84%	24,123,432	1.27%
18	6/30/2009	767,419,186	734,239,160	43.93%	636	18,329,956	202	7,129,814	101	3,979,732	939	29,439,502	4.01%	25,612,968	1.49%
19	7/31/2009	734,239,160	703,240,208	42.07%	645	18,097,055	205	6,382,702	104	3,689,916	954	28,169,673	4.01%	27,230,123	1.41%
20	8/31/2009	703,240,208	673,070,043	40.27%	657	18,276,270	234	6,799,223	94	3,062,705	985	28,138,198	4.18%	28,995,562	1.40%
21	9/30/2009	673,070,043	643,331,344	38.49%	674	18,219,690	231	6,755,748	105	3,186,038	1,010	28,161,477	4.38%	30,897,646	1.38%
22	10/31/2009	643,331,344	613,620,204	36.71%	663	16,985,570	215	6,083,333	90	2,947,692	968	26,016,594	4.24%	32,095,478	1.43%
23	11/30/2009	613,620,204	586,185,132	35.07%	712	17,464,084	234	6,113,784	96	2,945,837	1,042	26,523,705	4.52%	33,149,037	1.32%
24	12/31/2009	586,185,132	559,054,655	33.45%	678	16,213,784	214	5,224,589	99	2,934,414	991	24,372,787	4.36%	34,277,553	1.34%
25	1/31/2010	559,054,655	533,140,002	31.90%	678	16,676,973	177	4,343,106	86	2,196,711	941	23,216,790	4.35%	35,249,897	1.31%
26	2/28/2010	533,140,002	508,297,693	30.41%	569	14,079,860	162	4,283,611	81	2,105,246	812	20,468,718	4.03%	36,273,274	1.26%
27	3/31/2010	508,297,693	479,355,457	28.68%	664	15,652,947	153	3,844,608	81	2,372,150	898	21,869,705	4.56%	37,158,945	1.56%
28	4/30/2010	479,355,457	453,999,358	27.16%	609	13,506,172	190	4,749,727	60	1,637,530	859	19,893,429	4.38%	37,777,539	1.41%
29	5/31/2010	453,999,358	431,095,456	25.79%	565	12,643,550	178	4,143,949	66	1,593,034	809	18,380,533	4.26%	38,376,883	1.28%
30	6/30/2010	431,095,456	407,043,468	24.35%	676	15,413,237	177	4,079,204	69	1,906,982	922	21,399,422	5.26%	39,118,966	1.40%
31	7/31/2010	407,043,468	383,630,159	22.95%	615	12,851,791	182	4,237,316	62	1,522,090	859	18,611,197	4.85%	39,654,210	1.41%
32	8/31/2010	383,630,159	360,865,385	21.59%	649	13,039,347	164	3,465,312	66	1,871,839	879	18,376,498	5.09%	40,370,554	1.41%
33	9/30/2010	360,865,385	339,420,335	20.31%	683	13,523,727	153	3,198,047	70	1,522,601	906	18,244,375	5.38%	41,134,920	1.37%
34	10/31/2010	339,420,335	319,517,787	19.12%	670	12,525,313	162	3,275,389	61	1,339,892	893	17,140,594	5.36%	41,341,045	1.31%
35	11/30/2010	319,517,787	299,911,040	17.94%	678	12,187,799	185	3,876,711	65	1,428,159	928	17,492,669	5.83%	41,828,695	1.33%
36	12/31/2010	299,911,040	279,993,493	16.75%	652	11,380,431	169	3,266,699	69	1,609,655	890	16,256,786	5.81%	42,399,660	1.38%
37	1/31/2011	279,993,493	261,299,837	15.63%	606	10,650,731	178	3,192,783	54	976,393	838	14,819,907	5.67%	42,643,015	1.35%
38	2/28/2011	261,299,837	244,805,945	14.65%	551	9,461,788	138	2,244,224	60	1,114,658	749	12,820,670	5.24%	42,858,024	1.21%
39	3/31/2011	244,805,945	226,311,868	13.54%	552	9,165,555	114	1,901,141	40	654,599	706	11,721,295	5.18%	43,056,449	1.42%

MBFS USA
2008 Mercedes-Benz Retail Portfolio
Static Pool Data
Through March 31, 2011

Month	Date	Beginning Pool Balance	Ending Pool Balance	Pool Factor	31-60 Day Delinquent (# of accounts)	31-60 Day Delinquent ($)	61-90 Day Delinquent (# of accounts)	61-90 Day Delinquent ($)	91-120 Day Delinquent (# of accounts)	91-120 Day Delinquent ($)	Total Delinquent (# of accounts)	Total Delinquent ($)	Delinquent % of End Balance	Cumulative Net Losses ($)	Prepayment Speed (1 month ABS)
0	12/31/2008	2,876,203,586	2,475,396,341	86.06%	387	14,689,611	128	5,520,300	58	3,149,576	573	23,359,487	0.94%	3,428,139	0.82%
1	1/31/2009	2,475,396,341	2,382,362,660	82.83%	546	21,293,159	146	6,684,834	68	2,941,674	760	30,919,666	1.30%	4,127,669	1.11%
2	2/28/2009	2,382,362,660	2,322,540,835	80.75%	483	19,014,862	157	7,537,399	80	3,735,171	720	30,287,433	1.30%	5,976,058	1.04%
3	3/31/2009	2,322,540,835	2,253,759,205	78.36%	549	20,675,487	194	8,473,095	104	5,266,756	847	34,415,338	1.53%	7,537,539	1.37%
4	4/30/2009	2,253,759,205	2,189,086,468	76.11%	536	19,762,714	199	8,066,219	116	5,841,442	851	33,670,375	1.54%	9,139,747	1.28%
5	5/31/2009	2,189,086,468	2,131,183,426	74.10%	660	24,814,115	199	8,179,965	109	4,721,730	968	37,715,811	1.77%	10,754,940	1.04%
6	6/30/2009	2,131,183,426	2,062,573,958	71.71%	629	22,901,451	249	10,046,894	106	4,678,010	984	37,626,355	1.82%	12,879,977	1.44%
7	7/31/2009	2,062,573,958	2,000,224,215	69.54%	696	25,234,954	184	7,237,156	140	6,097,505	1,020	38,569,615	1.93%	15,491,956	1.27%
8	8/31/2009	2,000,224,215	1,939,571,204	67.44%	807	27,776,272	218	8,436,151	99	4,377,479	1,124	40,589,902	2.09%	18,089,959	1.24%
9	9/30/2009	1,939,571,204	1,877,107,419	65.26%	782	27,038,273	259	9,548,417	116	5,186,762	1,157	41,773,452	2.23%	20,751,468	1.34%
10	10/31/2009	1,877,107,419	1,815,473,262	63.12%	838	26,806,097	229	8,909,246	116	4,396,160	1,183	40,111,503	2.21%	22,513,606	1.33%
11	11/30/2009	1,815,473,262	1,757,870,471	61.12%	890	28,635,223	276	9,233,338	106	4,234,455	1,272	42,103,015	2.40%	24,769,707	1.22%
12	12/31/2009	1,757,870,471	1,699,492,462	59.09%	888	28,198,868	245	8,139,554	137	4,660,699	1,270	40,999,121	2.41%	26,595,732	1.27%
13	1/31/2010	1,699,492,462	1,644,063,973	57.16%	960	29,693,526	233	8,030,773	129	4,498,170	1,322	42,222,469	2.57%	27,938,304	1.20%
14	2/28/2010	1,644,063,973	1,589,287,827	55.26%	814	24,848,307	241	8,006,795	115	4,554,590	1,170	37,409,692	2.35%	29,496,299	1.19%
15	3/31/2010	1,589,287,827	1,524,478,681	53.00%	905	28,540,014	235	7,245,669	118	4,222,658	1,258	40,008,341	2.62%	31,295,416	1.55%
16	4/30/2010	1,524,478,681	1,466,254,748	50.98%	832	24,479,037	266	9,318,615	91	2,969,001	1,189	36,766,653	2.51%	33,138,503	1.39%
17	5/31/2010	1,466,254,748	1,415,003,217	49.20%	780	22,586,655	223	7,037,824	112	4,238,572	1,115	33,863,051	2.39%	34,478,414	1.17%
18	6/30/2010	1,415,003,217	1,356,018,144	47.15%	938	26,715,622	261	8,347,429	106	3,668,574	1,305	38,731,625	2.86%	36,456,448	1.46%
19	7/31/2010	1,356,018,144	1,301,792,918	45.26%	931	25,710,961	269	7,979,643	113	3,930,508	1,313	37,621,112	2.89%	37,687,936	1.36%
20	8/31/2010	1,301,792,918	1,244,247,120	43.26%	895	24,045,982	284	8,249,913	128	3,921,866	1,307	36,217,761	2.91%	38,885,316	1.49%
21	9/30/2010	1,244,247,120	1,190,975,956	41.41%	1,021	26,698,368	244	7,064,904	145	4,375,369	1,410	38,138,641	3.20%	40,161,776	1.39%
22	10/31/2010	1,190,975,956	1,139,522,878	39.62%	887	21,531,471	255	7,353,892	104	3,265,973	1,246	32,151,336	2.82%	41,782,692	1.35%
23	11/30/2010	1,139,522,878	1,087,113,979	37.80%	1,020	25,343,483	286	7,578,124	94	2,816,110	1,400	35,737,718	3.29%	43,128,232	1.42%
24	12/31/2010	1,087,113,979	1,034,354,363	35.96%	1,044	25,223,993	283	7,573,721	101	2,887,475	1,428	35,685,189	3.45%	44,295,044	1.46%
25	1/31/2011	1,034,354,363	984,208,085	34.22%	960	23,030,013	281	7,604,036	98	2,680,610	1,339	33,314,659	3.38%	45,107,091	1.42%
26	2/28/2011	984,208,085	938,415,122	32.63%	902	21,087,350	263	6,830,328	92	2,560,454	1,257	30,478,131	3.25%	45,933,343	1.31%
27	3/31/2011	938,415,122	888,338,532	30.89%	910	20,369,418	225	5,809,478	94	2,727,787	1,229	28,906,683	3.25%	46,819,788	1.50%

MBFS USA
2009 Mercedes-Benz Retail Portfolio
Static Pool Data
Through March 31, 2011

Month	Date	Beginning Pool Balance	Ending Pool Balance	Pool Factor	31-60 Day Delinquent (# of accounts)	31-60 Day Delinquent ($)	61-90 Day Delinquent (# of accounts)	61-90 Day Delinquent ($)	91-120 Day Delinquent (# of accounts)	91-120 Day Delinquent ($)	Total Delinquent (# of accounts)	Total Delinquent ($)	Delinquent % of End Balance	Cumulative Net Losses ($)	Prepayment Speed (1 month ABS)
0	12/31/2009	3,186,670,690	2,733,084,914	85.77%	248	8,796,893	76	2,672,996	37	1,478,501	361	12,948,390	0.47%	1,712,090	0.86%
1	1/31/2010	2,733,084,914	2,620,867,569	82.24%	300	10,832,324	80	3,337,462	50	1,828,896	430	15,998,682	0.61%	2,172,470	1.28%
2	2/28/2010	2,620,867,569	2,550,610,390	80.04%	286	9,303,690	83	3,371,862	41	1,858,985	410	14,534,537	0.57%	2,792,166	1.14%
3	3/31/2010	2,550,610,390	2,466,550,861	77.40%	316	10,401,883	76	2,680,476	43	2,203,122	435	15,285,481	0.62%	3,585,638	1.58%
4	4/30/2010	2,466,550,861	2,392,386,567	75.07%	297	9,838,405	89	3,393,019	35	1,489,052	421	14,720,476	0.62%	4,547,569	1.33%
5	5/31/2010	2,392,386,567	2,325,819,320	72.99%	304	9,964,412	95	3,170,352	33	1,398,264	432	14,533,028	0.62%	5,113,013	1.10%
6	6/30/2010	2,325,819,320	2,253,101,921	70.70%	369	12,463,374	98	3,232,921	38	1,212,439	505	16,908,734	0.75%	5,720,014	1.30%
7	7/31/2010	2,253,101,921	2,182,296,930	68.48%	369	12,639,058	118	4,538,906	41	1,236,443	528	18,414,408	0.84%	6,142,192	1.29%
8	8/31/2010	2,182,296,930	2,108,865,636	66.18%	408	13,252,533	118	4,153,849	53	2,453,647	579	19,860,029	0.94%	7,019,643	1.41%
9	9/30/2010	2,108,865,636	2,039,245,993	63.99%	480	14,795,684	126	4,160,842	52	1,883,153	658	20,839,678	1.02%	8,048,396	1.33%
10	10/31/2010	2,039,245,993	1,970,216,144	61.83%	485	14,313,214	124	3,816,457	58	2,198,555	667	20,328,227	1.03%	8,807,079	1.33%
11	11/30/2010	1,970,216,144	1,898,778,516	59.59%	507	14,824,620	126	4,183,599	62	1,829,491	695	20,837,710	1.10%	9,825,730	1.43%
12	12/31/2010	1,898,778,516	1,829,279,621	57.40%	541	16,153,160	139	4,404,412	53	1,779,692	733	22,337,264	1.22%	10,358,926	1.40%
13	1/31/2011	1,829,279,621	1,759,360,639	55.21%	472	14,440,894	138	4,401,668	57	1,694,820	667	20,537,383	1.17%	11,076,058	1.47%
14	2/28/2011	1,759,360,639	1,697,223,156	53.26%	500	14,568,851	126	4,049,181	62	2,089,339	688	20,707,371	1.22%	11,373,432	1.25%
15	3/31/2011	1,697,223,156	1,624,119,027	50.97%	514	14,984,548	115	3,592,612	41	1,449,364	670	20,026,524	1.23%	11,739,924	1.60%

MBFS USA
2010 Mercedes-Benz Retail Portfolio
Static Pool Data
Through March 31, 2011

Month	Date	Beginning Pool Balance	Ending Pool Balance	Pool Factor	31-60 Day Delinquent (# of accounts)	31-60 Day Delinquent ($)	61-90 Day Delinquent (# of accounts)	61-90 Day Delinquent ($)	91-120 Day Delinquent (# of accounts)	91-120 Day Delinquent ($)	Total Delinquent (# of accounts)	Total Delinquent ($)	Delinquent % of End Balance	Cumulative Net Losses ($)	Prepayment Speed (1 month ABS)
0	12/31/2010	2,792,989,205	2,313,000,761	82.81%	145	5,140,935	35	1,266,646	14	439,893	194	6,847,475	0.30%	1,204,749	0.96%
1	1/31/2011	2,313,000,761	2,198,161,697	78.70%	158	5,551,221	42	1,640,137	25	917,661	225	8,109,019	0.37%	1,554,664	1.40%
2	2/28/2011	2,198,161,697	2,134,112,559	76.41%	179	6,018,401	33	1,437,091	23	913,822	235	8,369,315	0.39%	1,594,539	1.11%
3	3/31/2011	2,134,112,559	2,060,393,982	73.77%	179	6,706,731	39	1,553,452	20	873,709	238	9,133,892	0.44%	1,893,040	1.47%

APPENDIX B

Static Pool Information for Prior Securitizations

Mercedes-Benz Auto Receivables Trust 2009-1

Composition of the Receivables as of the Cutoff Date

Closing Date	October 9, 2009
Cutoff Date	August 31, 2009
Aggregate Principal Balance	$1,259,956,118.34
Number of Receivables	43.055
Average Principal Balance	$29,263.87
Average Principal Balance (Range)	$2,002.16 to $196,605.80
Average Original Balance	$37,930.17
Average Original Balance (Range)	$4,429.65 to $248,941.77
Percentage of New Vehicles	64.17%
Percentage of Pre-owned Vehicles	35.83%
Weighted Average Contract Rate	4.32%
Contract Rate (Range)	0.99% to 17.95%
Weighted Average Original Term	63.57 months
Original Term (Range)	24 months to 72 months
Weighted Average Remaining Term(1)	50.18 months
Remaining Term (Range)(1)	3 months to 72 months
Weighted Average FICO® Score(2)	756.56
Range of FICO® Scores(2)	651 to 886

(1)	Based on the number of monthly payments remaining as of the Cutoff Date.
(2)	The FICO® score with respect to any receivable with co-obligors is the higher of each obligor’s FICO® score at the time of application.

Distribution of the Receivables by Remaining Term to Maturity as of the Cutoff Date

Remaining Term Range	Number of Receivables	Percentage of Total Number of Receivables	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance
3 months to 12 months	847	1.97%	$5,971,164.37	0.47%
13 months to 24 months	3,077	7.15%	47,337,875.48	3.76%
25 months to 36 months	6,410	14.89%	135,851,164.82	10.78%
37 months to 48 months	9,485	22.03%	262,501,413.80	20.83%
49 months to 60 months	17,975	41.75%	597,529,265.22	47.42%
61 months to 72 months	5,261	12.22%	210,765,234.65	16.73%
Total	43,055	100.00%	$1,259,956,118.34	100.00%

Distribution of the Receivables by State of Obligor Mailing Address Representing
more than 5% of the Total Outstanding Principal Balance as of the Cutoff Date

Obligor Mailing Address	Number of Receivables	Percentage of Total Number of Receivables	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance
California	13,295	30.88%	$372,999,588.85	29.60%
New York	6,605	15.34%	199,386,064.76	15.82%
New Jersey	4,241	9.85%	122,996,485.25	9.76%
Maryland	3,264	7.58%	106,058,271.97	8.42%
Virginia	3,095	7.19%	98,613,182.45	7.83%
Massachusetts	2,380	5.53%	67,134,440.08	5.33%
Total	32,880	76.37%	$967,188,033.36	76.76%

Prepayment Information

Set forth below is prepayment information relating to the motor vehicle installment sales contracts and installment loans owned by Mercedes-Benz Auto Receivables Trust 2009-1 (“MBART 2009-1”). The following table includes a pool factor based on the prepayment assumption (1) and an actual pool factor to allow a comparison of the effect of actual prepayments against the assumptions used to generate the declining balance table setting forth the principal balances of the notes using certain prepayment assumptions.

MBART 2009-1
Pool Factor(1)

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Lives of the Notes” in this Prospectus Supplement.

MBART 2009-1

Payment Date	Planned Pool Amortization based on 1.3 ABS speed	Pool Factor	Actual Amortization	Pool Factor
	Closing Date	$1,259,956,118.34	1.00	$1,259,956,118.34	1.00
1	Nov-09	1,170,610,544.75	0.93	1,182,930,992.22	0.94
2	Dec-09	1,127,054,762.33	0.89	1,146,835,959.88	0.91
3	Jan-10	1,084,249,206.42	0.86	1,109,909,369.47	0.88
4	Feb-10	1,042,198,073.34	0.83	1,073,559,210.39	0.85
5	Mar-10	1,000,905,582.48	0.79	1,039,598,463.99	0.83
6	Apr-10	960,375,976.41	0.76	997,872,453.42	0.79
7	May-10	920,613,521.04	0.73	960,854,492.22	0.76
8	Jun-10	882,039,613.39	0.70	928,090,021.57	0.74
9	Jul-10	844,401,873.06	0.67	890,665,575.07	0.71
10	Aug-10	807,517,252.32	0.64	854,518,595.84	0.68
11	Sep-10	771,389,969.70	0.61	818,627,414.79	0.65
12	Oct-10	736,024,267.04	0.58	784,569,457.21	0.62
13	Nov-10	701,424,409.57	0.56	751,345,955.23	0.60
14	Dec-10	667,594,686.06	0.53	716,750,433.55	0.57
15	Jan-11	634,539,408.95	0.50	682,819,733.74	0.54
16	Feb-11	602,262,914.49	0.48	650,165,648.33	0.52
17	Mar-11	570,769,562.85	0.45	620,278,174.90	0.49
18	Apr-11	540,063,738.29	0.43	586,312,767.62	0.47
19	May-11	510,149,849.26	0.40
20	Jun-11	482,569,996.34	0.38
21	Jul-11	455,709,093.30	0.36
22	Aug-11	429,571,214.92	0.34
23	Sep-11	404,160,458.69	0.32
24	Oct-11	379,480,944.96	0.30
25	Nov-11	355,536,817.03	0.28
26	Dec-11	332,332,241.34	0.26
27	Jan-12	309,871,407.53	0.25
28	Feb-12	288,158,528.63	0.23
29	Mar-12	267,197,841.14	0.21
30	Apr-12	246,993,605.22	0.20
31	May-12	228,815,282.66	0.18
32	Jun-12	212,031,109.33	0.17
33	Jul-12	195,861,771.88	0.16
34	Aug-12	180,310,732.39	0.14
35	Sep-12	165,381,472.22	0.13
36	Oct-12	151,077,492.13	0.12
37	Nov-12	137,402,312.40	0.11
38	Dec-12	124,359,472.93	0.10
39	Jan-13	111,952,533.36	0.09
40	Feb-13	100,185,073.18	0.08
41	Mar-13	89,060,691.82	0.07
42	Apr-13	78,583,008.80	0.06

Payment Date	Planned Pool Amortization based on 1.3 ABS speed	Pool Factor	Actual Amortization	Pool Factor
43	May-13	$68,755,663.81	0.05
44	Jun-13	60,469,162.32	0.05
45	Jul-13	53,151,485.27	0.04
46	Aug-13	46,272,575.53	0.04
47	Sep-13	39,834,770.84	0.03
48	Oct-13	33,840,421.49	0.03
49	Nov-13	28,291,890.33	0.02
50	Dec-13	23,191,552.91	0.02
51	Jan-14	18,541,797.47	0.01
52	Feb-14	14,345,025.10	0.01
53	Mar-14	10,603,649.73	0.01
54	Apr-14	7,320,098.26	0.01
55	May-14	6,069,290.09	0.00
56	Jun-14	4,913,551.66	0.00
57	Jul-14	3,853,316.04	0.00
58	Aug-14	2,889,018.61	0.00
59	Sep-14	2,021,097.08	0.00
60	Oct-14	1,249,991.47	0.00
61	Nov-14	576,144.20	0.00

Prepayment Speed Information

The following table sets forth prepayment speed information relating to the motor vehicle installment sales contracts and installment loans owned by MBART 2009-1. For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes” in this Prospectus Supplement.

MBART 2009-1

Period	Scheduled Principal in $	Principal Coll. According to Investor Report in $	Unscheduled Principal in $	Principal Defaulted Amounts in $	Ending Pool Balance in $	Weighted Average Seasoning	All-In SMM	ABS Speed

Sep-09					1,259,956,118.34	13.16
Oct-09	50,447,087.32	77,023,229.24	26,576,141.92	1,896.88	1,182,930,992.22	15.08	1.10%	0.96%
Nov-09	24,743,532.68	35,981,859.26	11,238,326.58	113,173.08	1,146,835,959.88	16.35	0.97%	0.85%
Dec-09	24,644,561.10	36,423,157.62	11,778,596.52	503,432.79	1,109,909,369.47	17.35	1.05%	0.90%
Jan-10	24,367,299.69	35,456,780.46	11,089,480.77	893,378.62	1,073,559,210.39	18.30	1.02%	0.87%
Feb-10	23,901,928.40	33,292,805.16	9,390,876.76	667,941.24	1,039,598,463.99	19.08	0.89%	0.77%
Mar-10	23,736,043.16	40,758,034.07	17,021,990.91	967,976.50	997,872,453.42	20.18	1.68%	1.27%
Apr-10	23,232,112.59	35,896,127.70	12,664,015.11	1,121,833.50	960,854,492.22	21.07	1.30%	1.03%
May-10	22,822,886.67	31,950,051.23	9,127,164.56	814,419.42	928,090,021.57	22.07	0.97%	0.81%
Jun-10	22,577,983.41	35,970,568.66	13,392,585.25	1,453,877.84	890,665,575.07	22.96	1.48%	1.12%
Jul-10	22,309,957.07	34,624,191.52	12,314,234.45	1,522,787.71	854,518,595.84	23.94	1.42%	1.07%
Aug-10	21,919,589.68	35,212,903.41	13,293,313.73	678,277.64	818,627,414.79	24.89	1.60%	1.16%
Sep-10	21,607,130.99	33,171,650.10	11,564,519.11	886,307.48	784,569,457.21	25.78	1.45%	1.07%
Oct-10	21,165,558.40	32,174,239.48	11,008,681.08	1,049,262.50	751,345,955.23	26.77	1.44%	1.05%
Nov-10	20,959,315.75	33,653,492.40	12,694,176.65	942,029.28	716,750,433.55	27.65	1.74%	1.19%
Dec-10	20,444,543.79	33,314,049.61	12,869,505.82	616,650.20	682,819,733.74	28.63	1.85%	1.22%
Jan-11	20,022,129.60	31,548,554.71	11,526,425.11	1,105,530.70	650,165,648.33	29.55	1.74%	1.16%
Feb-11	19,355,397.57	29,286,875.54	9,931,477.97	600,597.89	620,278,174.90	30.31	1.57%	1.07%
Mar-11	18,814,743.10	33,019,251.20	14,204,508.10	946,156.08	586,312,767.62	31.41	2.36%	1.38%

Delinquency Experience

Set forth below is delinquency information relating to the motor vehicle installment sales contracts and installment loans owned by MBART 2009-1 presented on a monthly basis.

MBART 2009-1

Period	Ending Pool Balance in $	31-60 Days Delinquent in $	% of Ending Pool Balance	61-120 Days Delinquent in $	% of Ending Pool Balance

Aug-09	1,259,956,118.34	0.00	0.00%	0.00	0.00%
Oct-09	1,182,930,992.22	3,633,432.94	0.31%	1,072,282.88	0.09%
Nov-09	1,146,835,959.88	3,947,956.37	0.34%	1,970,475.99	0.17%
Dec-09	1,109,909,369.47	4,258,183.83	0.38%	2,007,447.85	0.18%
Jan-10	1,073,559,210.39	5,945,802.97	0.55%	2,096,206.06	0.20%
Feb-10	1,039,598,463.99	5,099,570.62	0.49%	2,409,517.52	0.23%
Mar-10	997,872,453.42	5,704,027.76	0.57%	2,836,205.90	0.28%
Apr-10	960,854,492.22	5,435,939.57	0.57%	3,036,019.52	0.32%
May-10	928,090,021.57	4,648,799.51	0.50%	3,341,560.46	0.36%
Jun-10	890,665,575.07	6,451,481.34	0.72%	2,771,412.19	0.31%
Jul-10	854,518,595.84	6,610,942.48	0.77%	2,210,446.63	0.26%
Aug-10	818,627,414.79	5,531,928.15	0.68%	2,948,410.44	0.36%
Sep-10	784,569,457.21	6,495,145.19	0.83%	3,098,590.15	0.39%
Oct-10	751,345,955.23	6,185,833.67	0.82%	2,669,375.42	0.36%
Nov-10	716,750,433.55	6,716,101.93	0.94%	2,913,182.26	0.41%
Dec-10	682,819,733.74	6,890,700.16	1.01%	2,804,479.09	0.41%
Jan-11	650,165,648.33	6,071,292.38	0.93%	2,532,096.71	0.39%
Feb-11	620,278,174.90	6,425,187.90	1.04%	2,287,083.96	0.37%
Mar-11	586,312,767.62	6,596,184.11	1.13%	2,060,696.61	0.35%

Loss Experience

Set forth below is loss information relating to MBFS USA’s securitized portfolio of motor vehicle installment sales contracts and installment loans for new and pre-owned automobiles presented on a monthly basis.

MBART 2009-1

Period	Gross Period Losses in $	Recoveries in $	Net Principal Losses in $	Cumulative Net Principal Losses as % of Cutoff Date Pool Balance
Sep-09
Oct-09	$1,896.88	$0.00	$1,896.88	0.000%
Nov-09	113,173.08	0.00	113,173.08	0.009%
Dec-09	503,432.79	12,801.07	490,631.72	0.048%
Jan-10	893,378.62	99,381.29	793,997.33	0.111%
Feb-10	667,941.24	348,901.90	319,039.34	0.136%
Mar-10	967,976.50	388,440.93	579,535.57	0.182%
Apr-10	1,121,833.50	656,536.17	465,297.33	0.219%
May-10	814,419.42	532,402.17	282,017.25	0.242%
Jun-10	1,453,877.84	722,398.42	731,479.42	0.300%
Jul-10	1,522,787.71	584,765.90	938,021.81	0.374%
Aug-10	678,277.64	754,787.90	-76,510.26	0.368%
Sep-10	886,307.48	328,123.50	558,183.98	0.412%
Oct-10	1,049,262.50	528,736.70	520,525.80	0.454%
Nov-10	942,029.28	632,964.40	309,064.88	0.478%
Dec-10	616,650.20	411,701.16	204,949.04	0.495%
Jan-11	1,105,530.70	534,399.92	571,130.78	0.540%
Feb-11	600,597.89	340,193.49	260,404.40	0.561%
Mar-11	946,156.08	747,558.44	198,597.64	0.576%

Mercedes-Benz Auto Receivables Trust 2010-1

Composition of the Receivables as of the Cutoff Date

Closing Date	April 21, 2010
Cutoff Date	March 31, 2010
Aggregate Principal Balance	1,150,006,889.88
Number of Receivables	38,540.00
Average Principal Balance	29,839.31
Average Principal Balance (Range)	$2,012.45 to $182,012.64
Average Original Balance	37,773.42
Average Original Balance (Range)	$5,000.00 to $217,203.23
Percentage of New Vehicles	69.99%
Percentage of Pre-owned Vehicles	30.01%
Weighted Average Contract Rate	4.06%
Contract Rate (Range)	0.94% to 17.90%
Weighted Average Original Term	62.10 months
Original Term (Range)	24 months to 72 months
Weighted Average Remaining Term(1)	50.23 months
Remaining Term (Range)(1)	2 months to 70 months
Weighted Average FICO® Score(2)	760.01
Range of FICO® Scores(2)	651 to 883

(1)	Based on the number of monthly payments remaining as of the Cutoff Date.
(2)	The FICO® score with respect to any receivable with co-obligors is the higher of each obligor’s FICO® score at the time of application.

Distribution of the Receivables by Remaining Term to Maturity as of the Cutoff Date

Remaining Term Range	Number of Receivables	Percentage of Total Number of Receivables	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance
2 months to 12 months	477	1.24%	$3,287,546.44	0.29%
13 months to 24 months	2,392	6.21%	35,335,541.49	3.07%
25 months to 36 months	5,927	15.38%	137,774,779.05	11.98%
37 months to 48 months	6,874	17.84%	187,871,407.43	16.34%
49 months to 60 months	17,665	45.84%	579,951,786.89	50.43%
61 months to 72 months	5,205	13.51%	205,785,828.58	17.89%
Total	38,540	100.00%	$1,150,006,889.88	100.00%

Distribution of the Receivables by State of Obligor Mailing Address Representing
more than 5% of the Total Outstanding Principal Balance as of the Cutoff Date

Obligor Mailing Address	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(1)
California	7,244	18.80%	$220,984,870.36	19.22%
Texas	4,889	12.69%	156,985,021.99	13.65%
Florida	4,977	12.91%	147,824,270.79	12.85%
Total	17,110	44.40%	$525,794,163.14	45.72%

(1)	Percentages may not add to 100.00% due to rounding.

Prepayment Information

Set forth below is prepayment information relating to the motor vehicle installment sales contracts and installment loans owned by Mercedes-Benz Auto Receivables Trust 2010-1 (“MBART 2010-1”). The following table includes a pool factor based on the prepayment assumption (1) and an actual pool factor to allow a comparison of the effect of actual prepayments against the assumptions used to generate the declining balance table setting forth the principal balances of the notes using certain prepayment assumptions.

MBART 2010-1
Pool Factor(1)

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Lives of the Notes” in this Prospectus Supplement.

MBART 2010-1

Payment Date	Planned Pool Amortization based on 1.3 ABS speed	Pool Factor	Actual Amortization	Pool Factor
	Closing Date	$1,150,006,889.88	1.00	$1,150,006,889.88	1.00
1	Jun-10	1,069,641,481.01	0.93	1,078,524,260.22	0.94
2	Jul-10	1,030,449,708.86	0.90	1,042,330,497.34	0.91
3	Aug-10	991,923,133.13	0.86	1,006,699,326.34	0.88
4	Sep-10	954,065,207.62	0.83	970,043,139.89	0.84
5	Oct-10	916,879,404.41	0.80	934,313,719.80	0.81
6	Nov-10	880,369,213.90	0.77	899,225,802.31	0.78
7	Dec-10	844,538,144.95	0.73	863,159,799.63	0.75
8	Jan-11	809,389,724.97	0.70	827,413,061.13	0.72
9	Feb-11	775,106,530.91	0.67	791,930,006.13	0.69
10	Mar-11	741,604,562.93	0.64	761,457,674.46	0.66

Payment Date	Planned Pool Amortization based on 1.3 ABS speed	Pool Factor	Actual Amortization	Pool Factor
11	Apr-11	$708,781,790.94	0.62	$725,399,136.37	0.63
12	May-11	676,641,741.26	0.59
13	Jun-11	645,187,958.87	0.56
14	Jul-11	614,424,007.52	0.53
15	Aug-11	584,353,469.84	0.51
16	Sep-11	554,979,947.43	0.48
17	Oct-11	526,307,060.99	0.46
18	Nov-11	498,338,450.39	0.43
19	Dec-11	471,077,774.80	0.41
20	Jan-12	445,659,168.93	0.39
21	Feb-12	420,892,940.22	0.37
22	Mar-12	396,782,478.79	0.35
23	Apr-12	373,331,192.78	0.32
24	May-12	350,542,508.44	0.30
25	Jun-12	328,419,870.27	0.29
26	Jul-12	306,966,741.08	0.27
27	Aug-12	286,186,602.13	0.25
28	Sep-12	266,082,953.19	0.23
29	Oct-12	246,659,312.68	0.21
30	Nov-12	229,768,492.60	0.20
31	Dec-12	213,955,823.18	0.19
32	Jan-13	198,684,921.93	0.17
33	Feb-13	183,958,677.53	0.16
34	Mar-13	169,779,994.14	0.15
35	Apr-13	156,151,791.48	0.14
36	May-13	143,077,004.95	0.12
37	Jun-13	130,558,585.67	0.11
38	Jul-13	118,599,500.62	0.10
39	Aug-13	107,202,732.67	0.09
40	Sep-13	96,371,280.72	0.08
41	Oct-13	86,108,159.75	0.07
42	Nov-13	76,416,400.92	0.07
43	Dec-13	68,342,916.87	0.06
44	Jan-14	60,682,238.39	0.05
45	Feb-14	53,436,484.91	0.05
46	Mar-14	46,607,786.96	0.04
47	Apr-14	40,198,286.22	0.03
48	May-14	34,210,135.61	0.03
49	Jun-14	28,645,499.30	0.02
50	Jul-14	23,506,552.82	0.02
51	Aug-14	18,795,483.10	0.02
52	Sep-14	14,514,488.52	0.01
53	Oct-14	10,665,778.99	0.01
54	Nov-14	7,251,576.02	0.01
55	Dec-14	6,014,152.31	0.01

Payment Date	Planned Pool Amortization based on 1.3 ABS speed	Pool Factor	Actual Amortization	Pool Factor
56	Jan-15	$4,870,285.94	0.00
57	Feb-15	3,820,477.36	0.00
58	Mar-15	2,865,229.61	0.00
59	Apr-15	2,005,048.36	0.00
60	May-15	1,240,441.92	0.00
61	Jun-15	571,921.25	0.00

Prepayment Speed Information

The following table sets forth prepayment speed information relating to the motor vehicle installment sales contracts and installment loans owned by MBART 2010-1. For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes” in this Prospectus Supplement.

Period	Scheduled Principal in $	Principal Coll. According to Investor Report in $	Unscheduled Principal in $	Principal Defaulted Amounts in $	Ending Pool Balance in $	Weighted Average Seasoning	All-In SMM	ABS Speed

Apr-10					1,150,006,889.88	11.89
May-10	45,723,413.33	71,480,610.73	25,757,197.40	2,018.93	1,078,524,260.22	13.79	1.17%	1.02%
Jun-10	22,509,864.06	36,034,509.20	13,524,645.14	159,253.68	1,042,330,497.34	14.67	1.28%	1.09%
Jul-10	22,228,767.02	35,394,443.27	13,165,676.25	236,727.73	1,006,699,326.34	15.68	1.29%	1.09%
Aug-10	21,918,544.17	36,294,506.32	14,375,962.15	361,680.13	970,043,139.89	16.62	1.46%	1.19%
Sep-10	21,647,362.53	35,226,596.62	13,579,234.09	502,823.47	934,313,719.80	17.49	1.43%	1.16%
Oct-10	21,428,366.64	34,275,972.64	12,847,606.00	811,944.85	899,225,802.31	18.49	1.41%	1.13%
Nov-10	21,041,725.69	35,260,543.42	14,218,817.73	805,459.26	863,159,799.63	19.38	1.62%	1.25%
Dec-10	20,740,714.17	35,360,781.93	14,620,067.76	385,956.57	827,413,061.13	20.37	1.74%	1.30%
Jan-11	20,381,015.77	34,921,947.50	14,540,931.73	561,107.50	791,930,006.13	21.30	1.80%	1.32%
Feb-11	19,920,717.46	30,164,012.27	10,243,294.81	308,319.40	761,457,674.46	22.06	1.33%	1.03%
Mar-11	19,585,551.81	35,624,518.75	16,038,966.94	434,019.34	725,399,136.37	23.18	2.16%	1.46%

Delinquency Experience

Set forth below is delinquency information relating to the motor vehicle installment sales contracts and installment loans owned by MBART 2010-1 presented on a monthly basis.

MBART 2010-1(1)

Period	Ending Pool Balance in $	31-60 Days Delinquent in $	% of Ending Pool Balance	61-120 Days Delinquent in $	% of Ending Pool Balance
Mar-10	1,150,006,889.88	0.00	0.00%	0.00	0.00%
May-10	1,078,524,260.22	1,234,981.03	0.11%	557,630.97	0.05%
Jun-10	1,042,330,497.34	1,777,060.45	0.17%	977,664.17	0.09%
Jul-10	1,006,699,326.34	1,939,959.22	0.19%	1,067,869.21	0.11%
Aug-10	970,043,139.89	2,746,620.29	0.28%	1,472,820.78	0.15%
Sep-10	934,313,719.80	2,295,725.35	0.25%	2,016,286.15	0.22%
Oct-10	899,225,802.31	2,461,486.33	0.27%	1,495,040.75	0.17%
Nov-10	863,159,799.63	3,409,044.33	0.39%	1,111,594.90	0.13%
Dec-10	827,413,061.13	3,491,797.27	0.42%	1,194,606.24	0.14%
Jan-11	791,930,006.13	2,718,673.20	0.34%	1,238,158.58	0.16%
Feb-11	761,457,674.46	2,947,053.89	0.39%	1,322,416.99	0.17%
Mar-11	725,399,136.37	3,148,553.77	0.43%	1,335,798.40	0.18%

(1)	A receivable is not considered delinquent if the amount past due is less than 10% of the payment due under such receivable

Loss Experience

Set forth below is loss information relating to MBFS USA’s securitized portfolio of motor vehicle installment sales contracts and installment loans for new and pre-owned automobiles presented on a monthly basis..

MBART 2010-1

Period	Gross Period Losses in $	Recoveries in $	Net Principal Losses in $	Cumulative Net Principal Losses as % of Cutoff Date Pool Balance
Mar-10
May-10	$2,018.93	$0.00	$2,018.93	0.000%
Jun-10	159,253.68	66,031.86	93,221.82	0.008%
Jul-10	236,727.73	35,159.31	201,568.42	0.026%
Aug-10	361,680.13	29,424.14	332,255.99	0.055%
Sep-10	502,823.47	165,503.78	337,319.69	0.084%
Oct-10	811,944.85	208,400.68	603,544.17	0.137%
Nov-10	805,459.16	364,125.69	441,333.57	0.175%
Dec-10	385,956.57	192,050.74	193,905.83	0.192%
Jan-11	561,107.50	425,101.61	136,005.89	0.204%
Feb-11	308,319.40	234,197.21	74,122.19	0.210%
Mar-11	434,019.34	494,195.19	-60,175.85	0.205%

PROSPECTUS

Mercedes-Benz Auto Receivables Trusts
Issuing Entity

Asset Backed Notes
____________________

Daimler Retail Receivables LLC Depositor	Mercedes-Benz Financial Services USA LLC Sponsor and Servicer
____________________

Before you purchase any of these notes, be sure to read the risk factors beginning on page 8 of this prospectus and the risk factors set forth in the related prospectus supplement.

The notes and the certificates, if any, will represent interests in or obligations of the related issuing entity only and will not represent interests in or obligations of Daimler Retail Receivables LLC, Mercedes-Benz Financial Services USA LLC or any of their respective affiliates.

This prospectus may be used to offer and sell any of the notes only if accompanied by the prospectus supplement for the related issuing entity.

A new issuing entity will be formed to be the issuing entity for each securitization.  Each issuing entity:

•  will issue a series of asset-backed notes and/or certificates in one or more classes;

•  will own:

       •  a pool of motor vehicle installment sales contracts and installment loans evidencing receivables made to finance the retail purchase of new or pre-owned    Mercedes-Benz and smart automobiles;

       •      collections on the receivables;

       •      security interests in the vehicles financed by those receivables;

       •  any proceeds from claims on related insurance policies;

       •      funds in accounts of the issuing entity; and

       •      any other property described herein and identified in the accompanying prospectus supplement; and

•  may have the benefit of one or more forms of credit enhancement described herein.

The main sources of funds for making payments on an issuing entity’s securities will be collections on its receivables and any credit enhancement that the issuing entity may have.

The amounts, prices and terms of each offering of notes will be determined at the time of sale and will be described in an accompanying prospectus supplement.

____________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
____________________

The date of this Prospectus is July 12, 2011.

Table of Contents

Reading this Prospectus and the Accompanying Prospectus Supplement	3
Available Information	3
Incorporation of Certain Documents by Reference	3
Summary	5
Risk Factors	8
The Sponsor and Servicer	18
Overview	18
Legal Proceedings	19
Underwriting	19
Dealer Agreements	21
Servicing Responsibilities	21
Collection Procedures	22
Repossessions	22
Charge-offs	23
Physical Damage Insurance	23
Extensions and Workouts	23
Certified Pre-Owned Program	24
The Depositor	24
The Issuing Entities	24
The Trustees	25
The Owner Trustee	25
The Indenture Trustee	26
Property of the Issuing Entity	27
The Receivables Pools	28
The Receivables	28
Static Pool Data	30
Maturity and Prepayment Considerations	30
Note Factors and Trading Information	31
General	31
The Note Factors Will Decline as the Issuing Entity Makes Payments on the Securities	32
Additional Information	32
Use of Proceeds	32
Principal Documents	33
Certain Information Regarding the Securities	34
General	34
Fixed Rate Securities	35
Floating Rate Securities	35
Optional Redemption	36
Book-Entry Registration	36
Definitive Securities	40
Reports to Securityholders	41
Reports to be Filed with the SEC	42
Securities Owned by the Issuing Entity, the Depositor, the Servicer or their Affiliates	43
Limitation on Right to Institute Bankruptcy Proceedings	43
The Indenture	43
Events of Default	43
Rights Upon Event of Default	44
Issuing Entity Indenture Covenants	46
List of Noteholders	47
Annual Compliance Statement	47
Indenture Trustee’s Annual Report	47
Modification of Indenture	47
Resignation of Indenture Trustee Due to Conflict of Interest	49
Satisfaction and Discharge of Indenture	49
Description of the Receivables Transfer and Servicing Agreements	49
Sale and Assignment of Receivables	50
Accounts	52
Servicing Procedures	52
Collections	53
Advances	53
Servicing Compensation and Expenses	53
Distributions	54
Credit and Cash Flow Enhancement	54
Statements to Trustees and Issuing Entities	55
Evidence as to Compliance	55
Certain Matters Regarding the Servicer	56
Events of Servicing Termination	57
Rights Upon Event of Servicing Termination	57
Waiver of Past Events of Servicing Termination	58
Amendment	58
Payment of Notes	59
Termination	59
List of Certificateholders	59
Residual Interest; Issuance of Additional Securities	59
The Administration Agreement	60
Material Legal Issues Relating to the Receivables	60
General	60
Security Interests in the Financed Vehicles	61
Enforcement of Security Interests in Financed Vehicles	63
Certain Bankruptcy Considerations and Matters Relating to Bankruptcy	63
The Dodd-Frank Act	64
Consumer Protection Laws	66
Other Matters	66
Material Federal Income Tax Consequences	67
Trusts Treated as Partnerships	68
Trusts in Which all Certificates are Retained by the Depositor or an Affiliate of the Depositor	76
Certain State Tax Consequences	76
Certain ERISA Considerations	76
Special Considerations Applicable to Insurance Company General Accounts	78
Plan of Distribution	78
Sales Through Underwriters	78
Foreign Sales	79
Other Placements	80
Stabilization Transactions, Short Sales and Penalty Bids	80
Ratings	81
Legal Opinions	81
Glossary of Terms	83

Reading this Prospectus and the Accompanying Prospectus Supplement

We provide information on your securities in two separate documents that offer varying levels of detail:

●   this prospectus provides general information, some of which may not apply to a particular series of securities, including your securities; and

●  the accompanying prospectus supplement will provide a summary of the specific terms of your securities

We include cross-references to sections in these documents where you can find further related discussions.  Refer to the table of contents in the front of each document to locate the referenced sections.  Capitalized terms used in this prospectus are defined in the Glossary of Terms beginning on page 83.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including any information incorporated by reference.  We have not authorized anyone to provide you with different information.  The information in this prospectus and each prospectus supplement is only accurate as of the dates on their respective covers.  We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted.

This prospectus and a prospectus supplement may contain forward-looking statements, including without limitation statistical information based on assumed facts.  Whenever we use words like “intends”, “anticipates” or “expects”, or similar words in this prospectus or in a prospectus supplement, we are making a forward-looking statement, or a projection of what we think will happen in the future.  Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate.  Any forward-looking statements in this prospectus or in a prospectus supplement speak only as of the date of this prospectus or the date of the prospectus supplement, as applicable.  We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus or a prospectus supplement to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

Available Information

Daimler Retail Receivables LLC, as the depositor for each issuing entity, has filed a Registration Statement covering the securities offered by this prospectus and a prospectus supplement with the SEC under the Securities Act.  This prospectus is part of the Registration Statement but the Registration Statement includes additional information.

You can review the Registration Statement online at the SEC’s website, http://www.sec.gov, or you may inspect and copy the Registration Statement at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 (telephone 202-942-8088).  Also available at the SEC’s website (http://www.sec.gov) are reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

For the time period that each issuing entity is required to report under the Exchange Act, Mercedes-Benz Financial Services USA LLC, as the Servicer, will file for the issuing entity annual reports on Form 10-K and distribution reports on Form 10-D, any current reports on Form 8-K and amendments to those reports with the SEC.  A copy of each such report may be obtained by any securityholder by request to the depositor.  See “Certain Information Regarding the Securities—Reports to be Filed with the SEC”.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” information that we file with the SEC.  This means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus.  Information that we file later with the SEC that is incorporated by reference into this prospectus will automatically update the information in this prospectus.  In all cases, you should rely on the later information over different information included in this prospectus or a prospectus supplement.  We incorporate by reference into this prospectus any future distribution report on Form 10-D or current report on Form 8-K, or any amendment to any such report, we file with the SEC prior to the termination of the offering of the notes offered by this prospectus.  These periodic reports will be filed under the name of the issuing entity for those notes.

The depositor will provide without charge to each person, including any beneficial owner of securities, to whom a copy of this prospectus is delivered, on request of any such person, a copy of any of the documents incorporated by reference into this prospectus or the accompanying prospectus supplement.  Requests for such copies should be directed to:

Daimler Retail Receivables LLC
36455 Corporate Drive
Farmington Hills, MI  48331
(248) 991-6700

This offer only includes the exhibits to such documents if such exhibits are specifically incorporated by reference in such documents.  You may also read and copy these materials at the public reference facilities of the SEC in Washington, D.C. referred to under “Available Information”.

Summary

The following summary is a short description of the main structural features that an issuing entity’s securities may have.  For that reason, this summary does not contain all of the information that may be important to you or that describes all of the terms of a security.  To fully understand the terms of an issuing entity’s securities, you will need to read both this prospectus and the accompanying prospectus supplement in their entirety.

Principal Parties

Issuing Entity

A separate trust will be formed to be the issuing entity for each series of securities by a trust agreement between the depositor and the owner trustee of the issuing entity.  The name of the issuing entity will be set forth in the prospectus supplement.

Depositor

Daimler Retail Receivables LLC, a Delaware limited liability company, will transfer the receivables and related property to the issuing entity.

Daimler Retail Receivables LLC’s principal executive offices are located at 36455 Corporate Drive, Farmington Hills, Michigan 48331, and its telephone number is (248) 991-6700.

Sponsor, Servicer and Administrator

Mercedes-Benz Financial Services USA LLC, a Delaware limited liability company, will be the sponsor of each securitization and will have purchased the receivables relating to the issuing entity from a dealer or lender, or originated a receivable in connection with the purchase by a lessee of a leased Mercedes-Benz or smart automobile, will sell the receivables and certain related property to the depositor, will be the servicer and administrator for each issuing entity and will be responsible for servicing the receivables.

Mercedes-Benz Financial Services USA LLC’s principal executive offices are located at 36455 Corporate Drive, Farmington Hills, Michigan 48331, and its telephone number is (248) 991-6700.  Mercedes-Benz Financial Services USA LLC was formerly known as DCFS USA LLC.

Owner Trustee

The prospectus supplement will name the owner trustee.

Indenture Trustee

The prospectus supplement will name the indenture trustee.

Securities

A series of securities may include one or more classes of notes and/or certificates.  You will find the following information about each class of securities in the prospectus supplement:

•	its principal amount;

•	its interest rate, which may be fixed or variable or a combination;

•	the timing, amount and priority or subordination of payments of principal and interest;

•	the method for calculating the amount of principal and interest payments;

•	the currency or currencies in which it will be issued;

•	its final scheduled distribution date;

•	any form of credit or cash flow enhancement; and

•	whether and when it may be redeemed prior to its final scheduled distribution date.

Some classes of securities may be entitled to:

•	principal payments with disproportionate, nominal or no interest payments; or

•	interest payments with disproportionate, nominal or no principal payments.

The prospectus supplement will identify each class of notes of a series that is being offered to the public.  Certificates will not be offered by the prospectus supplement.

You may purchase notes, which generally will be issued only in book-entry form, in the denominations set forth in the prospectus supplement.

Property of the Issuing Entity

The Receivables

The property of each issuing entity will consist of a pool of motor vehicle installment sales contracts and installment loans (i) originated, indirectly by motor vehicle dealers or lenders, and purchased, directly or indirectly, by Mercedes-Benz Financial Services USA LLC or (ii) originated directly by Mercedes-Benz Financial Services USA LLC in connection with the purchase by a lessee of a leased Mercedes-Benz or smart automobile.  The receivables will in each case be sold by Mercedes-Benz Financial Services USA LLC to the depositor.  The receivables will be secured by new or pre-owned Mercedes-Benz or smart automobiles and related property, including:

•	the right to receive payments made on the receivables after the cutoff date specified in the prospectus supplement;

•	security interests in the vehicles financed by the receivables; and

•	any proceeds from claims on certain related insurance policies.

You will find a description of the characteristics of each issuing entity’s receivables in the prospectus supplement.

For a more detailed description of the receivables, including the criteria they must meet in order to be transferred to an issuing entity, and the other property supporting the related securities, see “The Receivables Pools”.

Other Property of the Issuing Entity

In addition to the receivables, each issuing entity will own amounts on deposit in various trust accounts, which may include:

•	an account into which collections are deposited;

•	an account to fund post-closing purchases of additional receivables; and

•	a reserve fund or one or more other accounts providing credit or yield enhancement.

Purchase of Subsequent Receivables After the Closing Date

If an issuing entity has not purchased all of its receivables at the time you purchase your notes, it will purchase the remainder of its receivables from the depositor during a pre-funding period specified in the prospectus supplement.  A pre-funding period will not exceed one year from the applicable closing date.  During a pre-funding period, the issuing entity will purchase receivables using amounts deposited on the closing date into the pre-funding account which will be an account of the issuing entity established in the name of the indenture trustee, or from principal collections on its receivables.  The other terms, conditions and limitations of the purchase of receivables during any pre-funding period will be specified in the prospectus supplement.

Credit or Cash Flow Enhancement

Some classes of securities may have the benefit of one or more of the following enhancements which are intended to increase the likelihood of payments to those securities:

•	subordination of one or more classes of securities;

•	one or more reserve funds;

•	overcollateralization (i.e., the amount by which the principal balance of the issuing entity’s receivables exceeds the principal amount of the related securities);

•
excess interest collections (i.e., the excess of anticipated interest collections on the receivables over servicing fees, interest on the issuing entity’s securities and any amounts required to be deposited in any reserve fund);

•	a letter of credit;

•	a credit facility;

•	a surety bond, insurance policy or guaranty;

•	liquidity arrangements;

•	currency swaps;

•	interest rate swaps or interest rate protection agreements;

•	repurchase obligations;

•	yield supplement agreements or accounts;

•	guaranteed investment contracts; and

•	demand notes, lines of credit or cash deposits.

The prospectus supplement will describe the credit or cash flow enhancement and any limitations and exclusions applicable for the related securities.  Enhancements cannot guarantee that losses will not be incurred on the securities.

Optional Redemption

As specified in the prospectus supplement, the servicer will have the option to purchase the receivables of the issuing entity on any distribution date following the last day of a monthly collection period as of which the aggregate principal balance of the receivables sold to the issuing entity has declined to 10% (or such other percentage specified in the prospectus supplement) or less of their initial amount.  Upon such a purchase, the securities of the issuing entity will be prepaid in full.

Servicing Fees

Each issuing entity will pay the servicer a servicing fee based on the aggregate principal balance of the receivables.  The amount of the servicing fee will be specified in the prospectus supplement.  The servicer may also be entitled to retain as supplemental servicing compensation fees and charges paid by obligors and net investment income from reinvestment of collections on the receivables.

Repurchase May Be Required in Certain Circumstances

Mercedes-Benz Financial Services USA LLC will be obligated to repurchase any receivable transferred to the issuing entity, if:

•	any of its representations or warranties are breached with respect to that receivable;

•	the receivable is materially and adversely affected by the breach; and

•	the breach has not been cured following the discovery by or notice to Mercedes-Benz Financial Services USA LLC of the breach.

If so provided in the prospectus supplement, Mercedes-Benz Financial Services USA LLC will be permitted, in a circumstance where it would otherwise be required to repurchase a receivable as described in the preceding paragraph, to instead substitute a comparable receivable for the receivable required to be repurchased.

In the course of its normal servicing procedures, the servicer may defer or modify the payment schedule of a receivable.  Some of these arrangements may obligate the servicer to repurchase the receivable to the extent the receivable would no longer comply with the applicable covenants or representations and warranties made by the servicer with respect to such receivable.

For a discussion of the representations and warranties given by Mercedes-Benz Financial Services USA LLC and its related repurchase obligations, see “Description of the Receivables Transfer and Servicing Agreements—Sale and Assignment of Receivables” and “—Servicing Procedures”.

Tax Status

Unless otherwise stated in the prospectus supplement, it is the opinion of Sidley Austin llp, as federal tax counsel to the issuing entity, that for federal income tax purposes:

•	the notes will be characterized as debt; and

•	the issuing entity will not be characterized as an association, or a publicly traded partnership, taxable as a corporation.

The depositor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes.

For additional information concerning the application of federal income tax laws to the securities, see “Material Federal Income Tax Consequences”.

ERISA Considerations

Unless otherwise stated in the prospectus supplement, the notes will generally be eligible for purchase by or with plan assets of employee benefit and other plans that are subject to ERISA or to Section 4975 of the Internal Revenue Code.

If you are investing assets of an employee benefit plan or other plan subject to ERISA or Section 4975 of the Internal Revenue Code, you should review the matters discussed under “ERISA Considerations” before investing in the notes.

Risk Factors

You should consider the following risk factors in deciding whether to purchase any of the notes.  The risk factors stated here and in the prospectus supplement describe the principal risk factors of an investment in the securities.

You may have difficulty selling your securities or obtaining your desired price

There may be no secondary market for the securities.  Underwriters may participate in making a secondary market in the securities, but are under no obligation to do so.  We cannot assure you that a secondary market will develop.  In addition, there have been times in the past where there have been very few buyers of asset backed securities and thus there has been a lack of liquidity.  There may be a similar lack of liquidity in the future.  As a result, you may not be able to sell your securities when you want to do so, or you may not be able to obtain the price that you wish to receive.

The securities are not suitable investments for all investors

The securities are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on specific dates.  The securities are complex investments that should be considered only by sophisticated investors.  We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of an investment and the interaction of these factors should consider investing in the securities.

The issuing entity assets are limited and only the assets of the issuing entity are available to pay your securities

The securities represent interests solely in an issuing entity or indebtedness of an issuing entity and will not be insured or guaranteed by Mercedes-Benz Financial Services USA LLC, the depositor, the servicer, any of their respective affiliates or, except with respect to a credit enhancement provider specified in the prospectus supplement, any other person or entity.  The only source of payment on your securities will be payments received on the receivables and, if and to the extent available, any credit or cash flow enhancement for the issuing entity described in this prospectus and identified as applying to a particular series of securities in the prospectus supplement.  Therefore, you must rely solely on the assets of the issuing entity for repayment of your securities.  If these assets are insufficient, you may suffer losses on your securities.

Performance of the receivables is uncertain

The performance of the receivables depends on a number of factors, including general economic conditions, unemployment levels, the circumstances of individual obligors, the underwriting standards of Mercedes-Benz Financial Services USA LLC at origination and the success of the servicer’s servicing and collection strategies.  Consequently, no accurate prediction can be made of how the receivables will perform based on FICO®* scores or other similar measures.

* FICO® is a federally registered trademark of Fair Isaac Corporation.

The sale of the financed vehicle securing a defaulted receivable may not result in complete recovery of the amounts due

The servicer generally exercises its right to sell a vehicle securing a defaulted receivable after repossession.  There is no assurance that the amount of proceeds received by the servicer from the sale of the financed vehicle will be equal to or greater than the outstanding principal balance of the defaulted receivable.  The rate at which the value of a financed vehicle depreciates cannot be predicted and may exceed the rate at which the principal balance of the receivable amortizes.  As a result, the amount owed on a receivable could exceed the amount that could be obtained by the servicer from the repossession and sale of the related financed vehicle following an event of default by the obligor.  The risk is increased because, as set forth under “The Sponsor and Servicer—Underwriting” in this prospectus, the maximum advance rate guidelines used in originating the receivables may result in a receivable having an initial principal balance in excess of the retail price or book value of the related financed vehicle.  This increases the risk that, following a default by the obligor, the amount realized on the sale of the financed vehicle will be less than the outstanding principal balance of the receivable.  As a result, you may suffer losses on your investment if available credit enhancement for losses on the receivables is insufficient.

Interests of other persons in the receivables or financed vehicles could reduce the funds available to make payments on your securities

Financing statements under the Uniform Commercial Code will be filed reflecting the sale of the receivables by Mercedes-Benz Financial Services USA LLC to the depositor and by the depositor to the issuing entity.  Each of Mercedes-Benz Financial Services USA LLC and the depositor will mark its accounting records to reflect its sale of the receivables.  However, because the servicer will maintain possession of the physical installment sales contracts and installment loans evidencing the receivables and will not segregate or mark the contracts and loans as belonging to the issuing entity, another person could acquire an interest in receivables evidenced by a physical installment sales contract or installment loan that is superior to the issuing entity’s interest in those receivables by obtaining physical possession of the installment sales contracts or installment loans representing those receivables without knowledge of the assignment of the receivable to the issuing entity.  If another person acquires an interest in a receivable that is superior to the issuing entity’s interest, some or all of the collections on that receivable may not be available to make payment on your securities.

Additionally, if another person acquires an interest in a vehicle financed by a receivable that is superior to the issuing entity’s security interest in the vehicle, some or all of the proceeds from the sale of the vehicle may not be available to make payments on your securities.

The issuing entity’s security interest in the financed vehicles could be impaired for one or more of the following reasons:

• Mercedes-Benz Financial Services USA LLC or the depositor might fail to perfect its security interest in a financed vehicle;

•      another person may acquire an interest in a financed vehicle that is superior to the issuing entity’s security interest through fraud, forgery, negligence or error because the servicer will not amend the certificate of title or ownership to identify the issuing entity as the new secured party;

•      the issuing entity may not have a security interest in the financed vehicles in certain states because the certificates of title to the financed vehicles will not be amended to reflect assignment of the security interest to the issuing entity;

• holders of some types of liens, such as tax liens or mechanics’ liens, may have priority over the issuing entity’s security interest; and

• the issuing entity may lose its security interest in vehicles confiscated by the government.

Mercedes-Benz Financial Services USA LLC will be obligated to repurchase from the issuing entity any receivable sold by it to the issuing entity as to which a perfected security interest in the name of Mercedes-Benz Financial Services USA LLC in the vehicle securing the receivable did not exist as of the date such receivable was transferred to the issuing entity.  However, Mercedes-Benz Financial Services USA LLC will not be required to repurchase a receivable if a perfected security interest in its name in the vehicle securing a receivable has not been perfected in the issuing entity or if the security interest in a related vehicle or the receivable becomes impaired after the receivable is sold to the issuing entity.  If an issuing entity does not have a perfected security interest in a vehicle, its ability to realize on the vehicle following an event of a default under the related receivable may be adversely affected and some or all of the collections on that vehicle may not be available to make payment on your securities.

Consumer protection laws may reduce payments on your securities

Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections on motor vehicle installment sales contracts and installment loans.  Some of these laws make an assignee of the contract or loan, such as an issuing entity, liable to the obligor for any violation by the lender.  Any liabilities of the issuing entity under these laws could reduce the funds that the issuing entity would otherwise have to make payments on your securities.

For more information about consumer protection laws, see “Material Issues Relating to the Receivables—Consumer Protection Laws”.

Amounts on deposit in any reserve fund will be limited and subject to depletion

The amount on deposit in the reserve fund will be used to fund certain payments of monthly interest and certain distributions of principal to noteholders on each distribution date if payments received on or in respect of the receivables, including amounts recovered in connection with the repossession and sale of financed vehicles that secure defaulted receivables, are not sufficient to make such payments.  There can be no assurances, however, that the amounts on deposit in the reserve fund will be sufficient on any distribution date to assure payment of your notes.  If the receivables experience higher losses than were projected in determining the amount required to be on deposit in the reserve fund, the amount on deposit in the reserve fund may be less than projected.  If on any distribution date, available collections and amounts in the reserve fund are not sufficient to pay in full the monthly interest and distributions of principal due on the securities, you may experience payment delays with respect to your securities. If on subsequent distribution dates the amount of that insufficiency is not offset by excess collections on or in respect of the receivables, amounts recovered in connection with the repossession and sale of financed vehicles that secure defaulted receivables and any other available credit or cash flow enhancement for the issuing entity described in this prospectus and identified as applying to a particular series of securities in the prospectus supplement, you will experience losses with respect to your securities. In addition, if so provided in the related prospectus supplement, the minimum required balance in the reserve fund may decrease as the aggregate principal balance of the receivables decreases.

A bankruptcy of the depositor could result in losses or payment delays with respect to your securities

Daimler Retail Receivables LLC, as depositor, intends that its transfer of the receivables to the issuing entity will be a valid sale and assignment of the receivables to the issuing entity for non-tax purposes.  If the depositor were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the depositor or the depositor itself were to take the position that the sale of receivables by the depositor to the issuing entity for non-tax purposes should instead be treated as a pledge of the receivables to secure a borrowing by it, delays in payments of collections on or in respect of the receivables to the related securityholders could occur.  If a court ruled in favor of any such trustee, debtor or creditor, reductions in the amounts of those payments could result.  A tax or governmental lien on the property of the depositor arising before the transfer of the receivables to the issuing entity may have priority over the issuing entity’s interest in those receivables even if the transfer of the receivables to the issuing entity is characterized as a sale for non-tax purposes.

Bankruptcy of Mercedes-Benz Financial Services USA LLC could result in delays in payment or losses on your securities

If Mercedes-Benz Financial Services USA LLC were to become the subject of a bankruptcy proceeding, you could experience losses or delays in payment on your securities.  Mercedes-Benz Financial Services USA LLC will sell the receivables to the depositor, and the depositor will sell the receivables to the trust.  However, if Mercedes-Benz Financial Services USA LLC is the subject of a bankruptcy proceeding, the court in the bankruptcy proceeding could conclude that the sale of the receivables by Mercedes-Benz Financial Services USA LLC to the depositor was not a true sale for bankruptcy purposes and that Mercedes-Benz Financial Services USA LLC still owns the receivables.  The court also could conclude that Mercedes-Benz Financial Services USA LLC and the depositor should be consolidated for bankruptcy purposes.  If the court were to reach either of these conclusions, you could experience losses or delays in payments on your securities because:

• the indenture trustee will not be able to exercise remedies against Mercedes-Benz Financial Services USA LLC on your behalf without permission from the court;

• the court may require the indenture trustee to accept property in exchange for the receivables that is of less value than the receivables;

●    tax or other government liens on Mercedes-Benz Financial Services USA LLC’s property that arose before the transfer of the receivables to the issuing entity will be paid from the collections on the receivables before the collections are used to make payments on your securities; and

•      the indenture trustee may not have a perfected security interest in one or more of the vehicles securing the receivables or cash collections held by Mercedes-Benz Financial Services USA LLC at the time that a bankruptcy proceeding begins.

Mercedes-Benz Financial Services USA LLC and the depositor have taken steps in structuring the transactions described in this prospectus to minimize the risk that a court would conclude that the sale of the receivables to the depositor was not a “true sale” or that Mercedes-Benz Financial Services USA LLC and the depositor should be consolidated for bankruptcy purposes.

For more information regarding bankruptcy considerations, see “Material Legal Issues Relating to the Receivables—Certain Bankruptcy Considerations and Matters Relating to Bankruptcy”.

Any credit support provided by financial instruments may be insufficient to protect you against losses

Credit support for the securities may be provided through the use of financial instruments consisting of interest rate swaps, interest rate protection agreements, currency swaps, letters of credit, credit facilities, liquidity facilities, surety bonds, insurance policies, guarantees, guaranteed investment contracts, yield supplement agreements or accounts, demand notes, lines of credit, repurchase obligations or cash deposits.  These types of credit support are limited by the credit of the provider of the related financial instrument and by its ability to make payments as and when required by the terms of the financial instrument.  Any failure of the credit support provider to meet its obligations under the financial instrument could result in losses on the related securities.  The terms of any financial instrument providing credit support for the securities may also impose limitations or conditions on when or in what circumstances it may be drawn on.  Any form of credit support may apply only to certain classes of securities, may be limited in dollar amount, may be accessible only under some circumstances and may not provide protection against all risks of loss.  The prospectus supplement will describe the provider of any financial instrument supporting the securities and any conditions, limitations or risks material to the securityholders.

You may suffer losses upon a liquidation of the receivables if the proceeds of the liquidation are less than the amounts due on the outstanding securities

Under certain circumstances described in this prospectus and in the prospectus supplement, the receivables of an issuing entity may be sold after the occurrence of an event of default under the related indenture.  The related securityholders will suffer losses if the issuing entity sells the receivables for less than the total amount due on its securities.  We cannot assure you that sufficient funds would be available to repay those securityholders in full.

Subordination of certain securities may reduce payments to those securities

To the extent specified in the prospectus supplement, the rights of the holders of any class of securities to receive payments of interest and principal may be subordinated to one or more other classes of securities.  Subordination may take one or more of the following forms:

• interest payments on any distribution date on which interest is due may first be allocated to the more senior classes;

• principal payments on the subordinated classes might not begin until principal of the more senior classes is repaid in full;

• principal payments on the more senior classes may be made on a distribution date before interest payments on the subordinated classes are made; and

• if the indenture trustee sells the receivables, the net proceeds of that sale may be allocated first to pay principal and interest on the more senior classes.

The timing and priority of payment, seniority, allocations of losses and method of determining payments on the respective classes of securities of any issuing entity will be described in the prospectus supplement.

Prepayments on the receivables may adversely affect the average life of and rate of return on your securities

You may not be able to reinvest the principal repaid to you at a rate of return that is equal to or greater than the rate of return on your securities.  Faster than expected prepayments on the receivables may cause the issuing entity to make payments on its securities earlier than expected.  We cannot predict the effect of prepayments on the average lives of your securities.

All receivables, by their terms, may be prepaid at any time. Prepayments include:

• prepayments in whole or in part by the obligor;

• liquidations due to default;

•      partial payments with proceeds from amounts received as a result of rebates of extended warranty protection plan costs, insurance premiums and physical damage, theft, credit life and disability insurance policies;

•      required purchases of receivables by the servicer or repurchases of receivables by Mercedes-Benz Financial Services USA LLC for specified breaches of their respective representations, warranties or covenants; and

•      an optional repurchase of an issuing entity’s receivables by the servicer when their aggregate principal balance is 10% (or such other percentage specified in the prospectus supplement) or less of the initial aggregate principal balance, or under such other circumstances as may be specified in the prospectus supplement.

A variety of economic, social and other factors will influence the rate of optional prepayments on the receivables and defaults.

As a result of prepayments, the final payment of each class of securities is expected to occur prior to the related final scheduled distribution date specified in the prospectus supplement.  If sufficient funds are not available to pay any class of notes in full on its final scheduled distribution date, an event of default will occur and final payment of that class of notes may occur later than scheduled.

For more information regarding the timing of repayments of the securities, see “Maturity and Prepayment Considerations”.

You may suffer a loss on your securities because the servicer may commingle collections on the receivables with its own funds

The servicer, so long as it continues to satisfy certain requirements, will be permitted to hold with its own funds collections it receives from obligors on the receivables and the purchase price of receivables required to be repurchased from the issuing entity until the day prior to the date on which the related distributions are made on the securities.  During this time, the servicer may invest those amounts at its own risk and for its own benefit and need not segregate them from its own funds.  If the servicer is unable to pay these amounts to the issuing entity on or before the distribution date, you might incur a loss on your securities.

For more information about the servicer’s obligations regarding payments on the receivables, see “Description of the Receivables Transfer and Servicing Agreements—Collections”.

The senior class of securities controls removal of the servicer upon a default on its servicing obligations

Generally, unless otherwise specified in the prospectus supplement, the holders of a majority of an issuing entity’s most senior class of securities, or the applicable trustee acting on their behalf, can remove the related servicer if the servicer:

• does not deliver to the applicable trustee the available funds for application to a required payment after a grace period after notice or discovery;

• defaults on a servicing obligation which materially and adversely affects the issuing entity after a grace period after notice; or

• initiates or becomes the subject of certain bankruptcy or insolvency proceedings.

Those holders may also waive a default by the servicer.  The holders of any subordinate class of securities (which includes, in the case of an issuing entity that issues both notes and certificates, the holders of the certificates) may not have any rights to participate in such determinations for so long as any of the more senior classes are outstanding, and the subordinate classes of securities may be adversely affected by determinations made by the more senior classes.

 If Mercedes-Benz Financial Services USA LLC resigns or is terminated as servicer, the processing of payments on the receivables and information relating to collections could be delayed.  This could cause payments on the securities to be delayed.

See “Description of the Receivables Transfer and Servicing Agreements—Events of Servicing Termination”.

Geographic concentration of an issuing entity’s receivables may adversely affect your securities

Adverse economic conditions or other factors particularly affecting any state or region where there is a high concentration of an issuing entity’s receivables could adversely affect the securities of that issuing entity.  We are unable to forecast, with respect to any state or region, whether these conditions may occur, or to what extent these conditions may affect receivables or the repayment of your securities.  The location of an issuing entity’s receivables by state, based upon obligors’ addresses at the time the receivables were originated, will be described in the prospectus supplement.

Market factors may reduce the value of pre-owned vehicles, which could result in increased losses on the receivables

Vehicles that are repossessed are typically sold at vehicle auctions as pre-owned vehicles.  The pricing of pre-owned vehicles is affected by supply and demand for such vehicles, which in turn is affected by consumer tastes, economic factors, fuel costs, the introduction and pricing of new car models and other factors, such as the introduction of new vehicle sales incentives and legislation relating to emissions and fuel efficiency.  A decrease in demand for pre-owned vehicles may adversely impact the resale value of repossessed vehicles, which in turn could result in increased losses on the related receivables.

Ratings of the securities are limited and may be reduced or withdrawn

At the initial issuance of the securities of an issuing entity, at least one nationally recognized statistical rating organization that has been hired by the sponsor or the depositor to rate the offered securities will rate the offered securities in one of its four highest rating categories.  A rating is not a recommendation to purchase, hold or sell securities, and it does not comment as to market price or suitability for a particular investor.  The ratings of the offered securities address the assigning rating agency’s assessment of the likelihood of the payment of principal and interest on the securities according to their terms.  We cannot assure you that a rating will remain for any given period of time or that a rating agency will not lower, withdraw or qualify its rating if, in its judgment, circumstances in the future so warrant, or that one or more additional rating agencies, not hired by the sponsor or the depositor to rate the offered securities, may nonetheless provide a rating for the offered securities that will be lower than any rating assigned by a hired rating agency.  A reduction, withdrawal or qualification of an offered security’s rating would adversely affect its value.

You may experience a greater risk of loss on your securities as the result of armed conflict and terrorist activities	The long-term economic impact of the United States’ military operations in Iraq and Afghanistan, as well as the possible response to these operations, other terrorist activities and tensions in other regions of the world remains uncertain but could have a material adverse effect on general economic conditions, consumer confidence, market liquidity and the performance of the receivables of an issuing entity.  You should consider the possible effects of these events on the delinquency, default and prepayment experience of the receivables.  Under the Servicemembers Civil Relief Act, members of the military on active duty, including reservists, who have entered into an obligation, such as a motor vehicle installment sales contract or installment loan for the purchase of a vehicle, before entering into military service may be entitled to reductions in interest rates to 6% and a stay of foreclosure and similar actions.  In addition, pursuant to the laws of various states, under certain circumstances payments on motor vehicle installment sales contracts or installment loans such as the receivables of residents of such states who are called into active duty with the National Guard or the reserves will automatically be deferred.  No information can be provided as to the number of receivables that may be affected.  If an obligor’s obligation to repay a receivable is reduced, adjusted or extended, the servicer will not be required to advance such amounts.  Any resulting shortfalls in interest or principal will reduce the amount available for distribution on your securities.

The securities will not be listed on an exchange and this may make it difficult for you to sell your securities or to obtain your desired price

Unless otherwise specified in the prospectus supplement, the issuing entity will not apply to list the securities on an exchange or quote them in the automated quotation system of a registered securities association.  The liquidity of the securities will therefore likely be less than what it would be in the event that they were so listed or quoted, and there may be no secondary market for the securities.  As a result, you may not be able to sell your securities when you want to do so, or you may not be able to obtain the price that you wish to receive.

There are risks associated with interest rate swap agreements

If so specified in the related prospectus supplement, on the closing date, the issuing entity will enter into interest rate swap agreements with respect to each class of floating rate notes with a financial counterparty identified in such prospectus supplement as swap counterparty, in order to hedge interest rate risk associated with related class of floating rate notes.  Interest rate risk is the risk that shortfalls in available collections on the receivables might occur because, among other things, the receivables bear interest at fixed rates as opposed to the floating rate notes, which bear interest at a floating rate based on LIBOR or another index.

If the floating rate payable by the swap counterparty under a swap agreement is substantially greater than the related fixed rate payable by the issuing entity, the issuing entity will be more dependent on receiving payments from the swap counterparty in order to make payments of principal of and interest on the related class of floating rate notes.

If the floating rate payable by the swap counterparty under a swap agreement is less than the related fixed rate payable by the issuing entity, the issuing entity will be obligated to make net payments to the swap counterparty.  The net amounts payable to the swap counterparty may rank higher in priority than interest and principal payments on the notes.

If the swap counterparty fails to make any payments required under a swap agreement when due, or the issuing entity is required to make net swap payments to the swap counterparty, payments on your securities may be reduced or delayed.

If an interest rate swap agreement is terminated early due to certain swap termination events, payments on your securities may be disrupted or delayed

If the related prospectus supplement provides for one or more classes of floating rate notes and an interest rate swap agreement, the swap agreements may not be terminated except upon certain events of default and termination events under the swap agreements, including the failure of either party to make payments when due, the insolvency of either party, illegality, an occurrence of an event of default under the indenture that results in acceleration of the notes and certain actions with respect to the assets of the issuing entity, amendment of the transaction documents that adversely affects the swap counterparty without its consent, or the failure of the swap counterparty to post collateral, assign the swap agreements to an eligible substitute swap counterparty or take other remedial action if the swap counterparty’s credit ratings drop below the levels required by each of the rating agencies sufficient, in each case, to maintain the then-current ratings of all rated securities.

Upon termination of a swap agreement, a termination payment may be due to the issuing entity or due to the swap counterparty.  Any such termination payment could be substantial if market interest rates and other conditions have changed materially.  To the extent not paid by a replacement swap counterparty, any termination payments will be paid by the issuing entity from funds available for such purpose, and, depending on the type of swap termination event, such payments may be required to be paid pari passu with interest due to the senior most class of outstanding securities.  If the issuing entity is required to make a payment to the swap counterparty upon a swap termination event or the swap counterparty fails to make a payment due to the issuing entity, payments on your securities may be reduced or delayed.

In addition, if a swap agreement is terminated, the issuing entity may not be able to enter into a replacement swap agreement on acceptable terms or at all.  If this occurs, the amount available to pay principal and interest on the securities will be reduced to the extent the interest rate on the related class of floating rate securities exceeds the fixed rate the issuing entity would have been required to pay the swap counterparty under the applicable swap agreement.  If a swap agreement is terminated and no replacement swap agreement is entered into and collections on the receivables and funds on deposit in the reserve fund are insufficient to make payments of interest and principal on your securities, you may experience delays and/or reductions in the interest and principal payments on your securities.

The Sponsor and Servicer

Overview

MBFS USA will be (i) the sponsor of each securitization in which securities covered by this prospectus are offered, (ii) responsible for structuring each securitization and selecting the transaction parties other than MBFS USA and its affiliates and (iii) the Servicer of the receivables and the administrator for each issuing entity.  MBFS USA is a wholly owned indirect subsidiary of Daimler AG, a German corporation that is a globally leading producer of premium passenger cars and the largest manufacturer of heavy- and medium-duty trucks in the world.  MBFS USA is a Delaware limited liability company and was formed on March 16, 2007.  Its principal executive offices are located at 36455 Corporate Drive, Farmington Hills, Michigan 48331 and its telephone number is (248) 991-6700.

Daimler AG and its predecessor have owned at least one U.S. financial services subsidiary since 1982 which has purchased motor vehicle installment sales contracts and installment loans since that time.  Mercedes-Benz Credit Corporation  was established in 1982 as a wholly owned indirect U.S. finance subsidiary of Daimler-Benz AG, a German corporation that is a predecessor in interest to Daimler AG. DaimlerChrysler Services North America L.L.C. used the Mercedes-Benz Credit brand name from 2001 through 2005.  DaimlerChrysler Financial Services Americas LLC used the Mercedes-Benz Financial brand name during 2006 and 2007.  Except as otherwise indicated by the context, references herein to Mercedes-Benz Financial mean predecessors in interest to MBFS USA (or divisions thereof) that operated under the above-mentioned brand names and financed Mercedes-Benz vehicles.  These entities include, as described herein, Mercedes-Benz Credit Corporation, DaimlerChrysler Services North America L.L.C. and DaimlerChrysler Financial Services Americas LLC.

MBFS USA is the present-day successor in interest to MBCC and to a portion of the operations of DCSNA and DCFSA.  MBFS USA’s primary activities involve supporting sales of:

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Mercedes-Benz automobiles (including crossovers, passenger cars and sport utility vehicles), smart automobiles and light-duty commercial trucks by offering retail and lease automotive financing to consumers and wholesale automotive inventory financing for dealers; and

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Daimler commercial vehicles (primarily Freightliner and Western Star trucks) by offering retail and lease financing to owner operators and corporations and wholesale automotive inventory financing for dealers.

DCFSA and its Chrysler predecessors in interest regularly securitized motor vehicle installment sales contracts and installment loans for Chrysler vehicles and Chrysler dealer floorplan loans through a well-established retail securitization program.  From 1993 until 1998, MBCC sponsored six public securitizations of pools comprised of either Mercedes-Benz motor vehicle installment sales contracts or a combination of Mercedes-Benz retail and Freightliner commercial installment sales contracts.  The last of these transactions was paid in full in 2002, and MBCC did not sponsor any additional term securitizations.

In November 1998, Daimler-Benz AG and Chrysler Corporation, a Delaware corporation which was engaged in the manufacture and sale of Chrysler, Plymouth, Dodge and Jeep motor vehicles, combined to form DaimlerChrysler AG.  In November 2001, MBCC merged with Chrysler Financial Company L.L.C., Chrysler Corporation’s wholly owned finance company, which then merged into DCSNA.  Effective January 1, 2006, DCSNA merged into DCFSA and Chrysler, Mercedes-Benz and Daimler Truck vehicle financing activities were operated as separate DCFSA divisions.  DCFSA financed Chrysler vehicles through its Chrysler Financial division, Mercedes-Benz automobiles through its Mercedes-Benz Financial division and Daimler commercial vehicles (primarily Freightliner and Western Star trucks) through its Daimler Truck Financial division.  Following the 2006 merger, the Chrysler Financial division was the sole motor vehicle finance division of DCFSA that conducted a securitization program.  Financings of Mercedes-Benz automobiles were not included in Chrysler Financial division’s auto loan securitizations.

MBFS USA was created on March 16, 2007 in connection with the sale by DaimlerChrysler AG of the Chrysler Group. In connection with that sale, DCFSA transferred its Daimler operations to MBFS USA. MBFS

USA created its own computerized data management system, independent of the DCFSA computer system which previously maintained delinquency, default and prepayment history information for the receivables portfolios of MBFS USA and its Mercedes-Benz Financial predecessors in interest, in April 2008.

MBFS USA provides indirect automobile and commercial vehicle installment sales contract, installment loan and lease financing by purchasing both retail and commercial installment sales contracts and leases from Mercedes-Benz and smart retail dealers and Daimler commercial vehicle dealers in all 50 states of the United States.  Installment sales contracts and installment loans relating to retail sales of new and pre-owned automobiles are purchased by MBFS USA from dealers in accordance with the underwriting standards described below under “—Underwriting”.  MBFS USA provides direct installment sales contract and installment loan financing to finance the purchase by lessees of leased Mercedes-Benz  and smart automobiles in accordance with the same underwriting standards.  MBFS USA also provides direct wholesale financing to many Mercedes-Benz and Daimler dealers, by financing inventories and other dealer activities such as business acquisitions, facilities refurbishment, real estate purchases and working capital requirements.  MBFS USA’s managed retail portfolio has grown from $1.5 billion at December 31, 2001 to $5.4 billion at March 31, 2011.

MBFS USA services all Contracts that it purchases or originates.  See “—Servicing Responsibilities” below.  Historical delinquency and loss information for the motor vehicle installment sales contracts and installment loans originated and serviced by MBFS USA and its Mercedes-Benz Financial predecessors in interest, and data showing the size and growth of both originations and of the serviced portfolio will be presented in the prospectus supplement.

MBFS USA frequently purchases Contracts with Contract Rates that are lower than it would otherwise require based on its targeted rates of return, pursuant to incentive finance programs intended to increase sales of new and pre-owned Mercedes-Benz or smart automobiles.

Legal Proceedings

Except as otherwise provided in the prospectus supplement, MBFS USA is not a party to any legal proceeding that could reasonably be expected to have a material impact on the issuing entity, the interests of the security holders or on MBFS USA’s ability to perform its obligations under the transaction documents to which it is a party.

Underwriting

MBFS USA’s underwriting standards assess a prospective customer’s ability and willingness to pay the amounts due on the Contract and the adequacy of the related Financed Vehicle as collateral.  MBFS USA purchases approved Contracts from dealers pursuant to agreements with the related dealers and originates Contracts to finance the purchase by lessees of leased Mercedes-Benz and smart automobiles. MBFS USA employs predetermined credit score cutoffs, using a proprietary scorecard developed for its exclusive use, and approval authority levels.

 Applicants complete a credit application providing various items of personal and financial information including address, date of birth, income, liabilities and credit and employment history.  The primary applicant may apply as an individual or as a joint-applicant with another applicant, each of whom will be severally liable for the debt.

Dealers electronically submit Contract applications, together with related vehicle information and deal structure.  MBFS USA obtains one or more credit reports on the applicant from a national credit bureau (generally, TransUnion).  A second credit report is obtained from Equifax or Experian if the initial report does not contain sufficient credit history.  MBFS USA also obtains a FICO® score for the applicant.  A FICO® score is a credit score derived from a scoring system created by the Fair Isaac Corporation.  The credit report and FICO® score are used to evaluate the creditworthiness of the proposed borrower on the basis of, among other things, information that a credit bureau keeps about the applicant, including the debt service to income ratio.

MBFS USA evaluates each application using a proprietary credit scorecard developed with a third party credit scoring company exclusively for MBFS USA. The scorecard is used to assess the creditworthiness of the applicant using credit bureau data to assign a proprietary credit score.  The scorecard was most recently updated in November 2008.  The proprietary credit score is used to price the statistical risk of default represented by each application, as well as generate system-recommended rejected applications. If MBFS USA considers an applicant to be relatively less creditworthy (and, as a result, a greater risk), it will assign the applicant a higher interest rate and will reduce the amount it will advance in respect of the related Financed Vehicle. Ultimately the final credit decision is rendered using the proprietary scorecard. MBFS USA has stratified the range of acceptable credit scores into tiers, and an approved customer is assigned to one of these credit tiers, depending on the customer's credit score.

The maximum loan-to-value ratio guidelines vary by credit tier and generally fall within the following ranges:

•	From 90% (93% prior to January 1, 2009) to 125% of the manufacturer’s suggested retail price for new vehicles; and

•
From 80% (93% prior to January 1, 2009) to 110% of the retail book value as of origination for pre-owned or Certified Pre-Owned vehicles as set forth in the then-current edition of the Manheim Market Report.  Such calculation for vehicles financed through the Certified Pre-Owned Program is conservative because it does not take into consideration the dollar amounts invested in such pre-owned vehicles, which increase the market value of such vehicles.  Certified Pre-Owned Programs require that pre-owned vehicles be inspected by Mercedes-Benz dealers and pass a 155-point vehicle inspection.

In certain situations MBFS USA may allow a loan-to-value ratio in excess of these guidelines.  Amounts advanced in excess of 100% of a vehicle’s retail price or book value generally are due to balances owing on trade-in vehicles or various fees and taxes.  In some instances, they may also include financing of dealer-installed accessories, insurance policies and extended service contracts and dealer markups.

As part of the approval process, MBFS USA’s automated system may require that some of the information provided by the applicant be verified, such as income, employment, residence or credit history.  Credit analysts in MBFS USA’s consumer credit department are responsible for properly structuring and pricing deals that do not meet automated approval criteria, as well as clearing Office of Foreign Assets Control (“OFAC”) listings and “red flags” identified in OFAC guidelines.  Credit analysts have the authority to approve or deny different types of applications depending on their level of experience.  Less experienced credit analysts are generally allowed to approve only the highest credit quality applications up to their assigned dollar credit limit. Experienced analysts can approve lower credit quality applications.  The retail credit manager and senior retail credit analyst can deny or approve any Contract application up to their authority limits of $400,000 and $250,000 respectively, based on the customer’s aggregate outstanding loan balances.  Retail credit managers receive and review reports, sorted by credit analysts that highlight credit application approvals where the credit score approved by the analyst differs from the system-assigned credit score.

In the case of commercial applicants, MBFS USA reviews bank statements, credit references and recent financial information, including financial statements when available.  Individuals may be required to participate as a co-obligor in respect of their business’ obligations under the related Contract and the foregoing application process applies to the co-obligor. In the case of a commercial applicant where there is no individual co-obligor, MBFS USA requests financial statements to conduct analysis, as well as investigates current and previous credit references (including reports prepared by PayNet, Inc.) to determine credit worthiness.

 Once approval has been received, the computer system automatically sends an electronic notice or facsimile to the dealer with MBFS USA’s credit decision, specifying approval, denial or conditional approval based upon modification of the transaction such as an increase in down payment or term limitation.  If a decision to decline or to condition the application is made, the weaknesses of the application are discussed with the dealer.  A written notification is also generated and is mailed to the applicant no more than ten days after an application has been conditioned or declined.

 If the dealer and applicant accept the terms of the approval, the dealer delivers the applicable documentation to MBFS USA’s operational headquarters in Ft. Worth, Texas.  Upon acceptance, the dealer can fund the Contract at time of credit approval through MBFS USA’s Electronic Funds Transfer system.  The Funding Team audits the Contract documentation for completeness, legal compliance and consistency with the application.  The completed file is then forwarded to the records center for imaging.  The original paper copies are stored offsite for seven years after Contract termination.

Upon maturity of a retail lease, the lessee has the option to purchase the leased vehicle.  Prior to July 2009, if the lessee wished to purchase the vehicle at lease maturity and finance the purchase with MBFS USA, a complete credit review was performed only if the lessee had been delinquent more than 15 days during the term of the lease.  A complete credit review was not performed if the lessee had never been delinquent, since his or her willingness and ability to pay was considered proven by the past payment history.  Since July 2009, a credit bureau report is obtained on each lessee that seeks to finance the purchase of a leased vehicle at lease maturity with MBFS USA.  In all cases, the appropriate documents for operating lease “conversions to retail” are sent to the maturing lessee for signature and returned to MBFS USA for review, loan set-up and filing.

In some cases MBFS USA purchases retail contracts that amortize to a specified end-term value with a remaining balance to be paid in a lump (balloon) payment at the end of the term, known as retail “balloon accounts”.  Upon maturity of a retail balloon account, the customer has the option to purchase the related vehicle.  Prior to December 2010, if the customer wished to purchase the vehicle at maturity and finance the purchase with MBFS USA; a complete credit review was not performed.  Since December 2010, a credit bureau report is obtained on each customer that seeks to finance the purchase of a balloon vehicle at maturity with MBFS USA, with the credit process consistent with dealer-originated applications, unless the refinance is dictated by state law or contract. In all cases, the appropriate documents for “balloon conversion” are sent to the maturing customer for signature and returned to MBFS USA for review, loan set-up and filing.

Dealer Agreements

Pursuant to the related dealer agreement, the dealer makes representations and warranties with respect to Contracts and the security interests in the related Financed Vehicles that it sells to MBFS USA.  These representations and warranties typically do not relate to the creditworthiness of the borrower or the collectability of the related Contracts.  Upon breach of any such representation or warranty, MBFS USA has a right of recourse against the related dealer to require such dealer to repurchase the related Contract.  Dealer agreements do not generally provide for recourse against the related dealer if the borrower defaults under his or her Contract.

Servicing Responsibilities

MBFS USA, in its capacity as Servicer, will be responsible for managing, administering, servicing and making collections on the receivables of each issuing entity.  MBFS USA will have the right to delegate any or all of its servicing duties to its affiliates or other third parties or to contract with unrelated third parties to perform any of its servicing duties.  Notwithstanding the foregoing, MBFS USA will remain obligated and liable for servicing the receivables as if it alone were servicing the receivables.

To facilitate the servicing of the receivables, each trustee will authorize the Servicer to retain physical possession of the receivables held by the related issuing entity and other documents relating thereto as custodian for each issuing entity.  Due to administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to each issuing entity.

MBFS USA’s servicing procedures are summarized under “—Collection Procedures”, “Repossessions”, Charge-offs”, “Physical Damage Insurance” and “Extensions” below.  Servicing operations are conducted primarily out of its servicing center in Ft. Worth, Texas.

Collection Procedures

The servicing process includes the routine collection and processing of payments, responding to obligor inquiries, maintaining the security interest in the vehicle and repossessing and selling collateral when necessary.

Approximately 19 days before an obligor’s payment is due, borrowers not paying via direct debit are mailed a billing statement directing them to make a payment on the date indicated.  Numerous payment methods are offered to borrowers in addition to direct debit, on a volume basis the most important of which include paper check, online banking, online bill pay, credit card payments and phone pay.

MBFS USA measures delinquency by the number of days elapsed from the date a payment is due under the related Contract.  MBFS USA considers a payment to be delinquent when the obligor fails to remit more than 90% of a scheduled payment within two days after the related due date.

Account delinquency data is directed to collection software that tracks and monitors delinquency status.  A risk-based collection system assigns a risk level and treatment plan to each account according to its behavioral score.  Factors considered in the assignment of the behavioral score include number of times delinquent, number of times late charges assessed and the number of checks returned for insufficient funds.  In July 2009, MBFS USA began supplementing the internal data used in determining the behavioral score with two scores obtained from TransUnion.

Telephone collection intervention can begin as early as eight and as late as 20 days after the due date for a delinquent payment.  Predictive dialers assist with this process for delinquent accounts generally up to 90 days past due.  Assessment of risk with respect to delinquent obligors is ongoing throughout the collection process on each individual account.

Various technologies are used to promote both an efficient and effective collection process, including:

•	Skip Trace Technology – Provides access to databases that offer current address and telephone information on customers that have relocated;

•	Financial Agent Workbench – Provides account information required for collection agents to discuss and resolve delinquency;

•	Imaging System – Allows collection agents to view customer account documents online;

•	Multiple Payment Options – Enables on-the-spot phone pay transactions to cure delinquency at the time of telephone contact;

•	Mail Tracking System – Electronic notification from the US Post Office when a customer places a MBFS USA remittance in the U.S. mail; and

•	Quality Monitoring System – Facilitates coaching critical collection behaviors necessary to produce effective telephone contacts.

If satisfactory payment arrangements are not made by delinquent obligors, the vehicle is generally repossessed at between 60 and 85 days delinquent, subject to compliance with applicable law.  All repossessions must be authorized by the collections manager and be in compliance with all applicable consumer protection laws and regulations.

Repossessions

Involuntary repossessions occur after all collection techniques have been unable to bring the account current, or the customer is a high risk to become a skip account (e.g., contact is lost with both the customer and the vehicle).  Voluntary repossessions occur when customers voluntarily surrender a vehicle due to the inability to continue making payments.

Prior to repossession, a customer service manager reviews the account in detail and approves the assignment.  Upon repossession of the vehicle, a legal notice containing redemption instructions is sent.  If the obligor foregoes the opportunity to redeem the vehicle, it is transported to an auction for disposal.  MBFS USA inspects the vehicle and performs any necessary reconditioning or repairs to prepare it for sale.  All repossessed vehicles are sold at auctions that may be physical or virtual-only via internet, in each case in an “open sale” environment available to all registered dealers.  Proceeds from the sale, net of auction fees and reconditioning and other costs, are applied to the account.

Charge-offs

MBFS USA’s policy generally requires that a retail account be charged-off under the following circumstances:

•	the resolution of a bankruptcy proceeding or the incurrence of an uninsured loss;

•	if the vehicle has been repossessed, sold and MBFS USA has made a final determination of any deficiency owed on the account; or

•	at least 10% of any monthly payment remains unpaid for at least 120 days after it was due and evidence does not exist that collection is imminent.

Any deficiencies remaining after repossession and sale of the related Financed Vehicle or after full charge-off of the related Contract are pursued by MBFS USA to the extent practicable and legally permitted.  Obligors are contacted, and when warranted by circumstances, MBFS USA (or an external agent acting on its behalf) establishes repayment schedules that are monitored until the deficiencies are either paid in full, a settlement agreement is reached or collection becomes impractical to pursue.

Physical Damage Insurance

Each Contract requires the obligor to maintain physical damage insurance that insures the obligor and MBFS USA against loss or damage to the vehicle during the Contract term.  While the obligor is required to maintain physical damage insurance on the related Financed Vehicle in an amount at least equal to that required by applicable State law, MBFS USA is not obligated to, and does not, monitor whether the obligor is maintaining that insurance.  Failure to maintain the required insurance is an event of default under the Contract.

The dealer agreements require the dealers to establish that the required insurance coverage is in effect at the time the related receivable is purchased by MBFS USA.  Prior to 2011, the dealers acknowledged in writing on the Contract that they had verified that insurance coverage was in force on the date of the Contract.  Dealers are no longer required to make that acknowledgement in writing on the Contracts.

Extensions and Workouts

Consistent with its normal procedures, MBFS USA may, in its discretion, arrange with the obligor on a receivable to extend or modify the payment schedule.  Extensions may be granted, and an extension fee charged, to a current or delinquent obligor to cure a short-term cash flow problem.  Extensions are granted on an individual basis, and in the sole discretion of MBFS USA.  Key components of the extension policy include:

•	A maximum of five extensions over the life of the Contract;

•	A maximum of one extension every six payments;

•	The first four contract payments must be paid before any extension will be allowed; and

•	The extension must bring the account current.

Extensions are reported and monitored closely.  Upon such an extension or modification, the related Contract is no longer considered delinquent.  In addition, MBFS USA may permit a “promotional” extension, such as a holiday extension in December, for certain obligors.

In July 2009, a workout program was implemented whereby, in an attempt to prevent a default and align an obligor’s monthly payment with its ability to pay, MBFS USA, at its sole discretion, may agree with an obligor to terminate the related Contract and write a new Contract with a new account number.  This type of workout generally results in no reduction of principal, a new Contract with a lower monthly payment and a longer term than the remaining term of the original Contract.  A Contract that has been worked out will be removed from a pool of receivables owned by an issuing entity and will not be replaced by the new Contract.

Certified Pre-Owned Program

MBFS USA purchases motor vehicle installment contracts relating to new, Certified Pre-Owned and pre-owned vehicles.  A Certified Pre-Owned vehicle is a Mercedes-Benz vehicle that is fewer than six model years old, has fewer than 75,000 miles and has been inspected by a Mercedes-Benz dealer and passed a 155 point vehicle inspection.  Customer benefits from purchasing a Certified Pre-Owned vehicle include a Mercedes-Benz backed limited warranty up to 100,000 total miles, a seven day or 500 mile exchange privilege, roadside assistance and a Carfax vehicle history report.

The Depositor

Daimler Retail Receivables LLC, a Delaware limited liability company organized on April 10, 2009, will be the depositor with respect to each series of securities.  The sole equity member of the depositor is MBFS USA.  The depositor maintains its principal executive offices at 36455 Corporate Drive, Farmington Hills, Michigan 48331.  Its telephone number is (248) 991-6700.

The depositor will acquire receivables to be included in each issuing entity from MBFS USA pursuant to a receivables purchase agreement.  The depositor will not retain any interest in the receivables and will have no ongoing servicing obligations or responsibilities with respect to any receivables and no administrative obligations with respect to any issuing entity.

The depositor was organized for the purposes of establishing issuing entities, selling beneficial interests therein and acquiring and selling assets to such issuing entities.  None of the depositor, its parent or any of the depositor’s affiliates will insure or guarantee the receivables or the securities of any series.  The depositor will be responsible for paying the costs of forming the issuing entity, legal fees for certain transaction parties, Rating Agency fees and certain other transaction costs.

The depositor does not have, is not required to have, and is not expected in the future to have, any significant assets.  The depositor is not a party to any legal proceeding that could reasonably be expected to have a material impact on any issuing entity or the interests of any securityholders.   The depositor established the Mercedes-Benz Auto Receivables Trust 2009-1, which issued notes in October 2009, and the Mercedes-Benz Auto Receivables Trust 2010-1, which issued notes in April 2010.  No default has occurred under either transaction.

The Issuing Entities

The depositor will create a separate issuing entity for each securitization.  Each issuing entity will be either a Delaware statutory trust or a common law trust established to issue the related series of notes and/or certificates.  Each issuing entity will be established for the transactions described in this prospectus and in the prospectus supplement.  After issuing the securities described in a prospectus supplement, each issuing entity may issue additional securities in exchange for its residual interest under the terms and conditions described under “Description of the Receivables Transfer and Servicing Agreements—Residual Interest; Issuance of Additional Securities”.  The principal offices of the issuing entity and the owner trustee will be specified in the prospectus supplement.

The operations of each issuing entity will be governed by the applicable trust agreement and indenture.  An issuing entity will not have the discretion under the applicable trust agreement to engage in activities other than those described below.  The trust agreement governing an issuing entity may be amended for ministerial purposes by the depositor and the owner trustee with prior written notice to any Rating Agencies, or for any purpose by the depositor and the owner trustee with prior written notice to any Rating Agencies and the consent of the holders of not less than 51% of the notes outstanding or, if the notes have been paid in full, the holders of not less than 51% of the certificates outstanding.  In addition, the indenture will contain restrictions on the issuing entity’s activities.  For information concerning these restrictions and the provisions governing the amendment of these restrictions, see “The Indenture—Issuing Entity Indenture Covenants” and “—Modification of Indenture”.

Each issuing entity will only engage in the following activities, and does not have the discretion to engage in activities other than the following activities:

•	entering into the applicable transaction documents;

•	acquiring, holding and managing its receivables, their proceeds, its credit or cash flow enhancement, if any, and other assets of the issuing entity;

•	issuing its securities;

•	making payments on the securities; and

•	other activities that are necessary, suitable or incidental to the above activities.

The Trustees

The owner trustee and the indenture trustee for each issuing entity will be identified in the prospectus supplement.  You will find the addresses of the principal offices of the issuing entity and each trustee, as well as a description of their experience as trustees, in the prospectus supplement.

The Owner Trustee

The owner trustee’s main duties will be:

•	creating the issuing entity by filing a certificate of trust with the Delaware Secretary of State or, in the case of a common law trust, by complying with applicable state law;

•
if so specified in the prospectus supplement, maintaining (or causing to be maintained) a certificate distribution account for the benefit of the certificateholders or the holders of the residual interest in the issuing entity; and

•	executing documents on behalf of the issuing entity.

The owner trustee’s liability in connection with the issuance and sale of the related securities is limited solely to its express obligations set forth in the trust agreement and the sale and servicing agreement.  The depositor and the Servicer will reimburse and indemnify the owner trustee for all liabilities, losses, damages and expenses that are incurred by the owner trustee or arise out of its actions in connection with the issuing entity, except where such liabilities, losses, damages or expenses arise from the owner trustee’s willful misconduct, bad faith or negligence.  The owner trustee will not be liable for any error in judgment made in good faith and will not be liable for any action taken at the direction of the administrator, the depositor or any certificateholder.  The owner trustee will not be required to expend its own funds or incur any financial liability in respect of any of its actions as owner trustee if the owner trustee has reasonable grounds to believe that reimbursement to it of such funds or for such liabilities is not reasonably assured.

The depositor and the Servicer will indemnify the owner trustee for all liabilities and damages arising out of the owner trustee’s performance of its duties under the trust agreement unless caused by the willful misconduct, bad faith or negligence (other than errors of judgment) of the owner trustee or as a result of breaches of representation made by the owner trustee in the trust agreement.  The Servicer will indemnify the owner trustee for liabilities and damages caused by the Servicer’s willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its duties as Servicer.  The administrator will indemnify the trustees for all liabilities and damages arising out of the trustees’ performance of their duties unless caused by willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of their duties.

The issuing entity will pay the fees of the owner trustee, reimburse the owner trustee for expenses incurred in performing its duties, and pay any indemnities due to the owner trustee, to the extent such amounts have not been paid or reimbursed by the depositor, the Servicer or the administrator.  The issuing entity will pay these amounts to the owner trustee on each Distribution Date up to any limit specified in the prospectus supplement before the issuing entity makes any payment to securityholders.  Except following the occurrence of an Event of Default, the issuing entity will pay these amounts to the owner trustee in excess of the limit only after the servicing fee and all required interest and principal payments on that Distribution Date are paid in full.  Except as otherwise provided in the prospectus supplement, following the occurrence of an Event of Default, all owner trustee fees, expenses and indemnities will be paid first.

The owner trustee may resign at any time by notifying the depositor and the administrator.  The administrator may remove the owner trustee at any time and for any reason, and must remove the owner trustee if the owner trustee becomes legally unable to act, becomes subject to a bankruptcy or is no longer eligible to act as owner trustee under the trust agreement because of changes in its legal status, financial condition or certain rating conditions.  No resignation or removal of the owner trustee will be effective until a successor owner trustee is in place.

The trust agreement will terminate when:

•	the last receivable is paid in full, settled, sold or charged off and all collections are applied; or

•	the issuing entity has paid all the notes in full and all other amounts payable by it under the transaction documents.

Upon termination of the trust agreement, any remaining issuing entity assets will be distributed to the certificateholders and the issuing entity will be terminated.

The Indenture Trustee

Duties of the Indenture Trustee.  Except upon the occurrence and during the continuation of an Event of Default, the indenture trustee:

•	will perform those duties and only those duties that are specifically set forth in the related indenture;

•
may, in the absence of bad faith, rely on certificates or opinions furnished to the indenture trustee which conform to the requirements of the indenture as to the truth of the statement and the correctness of the opinions expressed in those certificates or opinions; and

•
will examine any certificates and opinions which are specifically required to be furnished to the indenture trustee under the indenture to determine whether or not they conform to the requirements of the indenture.

If an Event of Default shall have occurred and be continuing, the indenture trustee will be required to exercise the rights and powers vested in it by the related indenture and to use the same degree of care and skill in the exercise of those rights and powers as a prudent person would exercise or use under the circumstances in the conduct of that person’s own affairs.

Compensation, Indemnification.  The Servicer shall pay or cause to be paid to the indenture trustee from time to time reasonable compensation for its services, reimburse the indenture trustee for all expenses and disbursements reasonably incurred or made by it and indemnify the indenture trustee for, and hold it harmless against, any and all losses, liabilities or expenses, including attorneys’ fees, incurred by it in connection with the administration of the issuing entity and the performance of its duties under the related indenture.  The indenture trustee will not, however, be indemnified for, or held harmless against, any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith.  The indenture trustee will not be liable:

•	for any error of judgment made by it in good faith unless it is proved that it was negligent in ascertaining the pertinent facts;

•	for any action it takes or omits to take in good faith in accordance with directions received by it from the noteholders in accordance with the terms of the related indenture; or

•	for interest on any money received by it except as the indenture trustee and the issuing entity may agree in writing.

The indenture trustee will not be deemed to have knowledge of any Event of Default unless a responsible officer of the indenture trustee has actual knowledge of the default or has received written notice of the default in accordance with the related indenture.

Replacement of Indenture Trustee.  The holders of notes evidencing at least 51% of the aggregate principal amount of the notes may remove the indenture trustee without cause by notifying the indenture trustee, the issuing entity, the depositor and each Rating Agency of that removal and, following that removal, may appoint a successor indenture trustee.  Any successor indenture trustee must at all times satisfy the applicable requirements of the Trust Indenture Act and must have a combined capital and surplus of at least $50,000,000 and a long-term debt rating of investment grade by each Rating Agency or must otherwise be acceptable to each Rating Agency.

The indenture trustee may resign at any time by notifying the issuing entity, the depositor and the noteholders.  The issuing entity will be required to remove the indenture trustee if the indenture trustee:

•	ceases to be eligible to continue as the indenture trustee under the indenture;

•	is adjudged to be bankrupt or insolvent;

•	comes under the charge of a receiver or other public officer; or

•	otherwise becomes incapable of acting.

Upon the resignation or removal of the indenture trustee, or the failure of the noteholders to appoint a successor indenture trustee following the removal of the indenture trustee without cause, the administrator will be required promptly to appoint a successor indenture trustee under the indenture.  Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of such appointment by the successor indenture trustee.

Property of the Issuing Entity

The property of each issuing entity will consist of a pool of motor vehicle installment sales contracts and installment loans secured by security interests in Financed Vehicles financed by those loans or contracts, and the receivables with respect thereto and, except as otherwise set forth in the prospectus supplement, all payments received thereunder after the applicable Cutoff Date.  The receivables were or will be (i) purchased by MBFS USA indirectly pursuant to agreements with dealers or lenders or (ii) originated directly by MBFS USA in connection with lessees who purchase leased Mercedes-Benz or smart automobiles during or at the end of the related lease terms.

The receivables will be serviced by the Servicer or one or more subservicers.  On or prior to the Closing Date for an issuing entity, MBFS USA will sell the related receivables to the depositor and the depositor, in turn, will sell the receivables to the issuing entity.

To the extent provided in the prospectus supplement, MBFS USA will convey additional receivables known as Subsequent Receivables to the issuing entity as frequently as daily during the Pre-Funding Period specified in the prospectus supplement.  An issuing entity will purchase any Subsequent Receivables with amounts deposited in a pre-funding account or from principal collections on the receivables.  Up to 50% of the net proceeds from the sale of the securities issued by an issuing entity may be deposited into a pre-funding account for the purchase of Subsequent Receivables.  The Pre-Funding Period, if any, will not exceed the period of one year after the Closing Date.  If the eligibility criteria for an issuing entity’s acquisition of Subsequent Receivables are different from the eligibility criteria for the receivables acquired by the issuing entity on the Closing Date, the prospectus supplement will set forth those differences.

The property of each issuing entity will also include:

•	security interests in the Financed Vehicles;

•	the rights to proceeds, if any, from claims on certain theft, physical damage, credit life and credit disability insurance policies, if any, covering the Financed Vehicles or the obligors;

•	the rights of MBFS USA and the depositor to certain documents and instruments relating to the receivables;

•	amounts as from time to time may be held in one or more accounts maintained for the issuing entity;

•	any credit or cash flow enhancement described herein (including any interest rate swap or interest rate protection agreement) specified in the prospectus supplement;

•	certain payments and proceeds with respect to the receivables held by the Servicer;

•	any proceeds of recourse rights against the dealer that sold a receivable to MBFS USA;

•	certain other amounts relating to certain insurance policies and other items financed under the receivables; and

•	any and all proceeds of the above items.

The issuing entity’s rights and benefits with respect to the property of the issuing entity will be assigned to the indenture trustee for the benefit of the noteholders.

The Receivables Pools

The Receivables

Criteria for Selecting the Receivables.  The receivables to be held by each issuing entity have been or will be (i) originated indirectly by a dealer or lender and purchased by MBFS USA under an agreement between MBFS USA and the dealer or lender, as applicable, or (ii) originated directly by MBFS USA in connection with the purchase by a lessee of a leased Mercedes-Benz or smart automobile.  Receivables will be transferred by MBFS USA to the depositor under a receivables purchase agreement for sale by the depositor to the applicable issuing entity.

Subsequent Receivables may be originated indirectly by dealers or lenders at a later date using credit criteria different from those which were applied to the receivables transferred to an issuing entity on the applicable Closing Date and may be of a different credit quality and seasoning.  In addition, following the transfer of

Subsequent Receivables to the applicable issuing entity, the characteristics of the entire pool of receivables included in the issuing entity may vary significantly from those of the receivables transferred to the issuing entity on the Closing Date.

The receivables to be held by each issuing entity will be purchased by the depositor from MBFS USA in accordance with several criteria, including that each receivable:

•	is secured by a Financed Vehicle that, as of the Cutoff Date, has not been repossessed without reinstatement;

•	was not more than 30 days (or such other number of days specified in the related prospectus supplement) past due, as of the Cutoff Date;

•	was originated in the United States;

•	has a fixed or variable interest rate;

•
except as otherwise provided in the related prospectus supplement, is fully amortizing and provides for level payments over its term with the portion of principal and interest of each level payment determined on a simple interest basis; and

•	satisfies the other criteria, if any, set forth in the prospectus supplement.

Terms of the receivables included in each issuing entity which are material to investors will be described in the prospectus supplement.

Underwriting of Receivables.  The receivables will have been underwritten as described under “The Sponsor and Servicer—Underwriting”.

Simple Interest Receivables.  The receivables will provide for the application of payments on the simple interest method that provides for the amortization of the receivable over a series of fixed level payment monthly installments.  Each monthly installment under a receivable consists of an amount of interest which is calculated on the basis of the aggregate principal balance multiplied by the Contract Rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the last payment of interest was made.  Except as otherwise provided in the prospectus supplement, as payments are received under a receivable, the amount received is applied, first, to interest accrued to the date of payment, second, to reduce the unpaid principal balance, and third, to late fees and other fees and charges, if any.  Accordingly, if an obligor on a receivable pays a fixed monthly installment before its scheduled due date:

•	the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled; and

•	the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.

Conversely, if an obligor pays a fixed monthly installment after its scheduled due date:

•	the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled; and

•	the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

In either case, the obligor pays fixed monthly installments until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.  If a receivable is prepaid, the obligor is required to pay interest only to the date of prepayment.

Specific Information About the Receivables.  Information with respect to each pool of receivables of an issuing entity will be set forth in the prospectus supplement, including, to the extent appropriate:

•	the portion of the receivables pool secured by new Financed Vehicles and by pre-owned Financed Vehicles;

•	the aggregate principal balance of all of the receivables;

•	the average principal balance of the receivables and the range of principal balances;

•	the number of receivables in the receivables pool;

•	the geographic distribution of receivables in the receivables pool;

•	the weighted average Contract Rate and the distribution by Contract Rate;

•	the weighted average original term and the range of original terms; and

•	the weighted average remaining term and the range of remaining terms.

Static Pool Data

Static pool data consisting of delinquency, cumulative net loss and prepayment data for securitized pools of retail motor vehicle receivables purchased by MBFS USA from dealers or lenders or originated directly by MBFS USA in connection with the purchase by lessees of leased Mercedes-Benz or smart automobiles will be made available either through a website specified in the related prospectus supplement or in an appendix to the prospectus supplement.  Except as stated below, any static pool data provided through the website will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.  We cannot assure you that the prepayment, loss or delinquency experience of the receivables sold to the issuing entity will be comparable to the historical prepayment, loss or delinquency experience of any of the securitized pools sponsored by MBFS USA.  In this regard, you should note how the characteristics of the receivables in those securitized pools differ from the characteristics of the receivables to be purchased by the issuing entity set forth in the prospectus supplement.  Such differences, along with the varying economic conditions applicable to those securitized pools, may make it unlikely that the receivables described in any prospectus supplement will perform in the same way that any of those securitized pools has performed.

Notwithstanding the foregoing, the following information shall not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

•	with respect to information regarding pools that do not include the currently offered pool, information regarding pools that were established before January 1, 2006;

•	with respect to information regarding the pool described in the prospectus supplement, information about the pool for periods before January 1, 2006;

Static pool data may also be provided in the related prospectus supplement or may be provided in the form of a CD-ROM accompanying the related prospectus supplement.  The related prospectus supplement will specify how static pool data will be presented.

Maturity and Prepayment Considerations

The weighted average lives of the securities of any issuing entity will generally be influenced by the rate at which the principal balances of its receivables are paid, which payment may be in the form of scheduled amortization or prepayments.  “Prepayments” for these purposes includes the following circumstances:

•	prepayments in full by obligors, who may repay at any time without penalty;

•
MBFS USA may be required to repurchase a receivable sold to the issuing entity if certain breaches of representations and warranties occur and the receivable is materially and adversely affected by the breach;

•
the Servicer may be obligated to purchase a receivable from the issuing entity if certain breaches of covenants occur or if the Servicer extends or modifies the terms of a receivable beyond the Collection Period preceding the final scheduled Distribution Date for the securities with the latest maturity specified in the prospectus supplement;

•	partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums;

•	payments made in respect of dealer recourse;

•	liquidations of the receivables due to default; and

•	partial prepayments from proceeds from physical damage, credit life and disability insurance policies.

In light of the above considerations, we cannot assure you as to the amount of principal payments to be made on the securities of an issuing entity on each Distribution Date since that amount will depend, in part, on the amount of principal collected on the issuing entity’s receivables during the related Collection Period.  Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the securityholders.  The prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the receivables and the securities of the issuing entity.

The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors, including the fact that an obligor may not sell or transfer its Financed Vehicle without the depositor’s consent.  These factors may also include unemployment, servicing decisions, seasoning of receivables, destruction of vehicles by accident, sales of vehicles and market interest rates.  An important factor affecting the prepayment of a large group of receivables is the difference between the interest rates on the receivables and prevailing market interest rates.  If the prevailing market interest rates were to fall significantly below the interest rates borne by the receivables, the rate of prepayment and refinancings would be expected to increase.  Conversely, if prevailing market interest rates were to increase significantly above those interest rates, the rate of prepayments and refinancings would be expected to decrease.

The prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the receivables and the securities of the issuing entity.

Note Factors and Trading Information

The Servicer will provide to you in each report which it delivers to you a factor which you can use to compute your portion of the principal amount outstanding on the notes or on certificates that have been issued with a principal balance.

General

Calculation of the Factor for Your Class of Securities.  The Servicer will compute a separate factor for (i) each class of notes issued and (ii) certificates issued with a principal balance.  The factor for each class of securities will be computed by the Servicer prior to each distribution with respect to the related class of notes or certificates indicating the remaining outstanding principal amount of that class of securities, as of the applicable Distribution Date.  The Servicer will compute the factor after giving effect to payments to be made on such Distribution Date, as a fraction of the initial outstanding principal amount of the related class of notes or certificates.

Your Portion of the Outstanding Amount of the Securities.  For each security you own, your portion of that class of notes or certificates, as applicable, will be the product of:

•	the original denomination of your security; and

•	the factor relating to your class of securities computed by the Servicer in the manner described above.

The Note Factors Will Decline as the Issuing Entity Makes Payments on the Securities

The factor for each class of notes and certificates with a principal balance, if any, will initially be 1.000000.  The factors will then decline to reflect reductions, as applicable, in:

•	the aggregate principal balance of the applicable class of notes; or

•	the aggregate principal balance of the applicable class of certificates.

These amounts will be reduced over time as a result of scheduled payments, prepayments, purchases of the receivables by MBFS USA or the Servicer and liquidations of the receivables.

Additional Information

The noteholders and the certificateholders, as applicable, will receive reports generated by the Servicer on or about each Distribution Date concerning, with respect to the:

•
related Collection Period, payments received on the receivables, the aggregate principal balance of the receivables, note factors for each class of notes and certificates described above, as applicable, and various other items of information; and

•
preceding Distribution Date, as applicable, the aggregate principal balance of the receivables on the last day of the related Collection Period and any reconciliation of such aggregate principal balance with information provided by the Servicer.

In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.  See “Certain Information Regarding the Securities—Reports to Securityholders”.

Use of Proceeds

As further described in the prospectus supplement, the net proceeds from the sale of the securities of an issuing entity will be applied:

•	by the depositor to the purchase of the receivables from MBFS USA;

•	if the issuing entity has a pre-funding account, by the depositor to make the deposit into that account;

•	if the issuing entity has a yield supplement account, by the depositor to make the deposit into that account;

•
if the issuing entity has a reserve fund or any other account established for the issuing entity as specified in the prospectus supplement, by the depositor to make the initial deposit into each such account;

•	by the depositor to pay for certain expenses incurred in connection with the purchase of the receivables and sale of the securities; and

•	if so specified in the prospectus supplement, to pay expenses incurred in connection with the selection and acquisition of the receivables.

Principal Documents

In general, the operations of an issuing entity will be governed by the following documents:

Document	Parties	Primary Purposes
Trust Agreement	The owner trustee and the depositor	Creates the issuing entity Provides for issuance of certificates and payments to certificateholders Establishes rights and duties of the owner trustee Establishes rights of certificateholders
Indenture	The issuing entity, as issuer of the notes, and the indenture trustee
Provides for issuance of the notes, the terms of the notes and payments to noteholders

Secures the notes with a lien on the property of the issuing entity

Establishes rights and duties of the indenture trustee

Establishes rights of noteholders

Receivables Purchase Agreement	MBFS USA, as seller, and the depositor, as purchaser	Effects sale of receivables to the depositor Contains representations and warranties of MBFS USA concerning the receivables

Document	Parties	Primary Purposes
Sale and Servicing Agreement	The depositor, the Servicer and the issuing entity as purchaser
Effects sale of receivables to the issuing entity

Contains representations and warranties of the depositor concerning the receivables

Contains servicing obligations of the Servicer
Provides for compensation to the Servicer

Directs how proceeds of the receivables will be applied to expenses of the issuing entity and payments on its securities

Various provisions of these documents are described throughout this prospectus and in the prospectus supplement.  The prospectus supplement for a series will describe the material provisions of these documents that are applicable to the related series and that are not described or are described in general terms in this prospectus.

A form of each of these principal documents has been filed as an exhibit to the Registration Statement of which this prospectus forms a part.  The summaries of the principal documents in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of those principal documents.

Certain Information Regarding the Securities

General

The prospectus supplement will describe:

•	the timing, amount and priority of payments of principal and interest on each class of the securities;

•	the interest rates or the formula for determining the interest rates;

•	the method of determining the amount of the principal payments;

•	the priority of the application of the issuing entity’s available funds to its expenses and payments on its securities; and

•	the allocation of losses on the receivables among the classes of securities.

The rights of any class of securities to receive payments may be senior or subordinate to other classes of securities.  A security may be entitled to:

•	principal payments with disproportionate, nominal or no interest payments;

•	interest payments with disproportionate, nominal or no principal payments; or

•	residual cash flow remaining after all other classes have been paid.

Each class of securities entitled to receive interest payments may bear interest at a fixed rate of interest or a floating rate of interest as more fully described in this prospectus and in the prospectus supplement.  If a class of securities is redeemable, the prospectus supplement will describe when they may be redeemed and at what price.  If so specified in the prospectus supplement, securities may be subject to redemption at the end of the Pre-Funding Period, if any, to the extent of any amounts remaining on deposit in the pre-funding account or as a result of the Servicer exercising its option to purchase the receivables as described under “—Optional Redemption”.  If so specified in the prospectus supplement, redeemable securities may also be redeemable at the option of the issuing entity, but not at the option of any securityholder or holders.  The aggregate initial principal amount of the securities issued by an issuing entity may be greater than, equal to or less than the aggregate initial principal balance of the receivables held by that issuing entity.

Payments of principal and interest on any class of securities will be made on a pro rata basis among all the securityholders of each class to the extent specified in the related prospectus supplement.  If the amount of funds available to make a payment on a class is less than the required payment, the holders of the securities of that class will receive their pro rata share of the amount available for the class.  A series may provide for a liquidity or credit facility that permits one or more classes of securities to be paid in planned amounts on specified Distribution Dates, which will be described in the prospectus supplement.

Fixed Rate Securities

Each class of fixed rate securities will bear interest at the applicable per annum interest rate or pass-through rate, as the case may be, specified in the prospectus supplement.  Interest on each class of fixed rate securities may be computed on the basis of a 360-day year of twelve 30-day months or on such other day count basis as is specified in the prospectus supplement.

Floating Rate Securities

Each class of floating rate securities will bear interest for each applicable interest accrual period described in the prospectus supplement at a rate determined by reference to a base rate of interest, plus or minus the number of basis points specified in the prospectus supplement, if any, or multiplied by the percentage specified in the prospectus supplement, if any.

The base rate of interest for any floating rate securities will be based on a London interbank offered rate, commercial paper rates, Federal funds rates, United States government treasury securities rates or negotiable certificates of deposit rates.

A class of floating rate securities may also have either or both of the following (in each case expressed as a rate per annum):

•
a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period; provided, that the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law; and

•	a minimum limitation, or floor, on the rate at which interest may accrue during any interest accrual period.

Each issuing entity issuing floating rate securities may appoint a calculation agent to calculate interest rates on each class of its floating rate securities.  The prospectus supplement will identify the calculation agent, if any, for each class of floating rate securities, which may be either the owner trustee or the indenture trustee.  All determinations of interest by a calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate securities.  All percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

If an issuing entity issues floating rate notes, it may enter into interest rate swaps or interest rate caps with counterparties to hedge the potential mismatch between the fixed interest rates on the receivables and the floating interest rates on the floating rate notes.  The material terms of these arrangements and information about the counterparties will be described in the related prospectus supplement.

Optional Redemption

In order to avoid excessive administrative expense, the Servicer will have the option to purchase the receivables on any Distribution Date following the last day of a Collection Period as of which the aggregate principal balance of the receivables is 10% (or such other percentage set forth in the prospectus supplement) or less of the sum of (1) the aggregate principal balance of the receivables transferred to the issuing entity as of the Closing Date, calculated as of the Cutoff Date, plus (2) if an issuing entity may acquire Subsequent Receivables during the Pre-Funding Period, the aggregate principal balance of such Subsequent Receivables as of the related Subsequent Cutoff Date or Dates.  The purchase price for the receivables will equal the aggregate Purchase Amounts thereof as of the end of the related Collection Period; provided, however, that the purchase price must equal or exceed the aggregate principal amount of the securities, accrued and unpaid interest thereon through the related interest period, plus all amounts due to the Servicer in respect of its servicing compensation, any unreimbursed Advances and all amounts owed to the trustees.  The Servicer will notify the trustees, the depositor and the Rating Agencies of its intent to exercise this optional purchase right not less than ten nor more than 30 days prior to the related Distribution Date.  The exercise of this right will effect early retirement of the securities of the related issuing entity.

Book-Entry Registration

The Issuing Entities May Use Book-Entry Registration Instead of Issuing Definitive Securities.  Except for the securities, if any, of an issuing entity retained by the depositor or an affiliate thereof, each class of securities offered through this prospectus and a prospectus supplement may initially be represented by one or more certificates registered in the name of Cede & Co., DTC’s nominee, except as set forth below.  The notes will be available for purchase in the denominations specified in the prospectus supplement and may be available for purchase in book-entry form only.  Accordingly, the nominee is expected to be the holder of record of any class of securities issued in book-entry form.  If a class of securities is issued in book-entry form, unless and until Definitive Securities are issued under the limited circumstances described in this prospectus or in the prospectus supplement, you, as an owner of securities will not be entitled to receive a physical certificate representing your interest in the securities of that class.  Beneficial owners will not be recognized by the indenture trustee as “holders”, as such term will be used in the indenture.  Beneficial owners will only be permitted to exercise the rights of holders indirectly through DTC and its participants, as further described below.

If a class of securities is issued in book-entry form, all references in this prospectus and in the prospectus supplement to actions by holders of that class of securities refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus and in the prospectus supplement to distributions, notices, reports and statements to securityholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the related securities for distribution to the related securityholders in accordance with DTC’s procedures with respect thereto.  The rules applicable to DTC and its participants are on file with the SEC.

The prospectus supplement will specify whether the holders of the notes or certificates of the issuing entity may hold their respective securities as book-entry securities.

To facilitate subsequent transfers, all securities deposited by participants with DTC will be registered in the name of Cede & Co., as nominee of DTC.  The deposit of securities with DTC and their registration in the name of Cede & Co. will not change beneficial ownership.  DTC will have no knowledge of the actual beneficial owners and its records will reflect only the identity of the participants to whose accounts such securities are credited, which may or may not be the ultimate owners.  Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

You may hold your securities through DTC in the United States, Clearstream or Euroclear in Europe or in any manner described in the prospectus supplement.  The global securities will be tradable as home market instruments in both the European and United States domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Initial Settlement of the Global Securities.  Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC.  As a result, Clearstream and Euroclear will hold positions on behalf of their customers or participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

Investors electing to hold their global securities through DTC will follow the settlement practices that apply to United States corporate debt obligations.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures that apply to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Except as required by law, none of the administrator, the depositor, MBFS USA, the issuing entity, the Servicer, any underwriter, the owner trustee or the indenture trustee will have any liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the securities of any issuing entity held by DTC’s nominee, DTC, Clearstream or Euroclear or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Secondary Market Trading of the Global Securities.  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants.  Secondary market trading between DTC participants will be settled using the procedures applicable to United States corporate debt obligations in same-day funds.

Trading Between Clearstream Customers and/or Euroclear Participants.  Secondary market trading between Clearstream Customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading Between DTC Seller and Clearstream or Euroclear Purchaser.  When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream Customer or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Customer or Euroclear participant at least one business day prior to settlement.  Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the global securities against payment.  Payment will include interest accrued on the global securities from and including the last Distribution Date to and excluding the settlement date.  Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the global securities.  After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Customer’s or Euroclear participant’s account.  The global securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (that is, the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream Customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing this is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear.  Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement.  Under this procedure, Clearstream Customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts.  However, interest on the global securities would accrue from the value date.  Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of any overdraft charges, although this result will depend on each Clearstream Customer’s or Euroclear participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream Customers or Euroclear participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading Between Clearstream or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositaries, to a DTC participant.  The seller will send instructions to Clearstream or Euroclear through a Clearstream Customer or Euroclear participant at least one business day prior to settlement.  In these cases, Clearstream or Euroclear will instruct the respective depositaries, as appropriate, to deliver the global securities to the DTC participant’s account against payment.  Payment will include interest accrued on the global securities from and including the last Distribution Date to and excluding the settlement date.  The payment will then be reflected in the account of the Clearstream Customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream Customer’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York.  Should the Clearstream Customer or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period.  If settlement is not completed on the intended value date, that is, the trade fails, receipt of the cash proceeds in the Clearstream Customer’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream Customers or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

•
borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

•
borrowing the global securities in the United States from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

•
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream Customer or Euroclear participant.

Securityholders who are not participants, either directly or indirectly, but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, securities may do so only through direct or indirect participants.  In addition, securityholders will receive all distributions of principal and interest from the indenture trustee or the owner trustee through the participants who in turn will receive them from DTC.  Under a book-entry format, securityholders may experience some delay in their receipt of payments, since the payments will be forwarded by the applicable trustee to DTC’s nominee.  DTC will forward the payments to its participants which thereafter will forward them to indirect participants or securityholders.  To the extent the prospectus supplement or an offering memorandum under which the certificates will be sold provides that Book-Entry Securities will be issued, the only “noteholder” or “certificateholder”, as applicable, will be DTC’s nominee.  Securityholders will not be recognized by the applicable trustee as “noteholders” or “certificateholders” and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to these securities, may be limited due to the lack of a physical certificate for these securities.

Neither DTC nor Cede & Co. will consent or vote with respect to the securities.  Under its usual procedures, DTC will mail an omnibus proxy to the indenture trustee or the owner trustee, as the case may be, as soon as possible after each applicable record date for such a consent or vote.  The omnibus proxy will assign Cede & Co.’s consenting or voting rights to those participants to whose accounts the related securities will be credited on that record date, identified in a listing attached to the omnibus proxy.

DTC will advise the administrator of each issuing entity that it will take any action permitted to be taken by a securityholder under the related indenture or trust agreement only at the direction of one or more participants to whose accounts with DTC the securities are credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that these actions are taken on behalf of participants whose holdings include these undivided interests.

Non-United States holders of global securities will be subject to United States withholding taxes unless these holders meet certain requirements and deliver appropriate United States tax documents to the securities clearing organizations or their participants.

The Depositories.  DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York UCC, and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.  DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates.  Participants include securities brokers and dealers (who may include any of the underwriters of securities of the issuing entity), banks, trust companies and clearing corporations and may include certain other organizations.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Clearstream is incorporated under the laws of Luxembourg as a professional depository.  Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream Customers through electronic book-entry changes in accounts of Clearstream Customers, thereby eliminating the need for physical movement of certificates.  Transactions may be settled by Clearstream in any of 36 currencies, including United States dollars.  Clearstream provides to its Clearstream Customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic markets in several countries.  As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.  Clearstream Customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any of the underwriters of any issuing entity securities.  Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Customer, either directly or indirectly.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous.

The Euroclear system has subsequently been extended to clear and settle transactions between Euroclear participants and counterparties both in Clearstream and in many domestic securities markets.  Transactions may be settled in any of 34 currencies.  In addition to safekeeping and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services.  The Euroclear system is operated by Euroclear Bank, S.A./N.V., acting as the Euroclear operator.  The Euroclear operator has a banking license from the Belgian Banking and Finance Commission.  As such, it is regulated and examined by the Belgian Banking and Finance Commission.

All operations are conducted by the Euroclear operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear operator.  They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law.  These govern all transfers of securities and cash, both within the Euroclear system, and receipts and withdrawals of securities and cash.  All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

Euroclear participants include banks, securities brokers and dealers and other professional financial intermediaries and may include any of the underwriters of any issuing entity securities.  Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.  The Euroclear operator acts under the Terms and Conditions, the Operating Procedures of the Euroclear system and Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the securities among DTC, Clearstream and Euroclear participants, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

Definitive Securities

With respect to any class of notes and any class of certificates issued in book-entry form, such notes or certificates will be issued as Definitive Notes and Definitive Certificates, respectively, to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only if (1) the administrator or the Servicer advises the indenture trustee or the owner trustee, as applicable, in writing that DTC is no longer willing or able to properly discharge its responsibilities as Depository with respect to the securities and neither the administrator nor the indenture trustee, in the case of notes, is able to locate a qualified successor or (2) after the occurrence of an Event of Default or an Event of Servicing Termination under the related indenture or trust agreement, as applicable, with respect to the securities, holders representing not less than 51% of the outstanding principal amount of the notes or the certificates, as the case may be, of such class advise the indenture trustee or the owner trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor thereto, with respect to the notes or certificates is no longer in the best interest of the holders of the securities.

Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee or the owner trustee will be required to notify all applicable securityholders of a given class through participants of the availability of Definitive Securities.  Upon surrender by DTC of the Definitive Securities representing the corresponding securities and receipt of instructions for re-registration, the indenture trustee or the owner trustee will reissue the securities as Definitive Securities to the securityholders.

Distributions of principal of, and interest on, the Definitive Securities will thereafter be made by the indenture trustee or the owner trustee in accordance with the procedures set forth in the related indenture or the related trust agreement directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the Record Date specified for such securities in the prospectus supplement.  Unless otherwise specified in the prospectus supplement, the distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee or owner trustee.  The final payment on any Definitive Security, however, will be made only upon presentation and surrender of the Definitive Security at the office or agency specified in the notice of final distribution to the applicable securityholders.

Definitive Securities will be transferable and exchangeable at the offices of the indenture trustee or the owner trustee or of a registrar named in a notice delivered to holders of Definitive Securities.  No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee or the owner trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports to Securityholders

On or prior to each Distribution Date, the Servicer or administrator will prepare and provide to the indenture trustee and/or owner trustee a statement to be delivered to the securityholders on such Distribution Date.  Each statement to be delivered to securityholders will include, among other things, to the extent applicable to those securityholders, the following information, and any other information so specified in the prospectus supplement, with respect to the Distribution Date or the related Collection Period, as applicable:

(1)	the aggregate principal balance of the related receivables as of the beginning of such Collection Period;

(2)	delinquencies during such Collection Period;

(3)	the amount of the distribution allocable to principal of each class of securities;

(4)	the amount of the distribution allocable to interest on or with respect to each class of securities;

(5)	the amount of the distribution allocable to draws from any reserve fund or payments in respect of any other credit or cash flow enhancement arrangement;

(6)	the aggregate principal balance of the related receivables as of the close of business on the last day of such Collection Period;

(7)	any credit enhancement amount;

(8)
the aggregate principal balance and the appropriate factor for each class of notes, and the aggregate principal balance and the appropriate factor for each class of certificates, if any, each after giving effect to all payments reported under clause (3) above on that date;

(9)	the amount of the servicing fee paid to the Servicer and the amount of any unpaid servicing fee with respect to such Collection Period or Collection Periods, as the case may be;

(10)	the amount of the aggregate losses realized on the receivables during the Collection Period;

(11)	previously due and unpaid interest payments on each class of securities, and the change in these amounts from the preceding statement;

(12)
previously due and unpaid principal payments, plus interest accrued on such unpaid principal to the extent permitted by law, if any, on each class of securities, and the change in these amounts from the preceding statement;

(13)	the aggregate amount to be paid in respect of receivables, if any, repurchased in respect of the Collection Period;

(14)	the balance of any reserve fund, if any, on that date, after giving effect to changes on that date;

(15)	the amount of advances to be made by the Servicer in respect of the Collection Period, if any;

(16)	for each Distribution Date during any Pre-Funding Period, the amount remaining in the pre-funding account;

(17)
for the first Distribution Date that is on or immediately following the end of any Pre-Funding Period, the amount remaining in the pre-funding account that has not been used to fund the purchase of Subsequent Receivables and is being distributed as payments of principal on the securities; and

(18)
the amount of any cumulative shortfall between payments due in respect of any credit or cash flow enhancement arrangement and payments received in respect of the credit or cash flow enhancement arrangement, and the change in any shortfall from the preceding statement.

Each amount set forth under clauses (3) and (4) with respect to the notes or the certificates, if any, of any issuing entity will be expressed as a dollar amount per $1,000 of the initial principal amount of such securities.

Within the prescribed period of time for federal income tax reporting purposes after the end of each calendar year during the term of each issuing entity, the applicable trustee will mail to each person who at any time during such calendar year was a securityholder and received any payment with respect to the issuing entity a statement containing certain information for the purposes of the securityholder’s preparation of federal income tax returns.  See “Material Federal Income Tax Consequences”.

Reports to be Filed with the SEC

The depositor will, or will cause the administrator to, file for each issuing entity the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.  These reports include but are not limited to:

•
Reports on Form 8-K (Current Report), following the issuance of the series of securities of the issuing entity, including as exhibits to the Form 8-K (i) the agreements or other documents specified in the prospectus supplement, if applicable and (ii) the opinions related to the tax consequences and the legality of the securities being issued that are required to be filed under applicable securities laws;

•
Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K for that type of event;

•
Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the related payment date.  The content of a report on Form 10-D will be substantially similar to the information to be furnished under “Reports to Securityholders”; and

•
Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.  The annual report will include the Servicer’s report on its assessment of compliance with servicing criteria and the accountants’ attestation report on such assessment described under “Description of the Receivables Transfer and Servicing Agreement—Evidence as to Compliance”.

The depositor does not intend to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to an issuing entity following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act.  The reports and any information included in a report will neither be examined nor, except to the extent of the accountants’ attestation report referred to above, reported on by an independent public accountant.  Each issuing entity will have a separate file number assigned by the SEC, which is generally not available until filing of the final prospectus supplement for the issuing entity.  Reports filed with respect to an issuing entity with the SEC after the final prospectus supplement is filed will be available under the issuing entity’s specific number, which will be a series number assigned to the file number of the depositor, which is 333-159281.

Securities Owned by the Issuing Entity, the Depositor, the Servicer or their Affiliates

Except as otherwise described in the principal documents relating to a series of securities issued by an issuing entity, any securities owned by the issuing entity, the depositor, MBFS USA, the Servicer or any of their respective affiliates will be entitled to benefits under such documents equally and proportionately to the benefits afforded other owners of securities except that such securities will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of securityholders have given any request, demand, authorization, direction, notice, consent or waiver under such documents, unless all of the securities of the related class or classes are owned by the issuing entity, the depositor, MBFS USA, the Servicer or any of their respective affiliates.

Limitation on Right to Institute Bankruptcy Proceedings

Each trustee and each securityholder, by accepting the related securities or a beneficial interest therein, will covenant that they will not at any time institute against the issuing entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

The Indenture

Each issuing entity that issues notes will issue one or more classes of notes under an indenture between the issuing entity and the related indenture trustee.  A form of indenture has been filed as an exhibit to the Registration Statement of which this prospectus forms a part.  This summary describes the material provisions common to the indenture and notes of each issuing entity that issues notes.  The prospectus supplement will give you additional information on the material provisions specific to the notes which you are purchasing.  This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture.

Events of Default

With respect to the notes issued by an issuing entity, except as otherwise provided in the prospectus supplement, “Events of Default” under the related indenture will consist of:

•	a default in the payment of interest on any note of the Controlling Class for five days or such longer period as is specified in the prospectus supplement;

•	a default in the payment of the principal of any note on the related final scheduled Distribution Date;

•
a default in the observance or performance of any other material covenant or agreement of the issuing entity made in the indenture and such default not having been cured for a period of 60 days after written notice thereof has been given to the issuing entity by the depositor or the indenture trustee or to the issuing entity, the depositor and the indenture trustee by the holders of notes evidencing not less than 25% of the aggregate principal amount of the Controlling Class;

•
any representation or warranty made by the issuing entity in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in any material respect as of the time made and such incorrectness not having been cured for a period of 30 days after written notice thereof has been given to the issuing entity by the depositor or the indenture trustee or to the issuing entity, the depositor and the indenture trustee by the holders of notes evidencing not less than 25% of the aggregate principal amount of the Controlling Class;

•	certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity or its property as specified in the indenture; and

•	other events, if any, set forth in the indenture or the prospectus supplement.

The amount of principal due and payable to noteholders of an issuing entity under the related indenture until the final payment generally will be limited to amounts available to pay principal.  Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the final scheduled Distribution Date for that class of notes.

If the indenture trustee has knowledge of an event of default or an event that would become an event of default with the passage of time, the indenture trustee will be obligated to mail notice of such default to each noteholder within 30 days after it occurs.  Except in the case of a default in payment of principal of or interest on any note (including payments pursuant to the redemption provisions of such note), the indenture trustee may withhold notice of the default if and so long as a committee of its responsible officers in good faith determines that withholding the notice is in the interests of the noteholders.

Rights Upon Event of Default

If an Event of Default should occur and be continuing with respect to the notes of any issuing entity, the related indenture trustee or holders of not less than 51% of the aggregate principal amount of the Controlling Class of notes may declare the principal of such notes to be immediately due and payable.  That declaration may be rescinded by the holders of not less than 51% of the aggregate principal amount of the Controlling Class of notes at any time before a judgment or decree for payment of the amount due has been obtained by the indenture trustee if both of the following occur:

•	the issuing entity has paid or deposited with the indenture trustee enough money to pay:

(1)	all payments of principal of and interest on all notes and all other amounts that would then be due if the Event of Default giving rise to the declaration of acceleration had not occurred; and

(2)	all sums paid or advanced by the indenture trustee and the reasonable compensation, expenses, disbursements and advances of the indenture trustee and its agents and counsel; and

•	all Events of Default, other than the nonpayment of the principal of the notes that has become due solely by the acceleration, have been cured or waived.

If the notes have been declared immediately due and payable by the indenture trustee or the noteholders following the occurrence of an Event of Default, the indenture trustee may, and at the direction of the holders of notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class shall, institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of the property of the issuing entity, or elect to maintain the property of the issuing entity and continue to apply proceeds from the property of the issuing entity as if there had been no declaration of acceleration.  The indenture trustee may not, however, sell the property of the issuing entity following the occurrence of an Event of Default, other than a default for five or more days in the payment of interest on the notes of the Controlling Class or a default in the payment of principal on the notes on the final scheduled Distribution Date, unless:

•	the holders of 100% of the notes issued by the issuing entity consent to the sale, excluding notes held by MBFS USA, the Servicer or any of their respective affiliates;

•	the proceeds of the sale will be sufficient to pay in full the principal amount of and accrued but unpaid interest on the notes and certificates issued by the entity that have a principal balance; or

•
the indenture trustee determines that the property of the issuing entity would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due had the notes not been declared due and payable and the holders of notes evidencing not less than 66 2/3% of the aggregate principal amount of the Controlling Class consent to the sale.

The indenture trustee may, but need not, obtain and rely upon an opinion of an independent accountant or investment banking firm as to the sufficiency of the property of the issuing entity to pay principal of and interest on the notes on an ongoing basis.

If the property of the issuing entity is sold following the occurrence of an Event of Default, the indenture trustee will apply or cause to be applied the proceeds of that sale first to pay all amounts due to the indenture trustee as compensation under the indenture and then as available funds as described in the prospectus supplement under “Description of the Notes—Priority of Distributions Will Change if the Notes are Accelerated Following an Event of Default”.

If the property of the issuing entity is sold following the occurrence of an Event of Default and the proceeds of that sale are insufficient to pay in full the principal amount of and all accrued but unpaid interest on the notes, the indenture trustee will withdraw available amounts from the reserve fund, if any, in respect of that shortfall.

Subject to the provisions of the indenture relating to the duties of the related indenture trustee, if an Event of Default occurs and is continuing with respect to the notes of the issuing entity, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request.  Subject to the provisions for indemnification and certain limitations contained in the related indenture, the holders of not less than 51% of the aggregate principal amount of the Controlling Class of notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee.  Prior to acceleration of the maturity of the notes, the holders of not less than 51% of the aggregate principal amount of the Controlling Class of notes may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of the holders of all of the outstanding notes of the related issuing entity.  No such waiver will impair the right of any noteholder with respect to any subsequent or other default or Event of Default.

No holder of a note of any issuing entity will have the right to institute any proceeding with respect to the related indenture, unless:

•	the holder previously has given to the indenture trustee written notice of a continuing Event of Default;

•
the holders of not less than 25% in principal amount of the Controlling Class of notes have made written request to such indenture trustee to institute such proceeding in its own name as indenture trustee;

•	the holder or holders have offered such indenture trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

•	the indenture trustee has for 60 days after the notice, request and offer of indemnity failed to institute the proceeding; and

•
no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of not less than 51% of the aggregate principal amount of the Controlling Class of notes.

If the indenture trustee receives conflicting or inconsistent requests and indemnity from two or more groups of noteholders, each holding notes evidencing less than 51% of the aggregate principal amount of the Controlling Class, the indenture trustee in its sole discretion will determine what action, if any, will be taken with respect to such requests.

With respect to any issuing entity, neither the indenture trustee nor the owner trustee in its individual capacity, nor any holder of a certificate, if any, representing an ownership interest in the issuing entity nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the issuing entity contained in the applicable indenture.  The indenture trustee will covenant that it will not at any time institute against the issuing entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Each indenture will provide that, notwithstanding any other provision of the indenture, the right of any noteholder to receive payments of principal and interest on its notes when due, or to institute suit for any payments not made when due, shall not be impaired or affected without the holder’s consent.

Issuing Entity Indenture Covenants

Each indenture will subject the related issuing entity to the following covenants.

Restrictions on Merger and Consolidation.  Each issuing entity may not consolidate with or merge into any other entity, unless:

•	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

•
the entity expressly assumes the issuing entity’s obligation to make due and punctual payments upon the notes of the related issuing entity and the performance or observance of every agreement and covenant of the issuing entity under the indenture;

•	no event that is, or with notice or lapse of time or both would become, an Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

•
the issuing entity has been advised in writing that the ratings of the notes and the certificates, if any, of the issuing entity then in effect would not be qualified, reduced or withdrawn by any Rating Agency as a result of the merger or consolidation;

•
the issuing entity has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuing entity or to any related noteholder or certificateholder, if any;

•	any action as is necessary to maintain the lien and security interest created by the related indenture shall have been taken; and

•	the issuing entity has received an opinion of counsel and officer’s certificate each stating that such consolidation or merger satisfies all requirements under the related indenture.

Other Negative Covenants.  Each issuing entity will not, among other things—except as expressly permitted by the applicable agreements:

•	sell, transfer, exchange or otherwise dispose of any of its assets;

•	claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related issuing entity, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the issuing entity or its property;

•	dissolve or liquidate in whole or in part;

•	permit the lien of the related indenture to be subordinated or otherwise impaired, except as may be expressly permitted by the indenture;

•
permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such notes under the indenture except as may be expressly permitted thereby;

•
permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part thereof, or any interest therein or the proceeds thereof, except for tax, mechanics’ or certain other liens on the Financed Vehicles and except as may be created by the terms of the related indenture; or

•
permit the lien of the related indenture not to constitute a valid and perfected first priority security interest in the assets of the issuing entity, other than with respect to any such tax, mechanics’ or other lien on the Financed Vehicles.

No issuing entity may engage in any activity other than as described under “The Issuing Entities”.  No issuing entity will incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and indenture, the related certificates, if any, and as a result of any advances made to it by the Servicer or otherwise in accordance with the related sale and servicing agreement or other documents relating to the issuing entity.

List of Noteholders

Any three or more holders of the notes of any issuing entity may, by written request to the related indenture trustee accompanied by a copy of the communication that the requesting noteholders propose to send, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or under such notes.  The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of the issuing entity.

Annual Compliance Statement

Each issuing entity will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the related indenture.

Indenture Trustee’s Annual Report

If required by the Trust Indenture Act, the indenture trustee for each issuing entity will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of certain indebtedness owing by the issuing entity to the applicable indenture trustee in its individual capacity, the property and funds physically held by such indenture trustee as such and any action taken by it that materially affects the related notes and that has not been previously reported.

Modification of Indenture

Except as otherwise provided in the prospectus supplement, any issuing entity, together with the related indenture trustee, may, without the consent of the noteholders of the issuing entity, but with prior written notice to each Rating Agency, execute a supplemental indenture for the purpose of, among other things, adding to the covenants of the issuing entity for the benefit of noteholders, curing any ambiguity, correcting or supplementing any provision of the indenture which may be inconsistent with any other provision of the indenture, any other transaction document or of this prospectus or a prospectus supplement or adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture which will not be inconsistent with other provisions of the indenture; provided, however, that no such supplemental indenture may materially adversely affect the interests of any noteholder.

The issuing entity and the applicable indenture trustee, may with the consent of the holders of notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class of notes and with prior written notice to each Rating Agency, enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying in any manner the rights of the noteholders; provided, however, that no such supplemental indenture may (i) materially and adversely affect the interests of any noteholders or (ii) without the consent of all noteholders affected by such supplemental indenture:

•
change the final scheduled distribution date or the due date of any installment of principal of or interest on any note or reduce the principal amount, the interest rate or the redemption price with respect to any note, change the application of collections on or the proceeds of a sale of the property of the issuing entity to payment of principal and interest on the notes or change any place of payment where, or the coin or currency in which, any note or any interest on any note is payable;

•	impair the right to institute suit for the enforcement of certain provisions of the indenture regarding payments;

•
reduce the percentage of the aggregate principal amount of the Controlling Class the consent of the holders of notes of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences as provided for in the indenture;

•
modify or alter the provisions of the indenture regarding the voting of notes held by the issuing entity, any other obligor on the notes, MBFS USA, the depositor, the Servicer or any of their respective affiliates or modify or alter the definition of note balance or the definition of Controlling Class;

•
reduce the percentage of the note balance the consent of the holders of notes of which is required to direct the indenture trustee to sell or liquidate the property of the issuing entity after an Event of Default if the proceeds of the sale or liquidation would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding notes;

•
reduce the percentage of the aggregate principal amount of the notes of the Controlling Class the consent of the holders of notes of which is required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes of the Controlling Class necessary to amend the indenture or any other documents relating to the issuing entity;

•	affect the calculation of the amount of interest or principal payable on any note on any Distribution Date, including the calculation of any of the individual components of such calculation;

•	affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes provided in the indenture; or

•
permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any such collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

A supplemental indenture will be deemed not to materially adversely affect the interests of any noteholder if the person requesting the supplemental indenture:

•	has delivered prior written notice of such supplemental indenture to each Rating Agency; and

•	obtains and delivers to the indenture trustee an opinion of counsel to the effect that such supplemental indenture would not materially and adversely affect the interests of any noteholder.

No supplemental indenture will be permitted unless an opinion of counsel is delivered to the indenture trustee to the effect that the supplemental indenture will not materially adversely affect the taxation of any note or any noteholder, or adversely affect the tax status of the issuing entity.

Resignation of Indenture Trustee Due to Conflict of Interest

If an issuing entity issues a class of notes that is subordinated to one or more other classes of notes and an Event of Default occurs under the related indenture, the indenture trustee may be deemed to have a conflict of interest under the Trust Indenture Act and may be required to resign as trustee for one or more of classes of notes.  In any such case, the indenture will provide for a successor indenture trustee to be appointed for those classes of notes.  Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

Satisfaction and Discharge of Indenture

The indenture will be discharged with respect to the collateral securing the related notes upon:

•
delivery to the indenture trustee for cancellation of all the notes or, if all notes not delivered to the indenture trustee for cancellation have become due and payable, upon the irrevocable deposit with the indenture trustee of funds sufficient for the payment in full of the principal amount of and all accrued but unpaid interest on the notes;

•	payment by the issuing entity of all amounts due under the indenture and the other transaction documents;

•
delivery to the indenture trustee of an officer’s certificate and an opinion of counsel, which may be internal counsel to the depositor or the Servicer, stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture have been satisfied; and

•
delivery to the indenture trustee of an opinion of counsel to the effect that the satisfaction and discharge of the indenture will not cause any noteholder to be treated as having sold or exchanged its notes for purposes of Section 1001 of the Internal Revenue Code.

Description of the Receivables Transfer and Servicing Agreements

This summary describes the material provisions of the documents under which the depositor will purchase the receivables from MBFS USA, an issuing entity will purchase the receivables from the depositor and the Servicer will service the receivables on behalf of the issuing entity.  These documents are the receivables purchase agreement and the sale and servicing agreement.  See “Principal Documents”.  This summary also describes the material provisions of the trust agreement and the administration agreement.  Forms of these documents have been filed as exhibits to the Registration Statement of which this prospectus forms a part.  This summary describes the material provisions of these agreements common to the securities of each issuing entity; the prospectus supplement will give you additional information on the material provisions specific to the notes which you are purchasing.  This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of those documents.

Sale and Assignment of Receivables

When the issuing entity issues securities, MBFS USA will transfer and assign, without recourse, to the depositor its entire interest in the related receivables, together with its security interests in the related Financed Vehicles, under a receivables purchase agreement.  The depositor will then transfer and assign to the applicable trustee, without recourse, under a sale and servicing agreement its entire interest in those receivables, including its security interests in the related Financed Vehicles.  Each receivable will be identified in a schedule appearing as an exhibit to the receivables purchase agreement.

Sale and Assignment of Subsequent Receivables.  The prospectus supplement for the issuing entity will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by MBFS USA to the depositor and by the depositor to the applicable issuing entity from time to time during any Pre-Funding Period on each Subsequent Transfer Date.

Receivables in Electronic Format.  Following the construction of an electronic vaulting system (including licensing the use of specific software) designed to meet all UCC Article 9 and American National Standards Institute standards to permit the perfection of a security interest in receivables evidenced by electronic installment sales contracts and installment loans through control and to transfer the security interest in that form of receivable to an issuing entity, certain of the receivables of an issuing entity may be maintained in electronic form.  For a discussion of certain risks associated with installment sales contracts and installment loans maintained in electronic format, see “Risk Factors—Interests of other persons in the receivables could reduce the funds available to make payments on your securities” and “Material Legal Issues Relating to the Receivables—General”.

Representations and Warranties.  In each receivables purchase agreement, MBFS USA will represent and warrant to the depositor, who will in turn assign its rights under the agreement to the applicable issuing entity under the related sale and servicing agreement, among other things, that at the date of issuance of the related notes and/or certificates, if any, or at the applicable Subsequent Transfer Date:

•
each receivable has either been (1) originated by a dealer or a lender pursuant to an agreement between MBFS USA and such dealer or lender for the retail financing of a motor vehicle or (2) originated directly by MBFS USA in connection with the purchase by a lessee of a leased Mercedes-Benz or smart automobile, in each case by an obligor located in one of the states of the United States or the District of Columbia, and contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security;

•
each receivable and the sale of the related Financed Vehicle complies in all material respects with all requirements of applicable federal, state and, to the best of MBFS USA’s knowledge, local laws, rulings and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Rees-Levering Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B and Z, the Servicemembers Civil Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and any other consumer credit, equal opportunity and disclosure laws applicable to such receivable and sale;

•
each receivable represents the legal, valid and binding payment obligation in writing of the obligor, enforceable by the holder thereof in all material respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights;

•
immediately prior to the sale and assignment thereof to the depositor, each receivable was secured by a validly perfected first priority security interest in the Financed Vehicle in favor of MBFS USA as secured party or all necessary action with respect to such receivable has been taken to perfect a first priority security interest in the related Financed Vehicle in favor of MBFS USA as secured party, which security interest is assignable and has been so assigned by MBFS USA to the depositor and by the depositor to the issuing entity;

•
as of the Cutoff Date, there are no rights of rescission, setoff, counterclaim or defense, and MBFS USA has not received written notice of the same being asserted or threatened, with respect to any receivable;

•
as of the Cutoff Date, there are no liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes relating to a Financed Vehicle, that would be liens prior to, or equal or coordinate with, the lien granted by the receivable;

•
except for payment defaults continuing for a period of not more than 30 days as of the Cutoff Date, no default, breach, violation or event permitting acceleration under the terms of any receivable exists, no continuing condition that with notice or lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any receivable exists and MBFS USA has not waived any of the foregoing;

•	each receivable requires that the obligor thereunder obtain comprehensive and collision insurance covering the Financed Vehicle; and

•	any other representations and warranties that may be set forth in the prospectus supplement.

MBFS USA Must Repurchase Receivables Relating to a Breach of Representation or Warranty.  MBFS USA will agree in the receivables purchase agreement to repurchase from the issuing entity any receivable as to which MBFS USA has breached a representation or warranty (including by means of a subsequently discovered breach of any local law or ruling or regulation thereunder) if that breach materially and adversely affects the interest of the depositor, the issuing entity, any securityholder or any credit enhancer in that receivable and MBFS USA has not cured that breach on or before the last day of the Collection Period which includes the 30th day after the date on which MBFS USA becomes aware of, or receives written notice of, such breach.  MBFS USA will repurchase such receivable as of the last day of such Collection Period by depositing an amount equal to the Purchase Amount into the collection account on the related Deposit Date.  The depositor will assign to the issuing entity, pursuant to the sale and servicing agreement, all of its rights under the related receivables purchase agreement, including its right to cause MBFS USA to repurchase receivables as to which there has been a breach of a representation or warranty.  Alternatively, if so specified in the prospectus supplement, MBFS USA will be permitted, in a circumstance where it would otherwise be required to repurchase a receivable as described in the preceding sentence, to instead substitute a comparable receivable for the receivable otherwise requiring repurchase, subject to certain conditions and eligibility criteria for the substitute receivable to be summarized in the prospectus supplement.  The repurchase obligation of MBFS USA under the related receivables purchase agreement, as assigned to the issuing entity under the sale and servicing agreement, or, if applicable, the substitution alternative with respect thereto, constitutes the sole remedy available to the certificateholders, if any, the owner trustee, any noteholders or the indenture trustee for any such uncured breach.

Servicing of the Receivables.  Under each sale and servicing agreement, to assure uniform quality in servicing the receivables and to reduce administrative costs, the Servicer will service and administer the receivables held by the issuing entity and, as custodian on behalf of the issuing entity, maintain possession of the installment loan or installment sales contract agreements and any other documents relating to such receivables.  To assure uniform quality in servicing the receivables, as well as to facilitate servicing and save administrative costs, the installment loan or installment sales contract agreements and other documents relating thereto will not be physically segregated from other similar documents that are in the Servicer’s possession or otherwise stamped or marked to reflect the transfer to the issuing entity.  The obligors under the receivables will not be notified of the transfer.  However, UCC financing statements reflecting the sale and assignment of the receivables by the depositor to the issuing entity will be filed, and the Servicer’s accounting records and computer systems will be marked to reflect such sale and assignment.  Because the receivables will remain in the Servicer’s possession and will not be stamped or otherwise marked to reflect the assignment to the issuing entity if a subsequent purchaser were to obtain physical possession of one or more of the receivables without knowledge of the assignment, the issuing entity’s interest in the receivables could be defeated.  See “Material Legal Issues Relating to the Receivables—Security Interests in the Financed Vehicles”.

Accounts

The Servicer will establish and maintain for each issuing entity, in the name of the related indenture trustee on behalf of the related noteholders and such other persons specified in the indenture, one or more collection accounts into which all payments made on or with respect to the related receivables will be deposited.  The Servicer will establish and maintain with the related indenture trustee a note payment account in the name of such indenture trustee on behalf of the related noteholders and such other persons specified in the indenture, into which amounts released from the collection account and any other accounts of the issuing entity for payment to such noteholders will be deposited and from which all payments to such noteholders will be made.  In the case of an issuing entity that issues certificates, except as otherwise provided in the related prospectus supplement, amounts released from the collection account and any other accounts of the issuing entity for distribution to the certificateholders will be deposited into the note payment account or the collection account from which all distributions to such certificateholders will be made.

Any other accounts to be established with respect to an issuing entity, including any pre-funding account, yield supplement account, negative carry account or reserve fund, will be described in the prospectus supplement.

All funds on deposit in the issuing entity accounts will be invested in Eligible Investments to the extent so provided in the sale and servicing agreement.  Eligible Investments are generally limited to obligations or securities that mature on or before the Business Day preceding the Distribution Date following the Collection Period during which the investment is made (or, in the case of any reserve fund, on or before the Business Day preceding the Distribution Date following the date of such investment).  Thus, the amount of cash available in any reserve fund at any time may be less than the balance of the reserve fund.  If the amount required to be withdrawn from any reserve fund to cover shortfalls in collections on the related receivables, as provided in the prospectus supplement, exceeds the amount of cash in the reserve fund, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders, if any, could result, which could, in turn, increase the average lives of the notes or the certificates, if any, of the related issuing entity.  All net investment earnings on funds on deposit in the issuing entity accounts will be deposited in the related collection account or distributed as provided in the prospectus supplement.

The Servicer will make all calculations and decisions regarding the allocation, transfer and disbursement of funds and there will not otherwise be any independent verification of the activity in the issuing entity accounts, other than to the limited extent addressed in the annual officer’s certificate of the servicer and the accountants’ report described in “Description of the Receivables Transfer and Servicing Agreements—Evidence as to Compliance”.

The issuing entity accounts will be maintained as Eligible Deposit Accounts, which satisfy certain requirements of the Rating Agencies.

Servicing Procedures

The Servicer, pursuant to the sale and servicing agreement, will service, manage, maintain custody of and collect amounts due under the receivables.  The Servicer will make reasonable efforts to collect all payments due with respect to the receivables held by the related issuing entity and will, consistent with the sale and servicing agreement, follow such collection procedures as it follows with respect to motor vehicle installment sales contracts, installment loans, purchase money notes or other notes that it services for itself or others and that are comparable to such receivables.  The Servicer may, consistent with its normal procedures, in its discretion, arrange with the obligor on a receivable to defer or modify the payment schedule.  Some of such arrangements may require the Servicer to purchase the receivable while others may result in the Servicer making advances with respect to the receivable.  The Servicer may be obligated to purchase or make advances with respect to any receivable if, among other things, it extends the date for final payment by the obligor of such receivable beyond the date set forth in the prospectus supplement, or, if set forth in the prospectus supplement, the Servicer changes the Contract Rate or the total amount or number of scheduled payments of such receivable.  If the Servicer determines that eventual payment in full of a receivable is unlikely, the Servicer will follow its normal practices and procedures to realize upon the receivable, including the repossession and disposition of the Financed Vehicle securing the receivable at a public or private sale, or the taking of any other action permitted by applicable law.

Collections

With respect to each issuing entity, except as otherwise provided in the prospectus supplement, the Servicer will deposit all payments on the related receivables and all proceeds of such receivables collected during each Collection Period into the related collection account within two Business Days after identification.  However, at any time that and for so long as (1) MBFS USA, or its successor, is the Servicer, (2) there exists no Event of Servicing Termination and (3) each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the prospectus supplement is satisfied, the Servicer will not be required to deposit such amounts into the collection account until the related Deposit Date.  Pending deposit into the collection account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.  If the Servicer was unable to remit such funds, securityholders might incur a loss.  To the extent set forth in the prospectus supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit, guaranteed investment contract, demand note, surety bond, insurance policy or guarantee of its deposit obligations for the benefit of the related issuing entity to secure timely remittances of collections on the related receivables and payment of the aggregate Purchase Amount with respect to receivables purchased by the Servicer.

Collections on a receivable made during a Collection Period which are not late fees, prepayment charges or certain other similar fees or charges shall be applied first to any outstanding Advances made by the Servicer with respect to such receivable and then to the scheduled payment.

Advances

If so provided in the prospectus supplement, on or before the Business Day prior to each Distribution Date, the Servicer may at its option make an Advance by depositing into the collection account an amount equal to the amount of interest that would have been due on the related receivables at their respective Contract Rates for the related Collection Period, assuming that the receivables are paid on their respective due dates, minus the amount of interest actually received on the receivables during the Collection Period.  If the calculation results in a negative number, an amount equal to that amount shall be paid to the Servicer in reimbursement of outstanding Advances.  In addition, in the event that a receivable becomes a defaulted receivable, the amount of accrued and unpaid interest owing on that receivable, but not including interest for the Collection Period, shall be withdrawn from the collection account and paid to the Servicer in reimbursement of outstanding Advances.  No advances of principal will be made with respect to receivables.

The Servicer may make an Advance only to the extent that the Servicer, in its sole discretion, determines that such Advance shall be recoverable. The Servicer, however, shall not be obligated to make Advances.  The Servicer will deposit all Advances into the applicable collection account on the related Deposit Date.

Servicing Compensation and Expenses

Unless otherwise specified in the prospectus supplement, the Servicer will be entitled to receive a servicing fee for each Collection Period in an amount equal to a specified percentage per annum of the aggregate principal balance of the related receivables as of the first day of that Collection Period.  The servicing fee percentage applicable to each issuing entity will be specified in the prospectus supplement.  If so specified in the prospectus supplement, the Servicer also may be entitled to receive as a supplemental servicing fee for each Collection Period any late, prepayment and other administrative fees and expenses collected during that Collection Period and, if so specified in the prospectus supplement, the net investment earnings on funds deposited in the issuing entity accounts and other accounts with respect to the issuing entity.  The Servicer will be paid the servicing fee and the supplemental servicing fee for each Collection Period on the related Distribution Date.

The servicing fee and the supplemental servicing fee are intended to compensate the Servicer for performing the functions of a third party servicer of the receivables as an agent for the related issuing entity, including collecting and posting all payments, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment coupons to obligors, reporting federal income tax information to obligors, paying costs of collections and policing the collateral.  The fees will also compensate the Servicer for administering the receivables, including making advances, accounting for collections, furnishing monthly and annual statements to the trustees with respect to distributions and generating federal income tax information for the related issuing entity.  The fees, if any, also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the receivables.

Distributions

All distributions of principal and interest, or, where applicable, of principal or interest only, on each class of securities entitled thereto will be made by the owner trustee or indenture trustee to the related noteholders or certificateholders beginning on the first Distribution Date.  The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of securityholders of an issuing entity will be set forth in the prospectus supplement.  On or prior to each Deposit Date, the Servicer will determine the amount of available funds for distribution to securityholders on the related Distribution Date and will direct the indenture trustee and/or the owner trustee to make such distributions as described in the prospectus supplement.

Credit and Cash Flow Enhancement

Any Form of Credit Enhancement May be Limited and May only Apply to Certain Classes of Securities.  To the extent provided in the prospectus supplement, credit and cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series.  The amounts and types of credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of securities of a given series, if any, will be described in the prospectus supplement and will be in the form of any one or more of the following:

•
subordination where one or more junior classes of securities absorb losses before more senior classes and “turbo” payments where interest as well as principal collections on the receivables are used to repay a class or classes of notes and “fast pay/slow pay” where no or only limited amounts in respect of principal are paid to the holders of the certificates and any junior classes of notes until the senior class or classes are paid;

•
one or more reserve accounts or other cash deposits available to cover servicing fees, interest payments on the securities and certain payments of principal of the securities if collections on the receivables are insufficient or to provide additional interest on low interest rate receivables;

•	overcollateralization, which is the amount by which the aggregate principal balance of the receivables exceeds the aggregate principal amount of the notes;

•	excess interest collections on the receivables available to cover servicing fees, interest payments on the notes and certain payments of principal of the securities;

•
third party payments, guarantees, surety bonds, insurance policies, liquidity facilities, letters of credit or loan agreements that pay amounts specified in the prospectus supplement if other assets of the issuing entity are insufficient to make required payments or if assets of the issuing entity are unavailable, such as collections held by the Servicer at the time of a bankruptcy proceeding;

•
guaranteed investment contracts or guaranteed rate agreements under which, in exchange for either a fixed one-time payment or a series of periodic payments, the issuing entity receives specified payments from a counterparty either in fixed amounts or in amounts sufficient to achieve the returns specified in the agreement and described in the prospectus supplement;

•	yield supplement discount arrangements for low interest rate receivables where the payments due under certain of these receivables are discounted both at the applicable Contract Rate and at a higher rate and the aggregate difference of the discounted payments in each Collection Period is subtracted from the pool balance in order to increase the amount of interest available to be paid on each Distribution Date;

•
interest rate swaps where the issuing entity makes fixed payments on a monthly basis to a swap counterparty and receives a floating payment based on an index of interest rates for debt specified in the prospectus supplement and interest rate caps where the issuing entity makes a fixed one-time payment to a cap counterparty and receives a payment on a monthly basis to the extent that an index of interest rates for debt specified in the prospectus supplement exceeds a stated, or capped, amount;

•
repurchase obligations where the issuing entity may have the benefit of one or more agreements from originators, servicers, the sponsor and/or the depositor to repurchase from the issuing entity receivables as to which there is a material breach of the representations and warranties made by that party as described under “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables”;

•
demand notes or lines of credit where the issuing entity may have the benefit of a payment obligation issued by a bank or other entity identified in the prospectus supplement.  The trustee will be entitled to make a draw on the payment obligation under the circumstances described in the prospectus supplement; or

•	any combination of two or more of the foregoing.

The credit or cash flow enhancement for the benefit of any class or securities of an issuing entity will be intended to enhance the likelihood of receipt by the securityholders of that class of the full amount of principal and interest due on the securities and decrease the likelihood that the securityholders will experience losses.  The credit or cash flow enhancement for a class of securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal amount and interest due on the securities.  If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies, as described in the prospectus supplement.

Depositor May Replace Credit or Cash Flow Enhancement with Rating Confirmation.  If so provided in the prospectus supplement, the depositor may replace the credit enhancement for any class of securities with another form of credit enhancement described herein without the consent of securityholders, provided the Rating Agencies confirm in writing that substitution will not result in the qualification, reduction or withdrawal of the rating of any class of securities of the related issuing entity.

Statements to Trustees and Issuing Entities

Prior to each Distribution Date with respect to securities of each issuing entity, the Servicer will provide to the trustees as of the close of business on the last day of the related Collection Period the report that is required to be provided to securityholders described under “Certain Information Regarding the Securities—Reports to Securityholders”.

Evidence as to Compliance

Each sale and servicing agreement will provide that the Servicer and any subservicer, as applicable, will furnish annually to the depositor and each trustee a report on its assessment of compliance with specified servicing criteria as required by Item 1122(a) of Regulation AB, during the preceding 12-month period ended December 31 (or, in the case of the first statement, the period from the applicable Closing Date to December 31).  This requirement shall remain so long as the depositor is required to file Exchange Act reports, or to the extent that

Regulation AB otherwise requires the delivery of an annual attestation of a firm of independent accountants with respect to the assessment of servicing compliance with specified servicing criteria by the Servicer.  The servicing criteria generally include four categories:

•	general servicing considerations;
•	cash collection and administration;
•	investor remittances and reporting; and
•	pool asset administration.

The report is required to disclose any material instance of noncompliance with the servicing criteria.

Each sale and servicing agreement will provide that a firm of independent public accountants will furnish annually to the indenture trustee and owner trustee an attestation as to whether the Servicer’s assessment of its compliance with the applicable servicing criteria referred to in the preceding paragraph is fairly stated in all material respects, or a statement that the firm cannot express that view.

Each sale and servicing agreement will require the Servicer to deliver annually to the depositor, each trustee and each Rating Agency, substantially simultaneously with the delivery of the accountants’ statement referred to above, a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under such agreement in all material respects during the preceding 12-month period ended December 31 (or, in the case of the first certificate, the period from the applicable Closing Date to December 31).  If there has been a default in the fulfillment of any such obligation in any material respect, the certificate will describe each such default.  The Servicer will be required under each sale and servicing agreement to give each trustee notice of certain Events of Servicing Termination.

Copies of these statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable trustee.

Certain Matters Regarding the Servicer

Each sale and servicing agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Servicer’s performance of its duties is no longer permissible under applicable law.  No resignation will become effective until the related indenture trustee or owner trustee, as applicable, or a successor Servicer has assumed the servicing obligations and duties under the sale and servicing agreement.  The Servicer will also have the right to delegate any of its duties under those agreements to a third party without the consent of any securityholder or the confirmation of any rating agency.  The Servicer, however, will remain responsible and liable for its duties under those agreements as if it had made no delegations.

Each sale and servicing agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related issuing entity or the related noteholders or certificateholders, if any, for taking any action or for refraining from taking any action under the sale and servicing agreement or for errors in judgment; except that neither the Servicer nor any other person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder.  In addition, each sale and servicing agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer’s servicing responsibilities under the sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability.  The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of a particular sale and servicing agreement, the rights and duties of the parties thereto and the interests of the related securityholders thereunder.  In that event, the Servicer’s legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs, and liabilities of the issuing entity, and the Servicer will be entitled to be reimbursed therefor.

Under the circumstances specified in each sale and servicing agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under the sale and servicing agreement.

Events of Servicing Termination

Events of Servicing Termination under each sale and servicing agreement will consist of:

•
the failure of the Servicer to make any required payment or deposit under the sale and servicing agreement and the continuance of such failure unremedied beyond the earlier of five Business Days following the date that payment or deposit was due or, in the case of a payment or deposit to be made no later than a Distribution Date or the related Deposit Date, such Distribution Date or Deposit Date, as applicable;

•
the failure of the Servicer to observe or perform in any material respect any other covenant or agreement in the sale and servicing agreement that materially and adversely affects the rights of the depositor, the noteholders or, in the event that certificates are sold to unaffiliated third parties, certificateholders, and the continuance of such failure unremedied for 60 days after written notice of that failure shall have been given to the Servicer by the depositor, the owner trustee or the indenture trustee or to the Servicer by the holders of notes evidencing not less than 25% of the aggregate principal amount of the Controlling Class or, after the notes have been paid in full, the holders of certificates evidencing not less than 25% of the Certificate Balance;

•
any representation or warranty of the Servicer made in the sale and servicing agreement or in any certificate delivered pursuant thereto or in connection therewith, other than any representation or warranty relating to a receivable that has been purchased by the Servicer, shall prove to have been incorrect in any material respect as of the time when made and that breach shall continue unremedied for 30 days after written notice of that breach shall have been given to the Servicer by the depositor, the owner trustee or the indenture trustee or to the Servicer by the holders of notes evidencing not less than 25% of the aggregate principal amount of the Controlling Class;

•	the occurrence of certain Insolvency Events with respect to the Servicer; and

•	any other events set forth in the prospectus supplement.

Rights Upon Event of Servicing Termination

As long as an Event of Servicing Termination under a sale and servicing agreement shall have occurred and be continuing, the related indenture trustee or holders of not less than 51% (or such larger amount as may be specified in the prospectus supplement) of the aggregate principal account of the Controlling Class of notes and, after the notes have been paid in full, the owner trustee or the holders of certificates evidencing not less than 51% (or such larger amount as may be specified in the prospectus supplement) of the Certificate Balance, if any, may terminate all the rights and obligations of the Servicer under the sale and servicing agreement, whereupon the indenture trustee, owner trustee or a successor Servicer appointed by the indenture trustee or owner trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements.

If, however, MBFS USA is the Servicer, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Event of Servicing Termination other than that appointment has occurred and is continuing, the bankruptcy trustee or similar official may have the power to prevent the indenture trustee, the noteholders, the owner trustee or the certificateholders, if any, from effecting a transfer of servicing.  If the indenture trustee or, after the notes have been paid in full, the owner trustee, is unwilling or unable to act as successor Servicer, it may appoint, or petition a court of competent jurisdiction to appoint, a successor Servicer with a net worth of not less than $50,000,000 and whose regular business includes the servicing of motor vehicle installment sales contracts and installment loans.  The indenture trustee or, after the notes have been paid in full, the owner trustee, may arrange for compensation to be paid to the successor Servicer; provided, however, that the servicing compensation paid to the successor Servicer may not be greater than the servicing compensation paid to the Servicer under the sale and servicing agreement without the prior written consent of the holders of notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class of notes or, after the notes have been paid in full, the holders of certificates evidencing not less than 51% of the Certificate Balance.  The predecessor Servicer will be obligated to pay the costs and expenses associated with the transfer of servicing to the successor Servicer.  Such amounts, if not paid by the predecessor Servicer, will be paid out of collections on the receivables.  In the event that the indenture trustee or owner trustee is legally unable to act as Servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer.  The indenture trustee or owner trustee may make such arrangements for compensation to be paid to the successor Servicer.

Waiver of Past Events of Servicing Termination

The holders of not less than 51% of the Controlling Class of notes and, after the notes have been paid in full, the owner trustee or the holders of certificates evidencing not less than 51% of the Certificate Balance, may, on behalf of all the noteholders and certificateholders, if any, waive any Event of Servicing Termination under a sale and servicing agreement and its consequences, except an Event of Servicing Termination consisting of a failure to make any required deposits to or payments from any of the issuing entity accounts or to the certificate payment account, if any, in accordance with the sale and servicing agreement.  No waiver of a default by the Servicer in the performance of its obligations under the sale and servicing agreement will impair the rights of securityholders with respect to any subsequent or other Event of Servicing Termination.

Amendment

The parties to each of the Receivables Transfer and Servicing Agreements may amend any of the agreements without the consent of the related securityholders, to cure any ambiguity, to correct or supplement any provision in any Receivables Transfer and Servicing Agreement that may be inconsistent with any other provision in such Receivables Transfer and Servicing Agreement or the prospectus supplement or to add, change or eliminate any other provisions with respect to matters or questions arising under such Receivables Transfer and Servicing Agreement that are not inconsistent with the provisions of such Receivables Transfer and Servicing Agreement; provided, however, that no such amendment may materially adversely affect the interests of any noteholder or, after the notes have been paid in full, any certificateholder.  An amendment will be deemed not to materially adversely affect the interests of any noteholder or certificateholder if the person requesting the amendment obtains and delivers to the indenture trustee or, in the case of certificateholders, the owner trustee:

•	an opinion of counsel to that effect; or

•	a letter from each Rating Agency to the effect that the amendment would not result in a qualification, downgrading or withdrawal of its then-current rating of any class of securities.

Each Receivables Transfer and Servicing Agreement may also be amended from time to time by the parties thereto, with the consent of the indenture trustee and the consent of the holders of notes evidencing at least 66⅔% of the aggregate principal amount of the Controlling Class or, after the notes have been paid in full, the holders of certificates evidencing at least 51% of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Receivables Transfer and Servicing Agreement or of modifying in any manner the rights of the securityholders; provided, however, that no such amendment may:

•
increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on or in respect of the receivables or distributions that are required to be made for the benefit of the securityholders, change the interest rate applicable to any class of notes or the required reserve fund amount for any reserve fund, without the consent of all holders of notes then outstanding or change the certificate rate applicable to any class of certificates or, after the notes have been paid in full, the required reserve fund amount for any reserve fund, without the consent of all holders of certificates then outstanding; or

•
reduce the percentage of the aggregate principal amount of the notes of the Controlling Class the consent of the holders of which is required for any amendment to such Receivables Transfer and Servicing Agreement without the consent of all holders of notes then outstanding.

No amendment to any Receivables Transfer and Servicing Agreement will be permitted unless an opinion of counsel is delivered to the indenture trustee to the effect that the amendment will not adversely affect the tax status of the issuing entity, the notes or any noteholder or, after the notes have been paid in full, any certificateholder.

Payment of Notes

The indenture trustee will agree in the related indenture upon the payment in full of all outstanding notes of a given issuing entity and the satisfaction and discharge of the related indenture, to continue to carry out its obligations under the sale and servicing agreement.

Termination

With respect to each issuing entity, the obligations of the Servicer, MBFS USA, the depositor and the trustees under the Receivables Transfer and Servicing Agreements will terminate upon the earlier of (1) the maturity or other liquidation of the last related receivable and the disposition of any amounts received upon liquidation of any remaining receivables, (2) the payment to noteholders and certificateholders, if any, of the related issuing entity of all amounts required to be paid to them under the Receivables Transfer and Servicing Agreements and (3) the exercise by the Servicer of its optional right to purchase the receivables described under “Certain Information Regarding the Securities—Optional Redemption” or the occurrence of the event described below.

As more fully described in the prospectus supplement, any outstanding notes of the related issuing entity will be paid in full concurrently with either of the events specified above and the subsequent distribution to the related certificateholders, if any, of all amounts required to be distributed to them under the related trust agreement that will effect early retirement of the certificates of such issuing entity.

List of Certificateholders

Any three or more holders of the certificates of any issuing entity or one or more holders of the certificates of any issuing entity evidencing not less than 25% of the Certificate Balance may, by written request to the related certificate registrar accompanied by a copy of the communication that the requesting certificateholders propose to send, obtain access to the list of all certificateholders maintained by the owner trustee for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or under such certificates.

Residual Interest; Issuance of Additional Securities

Unless otherwise provided in the related prospectus supplement, the depositor initially will hold the certificates or residual interest in each issuing entity and will be entitled to any amounts not needed on any payment date to make payments on the notes, or to make any other required payments or deposits in accordance with the priority of payments described in the related prospectus supplement.  The depositor may exchange all or a portion of the certificates or its residual interest for additional notes or certificates issued by the issuing entity only if the following conditions are satisfied:

•
the rights of the holders of such additional securities, when taken as a whole, are no greater than the rights of the holder of the residual interest immediately prior to the issuance of such additional securities (unless all noteholders of outstanding notes otherwise consent);

•
the Rating Agencies have provided written confirmation that the issuance of the additional notes or certificates will not adversely affect the ratings of any outstanding securities of the issuing entity; and

•
the depositor delivers an opinion to the trustees that the issuance of the additional notes or certificates will not (1) adversely affect in any material respect the interest of any noteholder, (2) cause any outstanding note to be deemed sold or exchanged, (3) cause the issuing entity to be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes or (4) adversely affect the treatment of the outstanding notes as debt for federal income tax purposes.

The depositor may register the additional notes or certificates and sell them publicly or may sell them in one or more private placements.

The Administration Agreement

MBFS USA will be the administrator of the issuing entity under an administration agreement.  The administrator will provide notices on behalf of the issuing entity and perform all administrative obligations of the issuing entity under the transaction documents.  These obligations include obtaining and preserving the issuing entity’s qualification to do business where necessary, notifying the Rating Agencies and the indenture trustee of events of default, inspecting the indenture trustee’s books and records, monitoring the issuing entity’s obligations for the satisfaction and discharge of the indenture, causing the Servicer to comply with its duties and obligations under the sale and servicing agreement, causing the indenture trustee to notify the noteholders of the redemption of their notes, and preparing and filing the documents necessary to release property from the lien of the indenture.  The administrator will be entitled to receive a monthly administration fee as compensation for the performance of its obligations under the administration agreement, which fee will be paid by the Servicer.

Material Legal Issues Relating to the Receivables

General

The receivables are “tangible chattel paper” or, in the case of certain of the receivables if so specified in the prospectus supplement, are “electronic chattel paper”, in each case as defined in the UCC.  Under the UCC, for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper.  MBFS USA and the depositor will cause financing statements to be filed with the appropriate governmental authorities to perfect the interest of the depositor and the issuing entity in the related receivables.  The Servicer will hold the receivables transferred to each issuing entity, either directly or through subservicers, as custodian for the related indenture trustee or owner trustee, as applicable, and the issuing entity.  The depositor will take all action that is required to perfect the rights of the indenture trustee or the owner trustee, as applicable, and the issuing entity in the receivables.  However, the receivables will not be stamped, or otherwise marked, to indicate that they have been sold to the issuing entity.  If, through inadvertence or otherwise, another party purchases or takes a security interest in the receivables for new value in the ordinary course of business and takes possession of the receivables without actual knowledge of the issuing entity’s interest, the purchaser or secured party will acquire an interest in the receivables superior to the interest of the issuing entity.  The depositor and the Servicer will be obligated to take those actions which are necessary to protect and perfect the issuing entity’s interest in the receivables and their proceeds.

Some of the receivables may be evidenced by electronic installment sales contracts and installment loans, which are classified as “electronic chattel paper” under the UCC.  A security interest in electronic chattel paper is perfected through the secured party maintaining control of the electronic chattel paper.  Each sale and servicing agreement relating to an issuing entity that owns installment sales contracts or installment loans maintained in electronic format will obligate the Servicer to maintain control of any electronic chattel paper evidencing the issuing entity’s receivables.  The receivables of an issuing entity may not include electronic installment sales contracts or installment loans unless the Servicer has licensed the use of a specific software suite and constructed an electronic vaulting system to maintain such contracts and loans in electronic form that is designed to meet all UCC Article 9 and American National Standards Institute standards to permit the perfection of a security interest in receivables evidenced by electronic installment sales contracts and installment loans and to transfer the security interest in such receivables to the applicable issuing entity.  In the event that an issuing entity owns electronic installment sales contracts or loans, another person could acquire an interest in that form of receivable that is superior to an issuing entity’s interest in such a receivable if the issuing entity loses control over the authoritative copy of the related electronic installment sales contract or installment loan and another party purchases that receivable without knowledge of the issuing entity’s security interest.  The issuing entity could lose control over an electronic installment sales contract or installment loan if, through fraud, negligence, other misconduct or error, or as a result of a computer virus or a hacker’s actions, a person other than the issuing entity were able to modify or duplicate the authoritative copy of that contract or loan.  We cannot assure you that the system will maintain control over an issuing entity’s electronic installment sales contracts or installment loans.

The law governing the perfection of a security interest in electronic installment sales contracts by control was relatively recently enacted.  As a result, there is a risk that any systems employed by the Servicer to maintain control of the electronic installment sales contracts and installment loans may not be sufficient as a matter of law to create in favor of an issuing entity a perfected security interest in the receivables evidenced by such contracts and loans.

Security Interests in the Financed Vehicles

Motor vehicle installment sales contracts and installment loans such as the receivables evidence the credit sale of motor vehicles by dealers to obligors; the contracts and loans also constitute personal property security agreements and include grants of security interests in the related vehicles under the UCC.  Perfection of security interests in motor vehicles is generally governed by state certificate of title statutes or by the motor vehicle registration laws of the state in which each vehicle is located.  In most states, a security interest in a motor vehicle is perfected by notation of the secured party’s lien on the vehicle’s certificate of title.

MBFS USA will be obligated to have taken all actions necessary under the laws of the state in which the Financed Vehicle is located to perfect its security interest in the Financed Vehicle securing the related receivable purchased by it from a dealer or lender, including, where applicable, by having a notation of its lien recorded on the vehicle’s certificate of title or, if appropriate, by perfecting its security interest in the related Financed Vehicles under the UCC.  Because the Servicer will continue to service the receivables, the obligors on the receivables will not be notified of the sales from MBFS USA to the depositor or from the depositor to the issuing entity, and no action will be taken to record the transfer of the security interest from MBFS USA to the depositor or from the depositor to the issuing entity by amendment of the certificates of title for the Financed Vehicles or otherwise.

Each receivables purchase agreement will provide that MBFS USA will assign to the depositor its interests in the Financed Vehicles securing the receivables assigned by MBFS USA to the depositor.  With respect to each issuing entity, the sale and servicing agreement will provide that the depositor will assign its interests in the Financed Vehicles securing the related receivables to the issuing entity.  However, because of the administrative burden and expense, none of MBFS USA, the depositor, the Servicer or either trustee will amend any certificate of title to identify either the depositor or the issuing entity as the new secured party on the certificate of title relating to a Financed Vehicle nor will any entity execute and file any transfer instrument.  In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificates of title and the new secured party succeeds to MBFS USA’s rights as the secured party as against creditors of the obligor.  In some states, in the absence of such endorsement and delivery, the depositor, the related issuing entity and the related indenture trustee may not have a perfected security interest in the Financed Vehicle.  In that event or if MBFS USA did not obtain a perfected first priority security interest in the Financed Vehicle, the only recourse of the issuing entity would be against the obligor on an unsecured basis or, if MBFS USA did not obtain a perfected security interest in the Financed Vehicle, against MBFS USA pursuant to its repurchase obligation.  If there are any Financed Vehicles as to which MBFS USA has failed to obtain a perfected first priority security interest, the security interest would be subordinate to, among others, holders of perfected security interests, and subsequent purchasers of the Financed Vehicles would take possession free and clear of that security interest.

In those states in which the assignments under the receivables purchase agreement and the sale and servicing agreement will be effective to convey the security interest of MBFS USA in a Financed Vehicle without amendment of any lien noted on a vehicle’s certificate of title, the issuing entity’s security interest could be defeated through fraud or negligence because the issuing entity will not be listed as legal owner on the related certificate of title.  Moreover, in other states, in the absence of an amendment and re-registration, a perfected security interest in the Financed Vehicles may not have been effectively conveyed to the issuing entity.  In most of those other states, however, in the absence of fraud, forgery or administrative error by state recording officials, the notation of MBFS

USA’s lien on the certificate of title will be sufficient to protect the issuing entity against the rights of subsequent purchasers of a Financed Vehicle or subsequent creditors who take a security interest in a Financed Vehicle.  To avoid the administrative burden and costs, no action will be taken to record the transfer of the security interest in a Financed Vehicle from MBFS USA to the depositor or from the depositor to the issuing entity by amendment of the certificate of title for the Financed Vehicle or otherwise.

UCC financing statements with respect to the transfer of MBFS USA’s security interest in the Financed Vehicles to the depositor and with respect to the transfer of MBFS USA’s security interest in the Financed Vehicles to the issuing entity will be filed.  In the receivables purchase agreement, MBFS USA will represent and warrant to the depositor, who will in turn assign its rights under that agreement to the issuing entity under the related sale and servicing agreement, that MBFS USA obtained a perfected first priority security interest in each Financed Vehicle prior to its sale and assignment of the related receivable.  If there are any Financed Vehicles as to which MBFS USA failed to obtain a first priority perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of that Financed Vehicle or subsequent creditors who take a perfected security interest in that Financed Vehicle.  The failure, however, would constitute a breach of MBFS USA’s representations and warranties under the receivables purchase agreement.  Accordingly, unless the breach was cured, MBFS USA would be required to repurchase the related receivable from the issuing entity.

In most states, a perfected security interest in a vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and thereafter until the owner re-registers the vehicle in the new state.  A majority of states require surrender of the related certificate of title to re-register a vehicle.  In those states that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the obligor under the related installment sales contract or installment loan to surrender possession of the certificate of title.  In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title.  Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicles in the state of relocation.  However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, the obligor procures a new certificate of title that does not list the secured party’s lien.  Additionally, in states that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection.  In the ordinary course of servicing the receivables, the Servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation.  Similarly, when an obligor sells a Financed Vehicle, the Servicer must surrender possession of the certificate of title or will receive notice as a result of its lien and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien.  Under each sale and servicing agreement, the Servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of the security interests in the Financed Vehicles.

In most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over a perfected security interest, even a first priority perfected security interest, in the vehicle.  The Internal Revenue Code also grants priority to certain federal tax liens over a perfected security interest in a motor vehicle.  The laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle.  MBFS USA will represent and warrant to the depositor in the related receivables purchase agreement, and the depositor will in turn assign its rights under the receivables purchase agreement to the related issuing entity in each sale and servicing agreement that, as of the related Closing Date, it has no knowledge of any liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes, relating to a Financed Vehicle that are prior to, or equal or coordinate with, MBFS USA’s security interest in such Financed Vehicle created by the related receivable.  If this representation and warranty is breached and not cured with respect to a Financed Vehicle, MBFS USA will be required to repurchase the related receivable from the issuing entity.  However, a prior or equal lien for repairs or taxes could arise at any time during the term of a receivable.  No notice will be given to the trustees or the securityholders in the event such a lien or confiscation arises, and any prior or equal lien arising after the Closing Date for an issuing entity would not give rise to a repurchase obligation.

Enforcement of Security Interests in Financed Vehicles

The Servicer on behalf of each issuing entity may take action to enforce its security interest by repossession and resale of the Financed Vehicles securing the issuing entity’s receivables.  The actual repossession may be contracted out to third party contractors.  Under the UCC and laws applicable in most states, a creditor can repossess a motor vehicle securing a loan or contract by voluntary surrender, “self-help” repossession that is “peaceful” or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process.  Following a default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which to cure the default prior to repossession.  Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract or loan.  In addition, the UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held.  The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees or in some states, by payment of delinquent installments or the unpaid balance.

The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness.  While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments.  In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable”.  Generally, courts have held that when a sale is not “commercially reasonable”, the secured party loses its right to a deficiency judgment.  In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC.  Also, prior to a sale, the UCC permits the debtor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC.  However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession.  Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds.  In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.

Certain Bankruptcy Considerations and Matters Relating to Bankruptcy

MBFS USA and the depositor each intend, and MBFS USA will represent and warrant to the depositor in each receivables purchase agreement, that each transfer of receivables from MBFS USA to the depositor constitutes a sale of the receivables rather than a pledge of the receivables to secure indebtedness of MBFS USA.  MBFS USA and the depositor will take steps in structuring the transactions contemplated hereby (i) so that the transfer of the receivables from MBFS USA to the depositor and from the depositor to the issuing entity constitutes a sale, rather than a pledge of the receivables to secure indebtedness of MBFS USA or the depositor, as the case may be, and (ii) to reduce the risk that a bankruptcy filing with respect to MBFS USA would adversely affect the securities or that the depositor would become a debtor in a voluntary or involuntary bankruptcy case, although there can be no assurance that payments on the securities will not be delayed or reduced as a result of a bankruptcy proceeding.  These steps include:

•
a reasoned opinion of counsel on the Closing Date delivered to the depositor, stating that, subject to various assumptions and qualification, in the event of a bankruptcy filing with respect to MBFS USA, the assets and liabilities of the depositor should not properly be substantively consolidated with the assets and liabilities of MBFS USA; and

•
specific provisions on the limited liability company agreement of the depositor restricting the activities of the depositor and requiring the depositor to follow specific operating procedures designed to support its treatment as an entity separate from MBFS USA.

However, if MBFS USA or the depositor were to become a debtor under the Bankruptcy Code or similar insolvency laws, it is possible that a creditor or trustee in bankruptcy of MBFS USA or the depositor, as the case may be, as debtor-in-possession, may argue that the sale of the receivables by MBFS USA or the depositor, as the case may be, was a pledge of the receivables rather than a sale.  This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to the noteholders or certificateholders, if any.  In addition, if a transfer of receivables from MBFS USA to the depositor is treated as a pledge rather than a sale, a tax or government lien on the property of MBFS USA arising before the transfer of a receivable to the depositor may have priority over the depositor’s interest in that receivable.

The Dodd-Frank Act

Orderly Liquidation Authority. The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” established the Orderly Liquidation Authority, or “OLA,” under which the Federal Deposit Insurance Corporation, or “FDIC,” is authorized to act as receiver of certain financial companies and their subsidiaries. OLA differs from the Bankruptcy Code in several respects. In addition, because the legislation remains subject to additional clarification through further FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear what impact these provisions will have on any particular company, including MBFS USA, the depositor, any issuing entity or any of their creditors.

Potential Applicability to MBFS USA, the Depositor and Issuing Entities. There is uncertainty about which companies will be subject to OLA rather than the Bankruptcy Code. For a financial company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would avoid or mitigate these adverse effects.

FDIC’s Avoidance Power Under OLA. The provisions of OLA relating to preferential transfers differ from those of the Bankruptcy Code. If MBFS USA were to become subject to OLA, there is an interpretation under OLA that previous pledges of the receivables perfected for purposes of state law and the Bankruptcy Code by filing UCC financing statements could nevertheless be avoided as preferential transfers, with the result that the receivables securing a series of notes could be reclaimed by the FDIC and noteholders may become unsecured.

In December 2010, the Acting General Counsel of the FDIC issued an advisory opinion which concludes that the treatment of preferential transfers under OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the Bankruptcy Code.  On July 6, 2011, the FDIC adopted a final regulation which, among other things, codifies the advisory opinion.  Based on the regulation, a transfer of receivables by MBFS USA to the depositor that has been perfected by the filing of a UCC financing statement should not be avoidable by the FDIC as a preference under OLA.

FDIC’s Repudiation Power Under OLA. If the FDIC were appointed receiver of a company under OLA, the FDIC would have the power to repudiate any contract to which the company was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of the company’s affairs.

In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion confirming in his opinion:

•	that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law, or changes the enforceability of standard contractual provisions meant to foster the bankruptcy-remote treatment of special purpose entities such as the depositor and the issuing entity, and

•
that, until the FDIC adopts a regulation addressing the application of the FDIC’s powers of repudiation under OLA, the FDIC will not exercise its repudiation authority to reclaim, recover or recharacterize as property of a company in receivership or the receivership assets transferred by that company prior to the end of the applicable transition period of any such future regulation, provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that company under the Bankruptcy Code.

MBFS USA and the depositor each intend, and MBFS USA will represent and warrant to the depositor in each receivables purchase agreement, that each transfer of receivables from MBFS USA to the depositor constitutes a sale of the receivables rather than a pledge of the receivables to secure indebtedness of MBFS USA.  If the transfers are so treated as sales, based on the advisory opinion and other applicable law, MBFS USA believes that the FDIC would not be able to recover the receivables transferred under a receivables purchase agreement using its repudiation power.  However, if a transfer were not respected as a legal true sale, then the depositor under the applicable receivables purchase agreement would be treated as having made a loan to MBFS USA, and the issuing entity under the applicable sale and servicing agreement would be treated as having made a loan to the depositor secured by the transferred receivables. The FDIC, as receiver, generally has the power to repudiate secured loans and then recover the collateral after paying actual direct compensatory damages to the lenders.  In addition, the ability of a secured creditor to realize upon collateral  for a secured loan is subject to a 90-day stay and other limitations  which could result in payments on the notes being reduced, delayed or otherwise negatively impacted.

The advisory opinion does not bind the FDIC, and could be modified or withdrawn in the future, and there can be no assurance that future regulations or subsequent FDIC actions in an OLA proceeding involving MBFS USA, the depositor or the issuing entity would not be contrary to this opinion.

Regardless of whether the transfers under the receivables purchase agreements and the related sale and servicing agreements are respected as legal true sales, as receiver for MBFS USA, the depositor or an issuing entity the FDIC could, among other things:

•
require the applicable issuing entity, as assignee of MBFS USA and the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the related receivables;

•	if the issuing entity were a covered subsidiary, require the indenture trustee for the related notes to go through an administrative claims procedure to establish its rights to payment on the notes;

•	request a stay of legal proceedings to liquidate claims or otherwise enforce contractual and legal remedies against MBFS USA or a covered subsidiary (including the issuing entity);

•
if the issuing entity were a covered subsidiary, assert that the indenture trustee was subject to a 90 day stay on its ability to liquidate claims or otherwise enforce contractual and legal remedies against the issuing entity;

•	repudiate MBFS USA’s ongoing servicing obligations under a servicing agreement such as its duty to collect and remit payments or otherwise service the receivables; or

•	prior to any such repudiation of the sale and servicing agreement, prevent any of the indenture trustee or the noteholders from appointing a successor servicer.

If the FDIC, as receiver for MBFS USA, the depositor or the applicable issuing entity, were to take any of the actions described above, payments and/or distributions of principal and interest on the securities issued by the applicable issuing entity would be delayed and may be reduced.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance.  These laws include the Truth-in-Lending Act, the Rees-Levering Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Servicemembers Civil Relief Act, the Military Families Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle installment sale acts, retail installment sales acts and other similar laws.  Also, the laws of certain states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law.  These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions.  In some cases, this liability could affect the ability of an assignee such as the indenture trustee to enforce consumer finance contracts such as the receivables.

The so-called “Holder-in-Due-Course Rule” of the Federal Trade Commission has the effect of subjecting a seller, and certain related lenders and their assignees, in a consumer credit transaction to all claims and defenses which the obligor in the transaction could assert against the seller of the goods.  Liability under the Holder-in-Due-Course Rule is limited to the amounts paid by the obligor under the contract or loan, and the holder of the contract or loan may also be unable to collect any balance remaining due thereunder from the obligor.  The Holder-in-Due-Course Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states.

Most of the receivables will be subject to the requirements of the Holder-in-Due-Course Rule.  Accordingly, the issuing entity, as holder of the receivables, will be subject to any claims or defenses that the purchaser of a Financed Vehicle may assert against the seller of the Financed Vehicle.  Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable.

If an obligor were successful in asserting any such claim or defense as described in the two immediately preceding paragraphs, such claim or defense would constitute a breach of a representation and warranty under the receivables purchase agreement and the sale and servicing agreement, and would create an obligation of MBFS USA to repurchase the receivable unless the breach were cured.

Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances.  These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protection of the Fourteenth Amendment to the Constitution of the United States.  Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor’s repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

Under each receivables purchase agreement, MBFS USA will warrant to the depositor, who will in turn assign its rights under the receivables purchase agreement to the applicable issuing entity under the related sale and servicing agreement, that each receivable complies with all requirements of law in all material respects.  Accordingly, if an obligor has a claim against the issuing entity for violation of any law and that claim materially and adversely affects the issuing entity’s interest in a receivable, the violation would constitute a breach of the warranties of MBFS USA under the receivables purchase agreement and would create an obligation of MBFS USA to repurchase the receivable unless the breach is cured.

Other Matters

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment.  For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness.  A bankruptcy court may also reduce the monthly payments due under the related contract or loan or change the rate of interest and time of repayment of the indebtedness.

Under the terms of the Servicemembers Civil Relief Act, an obligor who enters the military service after the origination of that obligor’s receivable (including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the obligor’s receivable and is later called to active duty) (i) is entitled to have the interest rate reduced and capped at 6% per annum for the duration of the military service, (ii) may be entitled to a stay of proceedings on foreclosures and similar actions and (iii) may have the maturity of the receivable extended, or the payments lowered and the payment schedule adjusted.  In addition, pursuant to California law, under certain circumstances California residents called into active duty with the National Guard or the reserves can defer payments on motor vehicle installment sales contracts and installment loans, including the receivables.  Application of either of the two foregoing acts or similar acts under state law would adversely affect, for an indeterminate period of time, the ability of the Servicer to foreclose on an affected receivable during the obligor’s period of active duty status.  Thus, if that receivable goes into default, there may be delays and losses occasioned by the inability to exercise the related issuing entity’s rights with respect to the receivable and the related Financed Vehicle in a timely fashion.

Furthermore, Subtitle F of Section 670 of the John Warner National Defense Authorization Act for Fiscal 2007 (codified at 10 U.S.C. § 49), subject to certain exemptions for the financing of the purchase of vehicles, (i) places a cap on annual interest rates of 36% on loans made to U.S. military personnel, (ii) creates restrictive conditions under which a member of the U.S. military or such person’s dependents may be extended credit and (iii) prohibits restrictions on prepaying loans made to members of the U.S. military.

Material Federal Income Tax Consequences

The following is a summary of material federal income tax consequences of the purchase, ownership and disposition of securities to investors who purchase securities in an initial distribution and who hold the securities as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code.  The summary does not purport to deal with all federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules.  For example, it does not discuss the tax treatment of noteholders or certificateholders that are insurance companies, regulated investment companies, dealers in securities, holders that hold the notes or certificates, if any, as part of a hedge, straddle, “synthetic security” or other integrated transaction for United States federal income tax purposes and holders whose functional currency is not the United States dollar.

The following summary is based upon current provisions of the Internal Revenue Code, Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive.  Each issuing entity will be provided with an opinion of Sidley Austin llp, as federal tax counsel to each issuing entity, regarding certain federal income tax matters discussed below.  A legal opinion, however, is not binding on the IRS or the courts.  No ruling on any of the issues discussed below will be sought from the IRS.  For purposes of the following summary, references to the issuing entity, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each issuing entity and the notes, certificates, if any, and related terms, parties and documents applicable to the issuing entity.  Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by an issuing entity with terms similar to those of the notes and the certificates, if any.  As a result, the IRS may disagree with all or a part of the discussion below.  We suggest that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates, if any.

Unless otherwise specified, the following summary relates only to holders of the notes or certificates that are United States Persons.  If a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of notes or certificates, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership.  A holder of notes or certificates that is a partnership and partners in such partnership are encouraged to consult their tax advisors about the United States federal income tax consequences of holding and disposing of notes or certificates, as the case may be.

Sidley Austin llp, as federal tax counsel to each issuing entity, is of the opinion that:

•	Unless otherwise specified in the prospectus supplement, assuming compliance with all of the provisions of the applicable agreement, for federal income tax purposes:

(1)	the notes will be characterized as debt; and

(2)	the issuing entity will not be characterized as an association, or a publicly traded partnership, taxable as a corporation.

•	Therefore the issuing entity will not be subject to an entity level tax for federal income tax purposes.

Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the IRS or any third party.

Trusts Treated as Partnerships

Tax Characterization of the Issuing Entity as a Partnership

General.  In the opinion of Sidley Austin llp, federal tax counsel to each issuing entity, an issuing entity that is treated as a partnership for federal income tax purposes will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.  Therefore, the issuing entity itself will not be subject to tax for federal income tax purposes.  This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the issuing entity will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

If an issuing entity were taxable as a corporation for federal income tax purposes, the issuing entity would be subject to corporate income tax on its taxable income.  The issuing entity’s taxable income would include all its income on the receivables and may possibly be reduced by its interest expense on the notes.  Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, if any, and the related certificateholders could be liable for any tax that is unpaid by the issuing entity.

Disclosure Requirements.  Treasury regulations require taxpayers to disclose their participation in tax shelters that meet the definition of a “reportable transaction” set forth in such Treasury regulations.  Under the Treasury regulations, certain transactions may be characterized as reportable transactions including, in certain circumstances, a sale, exchange, retirement or other taxable disposition of certificates that results in a loss greater than a threshold amount.  You are encouraged to consult with your own tax advisor to determine whether or not your purchase of the certificates will subject you to this disclosure obligation.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness.  The depositor will agree, and the noteholders and beneficial owners of notes will agree by their purchase of notes or beneficial interests therein, as the case may be, to treat the notes as debt for federal income tax purposes.  In the opinion of Sidley Austin llp, except as otherwise provided in the prospectus supplement, the notes will be classified as debt for federal income tax purposes.  The discussion below assumes that this characterization is correct.

Original Issue Discount, etc.  The discussion below assumes that all payments on the notes are denominated in United States dollars, that principal and interest is payable on the notes and that the notes are not indexed securities or entitled to principal or interest payments with disproportionate, nominal or no payments.  Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated

interest” under the Treasury regulations relating to original issue discount (or, the original issue discount regulations), that any original issue discount on the notes (i.e., any excess of the principal amount of the notes over their issue price) is less than a de minimis amount (i.e., 1/4% of their principal amount multiplied by their weighted average maturities included in their term) and that the noteholder does not make an election to accrue all income from the notes, all within the meaning of the original issue discount regulations.  The determination of full years to maturity and the accrual of original issue discount, if any, should be made using a reasonable prepayment assumption pursuant to Section 1272(a)(6) of the Internal Revenue Code.  To date, the IRS has not issued any guidance under Section 1272(a)(6) of the Internal Revenue Code.  We suggest that you consult your tax advisor as to the operation of these rules.  If these conditions are not satisfied with respect to the notes, additional tax considerations with respect to the notes will be provided in the applicable prospectus supplement.

Interest Income on the Notes.  Based on the foregoing assumptions, except as discussed in the following paragraph, the notes will not be considered to have been issued with original issue discount.  The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder’s method of tax accounting.  Under the original issue discount regulations, a holder of a note issued with a de minimis amount of original issue discount must include any original issue discount in income, as capital gain, on a pro rata basis, as principal payments are made on the note.  A subsequent purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Internal Revenue Code.

A holder of a note having a fixed maturity of one year or less, known as a “Short-Term Note”, may be subject to special rules.  An accrual basis holder of a Short-Term Note, and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Internal Revenue Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period.  Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note.  However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note.  A cash basis taxpayer may elect under Section 1282 of the Internal Revenue Code to accrue interest income on all non-government debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence.  Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Sale or Other Disposition.  If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note.  The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, increased by any market discount and original issue discount previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note.  Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income.  Any capital gain recognized upon a sale, exchange or other disposition of a note will be long-term capital gain if the seller’s holding period is more than one year and will be short-term capital gain if the seller’s holding period is one year or less.  The deductibility of capital losses is subject to certain limitations.  We suggest that prospective investors consult with their own tax advisors concerning the United States federal tax consequences of the sale, exchange or other disposition of a note.

Recently Enacted Legislation – Medicare Tax.  Recently enacted legislation will impose a 3.8% tax on the net investment income (which includes net capital gains) of certain individuals, trusts and estates, for taxable years beginning after December 31, 2012.

Foreign Holders.  Interest payments made, or accrued, to a noteholder who is a Foreign Person that is an individual or corporation for federal income tax purposes generally will be considered “portfolio interest”, and generally will not be subject to United States federal income tax and withholding if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a “10 percent shareholder” of the issuing entity or the depositor (including a holder of 10% of the outstanding certificates, if any), a “controlled foreign corporation” with respect to which the issuing entity or the depositor is a “related person” within the meaning of the Internal Revenue Code or a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business and (ii) provides the indenture trustee or other person who is otherwise required to withhold United States tax with respect to the notes with an appropriate statement, on IRS Form W-8BEN or a similar form, signed under penalty of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing the Foreign Person’s name and address.  In the case of a Foreign Person that is an individual or a corporation (or an entity treated as such for federal income tax purposes), if a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a copy of the IRS Form W-8BEN or substitute form provided by the Foreign Person that owns the note.  If such interest is not portfolio interest, then it will be subject to withholding tax unless the Foreign Person provides a properly executed (i) IRS Form W-8BEN claiming an exemption from or reduction in withholding under the benefit of a tax treaty or (ii) IRS Form W-8ECI stating that interest paid is not subject to withholding tax because it is effectively connected with the Foreign Person’s conduct of a trade or business in the United States.  In addition, if the Foreign Person is a foreign corporation, it is subject to a branch profits tax equal to 30 percent of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate or an exemption under an applicable tax treaty.  If the interest is effectively connected income, the Foreign Person, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on that interest at graduated rates.  A Foreign Person other than an individual or corporation (or an entity treated as such for federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements.  In particular, in case of notes held by a foreign partnership or foreign trust, the partners or beneficiaries, as the case may be, may be required to provide certain additional information.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year and does not otherwise have a “tax home” within the United States.

HIRE Act.  On March 18, 2010, the “Hiring Incentives to Restore Employment (HIRE) Act” was signed into law.  The HIRE Act includes a revised version of a bill introduced in late October 2009 in both the House and the Senate, known as the Foreign Account Tax Compliance Act of 2009 (such revised version, as enacted and codified under Code Sections 147 1-74 “FATCA”).  Under FATCA, foreign financial institutions (defined broadly to include hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) must comply with new information gathering and reporting rules with respect to their U.S. account holders and investors and may be required to enter into agreements with the IRS pursuant to which such foreign financial institutions must gather and report certain information to the IRS and withhold U.S. tax from certain payments made by it.  Foreign financial institutions that fail to comply with the FATCA requirements will be subject to a new 30% withholding tax on U.S. source payments made to them after December 31, 2012, including interest, original issue discount and gross proceeds from the sale of any equity or debt instruments of U.S. issuers.  Foreign non-financial entities may also be required to provide a certification as to their U.S. owners in order to avoid FATCA withholding.  The new FATCA withholding tax will apply regardless of whether the payment would otherwise be exempt from U.S. nonresident withholding tax (e.g., under the portfolio interest exemption or as capital gain) and regardless of whether the foreign financial institution is the beneficial owner of such payment.  The FATCA provisions also impose new information reporting requirements and increase related penalties for U.S. persons.  The IRS is authorized to promulgate regulations and issue guidance as appropriate to carry out the purposes of and prevent avoidance of the FATCA provisions.  Such regulations and guidance could impose disclosure and certification requirements on entities other than foreign financial institutions for purposes of enabling a withholding agent to determine whether a payee is a foreign financial institution subject to FATCA withholding.

However, the FATCA withholding tax described above does not apply to payments on, and gross proceeds from the disposition of, obligations outstanding on March 18, 2012.  Thus, it is expected that notes issued on or before such date generally would not be subject to such provisions.  However, it is possible that a significant modification of such notes occurring after March 18, 2012, could result in the notes being treated as newly issued and therefore subject to FATCA.

Backup Withholding.  Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalty of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding.  Should a nonexempt noteholder fail to provide the required certification, the issuing entity will be required to backup withhold a certain portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Possible Alternative Treatments of the Notes.  If, contrary to the opinion of Sidley Austin llp, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the issuing entity.  If so treated, the issuing entity might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences, and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity.  Alternatively, and most likely in the view of Sidley Austin llp, the issuing entity would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests.  Payments on the notes treated as equity interests in such a partnership would probably be treated as guaranteed payments, which could result in adverse tax consequences to certain holders.  For example, income to certain tax-exempt entities, including pension funds, would be “unrelated business taxable income”, income to foreign holders generally would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of issuing entity expenses.  For a discussion of the tax treatment of an equity interest in the issuing entity, see “—Tax Consequences to Holders of the Certificates”.

Tax Consequences to Holders of the Certificates

Treatment of the Issuing Entity as a Partnership.  Unless otherwise provided in an offering memorandum under which the certificates will be sold, the depositor will agree, and the certificateholders will agree by their purchase of certificates, to treat the issuing entity as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the issuing entity, the partners of the partnership being the certificateholders, including the depositor in its capacity as recipient of distributions from any reserve fund, and the notes being debt of the related partnership.  However, the proper characterization of the arrangement involving the issuing entity, the certificates, the notes, the depositor and MBFS USA is not clear because there is no authority on transactions closely comparable to that contemplated herein.

A Variety of Alternative Characterizations are Possible.  Because the certificates have certain features characteristic of debt, the certificates might be considered debt of the depositor or the issuing entity.  That characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below.  See “—Tax Consequences to Holders of the Notes”.  The following discussion assumes that the certificates represent equity interests in a partnership.

Indexed Securities, etc.  The following discussion assumes that all payments on the certificates are denominated in United States dollars, principal and interest are distributed on the certificates, a series of securities includes a single class of certificates and that the certificates are not indexed securities or entitled to principal or interest payments with disproportionate, nominal or no payments.  If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

Partnership Taxation.  As a partnership, the issuing entity will not be subject to federal income tax.  Rather, each certificateholder will be required to separately take into account, whether or not distributed, the holder’s allocated share of income, gains, losses, deductions and credits of the issuing entity.  The issuing entity’s income will consist primarily of interest and finance charges earned on the receivables, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of receivables.  The issuing entity’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees and losses or deductions upon collection or disposition of receivables.

Guaranteed Payments.  Under the trust agreement, payments on certificates at a pass-through certificate rate (including accruals on amounts previously due on the certificates but not yet distributed) will be treated as “guaranteed payments” under Section 707(c) of the Internal Revenue Code.  Guaranteed payments are payments to partners for the use of their capital and, in the present circumstances, are treated as deductible to the issuing entity and ordinary income to the certificateholders.  The issuing entity will have a taxable year based on the taxable year of the owners of its equity and will deduct the guaranteed payments under the accrual method of accounting.  Certificateholders are required to include the payments in income in their taxable year that ends with or includes the last day of the issuing entity’s taxable year in which the issuing entity deducts the payments.

Allocation of Tax Items.  The rules applicable to debt instruments related to original issue discount, market discount and bond premium do not apply to partnership interests.  The treatment of premium or discount at original purchase is unclear.  If the certificateholder is considered to receive the certificate in exchange for a contribution to the issuing entity, a discount could result in immediate income (as a capital shift in favor of the certificateholder treated as a guaranteed payment) and a premium could result in an amortizable deduction (as a capital shift treated as a guaranteed payment that is only deductible over time).  If the certificateholder is considered to purchase an outstanding interest, then any discount generally would result in gain only once the certificateholder received distributions in excess of such certificateholder’s tax basis (or upon sale) and any discount would result in a loss upon the liquidation of the issuing entity (or upon sale).  The character of the loss generally would be capital upon sale, but could be ordinary at liquidation if all notes had been retired (which generally would be a miscellaneous itemized deduction for individuals subject to limitations on deduction for regular tax purposes and non-deductible for alternative minimum tax purposes).  Losses and deductions generally will be allocated to the certificateholders only to the extent the certificateholders are reasonably expected to bear the economic burden of those losses or deductions.  Any losses allocated to certificateholders could be characterized as capital losses, and the certificateholders generally would only be able to deduct those losses against capital gain income, and the deductions would only be able to be characterized as capital losses, and the certificateholders generally would only be able to deduct those losses against capital gain income, and the deductions would be subject to the limitations set forth below.  Accordingly, a certificateholder’s taxable income from the issuing entity could exceed the cash it is entitled to receive from the issuing entity.

That allocation will be reduced by any amortization by the issuing entity of premium on receivables that corresponds to any excess of the issue price of certificates over their principal amount.  All remaining taxable income of the issuing entity will be allocated to the depositor.  Based on the economic arrangement of the parties, this approach for allocating issuing entity income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders.  Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through or certificate rate plus the other items described above even though the issuing entity might not have sufficient cash to make current cash distributions of these amounts.  Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on issuing entity income even if they have not received cash from the issuing entity to pay these taxes.  In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the issuing entity.

All of the taxable income allocated to a certificateholder that is a pension, profit sharing plan, Plan or other tax-exempt entity (including an individual retirement account) will constitute “unrelated business taxable income” generally taxable to the holder under the Internal Revenue Code.

An individual taxpayer’s share of expenses of the issuing entity (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions.  Those deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the issuing entity.

The issuing entity intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis.  If the IRS were to require that these calculations be made separately for each receivable, the issuing entity might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

Discount and Premium.  Unless otherwise indicated in the prospectus supplement, the depositor will represent that the receivables were not issued with original issue discount, and, therefore, the issuing entity should not have original issue discount income.  However, the purchase price paid by the issuing entity for the receivables may be greater or less than the aggregate principal balance of the receivables at the time of purchase.  If so, the receivables will have been acquired at a premium or discount, as the case may be.  As indicated above, the issuing entity will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.

If the issuing entity acquires the receivables at a market discount or premium, the issuing entity will elect to include that discount in income currently as it accrues over the life of the receivables or to offset that premium against interest income on the receivables.  As indicated above, a portion of that market discount income or premium deduction may be allocated to certificateholders.

Section 708 Termination.  Under Section 708 of the Internal Revenue Code, the issuing entity will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the issuing entity are sold or exchanged within a 12-month period.  If such a termination occurs, the issuing entity will be considered to have contributed the assets consisting of the old partnership to a new partnership in exchange for interests in the partnership.  The interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a taxable sale or exchange.

The issuing entity may not comply with certain technical requirements that apply if a constructive termination were to occur.  Furthermore, the issuing entity might not be able to comply due to a lack of data.  As a result, the issuing entity may be subject to certain tax penalties and may incur additional expenses if a constructive termination occurs and it fails to comply with the necessary requirements.

Disposition of Certificates.  Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold.  A certificateholder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of issuing entity income (includable in income) and decreased by any distributions received with respect to the certificate and any losses allocated to the holder.  In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the principal amount of the notes and other liabilities of the issuing entity.  A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of that aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements.  The issuing entity does not expect to have any other assets that would give rise to these special reporting requirements.  Thus, to avoid those special reporting requirements, the issuing entity will elect to include market discount in income as it accrues.

If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations Between Transferors and Transferees.  In general, the issuing entity’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the month.  As a result, a holder purchasing certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

The use of a monthly convention may not be permitted by existing regulations.  If a monthly convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses of the issuing entity might be reallocated among the certificateholders.  The depositor is authorized to revise the issuing entity’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.

Section 754 Election.  In the event that a certificateholder sells its certificates at a profit or loss, the purchasing certificateholder will have a higher or lower basis in the certificates than the selling certificateholder had.  The adjusted tax basis of the issuing entity’s assets will not be adjusted to reflect that higher (or lower) basis unless (i) there is a “substantial basis reduction” within the meaning of the Internal Revenue Code and the issuing entity does not qualify as a “securitization partnership” for this purpose or (ii) the issuing entity were to file an election under Section 754 of the Internal Revenue Code.  Absent guidance to the contrary, the issuing entity intends to take the position that it will qualify as a securitization partnership for this purpose.  In order to avoid the administrative complexities that would be involved in keeping special accounting records, as well as potentially onerous information reporting requirements, the issuing entity will not make that election.  As a result, certificateholders might be allocated a greater or lesser amount of issuing entity income than would be appropriate based on their own purchase price for the certificates.

Administrative Matters.  The owner trustee is required to keep or have kept complete and accurate books of the issuing entity.  The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the issuing entity will be the calendar year.  The owner trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the issuing entity and will report each certificateholder’s allocable share of items of issuing entity income and expense to holders and the IRS on Schedule K-1.  The issuing entity will provide the Schedule K-1 information to nominees that fail to provide the issuing entity with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the certificates.  Generally, certificateholders must file tax returns that are consistent with the information return filed by the issuing entity or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

Under Section 6031 of the Internal Revenue Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the issuing entity with a statement containing certain information on the nominee, the beneficial owners and the certificates so held.  The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (a) the name, address and identification number of the person, (b) whether the person is a United States Person, a tax-exempt entity or a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing and (c) certain information on certificates that were held, bought or sold on behalf of the person throughout the year.  In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the issuing entity information as to themselves and their ownership of certificates.  A clearing agency registered under Section 17A of the Exchange Act is not required to furnish this information statement to the issuing entity.  The information referred to above for any calendar year must be furnished to the issuing entity on or before the following January 31.  Nominees, brokers and financial institutions that fail to provide the issuing entity with the information described above may be subject to penalties.

The depositor will be designated as the tax matters partner in the related trust agreement or sale and servicing agreement and, therefore, will be responsible for representing the certificateholders in any dispute with the IRS.  The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.  Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed.  Any adverse determination following an audit of the return of the issuing entity by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the issuing entity.  An adjustment could also result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the issuing entity.

Tax Consequences to Foreign Certificateholders.  It is not clear whether the issuing entity would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein.  Although it is not expected that the issuing entity would be engaged in a trade or business in the United States for these purposes, the issuing entity may withhold as if it were so engaged in order to protect the issuing entity from possible adverse consequences of a failure to withhold.  The issuing entity expects to withhold on the portion of its taxable income that is allocable to a Foreign Certificateholder pursuant to Section 1446 of the Internal Revenue Code, as if the income were effectively connected to a United States trade or business, at the highest rate of tax applicable to their United States domestic counterparts in the case of foreign corporations, partnerships, trusts and estates and individual nonresident aliens, respectively.  Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the issuing entity to change its withholding procedures.  In determining a Foreign Certificateholder’s withholding status, the issuing entity may rely on IRS Form W-8BEN, IRS Form W-9 or the Foreign Certificateholder’s certification of non-foreign status signed under penalty of perjury.

Each Foreign Certificateholder might be required to file a United States individual or corporate income tax return on its share of the issuing entity’s income, and in the case of a corporation, may be subject to the branch profits tax.  Each Foreign Certificateholder must obtain a taxpayer identification number from the IRS and submit that number to the issuing entity on IRS Form W-8BEN, or substantially identical form, in order to assure appropriate crediting of the taxes withheld.  A Foreign Certificateholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the issuing entity, taking the position that no taxes were due because the issuing entity was not engaged in a United States trade or business.  However, interest payments made, or accrued, to a Foreign Certificateholder generally will be considered guaranteed payments to the extent the payments are determined without regard to the income of the issuing entity.  If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered “portfolio interest”.  As a result, Foreign Certificateholders will be subject to United States federal income tax and withholding tax unless eliminated pursuant to an applicable treaty.  In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

A Foreign Certificateholder that is not an individual or corporation (or an entity treated as such for federal income tax purposes) may be subject to more complex rules.  In particular, in the case of a Foreign Certificateholder that is a partnership or issuing entity, the partners or beneficiaries, as the case may be, may be required to provide certain additional information.

Under FATCA, foreign financial institutions (defined broadly to include hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) must comply with new information gathering and reporting rules with respect to their U.S. account holders and investors and may be required to enter into agreements with the IRS pursuant to which such foreign financial institutions must gather and report certain information to the IRS and withhold U.S. tax from certain payments made by it.  Foreign financial institutions that fail to comply with the FATCA requirements will be subject to a new 30% withholding tax on U.S. source payments made to them after December 31, 2012, including interest, original issue discount and gross proceeds from the sale of any equity or debt instruments of U.S. issuers.  Foreign non-financial entities may also be required to provide a certification as to their U.S. owners in order to avoid FATCA withholding.  The new FATCA withholding tax will apply regardless of whether the payment would otherwise be exempt from U.S. nonresident withholding tax (e.g., under the portfolio interest exemption or as capital gain) and regardless of whether the foreign financial institution is the beneficial owner of such payment.  The FATCA provisions also impose new information reporting requirements and increase related penalties for U.S. persons.  The IRS is authorized to promulgate regulations and issue guidance as appropriate to carry out the purposes of and prevent avoidance of the FATCA provisions.  Such regulations and guidance could impose disclosure and certification requirements on entities other than foreign financial institutions for purposes of enabling a withholding agent to determine whether a payee is a foreign financial institution subject to FATCA withholding.

Prospective investors in the certificates are urged to consult their own tax advisors regarding the potential application of the FATCA provisions to an investment in the certificates.

Backup Withholding.  Distributions made on the certificates and proceeds from the sale of the certificates will be subject to “backup” withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the certificateholder is an exempt recipient under applicable provisions of the Internal Revenue Code.

Trusts in Which all Certificates are Retained by the Depositor or an Affiliate of the Depositor

Tax Characterization of the Issuing Entity.  In the opinion of Sidley Austin llp, federal tax counsel to each issuing entity, an issuing entity which issues one or more classes of notes to investors and all the certificates of which are retained by the depositor or an affiliate thereof will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.  Therefore, the issuing entity itself will not be subject to tax for federal income tax purposes.  This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel’s conclusions that the issuing entity will constitute a mere security arrangement for the issuance of debt by the single certificateholder.

Treatment of the Notes as Indebtedness.  The depositor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes.  In the opinion of Sidley Austin llp, except as otherwise provided in the prospectus supplement, the notes will be classified as debt for federal income tax purposes.  Assuming this characterization of the notes is correct, the federal income tax consequences to noteholders described under “—Trusts Treated as Partnerships—Tax Consequences to Holders of the Notes” would apply to the noteholders.

If, contrary to the opinion of Sidley Austin llp, the IRS successfully asserted that one or more classes of notes did not represent debt for federal income tax purposes, this class or classes of notes might be treated as equity interests in the issuing entity.  If so treated, the issuing entity might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences, and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity.  Alternatively, and more likely in the view of Sidley Austin llp, the issuing entity would most likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests.  Nonetheless, treatment of notes as equity interests in a partnership could have adverse tax consequences to certain holders of the notes.  For example, income to certain tax-exempt entities, including pension funds, might be treated as “unrelated business taxable income”, income to foreign holders may be subject to United States withholding tax and United States tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of issuing entity expenses.  In the event one or more classes of notes were treated as interests in a partnership, the consequences governing the certificates as equity interests in a partnership described under “—Trusts Treated as Partnerships—Tax Consequences to Holders of the Certificates” would apply to the holders of the notes.

Certain State Tax Consequences

The activities of servicing and collecting the receivables will be undertaken by the Servicer.  Because of the variation in each state’s tax laws based in whole or in part upon income, it is impossible to predict tax consequences to holders of securities in all of the state taxing jurisdictions in which they are already subject to tax.  We suggest that securityholders consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of notes and certificates, if any.

The federal and state tax discussions set forth above are included for information purposes only and may not be applicable depending upon a securityholder’s particular tax situation.  We suggest that prospective purchasers consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

Certain ERISA Considerations

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a pension, profit sharing or other employee benefit or other plan (such as an individual retirement account and certain types of Keogh plans) that is subject to Title I of ERISA or to Section 4975 of the Internal Revenue Code from engaging in certain transactions involving plan assets with persons that are “parties in interest” under ERISA or a “disqualified person” under the Internal Revenue Code with respect to the Plan.  Certain governmental plans, although not subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code, may be subject to a Similar Law that imposes similar requirements.  A violation of these “prohibited transaction” rules may generate excise tax and other liabilities under ERISA and the Internal Revenue Code for these parties in interests or disqualified persons.

Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase and holding of the notes by Plans—for example:

•	PTCE 96-23, which exempts certain transactions effected by an “in-house asset manager”;

•	PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest;

•	PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

•	PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; and

•	PTCE 84-14, which exempts certain transactions effected by a “qualified professional asset manager”.

In addition, the service provider exemption provided by Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code may apply to the purchase and holding of the notes by Plans.

There can be no assurance that any of these exemptions will apply with respect to any Plan’s investment in the notes, or that an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment.

ERISA also imposes certain duties on persons who are fiduciaries of Plans, including the requirements of investment prudence and diversification, and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan.  Plan fiduciaries must determine whether the acquisition and holding of notes and the operations of the issuing entity would result in prohibited transactions.

Unless otherwise specified in the prospectus supplement, the notes may be purchased by or with assets of a Plan.  A fiduciary of a Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA, will be based on the particular investment needs of the Plan and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code.  Moreover, any person considering an investment in the notes on behalf of or with assets of a Plan should consult with counsel if the depositor, MBFS USA, the Servicer, an underwriter, the indenture trustee, the owner trustee, a provider of credit support or any of their respective affiliates:

•	has investment or administrative discretion with respect to the Plan’s assets;

•	has authority or responsibility to give, or regularly gives, investment advice with respect to the Plan’s assets for a fee and pursuant to an agreement or understanding that the advice: or

•	is an employer maintaining or contributing to the Plan.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements but may be subject to Similar Laws.  A governmental or church plan which is qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.  A fiduciary of a governmental or church plan considering a purchase of notes should consult its legal advisors to confirm that the acquisition and holding of the security will not result in a violation of any applicable Similar Law.

A fiduciary of a Plan considering the purchase of notes of a given series should consult its tax and/or legal advisors regarding the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.  Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

Special Considerations Applicable to Insurance Company General Accounts

The Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Internal Revenue Code.  Under Section 401(c), the Department of Labor published general account regulations providing guidance on which assets held by the insurer constitute “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code.  The general account regulations do not exempt from treatment as “plan assets” assets in an insurance company’s general account that support insurance policies issued to Plans after December 31, 1998.  The plan asset status of insurance company separate accounts is unaffected by Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in a separate account.  Plan investors considering the purchase of notes on behalf of an insurance company general account should consult their legal advisors regarding the effect of the general account regulations on the purchase.  The general account regulations should not, however, adversely affect the applicability of PTCE 95-60.

Plan of Distribution

The notes of each series that are offered by this prospectus and a prospectus supplement will be offered through one or more of the following methods.  The prospectus supplement will provide specific details as to the method of distribution for the offering.

Sales Through Underwriters

If specified in the prospectus supplement, on the terms and conditions set forth in an underwriting agreement, the depositor will agree to sell, or cause the related issuing entity to sell, to the underwriters named in the prospectus supplement the notes of the issuing entity specified in the underwriting agreement.  Each of the underwriters will severally agree to purchase the principal amount of each class of notes of the related issuing entity set forth in the prospectus supplement and the underwriting agreement.

Each prospectus supplement will either:

•
set forth the price at which each class of notes being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of the notes; or

•	specify that the related notes are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of the sale.

After the initial public offering of the notes, the public offering prices and the concessions may be changed.

Each underwriting agreement will provide that the depositor and MBFS USA will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

Each issuing entity may, from time to time, invest the funds in its issuing entity accounts in investments acquired from the underwriters.

Under each underwriting agreement with respect to a given issuing entity, the closing of the sale of any class of notes subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of securities of that issuing entity, some of which may not be registered or may not be publicly offered.  The place and time of delivery for the notes in respect of which this prospectus is delivered will be set forth in the prospectus supplement.

The underwriters may make a market in the notes, but they are not obligated to do so.  In addition, any market-making may be discontinued at any time at their sole discretion.

If you initially receive an electronic copy of the prospectus and prospectus supplement from an underwriter, you will receive a paper copy of the prospectus and prospectus supplement upon request to the underwriter.  Upon receipt of a qualifying request, the underwriter will promptly deliver a paper copy of the prospectus and prospectus supplement to you free of charge.

Foreign Sales

United Kingdom.  If any securities of a series are offered in the United Kingdom, each underwriter will represent and agree that:

•
in relation to any securities which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the securities would otherwise constitute a contravention of Section 19 of the FSMA by the issuing entity;

•
it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any of the offered securities in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to those securities in, from or otherwise involving the United Kingdom.

European Economic Area.  In relation to each Relevant Member State, each underwriter appointed in connection with an offering will be required to represent and agree, that with effect from and including the Relevant Implementation Date it has not made and will not make an offer of securities which are the subject of the offering contemplated by this prospectus as completed by the final terms in relation thereto to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of such securities to the public in that Relevant Member State:

•	at any time to legal entities which are qualified investors as defined in the Prospective Directive;

•
at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the issuing entity for any such offer; or

•	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of securities shall require the issuing entity or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State.

Ireland.  If any securities of a series are offered in Ireland, each underwriter will severally represent to and agree with the depositor that: (i) in respect of a local offer (within the meaning of Section 38(l) of the Investment Funds, Companies and Miscellaneous Provisions Act 2005 of Ireland) of securities in Ireland, it has complied and will comply with Section 49 of the Investment Funds, Companies and Miscellaneous Provisions Act 2005 of Ireland; and (ii) at all times:

•
it has complied and will comply with all applicable provisions of the Investment Intermediaries Acts, 1995 to 2000 of Ireland (as amended) with respect to anything done by it in relation to the securities or operating in, or otherwise involving, Ireland and, in the case of an underwriter acting under and within the terms of an authorization to do so for the purposes of European Union Council Directive 93/22/EEC of 10 May 1993 (as amended or extended), it has complied with any codes of conduct made under the Investment Intermediaries Acts, 1995 to 2000 of Ireland (as amended) and, in the case of an underwriter acting within the terms of an authorization granted to it for the purposes of European Union Council Directive 2000/12/EC of 20 March 2000 (as amended or extended), it has complied with any codes of conduct or practice made under Section 117(l) of the Central Bank Act, 1989 of Ireland (as amended); and

•
it has only issued or passed on, and it will only issue or pass on, in Ireland or elsewhere, any document received by it in connection with the issue of the securities to persons who are persons to whom the document may otherwise lawfully be issued or passed on.

Other Placements

To the extent set forth in the prospectus supplement, notes of a given series may be offered by placements with institutional investors through dealers or by direct placements with institutional investors.  The prospectus supplement with respect to any notes offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of notes.

Purchasers of notes, including dealers, may, depending upon the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of notes.  Noteholders should consult with their legal advisors in this regard prior to any reoffer or sale.

Stabilization Transactions, Short Sales and Penalty Bids

Until the distribution of the securities of a series being offered pursuant to this prospectus and a prospectus supplement is completed, rules of the SEC may limit the ability of the related underwriters and certain selling group members to bid for and purchase the securities.  As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the prices of the securities.  Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the prices of the securities.

The underwriters may make short sales in the securities being sold in connection with an offering (i.e., they sell more notes or certificates than they are required to purchase in the offering).  This type of short sale is commonly referred to as a “naked” short sale because the related underwriters do not have an option to purchase these additional securities in the offering.  The underwriters must close out any naked short position by purchasing notes or certificates, as the case may be, in the open market.  A naked short position is more likely to be created if the related underwriters are concerned that there may be downward pressure on the price of the notes or certificates in the open market after pricing that could adversely affect investors who purchase in the offering.  Similar to other purchase transactions, the underwriters’ purchases to cover syndicate short sales may have the effect of raising or maintaining the market price of the notes or the certificates, as the case may be, or preventing or retarding a decline in the market price of the notes or certificates.

The underwriters may also impose a penalty bid on certain underwriters and selling group members.  This means that if the underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of such securities, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.  The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discouraged resales of the security.

Neither the depositor nor any of the underwriters will make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the related securities.  In addition, neither the depositor nor any of the underwriters will make any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Ratings

It is a condition to the issuance of each class of notes of each issuing entity that will be offered pursuant to this prospectus and a prospectus supplement that they shall have been rated within one of the four highest rating categories by at least one Rating Agency.

Each rating will be based on, among other things, the adequacy of the issuing entity’s assets and any credit enhancement and will reflect the Rating Agency’s assessment solely of the likelihood that holders of securities of the related class will receive payments to which those securityholders are entitled under the related indenture or trust agreement, as applicable.  No rating will constitute an assessment of the likelihood that principal prepayments on the receivables will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of an optional redemption of the related series of securities.  A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor.  Each rating should be evaluated independently of any other price or suitability for a particular investor.  No rating will address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

We can give you no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant, or that one or more additional rating agencies, not hired by the sponsor or the depositor to rate the notes, may nonetheless provide a rating for one or more class of notes that will be lower than any rating assigned to each such class by a Rating Agency.  In addition to being lowered or withdrawn due to the erosion in the adequacy of the value of the issuing entity’s assets or any credit enhancement with respect to a series, the rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of a credit or cash flow enhancement provider or a change in the rating of the credit or cash flow enhancement provider’s long-term debt.

Legal Opinions

Certain legal matters relating to the securities of any series, including certain federal income tax matters, will be passed upon for the depositor and the related issuing entity by Sidley Austin llp, San Francisco, California.  Certain legal matters relating to each issuing entity that is a Delaware statutory trust have been passed upon for the depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware.  Counsel for the underwriters of each series will be identified in the prospectus supplement.

Glossary of Terms

Set forth below is a list of the defined terms used in this prospectus, which, except as otherwise noted in a prospectus supplement, are also used in the prospectus supplement.

“Advance” means an amount equal to the amount of interest that would have been due on a receivable at its Contract Rate for the related Collection Period, assuming that such receivable is paid on its due date, minus the amount of interest actually received on such receivable during such Collection Period.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Book-Entry Securities” means the notes and certificates, if any, that are held in book-entry form in the United States through DTC and in Europe through Clearstream or Euroclear.

“Business Day” means a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of New York, the State of Delaware, the State of Michigan and the state in which the executive offices of the indenture trustee are located, are authorized by law, regulation or executive order to be closed.

 “Certificate Balance” means with respect to (i) all certificates of a class that has a balance, an amount equal to, initially, the initial certificate balance of such class of certificates and, thereafter, an amount equal to the initial certificate balance, reduced by all amounts distributed to certificateholders of such class of certificates and allocable to principal or (ii) any certificate of a class that has a balance, an amount equal to, initially, the initial denomination of such certificate and, thereafter, an amount equal to such initial denomination, reduced by all amounts distributed in respect of such certificate and allocable to principal.

“Chrysler Financial” means the former Chrysler Financial division of each of DCFSA and DCSNA.

“Chrysler Holding” means Chrysler Holding LLC.

“Clearstream” means Clearstream Banking, a société anonyme and a professional depository under the laws of Luxembourg.

“Clearstream Customer” means a participating organization of Clearstream.

“Closing Date” means that date specified in the prospectus supplement on which the issuing entity issues its securities.

“Collection Period” means with respect to securities of each issuing entity, the period specified in the prospectus supplement.

“Contract” means a motor vehicle installment sales contract or installment loan relating to a Financed Vehicle.

“Contract Rate” means the per annum interest borne by a receivable.

“Controlling Class” means, with respect to any issuing entity, the most senior class of notes described in the prospectus supplement as long as any notes of such class are outstanding, and thereafter, in order of seniority, each other class of notes, if any, described in the prospectus supplement as long as they are outstanding.  In the case an issuing entity issues only one class of notes, except as otherwise set forth in the prospectus supplement, that class shall be the Controlling Class.  After all notes have been paid, the certificates, if any, will be the controlling class of securities of the issuing entity.

“Cutoff Date” means the “Cutoff Date” specified in the prospectus supplement.

“Daimler-Benz” means Daimler-Benz AG, a corporation organized under the laws of Germany, and its successors.

“DaimlerChrysler” means DaimlerChrysler AG, successor by merger to Daimler-Benz AG, a corporation organized under the laws of Germany, and its successors.

“Daimler Truck Financial” means Daimler Truck Financial, a division of DCFSA.

“DCFSA” means DaimlerChrysler Financial Services Americas LLC, which is currently known as TD Auto Finance LLC.

“DCSNA” means DaimlerChrysler Services North America L.L.C., a Michigan limited liability company.

“Definitive Certificates” means any certificates that are issued in fully registered, certificated form to certificateholders or their respective nominees, rather than to DTC or its nominee.

“Definitive Notes” means any notes that are issued in fully registered, certificated form to noteholders or their respective nominees, rather than to DTC or its nominee.

“Definitive Securities” means Definitive Notes and Definitive Certificates, if any.

“Deposit Date” means, for each Distribution Date, the Business Day preceding such Distribution Date.

“Depositor” means Daimler Retail Receivables LLC, a Delaware limited liability company, and its successors.

“Depository” means DTC and any successor depository selected by the indenture trustee or the administrator, as applicable.

“Distribution Date” means the date specified in the prospectus supplement for the payment of principal of and interest on the securities.

“DTC” means The Depository Trust Company and any successor depository selected by the indenture trustee or the administrator, as applicable.

“Eligible Deposit Account” means either:

•	a segregated account with an Eligible Institution; or

•
a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

“Eligible Institution” means:

•	the corporate trust department of the indenture trustee or the corporate trust department of the owner trustee; or

•
any other depository institution organized under the laws of the United States or any state or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States or any one of the states thereof or the District of Columbia qualified to take deposits and subject to supervision and examination by federal or state banking authorities (a) which at all times has (i) a long-term unsecured debt rating in one of the four highest ratings categories by each Rating Agency or (ii) a long-term unsecured debt rating, a short-term unsecured debt rating or a certificate of deposit rating otherwise acceptable to the Rating Agencies and (b) whose deposits are insured by the FDIC.

“Eligible Investments” means:

•	direct obligations of, and obligations fully guaranteed as to timely payment by, the United States or its agencies;

•	demand deposits, time deposits, certificates of deposit or bankers’ acceptances of certain depository institutions or trust companies having the highest rating from each Rating Agency;

•	commercial paper having, at the time of such investment, a rating in the highest rating category from each Rating Agency;

•	investments in money market funds having the highest rating from each Rating Agency;

•
repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or its agencies, in either case entered into with a depository institution or trust company having the highest rating from each Rating Agency; and

•	any other investment acceptable to each Rating Agency.

Eligible Investments are generally limited to obligations or securities which mature on or before the Distribution Date in the Collection Period succeeding the Collection Period in which the investment is made (or, in the case of any reserve fund, on or before the Deposit Date following the date of such investment).

“Equifax” means Equifax Inc., a Georgia corporation, and its successors.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Euroclear” means a professional depository operated by Euroclear Bank, S.A./N.V., and its successors.

“European Economic Area” means the European Union member states, together with Iceland, Liechtenstein and Norway.

“Events of Default” under each indenture will consist of the events specified under “The Indenture—Events of Default”.

“Events of Servicing Termination” under each sale and servicing agreement will consist of the events specified under “Description of the Receivables Transfer and Servicing Agreements—Events of Servicing Termination”.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Experian” means Experian Corporation, a Delaware corporation, and its successors.

“FATCA” means the Foreign Account Tax Compliance Act of 2009, as enacted and codified under Sections 1471-74 of the Internal Revenue Code.

“FDIC” means the Federal Deposit Insurance Corporation, and its successors.

“Financed Vehicle” means a new or pre-owned Mercedes-Benz or smart automobile financed by a receivable.

“Foreign Certificateholder” means a certificateholder that is not a United States person, as defined in Section 770(a)(30) of the Internal Revenue Code.

“Foreign Person” means a nonresident alien, foreign corporation or other non-United States Person.

“FSMA” means the Financial Services and Markets Act 2000, as amended.

“Insolvency Event” means, with respect to any entity, certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such entity and certain actions by such entity indicating its insolvency, reorganization under bankruptcy proceedings or inability to pay its obligations.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“IRS” means the Internal Revenue Service, and its successors.

“LIBOR” means the London Interbank Offered Rate.

“MBCC” means Mercedes-Benz Credit Corporation, a Delaware corporation.

“MBFS USA” means Mercedes-Benz Financial Services USA LLC, formerly known as DCFS USA LLC, and its successors.

“Mercedes-Benz Financial” means predecessors in interest to MBFS USA (or divisions thereof) including MBCC and entities that operated under the Mercedes-Benz Credit brand name or the Mercedes-Benz Financial brand name and financed Mercedes-Benz automobiles (i.e., DCSNA and DCFSA).

“Military Families Relief Act” means the California Military Families Financial Relief Act, as amended.

“Plan” means an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to Title I of ERISA or Section 4975 of the Internal Revenue Code or an entity whose underlying assets are considered to include “plan assets” of any such plan or arrangement.

“Pre-Funding Period” means the period specified in the prospectus supplement following the Closing Date during which the depositor will sell Subsequent Receivables to the issuing entity.

“Prospectus Directive” means Directive 2003/71/EC of the European Parliament and of the Council of 4 November 2003 (and any amendments thereto including the 2010 PD Amending Directive) and includes any relevant implementing measure in each Relevant Member State.

“PTCE” means Prohibited Transaction Class Exemption.

“Purchase Amount” means a price at which MBFS USA or the Servicer must purchase a receivable from an issuing entity, equal to the unpaid principal balance of such receivable as of the last day of the related Collection Period plus interest accrued but unpaid on such receivable at the Contract Rate on the last day of the Collection Period as to which such receivable is purchased.

“Rating Agency” means a nationally recognized rating agency that has been hired by the depositor or the sponsor to provide a rating on one or more classes of the securities issued by the issuing entity.

“Receivables Transfer and Servicing Agreements” means, collectively, each receivables purchase agreement pursuant to which MBFS USA will sell receivables to the depositor, sale and servicing agreement under which an issuing entity will purchase receivables from the depositor and the Servicer will agree to service such receivables, each trust agreement under which an issuing entity will be created and certificates will be issued and each administration agreement under which the Servicer, or such other person named in the prospectus supplement, will undertake certain administrative duties with respect to the issuing entity.

“Record Date” means the Business Day immediately preceding each Distribution Date or, if Definitive Securities are issued, the last day of the preceding Collection Period.

“Rees-Levering Act” means the Rees-Levering Motor Vehicle Sales and Finance Act, as amended.

“Registration Statement” means the registration statement, together with all amendments and exhibits thereto, filed by the depositor with the SEC under the Securities Act relating to the certificates and notes offered by this prospectus and a prospectus supplement.

“Relevant Implementation Date” means the date on which the Prospectus Directive is implemented in that Relevant Member State.

“Relevant Member State” means each member state of the European Economic Area that has implemented the Prospectus Directive.

“SEC” means the Securities and Exchange Commission, and its successors.

“Securities Act” means the Securities Act of 1933, as amended.

“Servicer” means MBFS USA, and its successors.

“Short-Term Note” means a note that has a fixed maturity date of not more than one year from the issue date of such note.

“Similar Law” means any federal, state or local law that imposes requirements similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.

“Subsequent Cutoff Date” means, with respect to a Subsequent Receivable, the date specified by the depositor in accordance with the sale and servicing agreement.  The related prospectus supplement will disclose how far in advance of the related Subsequent Transfer Date the Subsequent Cutoff Date is expected to be.

“Subsequent Receivables” means additional receivables sold by the depositor to the issuing entity during a Pre-Funding Period after the Closing Date.

“Subsequent Transfer Date” means each date during the Pre-Funding Period specified as a transfer date in the prospectus supplement on which Subsequent Receivables will be sold by the depositor to the applicable issuing entity.

“TransUnion” means TransUnion LLC, a Delaware limited liability company, and its successors.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“UCC” means the Uniform Commercial Code in effect in the applicable jurisdiction.

“United States” means the United States of America.

“United States Person” generally means a person that is for United States federal income tax purposes a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate whose income is subject to the United States federal income tax regardless of its source or a trust if:

•
a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust; or

•	the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States Person.

“2010 PD Amending Directive” means Directive 2010/73/EU of the European Parliament.

$ 1,250,000,000
Mercedes-Benz Auto Receivables Trust 2011-1
Issuing Entity

Daimler Retail Receivables LLC
Depositor

Mercedes-Benz Financial Services USA LLC
Sponsor and Servicer

$400,000,000 ______%  Class A-1 Asset Backed Notes

$379,000,000 Floating Rate Class A-2 Asset Backed Notes

$364,000,000 ______%  Class A-3 Asset Backed Notes

$107,000,000 ______%  Class A-4 Asset Backed Notes

PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus supplement.  Daimler Retail Receivables LLC has not authorized anyone to provide you with additional or different information.  Daimler Retail Receivables LLC is not offering the Notes in any state in which the offer is not permitted.

Dealers will deliver a prospectus when acting as underwriters of the Notes and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the Notes will deliver a prospectus until 90 days after the date of this prospectus supplement.

Joint Bookrunners

RBS	Citi	SOCIETE GENERALE

Co-Managers

Credit Agricole Securities		RBC Capital Markets

_____, 2011